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As filed with the Securities and Exchange Commission on April 9, 2004

Registration No. 333-112846

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, d.c. 20549

Amendment No. 1
to

Form S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

77 West Wacker Drive, Suite 4600
Chicago, Illinois 60601
(312) 658-5000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Laurence S. Geller
Chairman, Chief Executive Officer and President
77 West Wacker Drive, Suite 4600
Chicago, Illinois 60601
(312) 658-5000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Joseph C. Shenker Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Yaacov M. Gross Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 (212) 728-8000

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Subject to Completion. Dated April 9, 2004.

                                Shares

Strategic Hotel Capital, Inc.

Common Stock

This is an initial public offering of shares of common stock of Strategic Hotel Capital, Inc. All of the       shares of common stock are being sold by Strategic Hotel Capital, Inc. All of the net proceeds of the offering will be contributed to Strategic Hotel Funding, L.L.C. in exchange for a      % managing membership interest in Strategic Hotel Funding, L.L.C.

Prior to this offering, there has been no public market for the common stock. Strategic Hotel Capital, Inc. intends to list the common stock on the New York Stock Exchange under the symbol “SLH”. Strategic Hotel Capital, Inc. expects the public offering price to be between $15 and $17 per share.

Shares of Strategic Hotel Capital, Inc.’s common stock are subject to ownership limitations that must be applied to maintain Strategic Hotel Capital, Inc.’s status as a REIT. These ownership limitations are described in the “Prospectus Summary” under “Restrictions on Ownership of Our Stock” and also under “U.S. Federal Income Tax Considerations” herein.

See “Risk Factors” beginning on page 15 to read about factors you should consider before buying shares of the common stock, including:

•
The recent economic slowdown and world events outside our control, such as terrorism, have adversely affected the hotel industry generally and the performance of our hotels and, if these events continue, worsen or reoccur, our results will continue to be adversely affected.

•
Our business and operating results depend in large part upon the performance of third-party hotel management companies that manage our hotels and, if we disagree with their management decisions, we may not be able to persuade the management companies to change their method of operation.

•	After this offering, we expect to have approximately $425.3 million of debt, a portion of which will be variable rate debt, which may negatively affect our business and financial results.

•	Our organizational documents will contain no limitations on the amount of debt that we may incur, so we may become too highly leveraged.

•	We may not be successful in identifying or consummating acquisitions and joint venture opportunities that meet our criteria, which may impede our growth.

•	We may experience conflicts of interest with significant stockholders with respect to major transactions, including the acquisition or distribution of properties.

•
Our affiliates will receive material benefits in connection with this offering and the related transactions, including shares of our common stock that are more liquid than their current interest, membership units in exchange for certain properties and a distribution of our available cash to the extent not used to redeem certain outstanding securities.

•	Our management has a limited history of operating a REIT and limited experience operating a public company.

•	Provisions of our organizational documents may limit the ability of a third party to acquire control of our company and may depress our stock price.

•	If we fail to qualify as a REIT for Federal income tax purposes, our distributions will not be deductible by us, reducing our earnings available for distribution.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Strategic Hotel Capital, Inc.	$	$

To the extent that the underwriters sell more than shares of common stock, the underwriters have the option to purchase up to an additional       shares from Strategic Hotel Capital, Inc. at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on                       , 2004.

Goldman, Sachs & Co.

Prospectus dated                             , 2004.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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[Map of the United States and Mexico with an inset of Europe identifying the location of our properties with hotel management company logos, and the following property photographs:

•	Exterior of Hyatt Regency New Orleans

•	Exterior of Hyatt Regency La Jolla at Aventine

•	Exterior of Hyatt Regency Phoenix

•	View of Pool of Embassy Suites Lake Buena Vista Resort

•	Exterior of Hotel Inter.Continental Prague

•	Interior of Marriott Chicago Schaumburg Lobby

•	View of Pool of Four Seasons Punta Mita

•	Exterior of Loews Santa Monica Beach Hotel

•	Courtyard of Four Seasons Mexico City

•	View of Spa at Marriott Rancho Las Palmas Resort

•	Exterior of Paris Marriott Champs Elysées

•	Exterior of Hilton Burbank Airport and Convention Center

•	Exterior of Marriott Lincolnshire Resort

•	Exterior of Marriott Hamburg]

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This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Embassy Suites®, Four Seasons®, Hilton®, Hyatt®, Inter.Continental®, Loews® and Marriott®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the shares being offered hereby. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the shares being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the shares offered hereby.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus, including “Risk Factors” and our historical and pro forma consolidated financial statements and related notes appearing elsewhere in this prospectus, before deciding to invest in our common stock. Unless otherwise indicated, this prospectus assumes that the underwriters’ option to purchase additional shares is not exercised.

Strategic Hotel Capital, Inc.

Strategic Hotel Capital, Inc., or SHCI, was incorporated in January 2004 to own and asset manage upper upscale and luxury hotels in North America and Europe. Our accounting predecessor, Strategic Hotel Capital, L.L.C., or SHC LLC, was founded in 1997 by Whitehall, Laurence Geller and others. SHCI intends to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code.

On the pro forma basis described herein, SHCI:

•	owns the fee interest in 10 hotels, comprising approximately 4,700 rooms, located in Arizona, California, Florida, Illinois and Louisiana and in Mexico;

•	leases 3 hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of approximately 859 rooms;

•	owns a 35% interest in a joint venture, with an unaffiliated party, that owns a hotel in Prague, Czech Republic comprising approximately 372 rooms, and asset manages such hotel on behalf of the joint venture;

•
owns a 31% interest in and acts as asset manager for a joint venture, which joint venture is with two unaffiliated parties, that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	asset manages seven hotels for SHC LLC under an asset management agreement.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operated under the widely recognized upper upscale and luxury brands of Embassy Suites®, Four Seasons®, Hilton®, Hyatt®, Inter.Continental®, Loews® and Marriott®.

Business Strategy

Our goal is to build upon our existing portfolio of hotel properties to become a preeminent owner of upper upscale and luxury branded hotels primarily in the United States with select international hotels. As discussed under “Business — Industry Overview”, we are encouraged by recent industry trends and believe that our hotels are well-positioned to benefit from the hotel industry recovery that we believe will accompany the strengthening economy.

Our future growth will be driven by executing a two-fold business strategy, which focuses on maximizing earnings growth and asset values through (i) expert asset management and (ii) research-driven capital deployment through acquisitions.

Earnings Growth Through Expert Asset Management.     We believe that we can enhance our earnings growth through expert asset management, which will ultimately generate higher overall investment returns. More specifically, we will continue to:

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•	monitor and advise our preferred operators as to how they can maximize revenues, improve operating performance and generate incremental profitability;

•	encourage the use of furniture, fixtures and equipment reserves in a manner that promotes more attractive returns on our capital invested;

•	advise on obtaining higher returns through value-added capital projects; and

•	leverage our asset management infrastructure with respect to properties owned by others.

Asset Growth Through Acquisitions.     Our acquisition strategy incorporates three key elements:

•
focusing on the acquisition of upper upscale and luxury hotels in attractive markets with barriers to entry where we believe there are opportunities for us to add value by employing our asset management skills and systems;

•
targeting either hotels with existing management contracts or hotels where there is an opportunity to put in place a management contract with one of our preferred operators that would enhance asset value; and

•	building single- and multi-brand relationships with our preferred operators through which we hope to access incremental acquisition opportunities.

Recycle Capital for Future Investments Through Opportunistic Dispositions.     We will take advantage of opportunities to sell a property, thereby freeing capital for future investment, in circumstances where:

•	we believe that our asset management team has maximized the property’s value;

•	the proceeds of the disposition are unusually attractive;

•	the market in which the property is located is declining or static; or

•	competition in the market requires substantial capital investment which will not generate returns that meet our criteria.

Competitive Strengths

We believe that the following competitive strengths distinguish us from other owners of lodging properties and give us a platform to achieve our business strategy of earnings growth through comprehensive and systematic asset management and asset growth through acquisitions.

•
Our experienced asset management team has developed comprehensive and systematic value-added ownership systems that encourage our preferred operators to optimize property operations, and to identify and implement revenue enhancement opportunities.

•	We have strong relationships with our preferred operators, which provide us with opportunities to negotiate favorable management contracts and an expanded pipeline of acquisition opportunities.

•
Our extensive research allows us to identify markets where attractive fundamentals and high barriers to entry provide opportunities to acquire upper upscale and luxury hotels with strong growth potential.

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Summary of Hotel Properties

Set forth below is a summary of certain information related to our hotel properties as of December 31, 2003, on a pro forma basis giving effect to the Formation and Structuring Transactions described below. For further information regarding our hotel properties, see “Business — Individual Property Data”.

Hotel	Location	Number of Rooms	Property Interest	Date Acquired

Hyatt Regency New Orleans(1)(*)	New Orleans, LA	1,184	Fee simple	9/1997
Hyatt Regency Phoenix(*)	Phoenix, AZ	712	Fee simple	1/1998
Hilton Burbank Airport and Convention Center(*)	Burbank, CA	488	Fee simple	1/1998
Marriott Rancho Las Palmas Resort(*)	Rancho Mirage, CA	444	Fee simple	1/1998
Hyatt Regency La Jolla at Aventine(*)	La Jolla, CA	419	Fee simple	7/1999
Marriott Chicago Schaumburg(*)	Schaumburg, IL	398	Fee simple	5/1998
Marriott Lincolnshire Resort(2)(*)	Lincolnshire, IL	390	Ground lease	9/1997
Inter.Continental Prague(3)(*)	Prague, Czech Republic	372	Fee simple	8/1999
Loews Santa Monica Beach Hotel(1)(*)	Santa Monica, CA	342	Fee simple	3/1998
Embassy Suites Lake Buena Vista Resort(*)	Lake Buena Vista, FL	333	Fee simple	9/1997
Marriott Hamburg(4)	Hamburg, Germany	277	Leasehold	6/2000
Four Seasons Mexico City(*)	Mexico City, Mexico	240	Fee simple	12/1997
Paris Marriott Champs Elysées(4)	Paris, France	192	Leasehold	2/1998
Four Seasons Punta Mita Resort(*)	Punta Mita, Mexico	140	Fee simple	2/2001

Total Number of Rooms		5,931

(1)
We are restricted by agreement from selling these properties other than in a transaction that will qualify as a tax deferred exchange for varying periods of time and must maintain a specific minimum level of indebtedness encumbering the Loews Santa Monica Beach Hotel until a future date.

(2)	We have a ground lease interest in this property.

(3)	We have a 35% joint venture interest in this property.

(4)
These properties were originally acquired on the dates indicated in the table, but were subsequently sold to a third party and leased back by us in transactions that are more fully described below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(*)	These properties are subject to mortgages as more fully described under “Mortgage Indebtedness Outstanding after This Offering”.

Summary of the Formation and Structuring Transactions

As a result of the Formation and Structuring Transactions, which are summarized below and described more fully under the heading “Formation and Structuring Transactions”, membership units in Strategic Hotel Funding, L.L.C., which we call SHC Funding or our operating partnership, will be distributed to the equity owners of SHC LLC, its parent. The equity owners of SHC LLC include Whitehall, Prudential and others. Upon the completion of our initial public offering, we will invest the net proceeds of the offering in our operating partnership. As a result, we will own a % managing membership interest in our operating partnership in an UPREIT structure.

Prior to the offering of our common stock:

•	Our operating partnership will distribute to SHC LLC the following assets:

•	four hotel properties,

•	its general partnership interest in Strategic Hotel Capital Limited Partnership, which we call SHC LP, which owns five hotel properties, and

•	its available cash on hand prior to the offering.

•	SHC LP will contribute the Marriott Lincolnshire Resort and Hyatt Regency New Orleans to our operating partnership in exchange for membership units.

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Thereafter, SHC LLC will own       membership units and will distribute all of its membership units to its current equity owners on a pro rata basis. Following that, equity owners of SHC LLC holding an aggregate of       membership units will exchange the membership units they receive for an equal number of shares of our common stock.

As a result of these transactions, Strategic Hotel Capital, Inc., through its interest in the operating partnership, will own the hotel interests described under the heading “Summary of Hotel Properties” above. In addition, seven of the hotel properties, which we call the Distributed Properties, currently owned by our operating partnership, SHC LP or Strategic Hotel Capital Limited Partnership II, will be owned by SHC LLC. Accordingly, investors in the offering will not acquire any interest in the Distributed Properties through the purchase of shares of our common stock. We will continue to asset manage the Distributed Properties under an asset management agreement with SHC LLC. See “Certain Relationships and Related Transactions— Asset Management Agreement for Distributed Properties”.

Shortly after the transactions described above, Strategic Hotel Capital, Inc. will complete the offering by issuing       shares of common stock for cash, or       shares if the underwriters exercise their option to purchase additional shares in full. It then will contribute the net proceeds of the offering to our operating partnership in exchange for an equal number of membership units, which will represent a      % managing membership interest in our operating partnership or, if the underwriters exercise their option to purchase additional shares in full, a      % managing membership interest. As a result of this offering and the exchange described above, Strategic Hotel Capital, Inc. will own      % of the operating partnership or, if the underwriters exercise their option to purchase additional shares in full,      % of our operating partnership. Our operating partnership will then use the net proceeds as described under “Use of Proceeds” and “Capitalization”.

Benefits of the Formation and Structuring Transactions

Affiliates of Strategic Hotel Capital, Inc. will receive material benefits in connection with the Formation and Structuring Transactions (except as otherwise noted, the following amounts of membership units in our operating partnership and shares of our common stock assume all convertible debentures of SHC LLC and Class C units in SHC LP are redeemed for cash):

•	Whitehall, which is affiliated with Goldman, Sachs & Co., will receive shares of our common stock, which will be more liquid than its current interest in SHC LLC;

•	Prudential will receive shares of our common stock, which will be more liquid than its current interest in SHC LLC;
•
The other equity owners of SHC LLC will receive     membership units in our operating partnership, which when they become exchangeable for shares of our common stock 12 months after this offering will be more liquid than their interest in SHC LLC;

•
Out of the proceeds of the offering, our operating partnership is expected to repay $39.7 million of a loan payable to SHC LP. SHC LP will then distribute $39.7 million to SHC LLC, and SHC LLC will in turn distribute all or a portion of the $39.7 million to its equity owners. As a result (assuming all $39.7 million is distributed):

•	Whitehall will receive approximately $16.3 million;

•	Prudential will receive approximately $12.7 million; and

•	other equity owners of SHC LLC will receive approximately $10.7 million;

•
SHC LP will receive       membership units in our operating partnership in exchange for its contribution of its interests in the Marriott Lincolnshire Resort and the Hyatt Regency New Orleans to our operating partnership;

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•
Our operating partnership will distribute available cash in the amount of $million to SHC LLC, and SHC LLC will use that cash in part to redeem approximately $133 million of outstanding convertible debentures of SHC LLC and Class C units of SHC LP (including interest) or, to the extent not used for that purpose, to satisfy other operating needs or to distribute to its equity owners, including Whitehall and Prudential. The available cash distributed to SHC LLC in the Formation and Structuring Transactions does not include any of the proceeds of the offering;

•
If we assume that all convertible debentures of SHC LLC and Class C units of SHC LP are converted into membership units of SHC LLC instead of being redeemed as described in the previous paragraph and all cash received by SHC LLC in the Formation and Structuring Transactions is distributed to its equity owners, including converting debenture and Class C unit holders, Whitehall and Prudential would receive the following as a result of the Formation and Structuring Transactions:

	Whitehall	Prudential

Cash (including a portion of the $39.7 million distribution from SHC LP)	$	$

Shares of our common stock

•	Goldman, Sachs & Co., an affiliate of Whitehall, will receive fees of $6 million for financial advisory services provided in connection with the refinancings described under the heading ‘’Formation and Structuring Transactions” below; and

•	Prudential will receive fees of approximately $1 million for providing structuring advice in connection with our initial public offering.

The value of the membership units in our operating partnership owned by SHC LLC and that we will give in exchange for contributed hotel properties will increase or decrease if our common stock price increases or decreases. The initial public offering price of our common stock will be determined in consultation with the representative of the underwriters. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses. The initial public offering price does not necessarily bear any relationship to our book value or the fair market value of our hotel properties. We have not obtained any third-party appraisals of the properties or any other independent third-party valuations or fairness opinions in connection with the Formation and Structuring Transactions. As a result, the consideration given by us in the Formation and Structuring Transactions may exceed the fair market value.

Conflicts of Interest

Whitehall and Prudential have interests that may conflict with our interests and the interests of public investors. Whitehall and Prudential own approximately 41% and 32%, respectively, of SHC LLC, which is contributing 12 of our 14 properties and which is the general partner of SHC LP, which is contributing our other two properties. We will not obtain third-party appraisals of these hotel properties in connection with the Formation and Structuring Transactions and, therefore, we may give consideration to SHC LLC or SHC LP in excess of fair market value. In addition, the initial public offering price of the shares of our common stock, which Whitehall and Prudential will receive in connection with the Formation and Structuring Transactions, will initially be determined in consultation with Goldman, Sachs & Co., an affiliate of Whitehall.

After this offering, Whitehall will own between % (if all convertible debentures are converted) and % (if no convertible debentures are converted) and Prudential will own between % (if all convertible debentures are converted) and % (if no convertible debentures

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are converted) of the outstanding shares of our common stock. Accordingly, even though they will not be parties to any voting or shareholder agreement, Whitehall’s and Prudential’s shares of common stock will constitute a significant portion of the votes needed to approve matters required to be submitted to our stockholders for approval, including decisions relating to the election of our board of directors and any proposed merger or consolidation of our company. Also, Whitehall and Prudential will each have the right to attend our board of directors meetings as observers without a right to vote. Whitehall and Prudential will also continue to be the largest beneficial owners of, and have board representation on, SHC LLC, which owns the seven Distributed Properties, which we will continue to asset manage under an asset management agreement with SHC LLC. As a result, we may experience conflicts of interest in connection with:

•	competition with SHC LLC, Whitehall or Prudential over the acquisition of hotel properties;

•	the disposition of properties that we currently own, if prospective purchasers compete with SHC LLC, Whitehall or Prudential;

•	the disposition of properties owned by SHC LLC which will result in a lower management fee payable to us; or

•	our acquisition of hotels from SHC LLC.

In order to qualify as a REIT, upon closing of this offering, we will no longer provide employees to any of our hotels. Instead, wholly-owned subsidiaries of SanMon Services, LLC, which is controlled by Laurence Geller, will receive fees for providing employees to the Four Seasons Mexico City, the Four Seasons Punta Mita Resort, the Loews Santa Monica Beach Hotel and the Paris Marriott Champs Elysées. In addition, under applicable French law, we are not permitted to transfer employees to the Paris Marriott Champs Elysées separately from a transfer of hotel operations, so, in order to comply with French law and the REIT qualification rules, SanMon Services, LLC will sublet the Paris Marriott Champs Elysées from us, will pay us rent and will enter into a management agreement with Marriott. The sublease with SanMon Services, LLC will be in lieu of a sublease with a TRS. As a result of these arrangements, we may experience conflicts of interest with Mr. Geller, including in connection with the cost and quality of the employee services provided to our hotel managers and the amount of the rent paid to us for the sublease of the Paris Marriott Champs Elysées.

To mitigate these and other potential conflicts of interest, our initial board of directors will consist of four independent directors out of a total of five. We have also adopted conflict of interest policies which would prohibit, without the approval of the audit committee, transactions with our directors, officers or employees, or entities which employ them or in which they have an interest of over 5%, including acquisitions or dispositions of assets or other property. Also, we will adopt a Code of Business Conduct and Ethics which will prohibit our directors, officers and employees from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down. More generally, our directors, officers and employees will be prohibited from using corporate property, information or position for personal gain and from competing with us.

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Risk Factors

Our ability to achieve our goals and implement the strategies described above may be affected by the matters discussed in the section “Risk Factors” beginning on page 15, which you should carefully consider prior to deciding whether to invest in our common stock, including:

•
The recent economic slowdown and world events outside our control, such as terrorism, have adversely affected the hotel industry generally and the performance of our hotels and, if these events continue, worsen or reoccur, our results will continue to be adversely affected.

•	Our business and operating results depend in large part upon the performance of third-party hotel management companies that manage our hotels and, if we disagree with their management decisions, we may not be able to persuade the managment companies to change their method of operation.

•	After this offering, we expect to have approximately $425.3 million of debt, a portion of which will be variable rate debt, which may negatively affect our business and financial results.

•	Our organizational documents will contain no limitations on the amount of debt that we may incur, so we may become too highly leveraged.

•	We may not be successful in identifying or consummating acquisitions and joint venture opportunities that meet our criteria, which may impede our growth.

•	We may experience conflicts of interest with significant stockholders with respect to major transactions, including the acquisition or distribution of properties.

•	Our affiliates will receive material benefits in connection with this offering and the related transactions, including shares of our common stock that are more liquid than their current interest, membership units in exchange for certain properties and a distribution of our available cash to the extent not used to redeem certain outstanding securities.

•	Our management has a limited history of operating a REIT and limited experience operating a public company.

•	Provisions of our organizational documents may limit the ability of a third party to acquire control of our company and may depress our stock price.

•	If we fail to qualify as a REIT for Federal income tax purposes, our distributions will not be deductible by us, reducing our earnings available for distribution.

Restrictions on Ownership of Our Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of stock ownership, our charter documents generally prohibit any stockholder from actually, constructively or beneficially owning more than 9.8% of the outstanding shares of our stock or more than 9.8% of the outstanding shares of our common stock. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax at regular corporate rates.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT. After this offering, each of Whitehall and Prudential will continue to beneficially own more than 9.8% of the outstanding shares of our common stock. Our board of directors has granted waivers to each of Whitehall and Prudential.

Our Tax Status

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, as amended, commencing with our taxable year ended December 31, 2004. As a

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REIT, we will be permitted to deduct for U.S. Federal income tax purposes the amount of REIT taxable income we distribute currently to our stockholders, and as a consequence we generally will not be subject to Federal income tax on the amount of REIT taxable income that we distribute to our stockholders. Our domestic taxable REIT subsidiary, however, will be subject to Federal, state and local corporate income tax. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some Federal, state and local taxes on our income and property.

Distribution Policy

To maintain our qualification as a REIT, we intend to make quarterly distributions to our stockholders of at least 90% of our taxable income excluding net capital gains (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP). The timing and frequency of distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income; however, because a significant portion of our investments will be equity ownership interests in hotel properties, which will result in depreciation and non-cash charges against our income, a portion of our distributions may constitute a tax-free return of capital.

As used in this prospectus, references to “we”, “our” and “us” prior to the Formation and Structuring Transactions described below are to Strategic Hotel Capital, L.L.C. and, except as the context otherwise requires, its consolidated subsidiaries. References to “we”, “our” and “us” subsequent to the Formation and Structuring Transactions are to Strategic Hotel Capital, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C. and its consolidated subsidiaries. References to Whitehall are to Whitehall Street Real Estate Limited Partnership VII, Whitehall Street Real Estate Limited Partnership IX and their affiliates. Whitehall is controlled by The Goldman Sachs Group, Inc., which is the parent company of Goldman, Sachs & Co., the lead underwriter of this initial public offering. References to “Prudential” are to Prudential Financial, Inc. and its affiliates, including Strategic Value Investors, LLC, The Prudential Insurance Company of America, Prudential Investment Management, Inc., PIC Realty Corporation and Prudential Assets, LLC, and to entities owning our securities over which Prudential Financial, Inc. or its affiliates have investment management discretion, including (SHC/ Olayan) Redemption Vehicle, LLC and SVI (SVI/Houston) Redemption Vehicle, LLC.

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Our Corporate Structure

In order for the income from our hotel investments to constitute “rents from real property” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of our hotels by us. Instead, we must derive income from leasing our hotels. Accordingly, we will generally lease each of our hotels to one of our taxable REIT subsidiaries, or TRS, lessees, which will pay us rent comprised of a base amount and a percentage of gross revenues that qualify as “rents from real property” for purposes of REIT qualification if the TRS lessee engages an “eligible independent contractor” to manage our hotels and certain other requirements described more fully under “U.S. Federal Income Tax Considerations” are met. We expect that each of our hotels will be managed by an eligible independent contractor. Our domestic TRS lessees will be subject to corporate level income taxes.

The diagram below sets forth our simplified corporate structure immediately following this offering.

Strategic Hotel Capital, Inc.
(the "REIT")
Equity Owners, including
SHC LLC (initially) and SHC LP
Other
Member
Strategic Hotel Funding, L.L.C.
(Our "Operating Partnership")
Institutional
Investors
Limited
Liability
Company
Subsidiaries
Owning
Foreign
Hotels(1)
Entities
Owning
Foreign
Hotels(1)
Subsidiaries
Owning Domestic
Hotels
Leases
Leases
Subsidiary
Owning Domestic
Hotel
Leases
TRS Subsidiaries
Leasing
Hotels
Hotel Management Contracts
Hotel
Management
Companies
(Not SHC
Entities)

(1)
In the case of the Marriott Hamburg, the subsidiary that leases the hotel will elect to be a TRS and will lease the hotel to Marriott. In the case of the Paris Marriott Champs Elysées, the entity that leases the hotel will lease the hotel to a company controlled by Laurence Geller that will enter into a management agreement with Marriott. See “Certain Relationships and Related Transactions”.

Our principal executive offices are at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, telephone (312) 658-5000.

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The Offering

Shares of common stock outstanding prior to the offering(1)	100 shares

Membership units outstanding prior to the offering(2)	units

Common stock offered by us	shares

Shares of common stock outstanding after the offering(3)	shares

Common stock and membership units to be outstanding after the offering(4)	shares/units

Use of proceeds	All the net proceeds of the offering will be contributed to Strategic Hotel Funding, L.L.C. in exchange for a % managing membership interest in Strategic Hotel Funding, L.L.C. Strategic Hotel Funding, L.L.C. will use approximately $million of those funds to repay existing indebtedness, to pay expenses associated with this offering and the related debt financings and to fund loan reserves. See “Use of Proceeds” and “Capitalization”.

Risk factors	See “Risk Factors” beginning on page 15 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Distribution policy	To maintain our qualification as a REIT, we intend to make quarterly distributions to our stockholders of at least 90% of our taxable income excluding net capital gains (which does not necessarily equal net income as calculated in accordance with GAAP).

Proposed New York Stock Exchange symbol(5)	“SLH”

(1)	Prior to the offering, since January 2004, our capitalization consists of 100 shares of common stock owned by SHC LLC.

(2)	Prior to the offering, all of the membership units in our operating partnership are owned by SHC LLC.
(3)	The number of shares of common stock to be outstanding after this offering gives effect to:

•
the Formation and Structuring Transactions, including       shares of our common stock received by Whitehall and Prudential in exchange for membership units in SHC Funding received in the Formation and Structuring Transactions; and

•	the issuance of shares of common stock in this offering.

The number of shares does not include       additional shares available for future issuance under our long-term incentive plan. If the underwriters’ option to purchase additional shares is exercised in full, we will issue and sell an additional       shares.

(4)
Includes       membership units in SHC Funding to be issued in connection with the Formation and Structuring Transactions that may, subject to limits in the operating agreement, be exchanged for cash or, at our option, shares of our common stock on a one-for-one basis generally commencing 12 months after the date of this prospectus.

(5)	We intend to apply to the New York Stock Exchange for listing our shares of common stock under the trading symbol “SLH”.

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Summary Historical and Pro Forma Consolidated Financial and Operating Data

You should read the following summary historical and pro forma consolidated financial and operating data together with “Unaudited Pro Forma Financial Information”, “Selected Financial and Operating Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Because SHC LLC is our predecessor company, we present herein certain historical financial data for our predecessor, SHC LLC, and certain pro forma financial data for our company. We also present certain statistical information and non- GAAP financial measures on a historical and pro forma basis. The historical financial data presented herein is the historical financial data for our predecessor, SHC LLC, and reflects the historical results of operations and financial position of SHC LLC, including the seven properties that will be distributed by SHC Funding to SHC LLC in the Formation and Structuring Transactions, described below, immediately prior to this offering. Following this offering, we will own a      % managing membership interest in SHC Funding (or     % if the underwriters fully exercise their option to purchase up to additional shares), and as a result will consolidate the results of operations and financial position of SHC Funding, with the remaining      % non-managing membership interests held by our current equity owners treated as minority interests. As a result, our historical results of operations and financial position are not indicative of our results of operations and financial position after completion of the Formation and Structuring Transactions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The selected historical financial information as of December 31, 2003 and 2002 and for the three years ended December 31, 2003 has been derived from our audited financial statements included elsewhere in this prospectus.

The following summary pro forma financial and operating data includes pro forma financial information to reflect adjustments relating to the Formation and Structuring Transactions. The unaudited pro forma statement of operations data for the year ended December 31, 2003 is presented as if the Formation and Structuring Transactions and this offering had occurred on January 1, 2003. The unaudited pro forma balance sheet data as of December 31, 2003 is presented as if the Formation and Structuring Transactions and this offering had occurred on December 31, 2003. See “Unaudited Pro Forma Financial Information” for cautionary recommendations regarding the use and interpretation of this pro forma information.

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The unaudited pro forma financial data presented below does not purport to represent what our financial position or results of operations would actually have been if this offering and the application of the net proceeds from this offering had in fact occurred on the earlier dates discussed above. You should read the assumptions on which the pro forma financial information is based set out beginning on page 45 in connection with the pro forma financial information contained in this summary.

	Pro Forma for the Year Ended December 31,	Historical for the Years Ended December 31,
	2003	2003		2002		2001

	(In thousands, except statistical data)
Statistical Data:
Number of hotels:
Consolidated	13		20		25		25
Joint Venture	1		2		2		2

Total	14		22		27		27

Total number of rooms	5,931		10,208		11,260		11,260

Operating Data:
Total Revenues	$372,732		$565,554		$590,885		$632,366
Operating Costs and Expenses:
Hotel operating expenses	283,780		414,789		412,081		424,829
Depreciation and amortization	38,298		82,661		104,302		118,690
Impairment losses on hotel properties	—		—		5,435		53,185
Corporate expenses	21,912		21,912		15,854		18,428

Total operating costs and expenses	343,990		519,362		537,672		615,132
Gain on sale of assets	—		—		—		(21,531)
Operating income	28,742		46,192		53,213		38,765
Net loss			$(56,194)		$(50,303)		$(116,659)
Net loss per common share (1)		$		$		$

FFO-basic (2)	$25,711		$16,121		$63,991		$(7,214)

FFO-diluted (2)	$36,452		$34,384		$111,589		$40,773

EBITDA (2)	$51,480		$145,171		$175,046		$148,846

Balance Sheet Data:
Property and equipment, net, including goodwill and assets of discontinued operations	$716,655		$1,748,864		$1,922,681		$2,001,785
Total assets	$868,296		$2,079,521		$2,269,657		$2,352,572
Total liabilities	$645,864		$1,832,845		$1,934,264		$1,970,817

(1)	Pro forma net loss per common share is based on shares of common stock outstanding after giving effect to this offering and the Formation and Structuring Transactions.

(2)
We present two non-GAAP financial measures herein that we believe are useful to investors as key measures of our operating performance: Funds From Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present herein diluted FFO, which is FFO less convertible debt interest expense and distributions on convertible minority interests. We believe that the presentation of FFO and diluted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to service debt, fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items

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such as depreciation and amortization. EBITDA represents net income (losses) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, diluted FFO and EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, diluted FFO and EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, diluted FFO and EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, diluted FFO and EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss. In addition, you should be aware that adverse economic and market conditions may negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, diluted FFO and EBITDA to the most directly comparable GAAP financial performance measure, which is net loss, and provide an explanatory description by footnote of the items excluded from FFO, diluted FFO and EBITDA required to quantitatively reconcile FFO, diluted FFO and EBITDA as presented with net loss.

(3)	We sold five hotel properties during the year ended December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

The following tables show the reconciliation between net loss and FFO and net loss and EBITDA for the periods indicated:

Reconciliation of Net Loss to Funds From Operations (FFO)

	Pro Forma for the Year Ended December 31,	Historical for the Years Ended December 31,
	2003(1)	2003	2002	2001

	(In thousands)

Net loss	$(8,397)	$(56,194)	$(50,303)	$(116,659)

Depreciation and amortization — continuing operations	38,298	82,661	104,302	118,690
Depreciation and amortization — discontinued operations	—	5,513	13,383	11,901
Gain on sale of assets — continuing operations	—	—	—	(21,531)
Gain on sale of assets — discontinued operations	—	(21,072)	—	—
Minority interests	(8,387)	(466)	(819)	(1,019)
Joint venture adjustments and other	4,197	5,679	4,910	10,330

FFO-basic (2)	25,711	16,121	71,473	1,712

Convertible debt interest expense	—	14,902	36,515	36,156
Convertible minority interests	10,741	3,361	11,083	11,831

FFO-diluted (2)	$36,452	$34,384	$119,071	$49,699

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(1)
We sold five hotel properties during the year ended December 31, 2003 and had one property held for sale as of December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(2)
FFO has not been adjusted for the following amounts included in net loss (in thousands) because these losses have either occurred during the prior two years or are reasonably likely to occur within two years.

•	Impairment losses from continuing operations amounted to $5,435 and $53,185 for the years ended December 31, 2002 and 2001, respectively.

•	Impairment losses from discontinued operations amounted to $7,803 for the year ended December 31, 2001.

•	Loss on extinguishment of debt from continuing operations amounted to $13,761 and $13,868 for the years ended December 31, 2003 and 2001, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

Reconciliation of Net Loss to EBITDA

	Pro Forma for the Year Ended December 31,	Historical for the Years Ended December 31,
	2003(1)	2003	2002	2001

	(In thousands)

Net loss	$(8,397)	$(56,194)	$(50,303)	$(116,659)

Depreciation and amortization — continuing operations	38,298	82,661	104,302	118,690
Depreciation and amortization — discontinued operations	—	5,513	13,383	11,901
Interest expense — continuing operations	20,586	107,391	101,075	128,875
Interest expense — discontinued operations	—	6,352	10,856	12,666
Income taxes	993	(552)	3,215	2,299

EBITDA (2)	$51,480	$145,171	$182,528	$157,772

(1)
We sold five hotel properties during the year ended December 31, 2003 and had one property held for sale as of December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(2)
EBITDA has not been adjusted for the following amounts included in net loss (in thousands) because these losses have either occurred during the prior two years or are reasonably likely to occur within two years.

•	Impairment losses from continuing operations amounted to $5,435 and $53,185 for the years ended December 31, 2002 and 2001, respectively.

•	Impairment losses from discontinued operations amounted to $7,803 for the year ended December 31, 2001.

•	Loss on extinguishment of debt from continuing operations amounted to $13,761 and $13,868 for the years ended December 31, 2003 and 2001, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

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RISK FACTORS

An investment in our common stock presents risks. You should consider the material risks discussed in this section in addition to the other information contained in this prospectus before making your investment decision. If any of the risks described below actually occurs, our business, financial condition or results of operations could be adversely affected. In that event, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

The recent economic slowdown has adversely affected the performance of our hotels and, if it worsens, continues or reoccurs, our results will continue to be adversely affected by declines in average daily room rates or occupancy.

The performance of the lodging industry has traditionally been closely linked with the general economy. Since early 2001, hotel owners and operators began experiencing declining revenue per available room, or RevPAR, as a result of the slowing U.S. economy. Our hotels are classified as upper upscale and luxury hotels. These hotels generally are able to charge higher room rates. However, in an economic downturn, these hotels may be more susceptible to a decrease in revenues, as compared to hotels in other categories that have lower room rates. This characteristic may result from the fact that upper upscale and luxury hotels generally target business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting trips or seeking to reduce costs on their trips. If the recent economic slowdown worsens or continues for a protracted period of time, this could result in further declines in average daily room rates or occupancy and thereby have a material adverse effect on our results of operations.

The threat of terrorism has adversely affected the hotel industry generally, including our results of operations, and these adverse effects may continue or, particularly if there are further terrorist events, worsen.

The threat of terrorism has had a negative impact on hotel operations, causing worse than expected performance in an already weak economy. The threat of terrorism has caused a significant decrease in hotel occupancy and average daily rate due to disruptions in business and leisure travel patterns and concerns about travel safety. Hotels in major metropolitan areas and near airports have been adversely affected due to concerns about air travel safety and a significant overall decrease in the amount of air travel, particularly transient business travel, which includes the corporate and premium business segments that generally pay the highest average room rates. Future terrorist acts, terrorism alerts or outbreaks of hostilities could have a negative effect on travel and on our business.

The attacks of September 11, 2001 had an unprecedented and dramatic adverse impact on business and leisure travel, hotel occupancy and RevPAR. It is not possible to predict accurately if and when travel patterns and lodging industry fundamentals will be restored to pre-September 11th levels. While there have been recent improvements, the uncertainty associated with the continuing war on terrorism and the possibility of future attacks may continue to hamper business and leisure travel patterns.

Potential future outbreaks of contagious diseases such as SARS could have a material adverse effect on our revenues and results of operations due to decreased travel, especially in areas hard hit by the disease.

In 2003, the outbreak of Severe Acute Respiratory Syndrome, or SARS, drastically decreased or, in certain geographic areas, all but halted travel in areas hard hit by the disease. Although we do not have hotels in Asia, the area hardest hit by SARS in 2003, potential future outbreaks of SARS

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could heavily impact travel to areas where we have hotel properties, which could have a material adverse effect on our revenues or results of operations.

Rising operating expenses could reduce our cash flow, EBITDA and funds available for future distributions.

Our properties, and any properties we buy in the future, are and will be subject to operating risks common to the lodging industry in general. If a property’s occupancy or room rates drop to the point where its revenues are insufficient to cover its operating expenses, then we could be required to spend additional funds for that property’s operating expenses. In the future, our properties will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses, which could reduce our cash flow, EBITDA and funds available for future distributions.

A failure by SHC LLC to comply with its obligations under the asset management agreement or cross-indemnification agreement to which we and SHC LLC are parties, or the sale of properties by SHC LLC, could lead to a loss in revenue and materially adversely affect our results of operations and financial condition.

Immediately following this offering, SHC LLC will be party to the following agreements with us:

•
an asset management agreement with respect to the Distributed Properties under which SHC LLC has agreed to pay fees to our domestic taxable REIT subsidiary which will decline as SHC LLC sells its hotel properties; and

•	a cross-indemnification agreement under which SHC LLC will have obligations to make indemnification payments to us if certain events occur.

As SHC LLC sells the Distributed Properties or if SHC LLC were to fail to fulfill its obligations under these agreements, we will lose revenue under the asset management agreement or not receive expense reimbursements under the cross- indemnification agreement, which could result in an adverse effect on our results of operations and financial condition, which could be material.

Our business and operating results depend in large part upon the performance of third-party hotel management companies that manage our hotels and, if we disagree with their management decisions, we may not be able to persuade the management companies to change their method of operation.

In order to qualify as a REIT, we cannot operate our hotel properties or participate in the daily operations of our hotels. Our hotels are managed by third-party hotel management companies pursuant to management agreements or an operating lease in the case of the Marriott Hamburg. Therefore, our business and operating results depend in large part upon our hotel management companies’ performance under the management agreements.

Under the terms of these management agreements, the third-party hotel managers control the daily operations of our hotels. For a summary discussion of the material terms of these management agreements, see “Business — Hotel Management Agreements”. Although our wholly-owned taxable REIT subsidiaries, or TRSs, monitor each hotel manager’s performance, we do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. Additionally, in the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience disruptions at the affected hotels. The effectiveness of the hotel management companies in managing our hotels will, therefore, significantly affect the revenues, expenses and value of our hotels.

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Our objectives may conflict from time to time with the objectives of a hotel management company, which conflict may adversely impact the operation and profitability of a hotel.

Our hotel management companies and their affiliates own, operate or franchise properties other than our properties, including properties that directly compete with our properties. Therefore, a hotel management company may have different interests than our own with respect to short-term or long-term goals and objectives, including interests relating to the brands under which such hotel management companies operate. Such differences may be significant depending upon many factors, including the remaining term of the management agreement, trade area restrictions with respect to competition by the hotel management company or its affiliates or differing policies, procedures or practices. Any of these factors may adversely impact the operation and profitability of a hotel, which could harm our financial condition and results of operations.

After this offering, we expect to have approximately $425.3 million of debt, a portion of which will be variable rate debt, which may negatively affect our business and financial results.

Our debt may negatively affect our business and financial results, including:

•
requiring us to use a substantial portion of our funds from operations to make required payments on principal and interest, which will reduce the amount available for distributions to stockholders, funds available for operations and capital expenditures, future business opportunities and other purposes;

•	making us more vulnerable to economic and industry downturns and reducing our flexibility in responding to changing business and economic conditions;

•	limiting our ability to borrow more money for operations, capital or to finance acquisitions in the future; and

•	requiring us to dispose of properties in order to make required payments of interest and principal.

After this offering, we will have approximately $425.3 million of outstanding indebtedness. Approximately $200.0 million of this debt will bear interest at a variable rate, and, upon completion of this offering, we expect to have the ability to borrow approximately $100.0 million of additional variable rate debt under our new revolving credit facility. We also will swap $93.0 million of the variable rate debt to a fixed rate, resulting in approximately 75% of debt having fixed rates. Increases in interest rates on our existing variable rate indebtedness would increase our interest expense, which could harm our cash flow and our ability to pay distributions. For example, if market rates of interest on our variable rate debt outstanding as of December 31, 2003 on the pro forma basis described herein increase by approximately 50%, or approximately 55 basis points, the increase in interest expense on our variable rate debt would decrease future earnings and cash flows by approximately $.6 million annually.

Since we anticipate that our internally generated cash will be adequate to repay only a portion of our indebtedness prior to maturity, we expect that we will be required to repay debt through re-financings and/or equity offerings. The amount of our existing indebtedness may adversely affect our ability to repay debt through re-financings. If we are unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us and which might adversely affect cash available for distributions. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, our interest expense would increase, which would adversely affect our operating results.

We also intend to incur additional debt in connection with future acquisitions of real estate. We may, in some instances, borrow under our revolving credit facility or borrow new funds to acquire properties. In addition, we may incur mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties we acquire. If necessary or advisable, we may also borrow funds to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT

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taxable income or to ensure otherwise that we maintain our qualification as a REIT for Federal income tax purposes.

Our organizational documents will contain no limitations on the amount of debt we may incur, so we may become too highly leveraged.

Upon completion of this offering, our organizational documents will not limit the amount of indebtedness that we may incur. If we become highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on our outstanding indebtedness and harm our financial condition.

Our financial covenants may restrict our operating or acquisition activities.

Our new revolving credit facility contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, including customary financial covenants. Our ability to borrow under our revolving credit facility is subject to compliance with these financial and other covenants. We may use borrowings under our revolving credit facility to finance acquisitions and redevelopment activities and for working capital. If we are unable to borrow under our revolving credit facility or to refinance existing indebtedness, we may be prevented from making acquisitions or funding our working capital needs and our financial condition and results of operations would be adversely affected.

Our working capital and liquidity reserves may not be adequate to cover all of our cash needs and we may have to obtain financing from other sources.

Our working capital and liquidity reserves may not be adequate to cover all of our cash needs and we may have to obtain financing from either affiliated or unaffiliated sources. Sufficient financing may not be available or, if available, may not be available on reasonable terms. Additional borrowings for working capital purposes will increase our interest expense, and therefore may harm our financial condition and results of operations.

We face competition for the acquisition of real estate properties and we may not be successful in identifying or consummating acquisitions and joint venture opportunities that meet our criteria, which may impede our growth or harm our profitability.

One of the key components of our business strategy is to expand through acquisitions or by entering into minority joint ventures and to receive fees for providing asset management services to those joint ventures, as we have done in Prague, Czech Republic. Implementation of this strategy requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We may not be successful in identifying or consummating acquisitions and joint ventures on satisfactory terms.

We compete with institutional pension funds, private equity investors, other REITs, owner-operators of hotels and others who are engaged in real estate investment activities for the acquisition of hotels. These competitors may drive up the price we must pay for real property, other assets or other companies we seek to acquire or may succeed in acquiring those properties, assets or companies themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for suitable investment properties may increase in the future. This would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability may be reduced. Also, future acquisitions of real property, other assets or other companies may not yield the returns we expect and, if financed using our equity, may result in stockholder dilution. In addition, our profitability may suffer because of acquisition-related costs or amortization costs for acquired goodwill and other intangible assets.

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We may experience conflicts of interest with significant stockholders with respect to major transactions, including the acquisition or disposition of properties.

After this offering, our two largest stockholders, Whitehall and Prudential, will in aggregate beneficially own approximately      % and      %, respectively, of the outstanding shares of our common stock and will each have the right to attend our board meetings as observers. In addition, Whitehall and Prudential are the largest beneficial owners of SHC LLC, which owns the seven Distributed Properties that we will continue to asset manage under an asset management agreement with SHC LLC. As a result, we may experience conflicts of interest in connection with: (i) competition with SHC LLC, Whitehall or Prudential over the acquisition of hotel properties; (ii) the disposition of properties that we currently own, if prospective purchasers compete with SHC LLC; (iii) the disposition of properties owned by SHC LLC which will result in a lower management fee payable to us; or (iv) our acquisition of hotels from SHC LLC.

We may have to forego certain disposition opportunities because we are prohibited from selling two of our properties in taxable transactions before specified dates in the future.

Unless the transaction will qualify as a tax deferred exchange, the terms of certain agreements prohibit us from selling the Hyatt Regency New Orleans before September 30, 2007 and the Loews Santa Monica Beach Hotel before the earlier of March 4, 2013 or the date three named individuals are deceased. We have also agreed to maintain $60 million of indebtedness on the Loews Santa Monica Beach Hotel until the earlier of March 4, 2013 or the date three individuals that are named in the organizational document are deceased. We are currently in compliance with this term. These limitations may prevent us from selling these properties on a timely basis or at all. On a pro forma basis giving effect to the Formation and Structuring Transactions, for the year ended December 31, 2003, the Hyatt Regency New Orleans represented 16.9% of our revenues and the Loews Santa Monica Beach Hotel represented 8.9% of our revenues.

We are engaged in litigation with a company whose subsidiaries manage three of our domestic properties and two European properties. The expenses of that litigation may be material and we are unable to predict its outcome.

On August 20, 2002, we commenced litigation against Marriott International, Inc. and various of its affiliates in which we alleged various defaults by Marriott International, Inc. and its affiliates of the management agreements relating to certain hotels operated under the Marriott brand, including our Rancho Las Palmas Resort hotel. We anticipate that the litigation will cause Strategic Hotel Capital, L.L.C., or SHC LLC, the owner of the Distributed Properties, which include two of the properties that are the subject of the lawsuit, to continue to incur substantial costs for an undetermined period of time. We will not share any of the litigation costs with SHC LLC other than out of the proceeds of any settlement, as described below. In addition, Marriott has filed a counterclaim alleging a breach of a covenant not to sue and is seeking damages in the amount of $14 million, attorneys’ fees and other unspecified damages. We are currently unable to predict the outcome of the litigation. We will share the benefits of any settlement or judicial determination with SHC LLC only to the extent that the value of such settlement or judicial determination exceeds the costs incurred by SHC LLC.

The bankruptcy or insolvency of a hotel management company may adversely affect the operation of a hotel and impact our ability to obtain revenues generated by that hotel.

All revenues generated at our hotels, including credit card receivables, are deposited by the payors into accounts maintained and controlled by the relevant hotel management company, which pays operating and other expenses for the relevant hotel (including real and personal property taxes), pays itself management fees in accordance with the terms of the applicable management agreement and makes deposits into any reserve funds required by the applicable management agreement. In the event of a bankruptcy or insolvency involving a hotel management company, there is a risk that the payment of operating and other expenses for the relevant hotel and payment

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of revenues to us may be delayed or otherwise impaired. In addition, many services are performed for our properties on a centralized basis by hotel management companies. The bankruptcy or insolvency of a hotel management company may significantly impair its ability to deliver such centralized services, such as national sales, maintenance of the centralized reservation system and other similar items.

Our management has a limited history operating a REIT and limited experience managing a public company.

We have recently been organized and have a brief operating history. Our management team has historically operated our business as a privately-owned corporation, has limited experience operating a REIT and limited experience managing a publicly-owned company. We will need to develop control systems and procedures adequate to support a public REIT company and this transition could place a significant strain on our management systems, infrastructure and other resources.

Risks Related to the Lodging and Real Estate Industries
A number of factors, many of which are common to the lodging industry and beyond our control, could affect our business, including the following:

•	increased competition from other hotel properties in our markets;

•	new hotel supply in our markets, which adversely affects occupancy and revenues at our hotels;

•	dependence on business, commercial and leisure travelers and tourism;

•	dependence on group and meeting/conference business;

•
increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	adverse effects of international, national, regional and local economic and market conditions;

•	adverse effects of a downturn in the lodging industry; and

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

These factors, which are discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview”, could have an adverse effect on our financial condition, results of operations and ability to make distributions to our stockholders.

Our investment concentration in the hotel industry makes us more susceptible to an industry downturn.

Our entire business is hotel-related. Our existing properties, including joint ventures and leasehold interests, are located in Arizona, California, Florida, Illinois and Louisiana and in Mexico, France, Germany and the Czech Republic. Four of our hotels are located in California, the greatest concentration of our portfolio properties in any state. California has been historically at greater risk to certain acts of nature, such as floods and earthquakes, than other states, and has also been subject to a more pronounced economic downturn than other regions. It is also possible that a change in California laws applicable to hotels and the lodging industry may have a greater impact on us than a change in comparable laws in another jurisdiction where we

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have hotels. Accordingly, our business, financial condition and results of operations may be particularly susceptible to a downturn in the lodging industry, in general, or changes in the California or other local economies where we operate in particular.

Our investment concentration in the upper upscale and luxury segment could lead to lower profitability in times of weak demand.

The upper upscale and luxury segment of the lodging market is generally subject to greater volatility than other segments of the market. In periods of weak demand, profitability is negatively affected by the relatively high fixed costs of operating upper upscale and luxury hotels, when compared to other classes of hotels.

Costs of capital improvements could adversely affect our financial condition.

Our hotel properties have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. Some of these capital improvements are mandated by health, safety or other regulations. These capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on affordable terms; and

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of these capital improvements could adversely affect our financial condition and amounts available for distribution to our stockholders.

The illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Should we decide to sell a property during the term of that property’s management agreement, we may have to pay termination fees to the management company.

In addition, hotel properties may not readily be converted to alternative uses if they were to become unprofitable due to competition, age of improvements, decreased demand or other factors. The conversion of a hotel to alternative uses would also generally require substantial capital expenditures.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements and as a result our ability to sell the property would be limited. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lock-out provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and results of operations.

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The profitability of our hotels may be adversely affected by age, construction quality and design and we may be required to make substantial and frequent expenditures to maintain them.

The age, construction quality and design of our hotels may affect vacancy levels and room rates and, therefore, their profitability. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements provided to maintain the hotels. Even good construction will deteriorate over time if adequate maintenance is not scheduled and performed in a timely fashion. If competing hotel properties are built or other hotels are substantially updated and refurbished, the value and net operating income of our hotels could be reduced. To remain competitive in the industry and maintain economic value, hotels generally require more frequent expenditures for improvements and renovations than other types of commercial properties.

We expect that some of our revenues will continue to be attributable to our investments in properties outside of the United States, which will subject us to different legal, monetary and political risks, as well as currency exchange risks, and may cause unpredictability in a source of our cash flows.

Our business plan assumes that a portion of our investments will continue to be in hotel properties located outside the United States. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations, including:

•	enactment of laws prohibiting or restricting the foreign ownership of property;

•	laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, i.e., nationalization of assets located within a country;

•	changes in laws, regulations and policies, including land use, zoning and environmental laws as well as real estate and other tax rates;

•	exchange rate fluctuations;

•	change in the availability, cost and terms of mortgage funds resulting from varying national economic policies or changes in interest rates; and

•	terrorism, war or civil unrest.

Unfavorable legal, regulatory economic or political changes such as those described above could adversely affect our financial condition and results of operations.

Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues.

Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Quarterly revenues also may be adversely affected by events beyond our control, such as extreme weather conditions, terrorist attacks or alerts, SARS or other contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may have to enter into short-term borrowings to make distributions to our stockholders.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability as a result of increased commissions or lower room rates.

Some of our hotel rooms are booked through Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our management companies. If the amount of sales made through Internet intermediaries increases significantly and our hotel operators fail to

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appropriately price room inventory in a manner that maximizes yields, room revenues may flatten or decrease and our profitability may be adversely affected.

Uninsured and underinsured losses could adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Various types of catastrophic losses, such as losses due to wars, terrorist acts, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. Four of our hotels are located in California, which has been historically at greater risk to certain acts of nature (such as floods and earthquakes) than other states. Our Four Seasons in Mexico City is also in an area exposed to greater risk of earthquakes. Our Hyatt Regency New Orleans and Four Seasons Punta Mita Resort are located in areas that are prone to hurricanes and/or floods. Also, we were forced to close the Inter.Continental Prague for approximately eleven weeks during the latter half of 2002 due to flooding.

In the event of a catastrophic loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Since September 11, 2001, it has generally become more difficult and expensive to obtain property and casualty insurance, including coverage for terrorism. When our current insurance policies expire, we may encounter difficulty in obtaining or renewing property or casualty insurance on our properties at the same levels of coverage and under similar terms. Such insurance may be more limited and for some catastrophic risks (e.g., earthquake, flood and terrorism) may not be generally available at current levels. Also, since the flooding in Prague described above, flood insurance has become more expensive and coverage has diminished. See the discussion under “Business—Insurance” below. Even if we are able to renew our policies or to obtain new policies at levels and with limitations consistent with our current policies, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable. If we were unable to obtain adequate insurance on our properties for certain risks, it could cause us to be in default under specific covenants on certain of our indebtedness or other contractual commitments we have which require us to maintain adequate insurance on our properties to protect against the risk of loss. If this were to occur, or if we were unable to obtain adequate insurance and our properties experienced damages which would otherwise have been covered by insurance, it could materially adversely affect our financial condition and the conditions of our properties.

Noncompliance with governmental regulations could increase our compliance costs and environmental liabilities and other regulatory liabilities and adversely affect our financial condition and results of operations.

     Our hotel properties are subject to various Federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Some

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of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel property) to manage them carefully and to notify local officials that the chemicals are being used. Failure to comply with these laws could result in fines and penalties or expose us to third-party liability. In addition to the costs of clean-up, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property.

From time to time, the United States Environmental Protection Agency, or EPA, designates certain sites affected by hazardous substances as “Superfund” sites. Superfund sites can cover large areas, affecting many different parcels of land. Although federal law imposes joint and several liability for contamination on property owners and operators regardless of fault, the EPA may choose to pursue parties based on their actual contribution to the contamination. The Hilton Burbank Airport and Convention Center is located within a federal Superfund site. The area was designated as a Superfund site because groundwater underneath the area is contaminated. We have not been named, and do not expect to be named, as a party responsible for the clean-up of the groundwater contamination. There can be no assurance regarding potential future developments concerning this site, however.

The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our stockholders. Future laws or regulations may impose material environmental liabilities on us, the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us and currently unknown environmental liabilities related to our hotel properties may be identified.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various Federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our stockholders could be adversely affected.

Risks Related to This Offering

Of our total outstanding shares after this offering, approximately million shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

After this offering, we will have approximately                 million shares of common stock outstanding. Of these shares, the shares we are selling in this offering will be freely tradable except for any shares purchased by our “affiliates” as that term is used in Rule 144 of the Securities Act. Affiliates may only sell their shares pursuant to the requirements of Rule 144 or in a registered public offering or pursuant to an exemption under the Securities Act of 1933, as amended. Unless sold earlier pursuant to a registered public offering, the remaining approximately                 million shares will become available for resale in the public market at various times in the future, as discussed in “Shares Eligible for Future Sale”.

As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

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Holders of                 shares of common stock, which will represent approximately      % of our outstanding shares after completion of this offering, and holders of            membership units in our operating partnership that are exchangeable for our common stock have the right to require us to register their common stock with the Securities and Exchange Commission. In addition, after this offering, we intend to register all common stock that we may issue under our long-term incentive plan and once we register these shares, they can be freely sold in the public market after issuance. If any or all of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock and could impede our ability to raise future capital.

You should not rely on the underwriters’ lock-up agreements to limit the number of shares sold into the market by our affiliates.

The holders of approximately                 million shares of our common stock to be outstanding after this offering have agreed with our underwriters to be bound by 180-day lock-up agreements that prohibit these holders from selling or transferring their stock except in specified limited circumstances. The lock-up agreements signed by our stockholders are only contractual agreements, and Goldman, Sachs & Co., on behalf of the underwriters, can waive the restrictions of the lock-up agreements at an earlier time without prior notice or announcement and allow stockholders to sell their shares. If the restrictions of the lock-up agreement are waived, approximately                 million shares will be available for sale into the market, subject only to applicable securities rules and regulations, which could reduce the market price for our common stock.

There is no prior public market for our common stock and our stock price could be volatile and could decline substantially following this offering.

Prior to this offering, there has not been any public market for our common stock, and an active trading market for our common stock may never develop or be sustained. In the absence of a public trading market, an investor may be unable to liquidate an investment in our common stock. The initial public offering price will be determined by us and the underwriters. The price at which the shares of common stock will sell in the public market after the closing of the offering may be lower than the price at which they are sold by the underwriters.

The market price of our equity securities may vary substantially.

The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. One of the factors that may influence the price of our common stock or preferred stock in public trading markets is the annual yield from distributions on our common stock or preferred stock as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to stockholders, may lead prospective purchasers of our stock to demand a higher annual yield, which could reduce the market price of our equity securities.

Other factors that could affect the market price of our equity securities include the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	issuances of common stock or other securities in the future;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances;

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•	adverse market reaction to any increased indebtedness we incur in the future; and

•	general market, economic and political conditions.

If you purchase shares of common stock in this offering, you will experience immediate dilution.

We expect the initial public offering price of our common stock to be higher than the tangible book value per share of our outstanding common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $           in the tangible book value per share of common stock. This means that investors who purchase shares will pay a price per share that exceeds the book value of our assets after subtracting our liabilities.

Moreover, each person purchasing common stock in this offering will experience further dilution to the extent that additional shares of common stock are issued upon the conversion of outstanding membership units of our operating partnership, Strategic Hotel Funding, L.L.C.

Risks Related to Our Organization and Structure

After this offering, our two largest stockholders will collectively own approximately      % of our common stock and may exercise significant influence over our company and possibly delay, defer or prevent us from taking actions that would be beneficial to our other stockholders.

After this offering, our two largest stockholders, Whitehall and Prudential will in aggregate beneficially own approximately      % and      %, respectively, of the outstanding shares of our common stock and will each have the right to attend our board meetings as observers. Accordingly, Whitehall and Prudential’s shares of common stock will constitute a significant portion of the votes needed to approve matters required to be submitted to our stockholders for approval, including decisions relating to the election of our board of directors, and the determination of our day-to-day corporate and management policies. Also, Whitehall and Prudential will together be able to exercise significant influence over the outcome of any proposed merger or consolidation of our company under Maryland law. Whitehall and Prudential’s ownership interest in our company may discourage third parties from seeking to acquire control of our company which may adversely affect the market price of our common stock. In addition, because Whitehall and Prudential are the largest beneficial owners of SHC LLC, which owns the seven Distributed Properties that we will continue to asset manage under an asset management agreement with SHC LLC, we may experience other conflicts of interest with respect to the acquisition or disposition of properties. See “We may experience conflicts of interest with significant stockholders with respect to major transactions, including the acquisition or disposition of properties” above.

Provisions of our organizational documents may limit the ability of a third party to acquire control of our company and may depress our stock price.

In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our charter prohibits any stockholder from owning actually or constructively more than 9.8% of the value of outstanding shares of our stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Any attempt to own or transfer shares of our capital stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust. This ownership limitation may prevent an acquisition of control of our company by a third party without our board of directors’ grant of an exemption from the ownership limitation, even if our stockholders believe the change of control is in their interest.

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Our charter authorizes our board of directors to cause us to issue up to 150,000,000 shares of common stock and up to 150,000,000 shares of preferred stock, to amend our charter without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we have authority to issue, to classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares. Issuances of additional shares of stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our stock, even if stockholders believe that a change of control is in their interest.

Our charter permits the removal of a director only upon cause and the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors and provides that vacancies may only be filled by a majority of the remaining directors. Our bylaws require advance notice of a stockholder’s intention to nominate directors or present business for consideration by stockholders at an annual meeting of our stockholders. These provisions may delay, defer, or prevent a transaction or change in control that involves a premium price for our common stock or that for other reasons may be desired by our stockholders.

Provisions of Maryland law may limit the ability of a third party to acquire control of our company.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares, including:

•
“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special super majority stockholder voting requirements on these combinations;

•
“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•	“unsolicited takeover” provisions of Maryland law permit our board of directors, without stockholder approval, to implement a classified board.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, become subject to the control share provisions of the MGCL in the future except with respect to Prudential and Whitehall who will not be subject to the operation of the control share provisions without their prior written consent. Also, our board of directors may implement a classified board under the “unsolicited takeover” provisions of Maryland law in the future.

We rely on our Chairman, Chief Executive Officer and President, Mr. Laurence Geller, the loss of whom could have a material adverse effect on our business.

Our continued success will depend to a significant extent on the efforts and abilities of our Chairman, Chief Executive Officer and President, Mr. Laurence Geller. Mr. Geller is an experienced

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hotel industry senior executive, operator and consultant with over 40 years experience working with many major multinational hotel companies and executives. Mr. Geller is actively engaged in our management and determines our strategic direction, especially with regard to operational, financing, acquisition and disposition activity. Mr. Geller’s sudden departure could have a material adverse effect on our operations, financial condition and operating results.

You have limited control as a stockholder regarding any changes we make to our policies.

Our board of directors determines our major policies, including our investment objectives, financing, growth and distributions. Our board may amend or revise these and other policies without a vote of our stockholders. This means that our stockholders will have limited control over changes in our policies.

Tax and Employee Benefit Plan Risks

Your investment has various Federal income tax risks.

Although the provisions of the Internal Revenue Code relevant to your investment are generally described in “U.S. Federal Income Tax Considerations”, we strongly urge you to consult your own tax advisor concerning the effects of Federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

If we fail to qualify as a REIT, our distributions will not be deductible by us, and our income will be subject to Federal taxation, reducing our earnings available for distribution.

We intend to qualify as a REIT under the Internal Revenue Code, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible by us and we will have to pay a corporate Federal level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our results of operations. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Even if we qualify and maintain our status as a REIT, we may become subject to Federal, state, local or foreign taxes on our income or property reducing our earnings available for distribution.

Even if we qualify and maintain our status as a REIT, we may become subject to Federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction”, that income will be subject to a 100% tax. A “prohibited transaction” is, in general, the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay Federal income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability.

We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnerships or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

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Foreign countries impose taxes on our hotels and our operations within their jurisdictions. We may not fully benefit from a foreign tax credit against our U.S. income tax liability for the foreign taxes we pay. As a result, our foreign taxes will reduce our income and available cash flow from our foreign hotels, which, in turn, could reduce our ability to make distributions to our stockholders.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of this offering will not be the same for all investors, prospective investors are strongly advised to consult their own tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

If the leases of our hotels to our taxable REIT subsidiaries are not respected as true leases for Federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be passive income, like rent. The rent paid pursuant to the leases of our hotels to our taxable REIT subsidiaries will only qualify for purposes of the gross income tests if the leases are respected as true leases for Federal income tax purposes and are not treated as service contracts, joint ventures or some other type of arrangement. If the leases are not respected as true leases for Federal income tax purposes, we would fail to qualify as a REIT.

Our taxable REIT subsidiary is subject to special rules that may result in increased taxes.

Several Internal Revenue Code provisions ensure that a taxable REIT subsidiary is subject to an appropriate level of Federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives if the economic arrangements between the REIT and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. The IRS may successfully assert that the economic arrangements of any of our inter-company transactions, including the hotel leases, are not comparable to similar arrangements between unrelated parties.

We may be required to pay a penalty tax upon the sale of a hotel.

The Federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel (or other property) constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We may make sales that do not satisfy the requirements of the safe harbors or the IRS may successfully assert that one or more of our sales are prohibited transactions, and therefore we may be required to pay a penalty tax.

An investment in our common stock may not be suitable for every employee benefit plan.

When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business, competitive market and regulatory conditions. Important risks and factors that could cause our actual results to differ materially from any forward-looking statements include, but are not limited to:

•	The factors discussed in this prospectus set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Downturns in economic and market conditions, particularly levels of spending in the travel and leisure industries in the markets where we invest;

•
Hostilities, including future terrorist attacks, or apprehension of hostilities that affect travel within or to the United States, Mexico, Czech Republic, Germany, France or other countries where we invest;

•	Increases in interest rates and operating costs;

•	Difficulties in identifying properties to acquire and completing acquisitions;

•	Our ability to dispose of existing properties in a manner consistent with our investment strategy;

•	Risks related to natural disasters;

•	General volatility of the capital markets and the market price of our common shares;

•	Our failure to qualify and maintain our status as a REIT;

•	Changes in real estate and zoning laws or regulations;

•	Increases in real property tax rates; and

•	Changes in the competitive environment in our industry and the markets where we invest.

We do not intend, and disclaim any duty or obligation, to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net cash proceeds to us from this offering, after payment of the underwriters’ discount, will be approximately $223.9 million. If the underwriters’ option to purchase up to                additional shares is exercised in full, we will receive additional net proceeds of approximately $        million. To the extent that the underwriters’ option to purchase additional shares is exercised in part, the number of shares we will sell will be reduced pro rata.

We will contribute the net proceeds of the offering to our operating partnership, Strategic Hotel Funding, L.L.C., in exchange for a number of membership units in our operating partnership equal to the number of shares issued. Our operating partnership intends to use $223.9 million received as net proceeds as follows:

•	$199.3 million, along with the proceeds received by it from the mortgage borrowings described under “Mortgage Indebtedness Outstanding after This Offering”, will be used:

•
along with the proceeds received by SHC LLC in connection with the refinancing of its indebtedness to retire all outstanding principal and accrued interest relating to the $1,170 million of commercial mortgage-backed securities secured by all but one of our operating partnership’s current domestic properties, including the Distributed Properties, that would otherwise mature on February 9, 2005, subject to three one-year extensions at our option, and on which interest is payable monthly at the 30-day LIBOR rate plus a blended spread of 4.30% (the average interest rate was 5.51% for 2003);

•
to retire all outstanding principal and accrued interest relating to the $27.0 million principal balance of the loan secured by the Four Seasons Mexico City, which would otherwise mature on December 10, 2008. The loan has interest payable monthly at the 30-day LIBOR rate plus a spread of 3.35% (the average interest rate was 4.56% for 2003);

•
to retire all outstanding principal and accrued interest relating to the $24.4 million principal balance of the credit facility secured by the Four Seasons Punta Mita Resort, which would otherwise mature on June 30, 2010, and on which interest is payable monthly at the 90-day LIBOR rate plus a spread of 3.80% (the average interest rate was 5.01% for 2003); and

•
to retire $39.7 million of outstanding principal and accrued interest relating to the $67 million principal balance of an unsecured loan payable by our operating partnership to SHC LP, which bears interest at 9.0%. SHC LP will in turn distribute that $39.7 million to its general partner, SHC LLC, and SHC LLC will in turn distribute all or a portion of that $39.7 million to its equity owners, including Whitehall and Prudential;

•	$20.6 million for expenses associated with this offering and our debt financings described under “Mortgage Indebtedness Outstanding after This Offering” and our new revolving credit facility, described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”; and

•	$4.0 million for cash reserves required by our new loan agreements.

Any remaining amounts will be used for general corporate purposes. The available cash of our operating partnership to be distributed to SHC LLC in the Formation and Structuring Transactions does not include any of the proceeds of the offering.

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DISTRIBUTION POLICY

In order to qualify as a REIT, we must annually distribute to our stockholders an amount at least equal to:

(a)	90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

(b)	90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code; less

(c)	any excess non-cash income (as determined under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended).

See “U.S. Federal Income Tax Considerations”.

We intend to make quarterly distributions. However, the timing and frequency of distributions will be authorized by our board of directors and declared by us based upon a number of factors, including:

•	actual results of operations;

•	the timing of the investment of the proceeds of the offering;

•	debt service requirements;

•	capital expenditure requirements for our properties;

•	our taxable income;

•	the annual distribution requirement under the REIT provisions of the Internal Revenue Code;

•	our operating expenses; and

•	other factors that our board of directors may deem relevant.

Our ability to make distributions to our stockholders will depend, in part, upon the management of our properties by the various managers our taxable REIT subsidiary lessees have contracted with to operate our hotels. Distributions to our stockholders will generally be taxable to our stockholders as ordinary income. Because a significant portion of our investments will be equity ownership interests in hotels, which will result in depreciation and non-cash charges against our income, a portion of our distributions may constitute a tax-free return of capital. To the extent not inconsistent with maintaining our REIT status, we may retain any earnings that accumulate in our taxable REIT subsidiary or our taxable REIT subsidiary lessees.

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DILUTION

Net Tangible Book Value

As of December 31, 2003, on a pro forma basis, after giving effect to the Formation and Structuring Transactions, our net tangible book value was $               million, representing, on a pro forma basis, $               per share of our common stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities and total minority interests, divided by the number of shares outstanding issuable upon exchange of membership units convertible into shares of our common stock.

Dilution After This Offering

Purchasers of our common stock in the offering will experience an immediate dilution of the net tangible book value of our common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of common shares in this offering and the net tangible book value per common share immediately after this offering. After giving effect to:

•	the sale of our common shares offered by this prospectus,

•	the issuance of common shares upon the conversion of outstanding membership units of our operating partnership, Strategic Hotel Funding, L.L.C., and

•	the deduction of underwriting discount and estimated offering expenses,

our pro forma net tangible book value as of December 31, 2003 would have been $               million, or $               per share of common stock. This amount represents an immediate dilution in pro forma net tangible book value of $               per share of common stock to purchasers in the offering. The following table illustrates this per share dilution:

Initial public offering price per share		$
Pro forma net tangible book value before this offering(1)	$
Increase in pro forma net tangible book value per share to existing shareholders attributable to this offering and the Formation and Structuring Transactions	$
Decrease in pro forma net tangible book value per share to existing shareholders attributable to the conversion of outstanding membership units of our operating partnership	$
Pro forma net tangible book value per share after this offering(2)		$
Dilution in pro forma net tangible book value per share to new investors(3)		$

(1)
Net tangible book value per share of common stock before the offering is determined by dividing tangible book value of $                million (total tangible assets less total liabilities and total minority interests) on a pro forma basis, after giving effect to the Formation and Structuring Transactions, by       shares of common stock issuable upon exchange of membership units convertible into shares of our common stock.

(2)
Based on pro forma net tangible book value of approximately $               million of pro forma stockholders’ equity divided by       shares of common stock outstanding and the issuance of                shares of common stock upon conversion of outstanding units of our operating partnership.

(3)
Dilution is determined by subtracting pro forma net tangible book value per share of common stock after giving effect to the Formation and Structuring Transactions and this offering from the initial public offering price paid by a new investor for a share of common stock.

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Differences Between New and Existing Stockholders in Number of Shares and Amount Paid

The table below summarizes, as of December 31, 2003, on the pro forma basis discussed above, the differences between the number of common shares purchased from us, the total consideration paid and the average price per share paid by existing shareholders and by the new investors purchasing shares in this offering. We used the initial public offering price of $                per share, and we have not deducted estimated underwriting discounts and commissions and estimated offering expenses in our calculations.

	Shares/Units Issued			Cash/Tangible Book Value			Cash/Tangible Book Value

	Number	Percentage		Amount		Percentage	Per Share

Existing stockholders			%		$(1)%		$

Units of our operating partnership					(2)
New investors in the offering					(3)

Total		100%		$		100%

(1)
Based on the December 31, 2003 net tangible book value of the assets (consisting of total assets less accrued rental income, intangible assets, and deferred costs, net of liabilities to be assumed, excluding the value of assumed lease obligations).

(2)	Represents the net tangible book value of minority interest attributable to the units of our operating partnership, Strategic Hotel Funding, L.L.C.
(3)	Represents the proceeds from this offering before deducting underwriting discounts, commissions and other expenses of this offering.

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FORMATION AND STRUCTURING TRANSACTIONS

The following simplified chart sets forth the ownership structure of the hotel properties owned by our operating partnership, Strategic Hotel Funding, L.L.C., which we call SHC Funding, prior to the Formation and Structuring Transactions described below.

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Strategic Hotel Capital, Inc., or SHCI, was formed as a Maryland corporation with perpetual existence in January 2004. SHCI was formed to complete the initial public offering that is part of the Formation and Structuring Transactions described below and intends to be taxed as a REIT under the Internal Revenue Code.

Prior to our offering of common stock, the following steps will occur:

•	SHC LP and Strategic Hotel Capital Limited Partnership II, which we call SHC LP II, will merge, with SHC LP being the surviving entity.

•	SHC Funding’s limited liability company operating agreement will provide for:

•	a managing member interest to be held by SHCI,

•	conversion of membership interests into units, and

•	redemption/exchange of membership interests held by non-managing members.

•
Strategic Hotel Capital, L.L.C., which we call SHC LLC, our operating partnership and SHC LP will complete a refinancing of existing indebtedness, including the debt associated with the Distributed Properties, so the debt follows the assets when they are distributed. The proceeds of the new indebtedness, along with the proceeds of the initial public offering described below, will be used to repay existing indebtedness. Our mortgage indebtedness to be outstanding after the offering is described under “Mortgage Indebtedness Outstanding After This Offering”.

•	Our operating partnership will distribute the following assets to SHC LLC:

•	the following four hotel properties:

•	The Essex House, a Westin Hotel;

•	Loews Beverly Hills;

•	Marriott New York East Side; and

•	Westin Santa Clara,

•	its general partnership interest in SHC LP, which owns five hotel properties, and

•	approximately $ million of its available cash on hand prior to this offering.

•	SHC LP will contribute the Marriott Lincolnshire Resort and Hyatt Regency New Orleans to SHC Funding in exchange for membership units.

•	In connection with our qualification as a REIT, we will convert our lease agreement with the manager of the Hyatt Regency New Orleans to a management agreement.

•	Our subsidiary that owns the Loews Santa Monica Beach Hotel will amend and restate its governing instruments so that the minority interest will be exchangeable for $1.2 million of membership units in our operating partnership at the initial public offering price.

•
SHC LLC will distribute a portion of the membership units that it receives to its equity owners on a pro rata basis. Following that, two of its equity owners (Whitehall and Prudential) will exchange their equity interests for shares of the REIT. SHC LLC will hold a portion of the membership interests pending distribution in connection with the redemption/conversion of the SHC LLC convertible debentures and Class C units in SHC LP, which is described below.

As a result, seven of the hotel properties, which we call the Distributed Properties, currently owned by our operating partnership, SHC LP or SHC LP II will be owned by SHC LLC. Accordingly, investors in the offering will not acquire any interest in the Distributed Properties through the purchase of shares of our common stock. The Distributed Properties are: The Essex House, a Westin Hotel; Hyatt Regency San Francisco; Loews Beverly Hills; Marriott New York East Side; Park

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Hyatt San Francisco; Ritz-Carlton, Laguna Niguel; and Westin Santa Clara. We will continue to asset manage the Distributed Properties under an asset management agreement with SHC LLC.

We will restructure the finance obligations related to the Paris Marriott Champs Elysées Hotel and the Hamburg Marriott Hotel to operating leases by eliminating the cash collateralization of the bank guarantees.

Shortly after the transactions described above, SHCI will complete the offering of our common stock by issuing                shares for cash, or                shares if the underwriters fully exercise their option to purchase additional shares. It then will contribute the net proceeds of the offering to our operating partnership in exchange for an equal number of membership units, which will represent a               % managing membership interest in our operating partnership, or, if the underwriters fully exercise their option to purchase additional shares, a                % managing membership interest. Our operating partnership will then use the $               million of the net proceeds to repay existing indebtedness, with the remainder to pay expenses associated with this offering and the related debt financings and to fund loan reserves. See “Use of Proceeds” and “Capitalization”.

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The following simplified chart sets forth the structure of the REIT, our operating partnership SHC Funding, SHC LLC and SHC LP following the transactions described above, along with the principal agreements among those entities:

The Goldman Sachs Group, Inc.
Public Shareholders, including Whitehall and Prudential Interests
Whitehall Interests
Prudential Interests
Other Interests
Registration Rights Agreement
Registration Rights Agreement
41.1%
31.8%
27.1%
Strategic Hotel Capital, Inc. (the "REIT")
Strategic Hotel Capital, L.L.C. ("SHC LLC")
Ownership Interests in 7 Hotel Properties
Other Interests
Limited Partner Interests
General Partner Interest
Strategic Hotel Capital Limited Partnership ("SHC LP")
__%
__%
__%
Asset Management Agreement
Cross-indemnification Agreement
Strategic Hotel Funding, L.L.C. (the "operating partnership")
Ownership Interests in 14 Hotel Properties

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As illustrated in the chart above, SHC Funding becomes the “operating partnership” in an UPREIT structure with the following owners: the REIT, SHC LP and the members of SHC LLC in proportion to their membership interest in SHC LLC. At that point, SHC LLC remains the obligor under its convertible debentures. Following the offering, SHC LLC intends to send out notice to redeem approximately $133.0 million (including interest) of its outstanding convertible debentures and Class C units in SHC LP specifying redemption at par on a date 60 days later. After 60 days, SHC LLC will use the cash of $ million received from our operating partnership as described above to redeem any unconverted debentures and Class C units and will distribute its remaining membership units to converting debenture and Class C unit holders. To the extent that the holders of the debentures and Class C units elect to convert instead of redeem, SHC LLC expects to use the cash either to satisfy other operating needs or to distribute the cash to its equity owners on a pro rata basis. After this distribution, SHC LLC will no longer own an interest in our operating partnership.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2003 on an actual and as adjusted basis to give pro forma effect to the Formation and Structuring Transactions, this offering and the use of the net proceeds from this offering as described in “Use of Proceeds”.

	December 31, 2003

	Historical	Pro Forma As Adjusted

	(In thousands)
Debt:
Commercial mortgage-backed securities and mezzanine debt	$1,170,000	$—
Other mortgage debt	187,030	—
Finance obligation	204,189	—
Secured indebtedness(1)	—	418,400
Other debt	12,918	6,918
Convertible debt	122,030	—

Total debt	1,696,167	425,318
Minority interests	107,608	48,712
Owners’ equity(2)	139,068	173,720

Total capitalization	$1,942,843	$647,750

(1)	See “Mortgage Indebtedness Outstanding after This Offering” for a description of our $ million of new mortgage indebtedness.
(2)
The common stock outstanding as shown includes common stock to be issued in this offering and excludes (i)       shares issuable upon exercise of the underwriters’ option to purchase additional shares, (ii)                 additional shares available for future issuance under our long-term incentive plan and (iii)       shares reserved for issuance with respect to units of our operating partnership that may, subject to limits in its operating agreement be exchanged for cash or, at our option, shares of our common stock generally commencing 12 months after the consummation of this offering.

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SELECTED FINANCIAL AND OPERATING DATA

You should read the following selected historical financial and operating data together with “Unaudited Pro Forma Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Because SHC LLC is our predecessor company, we present herein certain historical financial data for our predecessor, SHC LLC, and certain pro forma financial data for our company. We also present certain statistical information and non- GAAP financial measures on a historical and pro forma basis. The historical financial data presented herein is the historical financial data for our predecessor, SHC LLC, and reflects the historical results of operations and financial position of SHC LLC, including the seven properties that will be distributed by SHC Funding to SHC LLC in the Formation and Structuring Transactions, described below, immediately prior to this offering. Following this offering, we will own a           % managing membership interest in SHC Funding (or           % if the underwriters fully exercise their option to purchase additional shares), and as a result will consolidate the results of operations and financial position of SHC Funding, with the remaining                % non-managing membership interests held by our current equity owners treated as “minority” interests. As a result, our historical results of operations and financial position are not indicative of our results of operations and financial position after completion of the Formation and Structuring Transactions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The selected historical financial information as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, has been derived from our financial statements audited by Deloitte & Touche LLP, independent auditors, whose report with respect thereto is included elsewhere in this prospectus.

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	Historical for the Years Ended December 31,

	2003(1)	2002	2001	2000	1999

	(In thousands, except statistical data)

Statistical Data:
Number of hotels excluding joint venture hotels	20	25	25	26	29
Number of rooms excluding joint venture hotels	10,208	10,621	10,619	11,263	12,218
Aggregate occupancy rate	69.2%	69.4%	67.6%	75.8%	74.4%
Operating Data:
Revenue:
Rooms	$317,978	$329,322	$345,568	$432,256	$367,899
Food and beverage	164,358	167,691	174,284	209,032	178,665
Other hotel operating revenue	55,580	58,738	67,228	76,304	62,121
Lease revenue	27,638	35,134	45,286	51,460	51,777

Total Revenues	565,554	590,885	632,366	769,052	660,462
Operating Costs and Expenses:
Rooms	82,245	81,950	83,983	100,246	86,208
Food and beverage	127,751	128,167	132,254	152,579	130,766
Other departmental expenses	148,595	147,506	153,625	172,453	158,079
Management fees	19,295	19,481	20,920	25,868	22,786
Other property level expenses	36,903	34,977	34,047	35,740	14,348
Depreciation and amortization	82,661	104,302	118,690	135,275	121,291
Impairment losses on hotel properties	—	5,435	53,185	3,500	8,100
Corporate expenses	21,912	15,854	18,428	28,798	21,940

Total Operating Costs and Expenses	519,362	537,672	615,132	654,459	563,518

Operating Income	46,192	53,213	38,765	114,593	96,944
Interest Expense	107,391	101,075	128,875	146,908	105,809
Minority Interests	2,895	10,264	10,812	11,693	11,199

Loss from Continuing Operations	(82,241)	(57,537)	(110,351)	(39,853)	(27,542)
Income from Discontinued Operations	26,047	7,234	1,668	8,340	14,167
Net Loss	$(56,194)	$(50,303)	$(116,659)	$(31,513)	$(13,375)

FFO — basic(2)	$16,121	$71,473	$1,712	$121,833	$125,845

FFO — diluted(2)	$34,384	$119,071	$49,699	$173,078	$184,148

EBITDA(2)	$145,171	$182,528	$157,772	$280,560	$239,213

Balance Sheet Data:
Property and equipment, net, including goodwill and assets of discontinued operations	$1,748,864	$1,922,681	$2,001,785	$2,233,281	$2,343,947
Cash and cash equivalents(3)	193,134	254,807	250,779	114,486	121,192
Total assets	2,079,521	2,269,657	2,352,572	2,472,947	2,691,123
Convertible debt, mortgages and other debt	1,696,167	1,818,580	1,865,260	1,588,009	1,800,099
Total liabilities	1,832,845	1,934,264	1,970,817	1,734,720	1,922,382
Minority interests	107,608	217,778	213,025	277,265	271,042
Members’/Stockholders’ equity	139,068	117,615	168,730	461,462	497,699

(1)
We sold five hotel properties during the year ended December 31, 2003, and had one hotel property held for sale as of December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(2)
We present two non-GAAP financial measures herein that we believe are useful to investors as key measures of our operating performance: Funds From Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under accounting principles generally accepted in the United States of America, or GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships

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and joint ventures. We also present herein diluted FFO, which is FFO less convertible debt interest expense and distributions on convertible minority interests. We believe that the presentation of FFO and diluted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to service debt, fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. EBITDA represents net income (losses) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, diluted FFO and EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, diluted FFO and EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, diluted FFO and EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, diluted FFO and EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss. In addition, you should be aware that adverse economic and market conditions may negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, diluted FFO and EBITDA to the most directly comparable GAAP financial performance measure, which is net loss, and provide an explanatory description by footnote of the items excluded from FFO, diluted FFO and EBITDA required to quantitatively reconcile FFO, diluted FFO and EBITDA as presented with net loss.

(3)	Includes restricted cash.

The following tables show the reconciliation between net loss and FFO and net loss and EBITDA for the periods indicated:

Reconciliation of Net Loss to Funds From Operations (FFO)

	Historical for the Years Ended December 31,

	2003(1)	2002	2001	2000	1999

	(In thousands)

Net Loss	$(56,194)	$(50,303)	$(116,659)	$(31,513)	$(13,375)
Depreciation and amortization — continuing operations	82,661	104,302	118,690	135,275	121,291
Depreciation and amortization — discontinued operations	5,513	13,383	11,901	18,449	17,770
Gain on sale of assets — continuing operations	—	—	(21,531)	(1,702)	—
Gain on sale of assets — discontinued operations	(21,072)	—	—	—	—
Minority interests	(466)	(819)	(1,019)	(1,036)	(586)
Joint venture adjustments and other	5,679	4,910	10,330	2,360	745

FFO — basic(2)	16,121	71,473	(1,712)	121,833	125,845
Convertible debt interest expense	14,902	36,515	36,156	38,516	46,518
Convertible minority interests	3,361	11,083	11,831	12,729	11,785

FFO — diluted(2)	$34,384	$119,071	$49,699	$173,078	$184,148

(1)
We sold five hotel properties during the year ended December 31, 2003 and had one hotel property held for sale as of December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(2)
FFO has not been adjusted for the following amounts included in net loss (in thousands) because these losses have either occurred during the prior two years or are reasonably likely to occur within two years.

•	Impairment losses from continuing operations amounted to $5,435 and $53,185 for the years ended December 31, 2002 and 2001, respectively.
•	Impairment losses from discontinued operations amounted to $7,803 for the year ended December 31, 2001.
•	Loss on extinguishment of debt from continuing operations amounted to $13,761 and $13,868 for the years ended December 31, 2003 and 2001, respectively.
•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

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Reconciliation of Net Loss to EBITDA

	Historical for the Years Ended December 31,

	2003(1)	2002	2001	2000	1999

	(In thousands)

Net Loss	$(56,194)	$(50,303)	$(116,659)	$(31,513)	$(13,375)

Depreciation and amortization — continuing operations	82,661	104,302	118,690	135,275	121,291
Depreciation and amortization — discontinued operations	5,513	13,383	11,901	18,449	17,770
Interest expense — continuing operations	107,391	101,075	128,875	146,908	105,809
Interest expense — discontinued operations	6,352	10,856	12,666	8,091	3,218
Income taxes	(552)	3,215	2,299	3,350	4,500

EBITDA(2)	$145,171	$182,528	$157,772	$280,560	$239,213

(1)
We sold five hotel properties during the year ended December 31, 2003 and had one hotel property held for sale as of December 31, 2003, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”.

(2)
EBITDA has not been adjusted for the following amounts included in net loss (in thousands) because these losses have either occurred during the prior two years or are reasonably likely to occur within two years.

•	Impairment losses from continuing operations amounted to $5,435 and $53,185 for the years ended December 31, 2002 and 2001, respectively.

•	Impairment losses from discontinued operations amounted to $7,803 for the year ended December 31, 2001.

•	Loss on extinguishment of debt from continuing operations amounted to $13,761 and $13,868 for the years ended December 31, 2003 and 2001, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information gives effect to (i) the sale of the Hyatt Regency Capitol Hill in Washington D.C., (ii) the repayment of our loan payable to the City of Burbank and (iii) the Formation and Structuring Transactions described above under “Formation and Structuring Transactions”. The pro forma adjustments related to the Formation and Structuring Transactions principally include (a) recording the Paris Marriott and the Hamburg Marriott hotels as operating leases rather than financing obligations, (b) refinancing the debt on the Distributed Properties and repayment of certain other debt, (c) eliminating the Distributed Properties, the distributed cash, the SHC LLC convertible debentures and Class C units of SHC LP and minority interests from our financial statements, (d) refinancing the indebtedness of the SHCI assets, (e) receiving cash from our initial public offering and (f) recording a minority interest related to the interests in our operating partnership that are not owned by the REIT. The historical financial information as of December 31, 2003 and for the year ended December 31, 2003 has been derived from SHC LLC’s audited financial statements, which are included elsewhere in this prospectus. The unaudited pro forma balance sheet data as of December 31, 2003 is presented as if the transactions had occurred on December 31, 2003. The unaudited pro forma statement of operations data for the year ended December 31, 2003 is presented as if the transactions had occurred on January 1, 2003.

The unaudited pro forma financial information and related notes are presented for informational purposes only and does not purport to represent what our financial position or results of operations would actually have been if the transactions had in fact occurred on the earlier dates discussed above. It also does not project or forecast our consolidated financial position or results of operations for any future date or period.

The unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and related notes included elsewhere in this prospectus and with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Formation and Structuring Transactions”. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable.

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Consolidated Balance Sheets
Historical and Pro Forma
As Of December 31, 2003
(In Thousands)

ASSETS	Strategic Hotel Capital, L.L.C. and Subsidiaries Historical	Hyatt DC Sale			Restructure Leases		Retire Hilton Burbank Loan			Refinance Debt – Distributed Properties			Distribution to SHC LLC		IPO Proceeds/ Refinance SHCI Assets			Strategic Hotel Capital, Inc. and Subsidiaries Pro Forma

Property and equipment	$1,881,840	$			$(86,278	)(2a)	$			$			$(956,323	)(5a)	$			$839,239
Less accumulated depreciation	(472,645)				17,495	(2b)							276,417	(5b)				(178,733)

Net property and equipment	1,409,195				(68,783)								(679,906)					660,506
Goodwill	259,150				(9,962	)(2c)							(193,039	)(5c)				56,149
Assets of discontinued operations	80,519		(80,519	)(1a)
Investment in hotel joint ventures	23,392				(8,276	)(2h)												15,116
Cash and cash equivalents	107,437		88,647	(1b)	7,246	(2d)		9,682	(3a)		725,000	(4a)	(4,506	)(5d)		240,800	(6a)	45,744
					10,800	(2i)		(6,000	)(3b)		(27,027	)(4b)	(46,695	)(5g)		(26,621	)(6b)
					(164	)(2j)					40,193	(4c)	(122,030	)(5e)		(39,729	)(6c)
											(18,671	)(4d)	(7,291	)(5e)		(159,600	)(6f)
											(710,877	)(4e)				(3,953	)(6g)
																(10,897	)(6h)
Restricted cash and cash equivalents	85,697		(6	)(1c)	(7,246	)(2d)		(9,682	)(3a)		27,027	(4b)	(15,809	)(5h)		3,953	(6g)	15,724
											(40,193	)(4c)	(28,017	)(5i)
Accounts receivable, net	31,030												(12,568	)(5j)				18,462
Deferred costs, net	29,247		(139	)(1d)	(5,715	)(2e)					18,671	(4d)	(18,671	)(5k)		(10,517	)(6k)	10,898
											(11,662	)(4f)	(1,213	)(5f)		10,897	(6h)
Other assets	53,854		(21	)(1e)									(8,136	)(5l)				45,697

TOTAL ASSETS	$2,079,521		$7,962		$(82,100)			$(6,000)			$2,461		$(1,137,881)			$4,333		$868,296

LIABILITIES & OWNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$124,422		(455	)(1f)				(2,153	)(3c)				(25,865	)(5m)				$95,949
Mortgages and other debt payable	1,505,984				(204,189	)(2f)		(6,000	)(3b)		725,000	(4a)	(725,000	)(5n)		418,400	(6i)	425,318
											(710,877	)(4e)				(578,000	)(6j)
Convertible debt	122,030												(122,030	)(5e)
Liabilities of discontinued operations	68,153		(68,153	)(1g)
Deferred fees on management contracts	12,256												(9,748	)(5o)				2,508
Deferred gain on sale of hotels					119,728	(2g)												122,089
					2,525	(2k)
					(164	)(2j)

Total Liabilities	1,832,845		(68,608)		(82,100)			(8,153)			14,123		(882,643)			(159,600)		645,864
Minority interests	107,608												(100,317	)(5p)		48,712	(6d)	48,712
OWNERS’ EQUITY	139,068		76,570	(1h)				2,153	(3c)		(11,662	)(4f)	(7,291	)(5e)		125,738	(6e)	173,720
													(1,213	)(5f)		(10,517	)(6k)
Common Stock													(146,417	)(5q)
Additional paid-in capital
Retained earnings

TOTAL LIABILITIES & OWNERS’ EQUITY	$2,079,521		$7,962		$(82,100)			$(6,000)			$2,461		$(1,137,881)			$4,333		$868,296

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Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003

1.
Sale of Hyatt Regency Capitol Hill in Washington, D.C. — On February 6, 2004, we completed the sale of the Hyatt Regency Capitol Hill in Washington, D.C. for a cash sales price of $160.0 million. The net cash proceeds of $88.6 million (after retirement of debt and transaction costs) will be distributed to SHC LLC in connection with the Formation and Structuring Transactions. The following pro forma adjustments were made to record this sale:

a)	Reflects the $80.5 million removal of the carrying value of net property and equipment and goodwill.

b)	Reflects the $88.6 million of net proceeds after repayment of mortgage debt and payment of transaction costs.

c)	Reflects the $6,000 removal of FF&E cash reserves, which were transferred to the purchaser.

d)	Reflects the $139,000 write-off of unamortized loan fees applicable to the mortgage debt retired.

e)	Reflects the $21,000 removal of other assets included in the transaction.

f)	Reflects the payment of $455,000 of accrued interest on the mortgage debt.

g)	Reflects the repayment of $68.2 million of mortgage debt due upon sale.

h)	Reflects the $76.6 million pro forma gain on sale of the hotel.

2.	Restructure Leases

Paris Marriott Lease Restructure — In July 2003, we sold the real estate applicable to the Paris Marriott Champs Elysées hotel (“Paris Marriott”) to Deutsche Immobilien Fonds Aktiengesellschaft, or DIFA, which then leased the hotel back to us. This transaction is described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels.” After this transaction, we continued to report the Paris Marriott on our consolidated balance sheet and continued to consolidate its results because of our continued involvement in supporting the financing of the property through a collateralized guarantee. As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”, in conjunction with the Formation and Structuring Transactions, we will change the terms of the related collateralized guarantee and will no longer have continuing involvement as considered under GAAP. Accordingly, we will record the Paris Marriott as an operating lease and record rent expense instead of mortgage interest and depreciation expense and eliminate the finance obligation on the balance sheet. The following pro forma adjustments were made to account for this restructuring under GAAP, including recording the deferred gain on sale of this hotel:

a)	Reflects the $86.3 million removal of property and equipment.

b)	Reflects the $17.5 million removal of accumulated depreciation.

c)	Reflects the $10.0 million removal of goodwill.

d)	Reflects the release of $7.2 million restriction on cash and cash equivalents upon the removal of the obligation to collateralize the DIFA rent guarantee.

e)	Reflects the $5.7 million write-off of costs previously recorded as deferred loan costs when the transaction was reported as a financing obligation.

f)	Reflects elimination of the $204.2 million finance obligation recorded under Mortgages and Other Debt Payable.

g)	Reflects the $119.7 million deferred gain recorded upon the reclassification of the transaction to a sale leaseback.

Hamburg Marriott Lease Restructure — As of December 31, 2003, our 35% interest in the Hamburg Marriott joint venture was recorded under the equity method. In February 2004, our joint venture consummated a sale leaseback transaction similar to the July 2003 transaction described above for the

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Paris Marriott. As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”, on March 1, 2004, we acquired our joint venture partner’s interest in this hotel. In conjunction with the Formation and Structuring Transactions, we will change the terms of the related collateralized guarantee and will no longer have continuing involvement as considered under GAAP. Accordingly, we will record the Hamburg Marriott as an operating lease. The following pro forma adjustments were made to account for the sale leaseback transaction and the acquisition of our joint venture partner’s interest.

h)	Reflects the $8.3 million removal of Investment in Hotel Joint Venture.

i)	Reflects the $10.8 million net cash proceeds generated by the sale of the Hamburg Marriott and received from the joint venture that owned the hotel.

j)
Reflects the payment of $164,000 for the acquisition of the remaining 65% interest in the Hamburg Marriott joint venture in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”.

k)	Reflects the $2.5 million deferred gain recorded upon reclassification to a sale leaseback transaction.

3.
Retire Hilton Burbank Loan — On January 30, 2004, our loan payable to the City of Burbank totaling $8.2 million ($6.0 million principal balance plus $2.2 million of accrued interest) was retired for a principal payment of $6.0 million. The following pro forma adjustments were made to account for this transaction:

a)	Reflects the release of a $9.7 million restriction on cash held by the CMBS III loan trustee.

b)	Reflects the $6.0 million payoff of the loan.

c)	Reflects the forgiveness of $2.2 million of accrued interest payable.

4.
Refinance Debt — Distributed Properties — In connection with the Formation and Structuring Transactions, SHC LLC will refinance the debt of the Distributed Properties. The following pro forma adjustments were made to account for this transaction:

a)	Reflects the $725.0 million principal amount of new debt.

b)	Reflects the $27.0 million cash reserves required under the new loan agreement.

c)	Reflects the release of $40.2 million of cash reserves held by the existing lender.

d)	Reflects the estimated $18.7 million of financing costs applicable to closing the new loan.

e)	Reflects the $710.9 million payoff of the existing debt.

f)	Reflects the $11.7 million write-off of unamortized deferred financing costs applicable to the debt refinanced on the Distributed Properties.

5.
Distribution to SHC LLC — In connection with the Formation and Structuring Transactions, prior to the offering of our common stock, our operating partnership will distribute to SHC LLC four hotel properties, its interest in SHC LP (which owns five hotel properties) and available cash. SHC LP will contribute two of its properties (Marriott Lincolnshire Resort and Hyatt Regency New Orleans) to our operating partnership, in exchange for membership units. As a result, seven hotel properties (the Distributed Properties) and all available cash will be distributed to SHC LLC from the operating partnership in a reverse spinoff in accordance with EITF 02-11, “Accounting for Reverse Spinoffs” and the remaining properties will be recorded in the operating partnership at historical cost under Staff Accounting Bulletin 103 Topic 5G, “Transfers of Nonmonetary Assets by Promoters or Shareholders”, as prescribed by EITF 94-2, “Treatment of Minority Interests in Certain Real Estate Investment Trusts”. SHC LLC, SHC LP and their respective owners are considered sponsors under EITF 94-2. The following adjustments were made to account for these distributions:

a)	Reflects the Distributed Properties’ property and equipment at historical cost of $956.3 million.

b)	Reflects accumulated depreciation of $276.4 million related to the property and equipment described in (a) above.

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c)	Reflects the $193.0 million of goodwill applicable to the Distributed Properties.

d)	Reflects the $4.5 million of hotel-level cash and cash equivalents applicable to the Distributed Properties.

e)	Reflects the distribution of $122.0 million and $7.3 million to SHC LLC of convertible debentures and Class C units, respectively, as obligations of SHC LLC and not of SHCI.

f)	Reflects the distribution of $1.2 million of unamortized deferred financing costs applicable to SHC LLC’s convertible debentures.

g)	Reflects $46.7 million of corporate-level cash and cash equivalents available for distribution after giving effect to the previous pro forma adjustments.

h)	Reflects the $15.8 million of hotel-level restricted cash and cash equivalents (FF&E cash reserves) applicable to the Distributed Properties.

i)
Reflects the distribution of $28.0 million of restricted cash reserves related to the Distributed Properties’ debt ($27.0 million) and an SHC LLC foreign currency forward exchange contract ($1.0 million).

j)	Reflects the $12.6 million of accounts receivable, net applicable to the Distributed Properties.

k)
Reflects the distribution of deferred financing costs ($18.7 million) incurred by SHC LLC (see the corresponding pro forma adjustment in the “Refinance Debt-Distributed Properties” column of the pro forma balance sheet).

l)	Reflects the $8.1 million of other assets applicable to the Distributed Properties.

m)	Reflects the $25.9 million of accounts payable and accrued expenses applicable to the Distributed Properties.

n)	Reflects the $725.0 million of debt applicable to the Distributed Properties.

o)	Reflects the $9.7 million of deferred fees on management contracts applicable to the Distributed Properties.

p)
Reflects the $100.3 million adjustment to eliminate the prior minority interests in certain properties contributed to us. These minority interests (primarily held by SHC LP and SHC LP II) have been eliminated because those properties that we will have an interest in after giving effect to the Formation and Structuring Transactions will be wholly owned directly by the operating partnership. The composition of our minority interest will change further as a result of the Formation and Structuring Transactions as described further in 6d) below.

q)	Reflects the $146.4 million decrease in equity from the distribution of net assets to SHC LLC.

6.
IPO Proceeds/Refinance SHCI Assets — In connection with the Formation and Structuring Transactions, the following adjustments were made to account for the initial public offering proceeds and the refinancing of the SHCI assets:

a)	Reflects the $240.8 million of proceeds received from the initial public offering.

b)	Reflects the $26.6 million payment of underwriting and other offering costs.

c)	Reflects the $39.7 million repayment of a portion of a loan payable to SHC LP as further described under “Use of Proceeds”.

d)
Based on the consummation of the initial public offering and the exchange by Whitehall and Prudential of all membership units of the operating partnership received by them (excluding all operating partnership units reserved for convertible debentures and Class C unit conversions to membership units in SHC LLC) in the Formation and Structuring Transactions into shares of our common stock, the REIT would hold a 78.1% interest in the operating partnership. As a result, a $48.7 million minority interest has been recorded to give effect to the interest in the operating

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partnership owned by others in accordance with EITF 94-2. The issuance of membership units by the operating partnership to Whitehall and Prudential, as well as the exchange of these membership units for our common stock, will be accounted for at historical cost in accordance with EITF 94-2 and EITF 95-7, “Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts”. If all the convertible debentures and Class C units were redeemed and therefore all operating partnership units reserved for conversions were distributed to current SHC LLC owners, the additional conversions of the operating partnership units held by Whitehall and Prudential of our common stock would result in the REIT holding an 83.7% interest in the operating partnership. The effect of this change in ownership would decrease the pro forma minority interest to $36.3 million and increase our pro forma equity to $186.2 million.

e)	Reflects the $125.7 million increase in equity as a result of the above adjustments.

f)	Reflects the use of $159.6 million of initial public offering proceeds to retire debt of the assets held by SHCI.

g)	Reflects funding $4.0 million of cash reserves required under our new loan agreements.

h)	Reflects the estimated $10.9 million of financing costs applicable to closing our new mortgage, mezzanine and revolving credit facility loan agreements.

i)	Reflects the aggregate loan proceeds of $418.4 million under our new mortgage and mezzanine loan agreements.

j)	Reflects the $578.0 million payoff of the debt assumed by us in acquiring the SHCI assets.

k)	Reflects the $10.5 million write-off of unamortized deferred financing costs applicable to the debt refinanced on the SHCI assets.

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Consolidated Statements of Operations
Historical and Pro Forma
For the Year Ended December 31, 2003
(In Thousands)

REVENUES:	Strategic Hotel Capital, L.L.C. and Subsidiaries Historical	Restructure Leases			Distribution to SHC LLC		Other Adjustments			Reclassify Hyatt New Orleans Lease to Management Agreement			Strategic Hotel Capital, Inc. and Subsidiaries Pro Forma

Rooms	$317,978	$			$(148,198	)(2a)	$				$40,101	(4a)	$209,881
Food and beverage	164,358				(70,699	)(2b)					19,543	(4b)	113,202
Other hotel operating revenue	55,580				(18,121	)(2c)					3,500	(4c)	40,959

	537,916				(237,018)						63,144		364,042
Lease revenue	27,638		3,690	(1e)	(7,488	)(2d)					(20,150	)(4d)	3,690
Management fees — SHC LLC					5,000	(2o)							5,000

Total revenues	565,554		3,690		(239,506)						42,994		372,732
OPERATING COSTS AND EXPENSES:
Rooms	82,245				(45,309	)(2e)					9,996	(4e)	46,932
Food and beverage	127,751				(58,321	)(2f)					13,469	(4f)	82,899
Other departmental expenses	148,595				(59,136	)(2g)					12,780	(4g)	102,239
Management fees	19,295				(5,644	)(2h)					4,258	(4h)	17,909
Other property level expenses	36,903				(20,948	)(2i)					2,491	(4i)	18,446
Rent expense on leased hotels			11,598	(1a)									15,355
			3,757	(1f)
Depreciation and amortization	82,661		(792	)(1b)	(43,571	)(2j)							38,298
Corporate expenses	21,912												21,912

Total operating costs and expenses	519,362		14,563		(232,929)						42,994		343,990

Operating income	46,192		(10,873)		(6,577)								28,742
Interest expense	107,391		(12,278	)(1c)	(45,649	)(2k)		(34,562	)(3a)				20,586
					(14,902	)(2k)		18,125	(3b)
								2,461	(3c)
Interest income	(2,643)				2,643	(2l)
Loss on early extinguishment of debt	13,761				(4,519	)(2m)							9,242
Other expenses (income), net	7,581		1,091	(1g)									8,672

Loss before income taxes and minority interest	(79,898)		314		55,850			13,976					(9,758)
Income tax expense (benefit)	(552)		839	(1d)				706	(3d)				993
Minority interests	2,895				(2,895	)(2n)
Minority interests								(2,354	)(3e)				(2,354)

LOSS FROM CONTINUING OPERATIONS	$(82,241)		$(525)		$58,745			$15,624		$			$(8,397)

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Notes to Unaudited Pro Forma Consolidated Income Statement for the Year Ended December 31, 2003

1.	Restructure Leases

Paris Marriott Lease Restructure — In July 2003, we sold the real estate applicable to the Paris Marriott to DIFA, which then leased the hotel back to us. This transaction is described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels.” After this transaction, we continued to report the Paris Marriott on our consolidated balance sheet and continued to consolidate its results because of our continued involvement in supporting the lease of the property through a collateralized guarantee. As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels” in conjunction with the Formation and Structuring Transactions, we will change the terms of the related collateralized guarantee and will no longer have continuing involvement as considered under GAAP. Accordingly, we will record the Paris Marriott as an operating lease and record rent expense instead of mortgage interest and depreciation expense. The following pro forma adjustments were made to account for this restructuring:

a)	Reflects the $11.6 million rent expense under the operating lease.

b)	Reflects the $792,000 elimination of depreciation expense.

c)	Reflects the $12.3 million elimination of interest expense due to the removal of the financing obligation upon sale of the hotel.

d)	Reflects the $839,000 elimination of deferred tax benefits associated with the write-off of deferred financing costs applicable to mortgage debt retired upon sale of the hotel.

Hamburg Marriott Lease Restructure — As of December 31, 2003, our 35% Hamburg Marriott joint venture was recorded under the equity method. In February 2004, our joint venture consummated a sale leaseback transaction similar to the July 2003 transaction described above for the Paris Marriott. As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Trends and Events — Sales of Hotels”, on March 1, 2004, we acquired our joint venture partner’s interest in this hotel. In conjunction with the Formation and Structuring Transactions, we will change the terms of the related collateralized guarantee and will no longer have continuing involvement as considered under GAAP. Accordingly, we will record the Hamburg Marriott as an operating lease. The following pro forma adjustments were made to consolidate the Hamburg Marriott, including accounting for the lease restructuring and the acquisition of our joint venture partner’s interest:

e)	Our subsidiary that leases the hotel from DIFA has leased the hotel to the hotel manager. This $3.7 million adjustment records lease revenues earned from the operator.

f)	Reflects the $3.8 million rent expense under the operating lease with DIFA.

g)	Reflects the $1.0 million elimination of equity in earnings of joint venture and $0.1 million elimination of asset management fee revenues.

2.
Distribution to SHC LLC — In connection with the Formation and Structuring Transactions, a distribution of seven hotel properties will be made to SHC LLC. Separately, SHC LLC intends to issue a redemption notice to holders of its convertible debt and the Class C units in SHC LP specifying redemption at par. The following pro forma adjustments were made to account for these items.

a)	Reflects the $148.2 million elimination of room revenue for six hotels.

b)	Reflects the $70.7 million elimination of food and beverage revenue for six hotels.

c)	Reflects the $18.1 million elimination of other hotel operating revenue for six hotels.

d)	Reflects the $7.5 million elimination of lease revenue for the hotel under a lease agreement.

e)	Reflects the $45.3 million elimination of rooms expense for six hotels.

f)	Reflects the $58.3 million elimination of food and beverage expense for six hotels.

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g)	Reflects the $59.1 million elimination of other departmental expenses for six hotels.

h)	Reflects the $5.6 million elimination of management fees for six hotels.

i)	Reflects the $20.9 million elimination of other property level expenses for six hotels.

j)	Reflects the $43.6 million elimination of depreciation expense for the seven hotels.

k)
Reflects the $45.6 million elimination of interest expense on debt collateralized by the seven hotels and $14.9 million of interest expense applicable to convertible debentures that will be redeemed or converted to SHC LLC membership units.

l)	Reflects the $2.6 million elimination of interest income.

m)
Reflects the $4.5 million elimination of loss on early extinguishment of debt, which represented the unamortized deferred financing costs applicable to the debt refinanced in January 2003 related to the Distributed Properties.

n)
Reflects the $2.9 million elimination of prior minority interests applicable to SHC LLC. These minority interests in our historical operating results have been eliminated because the operating partnership will wholly own all of the properties remaining in the operating partnership after giving effect to the Formation and Structuring Transactions. The composition of our minority interest will further change as a result of the Formation and Structuring Transactions as described further in 3e) below.

o)	Reflects the $5.0 million annual management fee revenue for asset managing the Distributed Properties after completion of the Formation and Structuring Transactions.

3.	Other Adjustments — In connection with the Formation and Structuring Transactions, we have made the following additional adjustments:

a)	Reflects the $34.6 million elimination of historical interest expense related to SHCI’s mortgage debt assumed by us but retired as part of the Formation and Structuring Transactions and the Hilton Burbank Loan retired on January 30, 2004.

b)
Reflects the $18.1 million interest expense primarily related to the new mortgage and mezzanine debt that will be collateralized by SHCI’s assets. We have computed interest expense on this new debt of $418.4 million as if it were outstanding as of January 1, 2003 based upon the terms described in “Mortgage Indebtedness Outstanding After This Offering”. Our new indebtedness will consist of $220.0 million of fixed-rate debt and $218.4 million of variable-rate debt. The benchmark rates for the fixed-rate and variable-rate debt are the seven-year swap offer rate and one-month LIBOR rate. We used a current seven-year swap rate of 4.1% and one-month LIBOR of 1.10% as of April 2, 2004 plus the spreads per the term sheets with our prospective lender to calculate interest expense for these two loans. Our pro forma interest expense also includes the effect of swapping $93.0 million of the variable-rate debt to a fixed rate based on the April 2, 2004 five-year swap offer rate of 3.59%. Our weighted average interest rate is 4.23%. After giving effect to this $93.0 million swap, approximately 75% of our debt has fixed rates. If the above-mentioned benchmark rates and the five-year swap rate were to increase by 1/8%, our annual interest expense would increase by approximately $0.5 million. Our pro forma interest expense also includes interest expense applicable to the $6.9 million of debt we assumed upon acquiring the Marriott Rancho Las Palmas Resort.

c)
Reflects $2.5 million of amortization of financing costs applicable to closing the mortgage, mezzanine and revolving credit facility loan agreements. Financing costs are amortized to interest expense over the expected life of the new loan agreements (weighted average of 4.5 years) using the straight-line method, which approximates the effective interest method.

d)
Reflects the $0.7 million adjustment for estimated income tax expense, which was estimated by applying an assumed rate of 35% to the estimated pre-tax earnings of our taxable REIT subsidiaries (TRS). Our assumed rate is based on our analysis of taxing jurisdictions for the TRS.

e)	Reflects the $(2.4) million adjustment for minority interest to give effect to the 21.9% interest in the operating partnership owned by others. Additional conversions by Whitehall and Prudential could

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reduce the net loss allocated to the minority interest to $1.8 million and could increase our net loss to $9.0 million.

4.
Reclassify Hyatt New Orleans Lease to Management Agreement — The Hyatt New Orleans is currently recorded as a lease whereby the lessee pays rent to SHC LLC which is recorded as lease revenue in the statement of operations. In connection with the Formation and Structuring Transactions, the Hyatt New Orleans hotel lease will be converted to a management agreement and we will report all of the operations of the hotel. The following adjustments were made to account for the restructuring of the hotel lease to a management agreement:

a)	Reflects $40.1 million of room revenue.

b)	Reflects $19.5 million of food and beverage revenue.

c)	Reflects $3.5 million of other hotel operating revenue.

d)	Reflects $20.1 million elimination of lease revenue.

e)	Reflects $10.0 million of rooms expense.

f)	Reflects $13.5 million of food and beverage expense.

g)	Reflects $12.8 million of other departmental expenses.

h)	Reflects $4.3 million of management fees.

i)	Reflects $2.5 million of other property level expenses.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with “Selected Financial and Operating Data”, “Unaudited Pro Forma Financial Information”, and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Overview

Strategic Hotel Capital, Inc., or SHCI, was incorporated in January 2004 to own and asset manage upper upscale and luxury hotels in North America and Europe. Our accounting predecessor, Strategic Hotel Capital, L.L.C., or SHC LLC, was founded in 1997 by Whitehall, Laurence Geller and others. SHCI intends to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code.

On the pro forma basis described herein, SHCI:

•	owns the fee interest in 10 hotels, comprising approximately 4,700 rooms, located in Arizona, California, Florida, Illinois and Louisiana and in Mexico;

•	leases 3 hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of approximately 859 rooms;

•	owns a 35% interest in a joint venture, with an unaffiliated party, that owns a hotel in Prague, Czech Republic comprising approximately 372 rooms, and asset manages such hotel on behalf of the joint venture;

•	owns a 31% interest in and acts as asset manager for a joint venture, which joint venture is with two unaffiliated parties, that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	asset manages seven hotels for SHC LLC under an asset management agreement.

We plan to operate as a self-administered and self-managed real estate investment trust, or REIT, as defined in the Internal Revenue Code of 1986, as amended, which means that we will be managed by our board of directors and executive officers. A REIT is a legal entity that holds real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid Federal income taxes at the corporate level. For us to qualify as a REIT, we cannot operate hotels; instead we employ internationally known hotel management companies to operate our hotels for us under management contracts. We conduct our operations through our direct and indirect subsidiaries including our operating partnership, Strategic Hotel Funding, L.L.C., which holds substantially all of our assets. We are the managing member of our operating partnership and will hold approximately       % of its membership units upon completion of this offering. We manage all business aspects of our operating partnership including the sale and purchase of hotels, the investment in these hotels and the financing of our operating partnership and its assets.

The historical financial data presented herein is the historical financial data for our predecessor, Strategic Hotel Capital, L.L.C., or SHC LLC, and reflects the historical results of operations and financial position of SHC LLC, including the seven properties that will not be contributed by it to SHC Funding in the Formation and Structuring Transactions, immediately prior to this offering. See “Formation and Structuring Transactions” above. As a result, our historical results of operations and financial position are not indicative of our results of operations and financial position after completion of the Formation and Structuring Transactions. Throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, or MD&A section, references to “we”, “our” and “us” are references to SHC LLC and its consolidated subsidiaries before the Formation and Structuring Transactions and SHC Funding and its subsidiaries after the Formation and Structuring Transactions.

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When presenting the dollar equivalent amount for any amounts expressed in a foreign currency, the dollar equivalent amount has been computed based on the exchange rate on the date of the transaction or the exchange rate prevailing on December 31, 2003 as applicable.

Factors Affecting Our Results of Operations

Acquisition and Sale of Hotel Properties.     We have not acquired any hotel properties since we purchased the Four Seasons Punta Mita Resort in February 2001 and a 35% interest in the Hamburg Marriott in 2000. We acquired our joint venture partner’s 65% interest in the Hamburg Marriott on March 1, 2004. We sold five hotel properties during 2003 and two hotel properties during 2001. In addition, in February 2004, we sold one property, the Hyatt Regency Capitol Hill. During 2002, we did not sell any hotel properties. Under Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations for the hotel properties we sold during 2003 and the Hyatt Regency Capitol Hill which we held for sale as of December 31, 2003 have been classified as discontinued operations in the statement of operations for 2003 and for all prior periods presented. Therefore, the operating revenues and expenses of the hotel properties we sold during 2003 and 2004 are not included in the operating results discussed below. The results of operations for the hotel properties we sold during 2001 have not been classified as discontinued operations; therefore, when considering the comparison of 2002 and 2001, the operating revenues and expenses in 2001 include a partial year of operating results for the hotel properties sold in those years.

We present certain information about our hotel operating results and statistics on a comparable hotel basis. We define our comparable hotels as those that (a) are owned or leased by us and their operations are included in our consolidated operating results and (b) for which we reported operating results throughout the reporting periods being compared. Thus, our comparable hotels for purposes of the comparison of 2002 and 2001 do not include the Four Seasons Punta Mita (acquired in February 2001) and the two hotel properties sold in 2001.

Revenues.     Substantially all of our revenue is derived from the operation of our hotels. Specifically, our revenue consists of:

•
Rooms revenue.     Occupancy and average daily rate are the major drivers of rooms revenue. For 2002 and 2003, we recorded $329.3 million and $318.0 million, respectively, in rooms revenues, which represented 55.7% and 56.2% of our total revenue for those periods.

•
Food and beverage revenue.     Occupancy is the major driver of food and beverage revenue. For 2002 and 2003, we recorded $167.7 million and $164.4 million, respectively, in food and beverage revenue, which represented 28.4% and 29.1% of our total revenue for those periods.

•
Other hotel operating revenue, which consists of ancillary revenue such as telephone, parking, golf course, spa, entertainment and other guest services are, is also driven by occupancy. For 2002 and 2003, we recorded $58.7 million and $55.6 million, respectively, in other hotel operating revenue, which represented 9.9% and 9.8% of our total revenue for those periods.

•
Lease revenue consists of rent paid by two hotels to us for an amount approximately equal to 80% of operating profit as defined in lease agreements. Because these lease revenues are calculated as a percentage of the hotel’s operating profit, we do not directly account for either the revenues or expenses of the hotels we lease in our statement of operations. For 2002 and 2003, we recorded $35.1 million and $27.6 million, respectively, from these lease agreements, which represented 5.9% and 4.9% of our total revenue for those periods. After the Formation and Structuring Transactions, and conversion of the Hyatt Regency New Orleans lease to a management agreement, we will earn lease revenue from one hotel, the Hamburg Marriott, due to the acquisition of our joint venture partner’s interest in that hotel.

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•
Asset management fee revenue.     After the Formation and Structuring Transactions, we will earn asset management fees, including a fixed fee of approximately $5.0 million, under an asset management agreement with SHC LLC.

Changes in our revenues are most easily explained by three performance indicators that are commonly used in the hotel real estate industry:

•	average daily occupancy,

•	average daily rate, or ADR, and

•
net revenue per available room, or RevPAR, which is the product of ADR and average daily occupancy, but does not capture food and beverage revenues or other hotel operations revenue such as telephone, parking and other guest services.

Fluctuations in revenues, which tend to correlate with changes in gross domestic product, are driven largely by general economic and local market conditions as well as general health and safety concerns, which in turn affect levels of business and leisure travel. Guest demographics also affect our revenues. For example, a greater percentage of transient guests, which includes corporate and premium business travelers who generally pay the highest average room rates, will generate higher revenues. In addition to economic conditions, supply is another important factor that can affect revenues. Room rates and occupancy tend to fall when supply increases unless the supply growth is offset by an equal or greater increase in demand. One reason why we target upper upscale and luxury hotels in select urban and resort markets, including major business centers and leisure destinations, is because they tend to be in locations that have greater supply constraints such as lack of available land, high development costs, long development and entitlement lead times and brand trade area restrictions that prevent the addition of a certain brand or brands in close proximity. Nevertheless, our hotels are not completely insulated from competitive pressures and our hotel operators will lower room rates to compete more aggressively for guests in periods when occupancy declines. For example, our comparable ADR declined 3.2% from $182.96 during 2002 to $177.11 during 2003. With respect to the hotel properties that we will own after the Formation and Structuring Transactions, which we refer to as SHCI assets, ADR declined by 1.7% from $167.51 for 2002 to $164.58 for 2003. SHCI assets consist of the 14 hotel properties described under “Business — Description of Real Estate — Overview”. The SHCI assets do not include hotels in New York City that have been more affected by terrorist acts and threats as well as hotels in San Francisco and Santa Clara that also continue to experience the effects of the downturn in the technology industry.

Operating Costs and Expenses.     Our operating costs and expenses consist of the costs to provide hotel services, including:

•
Rooms expense.     Like rooms revenue, occupancy is a major driver of rooms expense, which has a significant correlation with rooms revenue. For 2002 and 2003, we recorded $82.0 million and $82.2 million, respectively, in rooms expense, which represented 15.2% and 15.8% of our total operating costs and expenses for those periods.

•
Food and beverage expense.     Like food and beverage revenue, occupancy is a major driver of food and beverage expense, which has a significant correlation with food and beverage revenue. For 2002 and 2003, we recorded $128.2 million and $127.8 million, respectively, in food and beverage expense, which represented 23.8% and 24.6% of our total operating costs and expenses for those periods.

•
Other departmental expenses consists of general and administrative, marketing, repairs and maintenance, utilities and expenses related to earning ancillary revenue. For 2002 and 2003, we recorded $147.5 million and $148.6 million, respectively, in other departmental expenses, which represented 27.4% and 28.6% of our total operating costs and expenses for those periods.

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•
Management fees.     We pay “base” and “incentive” management fees to our hotel operators. Base management fees are computed as a percentage of revenue and correlate to revenues. Incentive management fees are incurred when operating profits exceed levels prescribed in our management agreements. For 2002 and 2003, we recorded $19.5 million, respectively, and $19.3 million in management fees, which represented 3.6% and 3.7% of our total operating costs and expenses for those periods.

•
Other property level expenses consist primarily of insurance costs and property taxes. For 2002 and 2003, we recorded $35.0 million and $36.9 million, respectively, in other property level expenses, which represented 6.5% and 7.1% of our total operating costs and expenses for those periods.

•
Depreciation and amortization expense.     For 2002 and 2003, we recorded $104.3 million and $82.7 million, respectively, in depreciation and amortization, which represented 19.4% and 15.9% of our total operating costs and expenses for those periods.

•
Corporate expenses include our corporate level expenses such as payroll and related costs, unit appreciation rights plan expense, professional fees, travel expenses and office rent. For 2002 and 2003, we recorded $15.9 million and $21.9 million, respectively, in corporate expenses, which represented 2.9% and 4.2% of our total operating costs and expenses for those periods. The increase of $6.0 million is primarily attributable to unit appreciation rights plan expense ($1.1 million more in 2003 as compared to 2002) and legal fees ($4.9 million more in 2003 as compared to 2002). Our legal fees increased as a result of our litigation with Marriott described under “Business — Legal Proceedings”.

Most categories of variable operating expenses, such as utilities and certain labor such as housekeeping, fluctuate with changes in occupancy. Increases in RevPAR attributable to increases in occupancy are accompanied by increases in most categories of variable operating costs and expenses while increases in RevPAR attributable to increases in ADR typically only result in increases in limited categories of operating costs and expenses, such as management fees charged by our operators which are based on hotel revenues. Thus, changes in ADR have a more significant impact on operating margins.

The operators of our hotels have been able to minimize the impact of reductions in RevPAR stemming from reductions in room occupancy by voluntarily following our advice regarding strategies to reduce variable costs and expenses at our hotels. For example, in response to the decline in hotel operating revenues that began during 2001, we developed a corporate action plan that focused on improving operating efficiencies for our hotels that was well received by the managers of our hotels. Following the events of September 11, 2001, we worked with our operators to implement more aggressive streamlining strategies. Many of these strategies continue to be used by our hotel operators today. These strategies include reducing labor costs, streamlining staffing levels and postponing new hiring to replace vacant positions, reducing hours of operations at hotel restaurants, reducing food costs, reducing amenities and services where appropriate and refocusing marketing strategies. In addition, we have recommended suspending or postponing non-essential repairs, maintenance and capital expenditure projects. We believe that the adoption of our advice by the managers of our hotels has contributed towards slowing the decrease in our operating margins and has resulted in some meaningful long-term efficiencies. We believe that our expertise and advice will continue to be given careful consideration by the operators of our hotels and as a consequence the efficiency of our hotels may continue to improve in future years.

Notwithstanding our efforts to reduce variable costs, there are limits to how much we can accomplish because we have significant fixed costs, such as depreciation and amortization, labor costs and employee benefits, insurance and other expenses associated with owning hotels that do not necessarily decrease when circumstances such as market factors cause a reduction in our hotel revenues. Our ability to influence our operators is also restricted by the terms of our management agreements. As a result, changes in RevPAR can result in a greater percentage change in our

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earnings and cash flows. For example, the rising costs of workers’ compensation insurance, utilities and employee benefits contributed to a decline in our operating income.

Recent Trends and Events

Recent Trends.     The combination of an economic slowdown and the terrorist attacks of September 11, 2001 had a dramatic adverse effect on business and leisure travel. The overall decline in both business and leisure travel has led to decreased occupancies which, together with a relative increase in supply, led to declines in room rates as hotels competed more aggressively for guests. These events had a significant adverse effect on our RevPAR and operating performance. For example, comparable RevPAR at our hotels fell 3.0% from $126.26 during 2002 to $122.52 during 2003. This decline in RevPAR was driven primarily by a decline in ADR, as described above. With respect to the SHCI assets, RevPAR declined 1.5% from $110.61 for 2002 to $108.93 for 2003. In particular, between 2000 and 2003, RevPAR for the Marriott Chicago Schaumburg declined 34.0% and RevPAR for the Marriott Lincolnshire Resort declined 24.6%. We believe these declines in RevPAR for our Chicago properties result primarily from increased price competition caused by new limited service hotels opening in both the local and regional markets combined with the decrease in demand from the recent economic slowdown. Also, as mentioned above, we have experienced rising operating expenses, including increases applicable to workers’ compensation, employee health and property and casualty insurance as well as utility costs.

It is not possible to predict accurately if and when travel patterns and lodging industry fundamentals will be restored to pre-September 11, 2001 levels. While there have been recent improvements and industry analysts are optimistic about future prospects for growth as discussed below under “Business — Industry Overview”, the uncertainty associated with the continuing war on terrorism and the possibility of future actions may continue to hamper business and leisure travel patterns. In addition, potential future outbreaks of SARS or other diseases could have a material adverse effect on our revenues and results of operations due to decreased travel and food and beverage consumption at our hotels. We believe that the following factors may continue to have a negative effect on our revenues during 2004:

•	continuing weakness in the global or U.S. economy and business travel;

•	downward pricing pressures resulting from intense competition for a reduced amount of business and new competition from internet wholesalers and distributors;

•	the continuing effects of the September 11, 2001 attacks; and

•	the war on terrorism, terrorism alerts, high oil prices, airline strikes and other factors that may have an adverse impact on travel and lodging demand.

Recent Events.     In addition to the recent trends described above, we expect that the following events will cause our future results of operations to differ from our historical performance.

Formation and Structuring Transactions.     The following items associated with the consummation of the Formation and Structuring Transactions described above under “Formation and Structuring Transactions” will affect our future results of operations:

•	We will no longer own or receive revenues or record expenses and operating costs from the Distributed Properties.

•
As a result of the refinancing of existing debt obligations and the exclusion of the SHC LLC convertible debentures from our capital structure, we expect interest expense will decline from $107.4 million to a pro forma amount of $20.6 million for the year ended December 31, 2003.

•	We will restructure the finance obligation related to the Paris Marriott Champs Elysées Hotel to an operating lease by changing the terms of a collateralized guarantee, meaning that

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assets and liabilities will be reduced to reflect the restructuring, lease expense will replace interest expense and “principal” amortization of the finance obligation and depreciation and amortization will decline.

•
We acquired our joint venture partner’s interest in the Hamburg Marriott hotel on March 1, 2004, and will restructure the finance obligation related to the hotel to an operating lease by changing the terms of a collateralized guarantee.

•
We will recognize additional revenue when earned under an asset management agreement with SHC LLC, which we expect to be an initial base fee of approximately $5.0 million per year, subject to reduction as properties are sold.

REIT Structure.     For us to qualify as a REIT, our income generally cannot be derived from operating hotels. Therefore, our operating partnership, SHC Funding, and its subsidiaries will lease our hotel properties to our taxable REIT subsidiary lessees, or TRS lessees, who will in turn contract with “eligible independent contractors” to manage our hotels. Our TRS lessees will be consolidated into our financial statements for accounting purposes. However, since we control both our operating partnership and our TRS lessees, our principal source of funds on a consolidated basis will be from the performance of our hotels. Unlike our accounting predecessor, the earnings of our TRS lessees will be subject to taxation like other regular “C” corporations, which will reduce our operating results, funds from operations and the cash otherwise available for distribution to our stockholders.

Sales of Hotels.     On February 20, 2003, we sold four hotels located in Coral Gables, Florida; Orlando, Florida; Santa Clara, California; and Crystal City, Virginia. On June 18, 2003, we sold an additional hotel located in Chicago, Illinois. We realized net sales proceeds of approximately $154.6 million and an aggregate gain on these sales of approximately $21.1 million. In each case, we sold these hotels because we believed that our asset management team had maximized the property’s value. Under SFAS No. 144, gain on sale of these hotels and their operating results have been classified as discontinued operations in the statement of operations for the current and prior years. Therefore, the operating revenues and expenses of the properties we sold during 2003 are not included in the operating results discussed below. See note 4 to our consolidated financial statements for a summary of the items that comprise “Income from discontinued operations”. We did not acquire any hotel properties in 2003.

On February 6, 2004, we sold the Hyatt Regency Capitol Hill in Washington D.C. because we believed that our asset management team had maximized the property’s value. Net sales proceeds amounted to approximately $157 million and exceed the property’s carrying value by approximately $76 million. After retiring the mortgage debt of $68 million applicable to this property on February 6, 2004, we had approximately $89 million available for working capital and other corporate purposes. Under SFAS 144, the long-lived assets were reclassified to net assets held for sale as of December 31, 2003 and 2002 and operating results were reclassified to “income from discontinued operations” for all years presented.

In July 2003, we sold the real estate (building and land) applicable to the Paris Marriott Champs Elysées Hotel to Deutsche Immobilien Fonds Aktiengesellschaft, or DIFA, for €163.0 million ($187.5 million) cash. DIFA then leased this real estate to us with the right to continue to operate the hotel for an initial term expiring December 31, 2029, with renewal options extending through 2059. Under the terms of our lease, we make monthly minimum rent payments aggregating €10.3 million ($11.8 million) per year (increasing by an index-related formula) and pay additional rent based on the performance of the hotel. We arranged for a bank guarantee from Barclays Bank PLC of a portion of the minimum rent up to a capped amount of €14.6 million ($16.8 million). Amounts paid under the bank guarantee reduce the amount of the guarantee euro for euro. There is no obligation to replenish the bank guarantee, although in the event of a failure to do so, DIFA may terminate the lease. In connection with obtaining the bank guarantee, we entered into a Guarantee Issuance Facility, or GIF, with Barclays. Under the GIF, an initial cash deposit was made with Barclays of €5.0 million ($5.8 million) and additional semi-annual cash deposits of €500,000 ($580,000) are required

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until the cash collateral equals the guaranteed minimum rent of €14.6 million ($16.8 million) (or such lesser amount as may then be outstanding on the bank guarantee). These deposits are included in restricted cash and cash equivalents in our consolidated balance sheet as of December 31, 2003. In addition to the bank guarantee, SHC LLC has guaranteed performance (other than payment of rent and insured matters) by a guarantee to DIFA limited to €5.3 million ($6.1 million). As a result of provisions in the lease agreement that provide for continuing involvement, we have accounted for the sale and leaseback of the Paris Marriott as a finance obligation. We continue to maintain the Paris Marriott on our consolidated balance sheet and continue to consolidate its results, including its depreciation. Based on the effective interest method, a portion of the monthly lease payments are reported as a reduction of the finance obligation with the remainder charged to interest expense. As described above, following the Formation and Structuring Transactions, we will record the Paris Marriott as an operating lease and will record lease expense instead of mortgage interest and depreciation expense, because we will eliminate our continuing involvement as considered under generally accepted accounting principles. As of December 31, 2003, the finance obligation amounted to €162.3 million ($204.2 million). After retiring mortgage debt €99.1 million ($124.9 million) due upon sale of the Paris Marriott, terminating the related interest rate swap, paying transaction costs and reserving cash for the French income taxes due on the above-described sale, we repatriated the net proceeds from this transaction to the United States.

During February 2004, the joint venture company that owned the Hamburg Marriott hotel sold the real estate (building and ground lease) applicable to the Hamburg Marriott Hotel to DIFA for €50.0 million ($62 million) cash. At the time of the sale, we owned 35% of the joint venture company. However, we acquired our joint venture partner’s remaining interest on March 1, 2004 and now own 100% of this company. DIFA has leased this real estate to us with the right to continue to operate the hotel for an initial term which will be the same as the management lease with the hotel manager, which is scheduled to expire June 14, 2030, subject to extensions. Under the terms of the lease, we will make monthly minimum rent payments aggregating €3.325 million ($4.123 million) per year (increasing by an index-related formula) and pay additional rent based upon a percentage of the revenues received pursuant to the management lease. We arranged for a bank guarantee from Barclays of a portion of the minimum rent up to a capped amount of €5.0 million ($6.2 million). Amounts paid under the bank guarantee reduce the amount of the guarantee euro for euro. There is no obligation to replenish the bank guarantee, although in the event of a failure to do so, DIFA may terminate the lease. In connection with obtaining the bank guarantee, we entered into a GIF with Barclays. Under the GIF, an initial cash deposit was made with Barclays of €2.5 million ($3.1 million) and additional semi-annual cash deposits are required until the cash collateral equals the guaranteed minimum rent of €5.0 million ($6.2 million) (or such lesser amount as may then be outstanding on the bank guarantee). These deposits will be included in restricted cash and cash equivalents in our balance sheet. In addition to the bank guarantee, SHC LLC will guarantee performance (other than payment of rent and insured matters) by a guarantee to DIFA limited to €1.7 million ($2.1 million). As a result of provisions in the lease agreement that provide for continuing involvement, we have accounted for the sale and leaseback of the Hamburg Marriott as a finance obligation. We will maintain the Hamburg Marriott on our consolidated balance sheet and report lease revenue and depreciation expense in our consolidated statement of operations until the terms of the lease are changed and reflected as an operating lease as part of the Formation and Structuring Transactions. Based on the effective interest method, a portion of the monthly lease payments are reported as a reduction of the finance obligation with the remainder charged to interest expense. As described above, following the Formation and Structuring Transactions, we will restructure the terms of our finance obligation to account for this transaction as an operating lease and will record lease expense instead of mortgage interest and depreciation expense, because we will eliminate our continuing involvement as considered under generally accepted accounting principles. In addition, since we lease this hotel to the operator, we will continue to record lease revenue in our consolidated statement of operations. After retiring mortgage debt of €27.8 million ($34.5 million) due upon sale of the Hamburg Marriott, paying transaction costs and reserving cash

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for the German income taxes due on the above-described sale, we repatriated our share of the net proceeds from this transaction to the United States.

During 2001, we sold the Hilton St. Ermin’s Hotel in London as well as the Hilton Miami Airport Hotel from which we realized net sales proceeds of approximately $157.0 million and a gain of approximately $21.5 million, and we purchased the Four Seasons Punta Mita Resort. During 2002, we did not purchase or sell any properties.

Operating Results

Comparison of Year Ended December 31, 2003 to Year Ended December 31, 2002

The following table presents our operating results for the years ended December 31, 2002 and 2003, including the amount and percentage change in these results between the two periods.

	2002	2003	Change($)	Change(%)

	(Dollars in thousands, except Operating Data)
Revenues:
Rooms	$329,322	$317,978	$(11,344)	(3.4)%
Food and beverage	167,691	164,358	(3,333)	(2.0)%
Other hotel operating revenue	58,738	55,580	(3,158)	(5.4)%

	555,751	537,916	(17,835)	(3.2)%
Lease revenue	35,134	27,638	(7,496)	(21.3)%

Total Revenues	$590,885	$565,554	$(25,331)	(4.3)%

Operating Costs and Expenses:
Hotel operating expenses	412,081	414,789	2,708	0.7%
Depreciation and amortization	104,302	82,661	(21,641)	(20.7)%
Impairment losses on goodwill and hotel properties	5,435	—	(5,435)	—
Corporate expenses	15,854	21,912	6,058	38.2%

Total Operating Costs and Expenses	537,672	519,362	(18,310)	(3.4)%

Operating Income	53,213	46,192	(7,021)	(13.2)%
Interest Expense, Net	98,146	104,748	6,602	6.7%
Loss on Early Extinguishment of Debt	0	13,761	(13,761)
Other Expenses (Income), Net	(875)	7,581	8,456	(966.4)%

Loss Before Income Taxes, Minority Interests and Discontinued Operations	(44,058)	(79,898)	(35,840)	81.3%
Income Tax Expense (Benefit)	3,215	(552)	(3,767)	(117.2)%
Minority Interests	10,264	2,895	(7,369)	(71.8)%

Loss from Continuing Operations	(57,537)	(82,241)	(24,704)	30.0%
Income from Discontinued Operations	7,234	26,047	18,813	260.1%

Net Loss	$(50,303)	$(56,194)	$(5,891)	11.7%

Operating Data:
Number of Hotels	25	20
Number of Rooms	10,621	9,567
Comparable RevPAR	$126.26	$122.52	$(3.74)	(3.0)%

In February 2003, we sold four hotels and in June 2003, we sold one hotel. We did not acquire any hotels during 2003 and we did not acquire or sell any properties during 2002. Additionally, in February 2004, we sold one hotel. The results of operations for the hotels we sold in 2003 and the Hyatt Regency Capitol Hill which we held for sale as of December 31, 2003 are included in income from discontinued operations for each of the three years ended December 31, 2003. The comments below regarding revenues and operating expenses pertain to our “comparable” portfolio and do not address the operating results of the hotels we sold during 2003 and 2004 that are included in income from discontinued operations.

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Total Revenues.     Hotel operating revenues, including lease revenue, decreased $25.3 million, or 4.3%, to $565.6 million for 2003 from $590.9 million for 2002. RevPAR from our comparable hotels for 2003 decreased by 3.0% from RevPAR for 2002. RevPAR is the product of average occupancy expressed as a percent times the average daily room rate. The components of RevPAR from our comparable hotels for 2002 and 2003 is summarized as follows:

	2002	2003

Occupancy	69.0%	69.2%
Average daily rate	$182.96	$177.11
RevPAR	$126.26	$122.52

The 3.0% drop in RevPAR results from a 3.2% decrease in average daily rate and a 0.2 percentage-point increase in occupancy. On a regional basis, our New York City hotels experienced a RevPAR decline (6.1%). Soft economic conditions and ongoing terrorism concerns had a significant impact on the New York City market. The Southern California and Northern California hotels fared somewhat better as they reported RevPAR decreases of 1.8% and 5.4%, respectively. RevPAR for the SHCI assets decreased by 1.5% from $110.61 for 2002 to $108.93 for 2003. This decrease resulted from a 1.7% decrease in average daily rate offset by a 0.2 percentage-point increase in occupancy. Driven by increased occupancy rates, the two Mexico hotels experienced combined increases in RevPAR of 3.8%. The other SHCI assets reported RevPAR decreases, with the largest decreases applicable to the California and Phoenix hotels while the Chicago and New Orleans hotels reported negligible declines.

Rooms.     We, and the industry in general, continued to have difficulty maintaining room rates in 2003, and this accounted for the 3.4% decline in rooms revenue for 2003 compared to 2002. The ability to drive increases in rates at the properties has been affected by several issues including: economic conditions, increased supply, a shorter booking cycle for group business, a more price-savvy consumer and the impact of the electronic distribution channels available via the Internet. Corporate travel restrictions implemented in late 2001 and early 2002 have impacted the rate for high-end business travelers, which traditionally have been a consistent producer of business for the hospitality industry. Group business continued to be a challenge in the fourth quarter of 2003, as corporations remained focused on cutting costs and groups shopped around for room rates and other concessions they could negotiate.

Food & Beverage.     Banquet revenues that were impacted by the substantial downsizing in the programs and changes in booking patterns for groups were the major contributors to the 2.0% decline in food and beverage revenue. Once at our hotel properties, groups are generally spending less on food and beverage and on ancillary services, such as telephone and audio visual. In many cases, this trend applies to the individual traveler as well.

Other Hotel Operating Revenue.     As with food and beverage purchases, both the group and transient traveler spent less on entertainment, audio visual and telephone services during their hotel stays during 2003, which substantially contributed to the 5.4% decline in other hotel operating revenues. Telephone revenue has seen a significant drop with the ever-increasing use of the cell phone, declining from $16.6 million for 2002 to $14.3 million for 2003.

Lease Revenue.     Lease revenue, as described above, consists of rent paid to us for two of our hotel properties in an amount approximately equal to 80% of hotel revenues less hotel operating expenses, or operating profit, for those hotels. Lease revenue declined 21.3% for 2003 as compared to 2002 in line with lower hotel revenues (primarily the Hyatt Regency San Francisco) which were not fully offset by a corresponding decline in operating expenses at these two hotels.

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Operating Costs and Expenses

Hotel Operating Expenses.     The following table presents the components of our hotel operating expenses for 2002 and 2003, including the amount and percentage change in these results between the two periods.

	2002	2003	Change($)	Change(%)

	(Dollars in thousands)
Hotel operating expenses:
Rooms	$81,950	$82,245	$295	0.4%
Food and beverage	128,167	127,751	(416)	(0.3)
Other departmental expenses	147,506	148,595	1,089	0.7
Management fees	19,481	19,295	(186)	(1.0)
Other property level expenses	34,977	36,903	1,926	5.5

Total hotel operating expenses	$412,081	$414,789	$2,708	0.7%

Several factors, including increases in wages, employee benefits (especially workers’ compensation and health insurance) and utility costs, as well as increases applicable to property, casualty and terrorism insurance, led to the $2.7 million, or 0.7% increase in hotel operating expenses for 2003 compared to 2002. Our property and casualty insurance “policy year” begins July 1, and effective July 1, 2002, these insurance premiums increased significantly, giving rise to a $2.6 million increase in insurance expense in 2003 as compared with 2002. In addition, our utility costs for 2003 were $1.2 million more than in 2002. These increases were partially offset by decreases in property taxes ($0.3 million), marketing costs ($0.5 million) and management fees ($1.0 million) during 2003 as compared to 2002.

Depreciation and Amortization decreased by $21.6 million, or 20.7%, for 2003 compared to 2002. Some of our assets, including furniture, fixtures and equipment and building improvements, are depreciated over five years, and a portion of these assets became fully depreciated during 2002 and 2003.

Corporate Expenses increased by $6.0 million to $21.9 million for 2003 compared to 2002. These expenses consist primarily of payroll and related costs, unit appreciation rights plan expense, professional fees, travel expenses and office rent. The increase of $6.0 million is primarily attributable to unit appreciation rights plan expense ($1.1 million more in 2003 as compared to 2002) and legal fees ($6.0 million more in 2003 as compared to 2002). Our legal fees increased primarily as a result of our litigation with Marriott described under “Business — Legal Proceedings”.

Interest Expense, Net.     The $6.6 million increase in interest expense, net was due to:

•	a $17.3 million increase attributable to higher blended spreads on CMBS and mezzanine debt; and

•	a $3.3 million increase due to the termination of an interest rate swap agreement.

Partly offsetting the increases in interest expense, net were:

•	a $11.5 million decrease due to lower average borrowings;

•	a $0.3 million increase in interest income;

•	a $2.7 million decrease in amortization of deferred financing costs; and

•	a $0.1 million decrease related to the mark to market of derivative instruments.

The components of “Interest expense, net” for 2003 are summarized as follows:

•	mortgage debt ($82.8 million);

•	interest rate swap termination fee ($3.3 million);

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•	convertible debt ($14.6 million);

•	amortization of financing costs ($6.6 million); offset by

•	interest income ($2.6 million).

Including convertible debt, the weighted average debt outstanding for 2002 and 2003 amounted to $1.81 billion and $1.63 billion and the weighted average interest rates, including the effect of an interest rate swap, were 5.03% and 5.95%. The weighted average interest rate for 2003 excludes the effect of the $3.3 million swap termination fee mentioned above. At December 31, 2003, 89.2% of our mortgage debt had variable interest rates and 10.8% had fixed interest rates.

Loss on Early Extinguishment of Debt.     On January 29, 2003, we cancelled our bank credit facility and retired the 1999 and 2001 commercial mortgage-backed securities loans as well as certain mezzanine and mortgage debt. In connection with these transactions, we wrote off the unamortized deferred financing costs applicable to issuing this debt. This write off, which amounted to $12.6 million, was reported as “Loss on early extinguishment of debt” ($11.5 million) and included in “Income from discontinued operations” ($1.1 million) in our consolidated statement of operations for 2003. In addition, in connection with the Paris Marriott transaction described under “— Recent Trends and Events — Sales of Hotels” above, we retired the mortgage debt applicable to the Paris Marriott and wrote off unamortized deferred financing costs of $2.2 million. This write off is also included in “Loss on early extinguishment of debt”.

Other Expenses (Income), Net.     Other expenses (income), net, includes our pro rata share of earnings or losses of hotel joint ventures, asset management fees, Mexican asset tax, foreign exchange realized gains and losses, the change in value applicable to the ineffective portion of our foreign currency forward exchange contracts, as well as other miscellaneous income and expenses. Other expenses (income), net amounted to $7.6 million for 2003 and $(0.9) million for 2002. The net expense increase of $8.5 million is primarily attributable to the following two factors:

•
In conjunction with refinancing its mortgage debt in July 2003, the Prague Hotel Joint Venture incurred $6.9 million in costs applicable to terminating an interest rate swap and wrote off unamortized deferred financing costs. Our 35% pro rata share of these joint-venture costs was charged to Other expenses (income), net; and

•
We have two foreign currency forward exchange contracts with a combined notional amount of $50 million that have been designated as hedges of our net investment in the Prague Hotel Joint Venture under SFAS No. 133.

“Accounting for Derivative Investments and Hedging Activities”. As prescribed by SFAS No. 133, a portion of these contracts have been deemed ineffective and, as such, do not qualify for hedge accounting. Accordingly, changes in the value of these forward exchange contracts are recorded in Accumulated other comprehensive loss (to the extent deemed effective) and to Other expenses (income), net (to the extent deemed ineffective). During 2003, the charge to Other expenses (income), net applicable to the ineffective portion of these contracts amounted to $6.5 million.

Income Taxes.     Historically, we have not been subject to U.S. Federal and certain state income taxes, which are the responsibility of our members. We are subject to certain state income and franchise taxes and foreign income taxes payable by our foreign subsidiaries. We are required to make tax distributions to our members and holders of certain convertible limited partnership interests. These tax distributions are equal to each member’s or holder’s allocable share of our taxable income times the highest U.S. Federal and state income tax rate applicable to any member. We allocated taxable income to our members for 2003. Our combined cash distributions in 2003 have exceeded the required tax distributions.

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For 2002 and 2003, income tax expense (benefit) is summarized as follows (dollars in thousands):

	2002	2003

Current expense	$3,038	$31,686
Deferred expense (benefit)	177	(32,238)

Income tax expense (benefit)	$3,215	$(552)

The Paris Marriott sale leaseback transaction is reported as a sale for foreign income tax purposes and as a financing transaction for financial reporting purposes. Thus, the foreign income taxes applicable to the gain on sale of the hotel are included above in current tax expense with an offsetting deferred tax benefit. For financial reporting purposes, the deferred tax asset associated with this benefit will be charged to deferred tax expense over the lease term.

Minority Interests.We acquired certain hotels through the formation of limited partnerships and a limited liability company that we control, but which have minority members. Operating profits allocated to the owners of the LP and LLC units are recorded as minority interests. Minority interests decreased by $7.4 million, or 71.8%, from $10.3 million for 2002 to $2.9 million for 2003. This decrease primarily results from the conversion of limited partnership interests to our membership units on March 28, 2003.

Income from Discontinued Operations.     As described under “— Recent Trends and Events — Sales of Hotels”, we sold five hotels during 2003 and had one hotel held for sale as of December 31, 2003 and, consistent with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, reclassified the results of operations for these six hotels as discontinued operations for the years ended December 31, 2003, 2002 and 2001. Income from discontinued operations amounted to $7.2 million and $26.0 million for 2002 and 2003, respectively. The net increase of $18.8 million is primarily attributable to:

•	inclusion of the gain on sale of these hotels ($21.1 million) in the 2003 income from discontinued operations; offset by

•	lower hotel operating results in 2003 as four of the hotels were sold in February 2003 and one hotel was sold in June 2003.

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Comparison of Year Ended December 31, 2002 to Year Ended December 31, 2001

The following table presents our operating results for the years ended December 31, 2001 and 2002, including the amount and percentage change of these results between the two periods.

	2001	2002	Change ($)	Change (%)

	(Dollars in thousands, except Operating Data)
Revenues:
Rooms	$345,568	$329,322	$(16,246)	(4.7)%
Food and beverage	174,284	167,691	(6,593)	(3.8)%
Other hotel operating revenue	67,228	58,738	(8,490)	(12.6)%

	587,080	555,751	(31,329)	(5.3)%
Lease revenue	45,286	35,134	(10,152)	(22.4)%

Total Revenues	$632,366	$590,885	$(41,481)	(6.6)%

Operating Costs and Expenses:
Hotel operating expenses	424,829	412,081	(12,748)	(3.0)%
Depreciation and amortization	118,690	104,302	(14,388)	(12.1)%
Impairment losses on goodwill and hotel properties	53,185	5,435	(47,750)	(89.8)%
Corporate expenses	18,428	15,854	(2,574)	(14.0)%

Total Operating Costs and Expenses	615,132	537,672	(77,460)	(12.6)%

Gain on Sale of Assets	(21,531)	0	21,531
Operating Income	38,765	53,213	14,448	37.3%
Interest Expense, Net	123,441	98,146	(25,295)	(20.5)%
Loss on Early Extinguishment of Debt	13,868	0	(13,868)
Other Expenses (Income), Net	(1,304)	(875)	(429)	(32.9)%

Loss Before Income Taxes, Minority Interests, Discontinued Operations and Change in Accounting Principle	(97,240)	(44,058)	53,182	(54.7)%
Income Tax Expense	2,299	3,215	916	39.8%
Minority Interests	10,812	10,264	(548)	(5.1)%

Loss from Continuing Operations	(110,351)	(57,537)	52,814	(47.9)%
Income from Discontinued Operations	1,668	7,234	5,566	333.7%

Loss Before Change in Accounting Principle	(108,683)	(50,303)	58,380	(53.7)%
Cumulative Effect of Change in Accounting Principle	7,976	0	(7,976)

Net Loss	$(116,659)	$(50,303)	$66,356	(56.9)%

Operating Data:
Number of Hotels	25	25
Number of Rooms	10,619	10,621
Comparable RevPAR	$127.07	$120.79	$(6.28)	(4.9)%

Total Revenues.     During 2002, our revenues continued to be affected by the soft economic conditions that commenced in the first half of 2001, the September 11, 2001 terrorist attacks and geopolitical conditions in the Middle East. In addition, our revenues were affected by the sale of two hotels and the purchase of one hotel during 2001. On January 18, 2001, we sold the 290-room Hilton St. Ermin’s Hotel in London and on September 5, 2001, we sold the 500-room Hilton Miami Airport Hotel. We also purchased the 140-room Four Seasons Punta Mita Resort on February 23, 2001. During 2002, we did not acquire or sell any properties.

Revenues, including lease revenue, decreased $41.5 million, or 6.6%, from 2001 to 2002. Our comparable revenues decreased by $25.6 million, or 4.9%. RevPAR from our comparable

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hotels decreased by $6.28, or 4.9%, from $127.07 for 2001 to $120.79 for 2002. The increased occupancy of 1.9 percentage points in 2002 is mainly due to increase in the transient market segment. The group segment was essentially flat in 2002 compared to 2001. However, average daily rate declined by 7.6% in 2002. The components of RevPAR from our comparable hotels for 2001 and 2002 are summarized as follows:

	2001	2002

Occupancy	67.5%	69.4%
Average daily rate	$188.39	$174.08
RevPAR	$127.07	$120.79

The following factors drove the decrease in average room rate:

•	Lack of a strong group base at many of our properties, which is needed for the hotels to push the rates for their transient business.

•	Increased customer awareness of highly discounted rooms available on various electronic distribution channels via the Internet.

•	Additional supply in some markets had a negative impact on demand.

RevPAR performance by region varied significantly. The San Francisco and Santa Clara markets continued to experience softer economic conditions than other regions represented in our portfolio. For example, RevPAR for these hotels declined by approximately 14.2% during 2002 compared to RevPAR declines of approximately 0.9% and 3.0%, respectively, for our New York City and Southern California hotels. None of our SHCI assets are located in these markets.

Rooms.     We, and the industry in general, had difficulty maintaining room rates in 2002, and this accounted for the 4.7% decline in rooms revenue for 2002 compared to 2001. Corporate travel restrictions implemented in late 2001 and early 2002 impacted the high-end individual business traveler rate that traditionally has been a consistent producer of business for the hospitality industry.

Food & Beverage.     The decrease in food and beverage revenue was primarily related to the sale of the Hilton Miami Airport Hotel in September 2001, which provided $5.7 million of food and beverage revenue in 2001.

Other Hotel Operating Revenue. Hotel guests spent less on entertainment, audio visual and telephone services during their hotel stays during 2002, which substantially contributed to the 12.6% decline in other hotel operating revenues. Telephone revenue has seen a significant drop with the ever-increasing use of the cell phone, declining from $15.8 million for 2001 to $12.8 million for 2002.

Lease Revenue.     Lease revenue, which as described above, consists of rent paid to us for two of our hotel properties in an amount approximately equal to 80% of hotel revenues less hotel operating expenses, or operating profit, for those hotels, declined 22.4% for 2002 as compared to 2001. This decrease primarily results from the decline in operating profit of the Hyatt Regency San Francisco.

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Operating Costs & Expenses

Hotel Operating Expenses.     The following table presents the components of our hotel operating expenses for 2001 and 2002, including the amount and percentage change in these expenses between the two years.

	2001	2002	Change ($)	Change (%)

	(Dollars in thousands)
Hotel operating expenses:
Rooms	$83,983	$81,950	$(2,033)	(2.4)%
Food and beverage	132,254	128,167	(4,087)	(3.1)%
Other departmental expenses	153,625	147,506	(6,119)	(3.9)%
Management fees	20,920	19,481	(1,439)	(6.9)%
Other property level expenses	34,047	34,977	930	2.7%

Total hotel operating expenses	$424,829	$412,081	$(12,748)	(3.0)%

Our comparable hotel operating expenses decreased by $5.7 million, or 1.1% in 2002 as compared to 2001. This decrease was primarily the result of our efforts and those of our operators to reduce operating costs at the hotels in 2002, as described above. Working with our operators, we reduced administrative and general and marketing costs ($75.9 million in 2002 as compared to $79.4 million in 2001) as well as maintenance and utility expenses ($38.1 million in 2002 and $40.0 million in 2001). These reductions in costs were offset by an increase in property (including terrorism) and casualty insurance expense ($6.8 million in 2002 as compared to $4.7 million in 2001). These insurance costs increased significantly when we renewed our insurance coverage as of July 1, 2001 and 2002.

Depreciation and Amortization decreased by $14.4 million, or 12.1%, for 2002 as compared to 2001. This net decrease is primarily attributable to three factors:

•
as described in Note 2 to our consolidated financial statements, effective with the adoption of SFAS No. 142 on January 1, 2002, we were no longer required to amortize goodwill. If SFAS No. 142 had been adopted on January 1, 2001, our 2001 amortization (including discontinued operations) would have been reduced by $22.9 million;

•
during 2001, as further described in note 3 of our consolidated financial statements, we reported certain hotels as “Held for Sale” and, under the accounting rules, these hotels were not depreciated during 2001; as of December 31, 2001, due to uncertainty surrounding their sale, these hotels were reclassified to “Held and Used” and depreciated during 2002, resulting in depreciation expense of $11.1 million for these hotels in 2002; and

•
our furniture, fixtures and equipment and building improvements are depreciated using a five-year useful life, and a portion of these assets became fully depreciated as of September 30, 2002; in addition, the impairment loss recorded in 2001 on one of our hotels reduced its depreciable basis as of January 1, 2002; these two factors combined to reduce depreciation expense by $7.4 million in 2002.

Impairment Losses on Goodwill and Hotel Properties.     At December 31, 2000, we classified eleven hotels as “Held for Sale” in our consolidated balance sheet. During 2001, we sold two of those hotels and recorded a gain on sale of approximately $21.5 million. At December 31, 2001, given the events of September 11, 2001 and the slowdown in the economy, we determined that it was uncertain whether the remaining nine hotels would be sold in the upcoming year and we reclassified these hotels to “Held and Used”. Upon reclassification, as required under SFAS No. 144, we estimated the fair value of these hotels and compared this estimate to the hotels’ carrying value. In addition, as required under SFAS No. 144, we tested our other hotels for impairment. For the year ended December 31, 2001, our impairment loss applicable to the reclassification of assets held for sale and the impairment tests of our other hotels totaled $61.0 million. Of this amount,

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$53.2 million is reported as impairment loss on hotel properties and $7.8 million is included in Income from discontinued operations in our statement of operations for the year ended December 31, 2001. Our impairment tests at December 31, 2002 resulted in a $5.4 million write down of one of our hotels.

Gain on Sale of Assets.     We sold our Miami, Florida and London, England properties on September 6, 2001 and January 19, 2001. Net sales proceeds exceeded the recorded carrying values by $21.5 million. We did not sell any properties during the year ended December 31, 2002.

Corporate Expenses decreased by $2.6 million, or 14.0%, in 2002 as compared to 2001. These expenses consist primarily of payroll and related costs, unit appreciation rights plan expense, professional fees, travel expenses and office rent. The change was primarily attributable to a decrease in unit appreciation rights plan expense ($29,000 in 2002 as compared to $2.6 million in 2001) and payroll costs ($8.4 million in 2002 as compared to $9.2 million in 2001) partially offset by an increase in professional fees ($4.2 million in 2002 as compared to $3.4 million in 2001).

Interest Expense, Net.     The $25.3 million decrease in interest expense, net primarily results from a $32.4 million reduction of interest expense because of lower average interest rates, offset by:

•	a $2.4 million increase due to higher average borrowings;

•	a $2.5 million decrease in interest income on corporate cash balances;

•	a $1.4 million increase in amortization of deferred financing costs; and

•	a $0.8 million increase related to the mark to market of derivative instruments.

The components of “Interest expense, net” for the year ended December 31, 2002 are summarized as follows:

•	mortgage and other debt ($54.1 million);

•	bank credit facility ($1.4 million);

•	convertible debt ($36.0 million);

•	amortization of financing costs ($9.2 million);

•	mark to market of derivative instruments ($0.3 million); and

•	interest income ($2.9 million).

Including convertible debt, the weighted average debt outstanding during 2002 and 2001 amounted to $1.81 billion and $1.77 billion, respectively, and the weighted average interest rates, including the effect of interest rate swaps, on this debt were 5.03% and 6.86%, respectively. These interest rates include the effect of interest rate swaps. At December 31, 2002, 76.5% of our mortgage debt had variable interest rates and 23.5% had fixed interest rates.

Loss on Early Extinguishment of Debt.     In April 2001, using proceeds from a commercial mortgage-backed securities financing, we retired our bank credit facility revolving loan and term loan and wrote off the unamortized deferred financing costs applicable to issuing those loans. This write-off amounted to $13.9 million and has been reported as loss on early extinguishment of debt in our 2001 statement of operations.

Other Expenses (Income), Net.     Other expenses (income), net includes earnings or losses of hotel joint ventures, asset management fees, Mexican asset tax, foreign exchange realized gains and losses, the change in value applicable to the ineffective portion of our foreign currency forward exchange contracts, as well as other miscellaneous income and expenses. The $0.4 million decrease in Other expenses (income), net in 2002 as compared with 2001 was primarily attributable to a $2.1 million decrease in the value of foreign currency foreign exchange contracts as the change in value of the “ineffective” portion of the notional amount of these contracts is recorded in our

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statement of operations, partially offset by a $0.6 million reduction of the Mexican asset tax and a $0.5 million recovery of pursuit costs paid in prior years.

Income Taxes.     As a limited liability company, we are not subject to U.S. Federal and certain state income taxes, which are the responsibility of our members. We are subject to certain state income and franchise taxes and income taxes payable by our foreign subsidiaries.

For the years ended December 31, 2001 and 2002, income tax expense is summarized as follows (dollars in thousands):

	2001	2002

Current	$761	$3,038
Deferred	1,538	177

Total income tax expense	$2,299	$3,215

Minority Interests.     We acquired certain hotels through the formation of limited partnerships and a limited liability company that we control, but which have minority members. Operating profits allocated to the owners of the LP and LLC units are recorded as minority interests. Minority interests decreased by $0.5 million from $10.8 million for 2001 to $10.3 million for 2002. This decrease results from the decline in operating profits allocable to the LP and LLC units.

Income from Discontinued Operations.     As described under “Recent Trends and Events —Sales of Hotels”, we sold five hotels during 2003 and one hotel during 2004 and, consistent with SFAS No. 144, reclassified the results of operations for these six hotels as discontinued operations for 2002 and 2001. Income from discontinued operations increased by $5.5 million from $1.7 million in 2001 to $7.2 million in 2002. This net increase primarily results from a decrease in impairment losses on goodwill and hotel properties (none in 2002 and $7.8 million in 2001), a decrease in interest expense, net ($10.9 million in 2002 as compared to $12.7 million in 2001), offset by a decrease in hotel operating income ($31.4 million in 2002 as compared to $34.2 million in 2001) and an increase in depreciation and amortization ($13.4 million in 2002 as compared to $11.9 million in 2001). The factors driving these changes are discussed above.

Cumulative Effect of Change in Accounting Principle.     As of January 1, 2001, in connection with adopting SFAS No. 133, we recorded a charge of $8.0 million in our statement of operations. This charge related to “mark to market” adjustments of interest rate cap agreements and was classified as a cumulative effect of a change in accounting principle.

Liquidity and Capital Resources

Our short-term liquidity requirements consist primarily of funds necessary to pay for operating expenses and other expenditures directly associated with our properties, including:

•	recurring maintenance capital expenditures necessary to maintain our properties properly;

•	interest expense and scheduled principal payments on outstanding indebtedness;

•	capital expenditures incurred to improve our properties; and

•	future distributions paid to our stockholders to maintain our REIT status.

Historically, we have satisfied our short-term liquidity requirements through our existing working capital and cash provided by our operations. We believe that our existing working capital, our new revolving credit facility and cash provided by operations will continue to be sufficient to meet our liquidity requirements for at least the next twelve months.

Revolving credit facility. Upon closing of this offering we expect to obtain a three-year commitment for a $100 million revolving credit facility from the Deutsche Bank Trust Company Americas, or DBTCA. This revolving credit facility may be used to finance our working capital requirements and general corporate purposes excluding dividends and distributions. Borrowings

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under this facility will bear interest at floating rates equal to, at our option, either: (i) LIBOR plus 375 basis points; or (ii) 250 basis points plus the higher of:

•	the prime rate announced by DBTCA, in effect on the date of borrowing; and

•	the Federal Funds Rate in effect on such day plus 50 basis points.

We will be required to pay an unused commitment fee at the rate of 50 basis points multiplied by the average daily unused portion of the facility. The facility will be secured by a pledge of our interests in our operating partnership and our operating partnership’s direct and indirect equity interests in its subsidiaries.

Our new credit facility will contain financial and other restrictive covenants. Our ability to borrow under this facility will be subject to financial covenants including interest coverage, fixed charge coverage and total leverage ratios and minimum net worth requirements. Our compliance with these covenants in future periods will depend substantially on the financial results of our hotels. The new credit facility will also limit our ability to effect mergers, asset sales and change of control events and will limit the payment of dividends and our ability to incur additional secured indebtedness or provide guarantees.

Our long-term liquidity requirements consist primarily of funds necessary to pay for scheduled debt maturities, renovations, expansions and other non-recurring capital expenditures that need to be made periodically to our properties, and the costs associated with acquisitions of properties that we pursue. Historically, we have satisfied our long-term liquidity requirements through various sources of capital, including our existing working capital, cash provided by operations, long-term property mortgage indebtedness, our bank credit facility and through the issuance of additional equity securities. We believe that these sources of capital will continue to be available to us in the future to fund our long-term liquidity requirements. However, there are certain factors that may have a material adverse effect on our access to these capital sources. Our ability to incur additional debt is dependent upon a number of factors, including our degree of leverage, the value of our unencumbered assets and borrowing restrictions imposed by existing lenders. Based on our internal evaluation of our properties, the estimated value of our properties exceeds the outstanding amount of mortgage debt that will encumber those properties after giving effect to the Formation and Structuring Transactions. Therefore, we believe that additional funds could be obtained, either in the form of mortgage debt or additional unsecured borrowings. Our ability to raise funds through the issuance of equity securities is dependent upon, among other things, general market conditions for REITs and market perceptions about us. We will continue to analyze which source of capital is most advantageous to us at any particular point in time, but the equity markets may not be consistently available to us on terms that are attractive or at all.

Operating Activities.     Net cash provided by operating activities was $36.6 million for 2003, compared to $102.2 million for 2002. This decrease primarily results from the decline in our hotels’ operating income, including the effect of selling five hotels during 2003, as well as an increase in interest expense and corporate expenses. In addition, for 2003, a $32.2 million income tax benefit was offset by a $30.9 million increase in accrued expenses, which is primarily related to the income tax expense applicable to the gain reported for tax accounting purposes on the sale of the Paris Marriott Champs Elysées Hotel.

Net cash provided by operating activities was $102.2 million for 2002 compared to $107.8 million for 2001. This decrease is primarily due to the decline in our hotels’ operating income partially offset by the decrease in interest expense.

Investing Activities.     Net cash flows provided by investing activities amounted to $129.0 million for 2003 compared to $31.8 million used in investing activities for 2002. The significant investing activities are summarized below.

•	we sold five hotels during 2003 for net sales proceeds of $154.6 million.

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•	we disbursed $28.4 million and $30.8 million during 2003 and 2002 related to capital expenditures for renewals, replacements and room renovations.

•
during July 2003, the Prague joint venture refinanced its mortgage debt. Net proceeds from this refinancing were used to make principal and interest payments on notes payable to our joint venture partner and us. Our share of these payments from the joint venture amounted to $5.8 million.

Cash flows used in investing activities amounted to $31.8 million during 2002 compared to $71.9 million in cash provided by investing activities during 2001. The significant investing activities are summarized below:

•
we disbursed $30.8 million and $47.8 million during 2002 and 2001, respectively, related to capital expenditures for renewals, replacements and major capital programs, including room and corridor renovations and lobby, spa, health club, meeting room, restaurant and bar additions, renovations and expansions.

•
in 2002, major capital program expenditures primarily related to the Paris Marriott Champs Elysées, Marriott Chicago Schaumburg and the Ritz-Carlton, Laguna Niguel hotels whereas in 2001 most of these expenditures pertained to the Loews Santa Monica Beach, Marriott East Side, Hilton Burbank Airport and Convention Center and Westin Essex House hotels.

•
in 2001, cash proceeds ($157.0 million) received from the sales of the Hilton St. Ermin’s and Hilton Miami Airport hotels were partially offset by the acquisition of the Four Seasons Punta Mita Resort ($39.0 million).

Financing Activities.     Net cash flows used in financing activities amounted to $(224.6) million for 2003 compared to $103.9 million used in financing activities for 2002 and $52.0 million used in financing activities for the year ended December 31, 2001.

The significant recent financing activities are described below.

Mortgage Debt and Financing Obligation Payable.     During 2003, our mortgage and other debt increased from $1.25 billion to $1.51 billion. The net increase of $254.0 million was due to the following: (a) on January 29, 2003, we completed a mortgage and mezzanine loan financing with certain affiliates of Deutsche Bank, Goldman Sachs Mortgage Company (GSMC), two life insurance companies and a commercial bank for total loan proceeds of $1.17 billion. In connection with the financing, existing mortgage debt of $1.010 billion was retired, resulting in incremental mortgage debt of approximately $160.0 million; (b) a $101.1 million net increase related to retiring the Paris Marriott mortgage debt and accounting for the new financing obligation discussed under “—Recent Trends and Events—Sales of Hotels” above; and (c) offset by $7.1 million of principal payments required under loan agreements.

The senior loan agreement requires various cash reserve accounts. At December 31, 2003, these cash reserves aggregate $47.8 million. Additional cash reserves are required when the net operating income, or NOI, of the hotels drops below certain levels. Based on NOI for the twelve months ended December 31, 2003, the hotels have entered a “Low NOl Period”, as defined in the loan agreement, and additional cash reserves were funded beginning in November 2003. These additional cash reserves ($3.0 million at December 31, 2003) are equal to a percentage of the amount by which the hotels’ monthly NOI exceeds interest expense. When NOl returns to prescribed levels, these cash reserves will be released.

Convertible Debentures and Limited Partnership Units.     On March 28, 2003, in connection with our March 31, 2003 cash distribution to our members, holders of our convertible debentures elected to convert the following principal amounts to membership units: 7.5% debentures ($191.0 million); 6.5% debentures ($117.2 million); and 8.5% mortgage notes ($25.0 million). These conversions increased our outstanding membership units by 36,539,816 units. Our convertible LP “B” units have certain rights that allow them to participate in cash distributions as if they held our

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membership units. On March 28, 2003, holders of LP “A” and “C” units totaling $95,399,829 converted to LP “B” units to participate in the March 31, 2003 cash distribution.

During 2003, we paid approximately $62.8 million to redeem all outstanding convertible 8.5% mortgage notes and LP “A” units at their principal/cost amounts. This conversion and redemption of debt and LP units decreased our annual payments for interest on convertible debt and profit distributions to minority interests by approximately $24 million.

Cash Distributions.     On March 31, 2003, we paid a $229.1 million cash distribution to holders of our membership units ($176.4 million) and convertible LP “B”/LLC units ($52.7 million). The distribution per unit amounted to $2.177. Under the terms of our convertible debt agreements, the holders of such debt and the holders of the LP “A” and “C” units have the right to convert their debt/minority interests to membership units/LP “B” units and participate in a cash distribution. In addition, the LP “C” units have a portion of their semi-annual distributions deferred in the same manner as interest is deferred on the 7.5% debentures. Payment of deferred interest ($13.4 million) and these deferred distributions ($7.2 million) was required in connection with the March 31, 2003 cash distribution to members.

On October 24, 2003, we paid a $110 million cash distribution to holders of our membership units ($84.8 million) and convertible LP “B”/LLC units ($25.2 million). The distribution per unit amounted to $1.039. Holders of 6.5% debentures aggregating $4.5 million converted their debentures into 574,324 membership units and participated in the distribution.

Contractual Obligations

The following table summarizes our future payment obligations and commitments as of December 31, 2003 on a pro forma basis giving effect to the Formation and Structuring Transactions:

	Payments due by period

	Total	Less than 1 year	1 to 3 years	4 to 5 years	After 5 years

	(in thousands)
Long-Term Debt Obligations	$425,318	$3,517	$11,561	$213,948	$196,292
Operating Lease Obligations—Ground Leases and Office Space	$5,709	$601	$1,855	$160	$3,093
Operating Lease Obligations—Paris Marriott & Hamburg Marriott	€354,335	€13,298	€40,725	€27,150	€273,163
Dollar Equivalents	$439,375	$17,271	$50,499	$33,666	$338,722
Deferred Fees under Hotel Management Contracts	$2,508	$175	$350	$350	$1,633

Reserve Funds for Capital Expenditures

We maintain each of our hotels in excellent repair and condition and in conformity with applicable laws and regulations and in accordance with the agreed upon requirements in our management agreements with our preferred operators.

We are obligated to maintain reserve funds for capital expenditures at our hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements with our preferred operators. As of December 31, 2003, $27.4 million was available in restricted cash reserves for future capital expenditures. Our agreements with hotel operators require us to reserve funds at amounts ranging between 3.0% and 5.5% of the individual hotel’s annual revenues and require the funds to be set aside in restricted cash. Amounts are capitalized as incurred. Any unexpended amounts will remain our property upon termination of the management and operating contracts.

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Derivative/Financial Instruments

We use derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings, from lines of credit to medium and long-term financings. We require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designed to hedge. Instruments that meet the hedging criteria are formally designated as hedges at the inception of the derivative contract. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors. We use outside consultants to determine the fair values of our derivative instruments. Such methods incorporate standard market conventions and techniques such as discounted cash flow analysis and option pricing models to determine fair value. All methods of estimating fair value result in general approximation of value, and such value may or may not actually be realized.

In August 2002, we entered into two foreign currency forward exchange agreements for a combined notional amount of $50 million to eliminate the risk of change in the U.S. dollar equivalent value of forecasted Czech Koruna proceeds on the future sale of the Inter.Continental Prague Hotel. The forward exchange agreements expire in August 2004. The above hedges have been designated as hedges of a net investment in a foreign operation under SFAS No. 133. As prescribed by SFAS No. 133, a portion of these agreements have been deemed ineffective and, as such, do not qualify for hedge accounting. Accordingly, changes in the value of the forward exchange agreements are recorded in Accumulated other comprehensive loss (to the extent deemed effective) and to Other expenses (income), net (to the extent deemed ineffective) with an offsetting entry to “Accounts payable and accrued expenses”. As of December 31, 2003, the cumulative decrease in value of these agreements amounted to $9.4 million.

Off-Balance Sheet Arrangements

In August 1999, we and an affiliate of GIC Real Estate Pte Ltd (“GIC RE”), the real estate investment arm of the Government of Singapore Investment Corporation Pte Ltd, entered into an investment agreement for the purpose of acquiring hotels in certain European markets. The investment agreement period ended during 2002. The investment agreement provided for capital commitments from us and the GIC RE affiliate in amounts that result in us and the GIC RE affiliate effectively owning 35% and 65%, respectively, of hotels acquired. Concurrent with the execution of the investment agreement, we and the GIC RE affiliate entered into an asset management agreement pursuant to which we agreed to provide various services with respect to acquiring and financing hotels, negotiating third-party management contracts and reviewing hotel operations. Annual management fees are based upon each hotel’s earnings before interest, taxes, depreciation and amortization, or EBITDA. We can also earn an incentive fee upon the occurrence of certain events such as the sale of a hotel. However, no incentive fees are payable unless the investors have received proceeds equal to their capital contributions and a specified investment return.

Under the above-described agreements, we and the GIC RE affiliate formed joint ventures that acquired the 277-room Hamburg Marriott in June 2000 and the 364-room Inter.Continental Prague in August 1999. At December 31, 2003, our investment in these hotels was $23.4 million. We account for these investments under the equity method of accounting. Our equity in earnings (loss) of hotel joint ventures amounted to $1.8 million, $1.9 million and ($0.5) million for 2001, 2002 and 2003, respectively, and is included in Other expenses (income), net in our consolidated statements of operations.

On June 26, 2003, the joint venture owning the Inter.Continental Prague entered into an agreement to refinance its long-term bank debt. As a result of this refinancing, the loan and all accrued interest payable to Westdeutsche Landesbank Girozentrale was fully repaid using €70.0 million ($80.5 million) of proceeds on July 14, 2003 obtained from the €75.0 million ($86.3 million) loan negotiated with Aareal Bank. An additional €5.0 million ($5.8 million) was funded on January 15, 2004 upon satisfaction of certain conditions, which included the registration of a first ranking mortgage. The loan bears floating interest at EURIBOR plus 1.5% and matures July 15, 2006.

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At the joint venture’s option, the maturity date may be extended to July 15, 2008. Interest and principal is payable quarterly with a final payment of €62.7 million ($72.1 million) due on July 15, 2008 (assuming the joint venture utilizes the extension options under the loan). There was €69.5 million ($79.9 million) outstanding under this arrangement at December 31, 2003. As a result of the Aareal re-financing and a previous financing, we received distributions from the joint venture of $20.9 million and $5.8 million in 2000 and 2003, respectively.

On June 14, 2000, we invested $5.7 million in the joint venture that purchased the Hamburg Marriott. Also on June 14, 2000, in connection with its simultaneous purchase of the hotel, the joint venture owning the Hamburg Marriott entered into a loan agreement with Rheinhyp Rheinische Hypothekenbank Aktiengesellschaft. The loan of €29.9 million ($28.7 million) bears interest at EURIBOR plus 0.85% and requires interest payments monthly, quarterly or semi-annually as agreed by the joint venture and the lender. Principal is paid in December of each year with 1% of the original loan balance paid in 2000 and 2% of the original loan balance paid in 2001 through 2006. The remaining principal is due June 14, 2007. At December 31, 2003 there was €27.8 million ($34.5 million) outstanding under this arrangement. We prepaid this loan in full during February 2004 upon closing the sale and leaseback transaction described above under “—Recent Trends and Events—Sales of Hotels”.

Related Party Transactions

We have in the past engaged in and currently engage in a number of transactions with related parties. The following is a summary of ongoing transactions with related parties that may impact our future operating results. Please see “Certain Relationships and Related Transactions” for a more complete discussion of these and other transactions with related parties.

Relationship With Strategic Hotel Capital, LLC.     Prior to our formation all our senior executive officers, other than James H. Lyman, were employed by SHC LLC. In addition, we have agreed to asset manage the Distributed Properties and will collect management fees including an initial yearly base fee of $5.0 million, subject to reduction as properties are sold, under an asset management agreement.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We evaluate our estimates on an ongoing basis. We base our estimates on historical experience, information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect the most significant judgments and estimates used in the preparation of our consolidated financial statements.

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Impairment of Long-lived Assets.     We periodically review each property for possible impairment. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. In this analysis of fair value, we use discounted cash flow analysis to estimate the fair value of our properties taking into account each property’s expected cash flow from operations, holding period and proceeds from disposing of the property. The factors

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addressed in determining estimated proceeds from disposition include anticipated operating cash flow in the year of disposition, terminal capitalization rate and selling price per room. Judgment is required in determining the discount rate applied to estimated cash flows, growth rate of the properties, the need for capital expenditures, as well as specific market and economic conditions. Additionally, the classification of these assets as held-for-sale requires the recording of these assets at their net realizable value which can affect the amount of impairment recorded.

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Depreciation and Amortization Expense.     Depreciation expense is based on the estimated useful life of our assets. The life of the assets are based on a number of assumptions including cost and timing of capital expenditures to maintain and refurbish the assets, as well as specific market and economic conditions. While management believes its estimates are reasonable, a change in the estimated lives could affect depreciation expense and net income or the gain or loss on the sale of any of the assets.

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Derivative Instruments and Hedging Activities.     Derivative Instruments and Hedging Activities require management to make judgments on the nature of its derivatives and their effectiveness as hedges. These judgments determine if the changes in fair value of the derivative instruments are reported in the consolidated statement of operations or as a component of equity on the consolidated balance sheet. While management believes its judgments are reasonable, a change in a derivative’s effectiveness as a hedge could affect expenses, net income and equity.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. The majority of our outstanding debt has a variable interest rate. We use some derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings, from lines of credit to medium- and long-term financings. We require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designed to hedge. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors. As of December 31, 2003, our total outstanding mortgage debt was approximately $1.30 billion, of which approximately $1.22 billion, or 89.2%, was variable rate debt. If market rates of interest on our variable rate mortgage debt increase by 50%, or approximately 55 basis points, the increase in interest expense on the variable rate mortgage debt would decrease future earnings and cash flows by approximately $6.7 million annually. If market rates of interest on our variable rate mortgage debt decrease by 10%, or approximately 10 basis points, the decrease in interest expense on our variable rate mortgage debt would increase future earnings and cash flows by approximately $1.2 million annually.

Interest risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of the reduced level of overall economic activity that could exist in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

Currency Exchange Risk

As we have international operations, currency exchange risk arises as a normal part of our business. We reduce this risk by transacting our international business in local currencies. In this manner, assets and liabilities are matched in the local currency, which reduces the need for dollar

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conversion. Generally, we do not enter into forward or option contracts to manage our exposure applicable to net operating cash flows.

To manage the currency exchange risk applicable to equity positions in foreign hotels, where possible, we use long-term mortgage debt denominated in the local currency. In addition, we may enter into forward or option contracts. We have two forward exchange agreements to deliver or net settle approximately 1.6 billion Czech Koruna (equivalent to $50 million at inception of the agreements). These forward exchange agreements expire in August 2004. As of December 31, 2003, the aggregate decrease in the value of these forward exchange agreements amounted to approximately $9.4 million.

For the years ended December 31, 2001, 2002 and 2003, foreign currency gains/(losses) included in our consolidated statements of operations amounted to ($700,000), ($600,000) and $200,000, respectively.

Seasonality

The lodging business is seasonal in nature and we experience some seasonality in our business as indicated in the table below. Revenues for hotels in tourist areas generally are greater during tourist season than other times of the year. Quarterly revenues also may be adversely affected by events beyond our control, such as extreme weather conditions, attacks or alerts, SARS, airline strikes, economic factors and other considerations affecting travel. Hotel revenues by quarter during 2001, 2002 and 2003 were as follows:

	First Quarter	Second Quarter	Third Quarter		Fourth Quarter

Revenues
2001	$182,457	$171,787	$132,257	(1)	$145,865	(1)
2002	$152,281	$153,664	$125,743		$159,197
2003	$143,069	$138,270	$130,502		$153,713

(1)	The third and fourth quarter results for 2001 were significantly affected by the terrorist attacks on September 11, 2001.

To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may have to enter into short-term borrowings to make distributions to our stockholders.

New Accounting Standards and Accounting Changes

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” (FIN 46). This interpretation requires an existing unconsolidated variable interest entity to be consolidated by its primary beneficiary if the entity does not effectively disperse risk among all parties involved or if other parties do not have significant capital to finance activities without subordinated financial support from the primary beneficiary. The primary beneficiary is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity. FASB Interpretation No. 46 was revised in December 2003 (FIN 46(R)) and effectively replaces FIN 46. While retaining a majority of the provisions and concepts of FIN 46, FIN 46(R) provides additional scope exceptions and clarifies the description of variable interests. Public companies are required to apply FIN 46(R) no later than the end of the first reporting period that ends after March 15, 2004. However, prior to the required application of FIN 46(R), public companies are required to apply either FIN 46 or FIN 46(R) to any interests in special purpose entities (SPEs) as of the first interim or annual period ending after December 15, 2003 and the decision to apply FIN 46 or FIN 46(R) may be made on an SPE by SPE basis. Absent other

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circumstances, we believe that this interpretation will not require us to consolidate our equity interest in the Inter.Continental Prague joint venture.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging”. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. The provisions of SFAS No. 149 are effective for contracts entered into after June 30, 2003. Our adoption of SFAS No. 149 did not have a material effect on our results of operations or our financial statements.

In May 2003, the FASB issued FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset in some circumstances. The provisions of SFAS No. 150 are effective for certain of our financial instruments beginning with the first interim period beginning after June 15, 2003. Our adoption of SFAS No. 150 did not have a material effect on our financial statements.

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BUSINESS

Overview

Strategic Hotel Capital, Inc., or SHCI, was incorporated in January 2004 to own and asset manage upper upscale and luxury hotels in North America and Europe. Our accounting predecessor, Strategic Hotel Capital, L.L.C., or SHC LLC, was founded in 1997 by Whitehall, Laurence Geller and others. SHCI intends to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code.

On the pro forma basis described herein, SHCI:

•	owns the fee interest in 10 hotels, comprising approximately 4,700 rooms, located in Arizona, California, Florida, Illinois and Louisiana and in Mexico;

•	leases 3 hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of approximately 859 rooms;

•	owns a 35% interest in a joint venture, with an unaffiliated party, that owns a hotel in Prague, Czech Republic comprising approximately 372 rooms, and asset manages such hotel on behalf of the joint venture;

•	owns a 31% interest in and acts as asset manager for a joint venture, which joint venture is with two unaffiliated parties, that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	asset manages seven hotels for SHC LLC under an asset management agreement.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operated under the widely recognized upper upscale and luxury brands of Embassy Suites®, Four Seasons®, Hilton®, Hyatt®, Inter.Continental®, Loews® and Marriott®.

We seek to maximize asset values and operating results through systematic asset management. We also seek to acquire additional properties that meet our disciplined investment criteria. Given our history of rigorous asset management, strategic acquisitions and selective dispositions, we believe that we are well-positioned not only to take advantage of the market recovery which, as described below, is anticipated by industry experts, but also to continue to reap the benefits of our value-added asset management systems. Based on our past experience, we also believe that full-service properties such as ours in the upper-upscale and luxury segments of the hotel industry may benefit disproportionately well relative to properties in other segments during periods of economic recovery.

Business Strategy

Our goal is to build upon our existing portfolio of hotel properties to become a preeminent owner of upper upscale and luxury branded hotels primarily in the United States with select international hotels. We are encouraged by the recent industry trends indicating improving levels of hotel occupancy and average daily rates and believe that our properties are well-positioned to benefit from the hotel industry recovery that we believe will accompany the strengthening economy. Our future growth will be driven by executing a two-fold business strategy, which focuses on maximizing asset values and operating results through systematic asset management and research-driven capital deployment through acquisitions.

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Earnings Growth Through Expert Asset Management.

We believe that we can enhance our earnings growth through expert asset management which will ultimately generate higher overall investment returns.

Value-added asset management system.     We have developed, and will continue to implement, a comprehensive and systematic asset management system that we believe maximizes cash flow growth and property value. In addition, we believe that our asset management style has helped us to maximize economic benefits successfully in an industry that has suffered reduced performance and to position our properties for recovery. Our value-added asset management system has three general components:

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Monitoring and advisory activities.     Our hotels are operated under a number of different brands in different locations, which exposes us to diverse management approaches and provides us with an opportunity to identify, develop and apply what we believe to be the best practices in the industry. Our asset management group uses this knowledge to help our preferred operators implement revenue enhancement opportunities, improve operating performance through cost-saving actions and generate incremental profitability above a hotel’s baseline norm. We have also improved operating performance at a number of our hotels through measures including:

•	appealing real estate taxes, generating annualized tax savings;

•	assisting our hotel operators in conducting energy reviews and audits, generating fuel and electric savings;

•	assisting our operators in a review of staffing levels and productivity standards, generating labor savings; and

•	assisting our operators in a review of their food purchasing practices and vendor pricing, generating reductions in food costs.

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Influence capital expenditures to promote more attractive returns on our capital
invested.     We ensure that our management companies maintain each of our hotel properties in good repair and condition in conformity with applicable laws and regulations and consistent with the brand’s standards, other hotels and the provisions of the management agreements. The expense of routine repairs, maintenance and ordinary course capital expenditures performed by our management companies are deducted from a furniture, fixtures and equipment reserve, which is generally funded on a monthly basis by a portion of a hotel’s gross revenue. However, with respect to extraordinary capital expenditures or expenditures outside the ordinary course of operating a hotel, we typically retain approval rights, spending limits or other restrictions that limit the ability of our management companies to perform significant programs of capital improvements, renovation or refurbishing that we believe are unnecessary, undesirable or would result in an unacceptable return on investment. We also advise our preferred operators as to how they can creatively expand the existing use of properties through capital improvement projects such as room additions, renovations and enhancements, conversion of underutilized space to new revenue producing facilities and time share conversions.

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Management contract compliance.     We closely monitor the management companies to which we have delegated the management of our hotels to ensure that they adhere to the terms of their contracts with us. As a result we believe that our hotel management companies have a greater incentive to concentrate their efforts on increasing profitability and the value of our properties.

New opportunities with preferred operators.     We believe that our strategic focus on upper upscale and luxury hotels with management contracts provides us with opportunities to improve earnings through our systematic asset management. In the 1980s, developers, who had little interest in active management or long-term ownership, played an increasingly active role in the

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construction of hotel properties. As a consequence, financing sources demanded the involvement of leading hotel management companies who were able to command long- term management contracts with limited termination provisions and broad decision-making rights leaving owners with monitoring ability. In addition, as discussed below under “— Competitive Strengths — We have strong relationships with our preferred operators”, many hotel management companies decided to divest from real estate ownership and focus their resources on managing properties as a matter of policy. These events weakened the traditionally strong link between hotel owners and managers, often resulting in inefficient operations generally associated with owners who were not knowledgeable in the hotel industry. This situation provides us with opportunities to improve earnings through systematic asset management and to acquire properties that our preferred operators may decide to sell.

Opportunities through asset management.     To date, we have only asset managed hotels in which we have an ownership interest. We believe that subject to the REIT qualification limitations on earning income from active asset management, there are select opportunities for our experienced management team to asset manage hotels in which we have a minority interest or no interest at all, thereby leveraging our management infrastructure to gain strategic and profitable incremental business. Our goal is not to enter the traditional asset management business and compete with pure fee for service asset managers on price, but rather to take advantage of special opportunities, like the joint venture opportunities described below, or strategic alliances that will allow us to earn fees to supplement the returns from our owned properties with limited or no accompanying financial commitment. Similar to our joint venture properties, through these management relationships we expect to gain familiarity with the assets we oversee which may position us favorably to acquire ownership of these properties if they are offered for sale.

Asset Growth Through Acquisitions.

Key elements.     Our acquisition strategy incorporates three key elements:

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focusing on the acquisition of upper upscale and luxury hotels in attractive markets with barriers to entry where we believe there are opportunities for us to add value by employing our asset management skills and systems;

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targeting either hotels with existing management contracts or hotels where there is an opportunity to put in place a management contract with one of our preferred operators that would enhance asset value; and

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building single- and multi-brand relationships with our preferred operators, which are leading hotel management companies that have strong brand recognition, superior marketing capabilities, management depth and a history of efficient operations.

Acquire upper upscale and luxury hotels.     We target upper upscale and luxury hotels in select urban and resort markets, including major business centers and leisure destinations, with strong growth characteristics and high barriers to entry. Typically our target hotels would be larger than 150 rooms and have growth or expansion opportunities. After acquiring interests in 32 properties during the first four years following our formation in 1997, the pace of our acquisitions slowed as asset prices increased and acquisition opportunities that met our stringent underwriting criteria significantly diminished. However, our 2001 acquisition of the Four Seasons Punta Mita Resort hotel, our most recent purchase, reflects our willingness to seize attractive acquisition targets wherever we can create value on an opportunistic basis. As discussed below under “Industry Overview”, demand within the upper upscale and luxury segments is expected to outpace growth in supply in the near term. We believe that the upper upscale and luxury hotel sector is an extremely attractive sector for long-term investment, especially considering the supply constraints characteristic of that sector. These supply constraints include the importance of location, lack of available land, high development costs, long development and entitlement lead times and brand trade area restrictions that prevent the addition of a certain brand or brands in close proximity. Moreover, the management-intensive nature of upper upscale and luxury hotels provides our

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experienced management team with the opportunity to enhance value and maximize operating results at these hotels by monitoring performance and suggesting practical strategies for creating greater revenue flow to the bottom line.

Target hotels with management contracts or where we can put value-enhancing management contracts in place.     We believe that a significant percentage of upper upscale and luxury hotels in North America have management contracts with remaining durations in excess of five years. Many other acquirers of hotel properties are also in the hotel management business or are affiliated with specific management companies and, therefore, pursue hotels only if they can assume management. As a result, we believe that competition to acquire properties with existing management contracts is often less intense, providing us with attractive investment opportunities to achieve higher initial investment returns than we might attain from similar-quality hotels without management contracts. Our management team, based on its experience and knowledge of hotel operating practices, is well positioned to advise hotel operators on practices to improve operating performance and extract additional value from these hotels encumbered by management contracts. Additionally, in Europe we believe that there is an increasing trend toward hotel branding as family owner-operators and other non-operator aligned owners endeavor to sell their hotels. Given our preferred operator strategy, which is described below, we believe that this trend in Europe will allow us to capture added value by purchasing hotels that we can encumber with a value enhancing management contract with one of our preferred operators, who may, among other things, subsidize a portion of our total acquisition costs.

Build relationships with preferred operators.     We believe that we can more effectively influence the operating performance of our hotels if we have multi-property relationships with a select group of hotel management companies, which we call our preferred operators. We select our preferred operators based on our opinion as to whether an operator has strong brand recognition, superior marketing capabilities, management depth and a history of efficient operations. Because our preferred operators provide the services, technology, human resources training and infrastructure to conduct day-to-day hotel operations, we can focus our energies on monitoring their performance, identifying areas of improvement and providing our operators with useful feedback that they can utilize to maximize operating results and enhance the value of our hotels. In addition, we believe our relationships with preferred operators will also facilitate growth as they present us with potential investment opportunities. For these reasons, we have established strong relationships with our preferred operators as evidenced by our portfolio of high-quality brands.

Seize international opportunities.     We have the skills and experience to acquire and asset manage hotels both domestically and internationally, which have permitted us to diversify our portfolio geographically. We currently own hotels in Mexico City and Punta Mita, Mexico, leasehold interests in hotels in Paris, France and Hamburg, Germany and a joint venture interest in a hotel in Prague, Czech Republic, which we asset manage for the joint venture. We believe that the international scope of our knowledge and skills places us in a unique position among lodging REITs and will permit us to take advantage of select international hotel opportunities, including opportunities in Europe. Our international acquisition activity will be consistent with our domestic acquisition strategy, namely targeting upper upscale and luxury hotels that have management contracts with preferred operators or hotels where we can enter into value enhancing management contracts with our preferred operators.

Growth through joint ventures.     Another component of our growth strategy is to acquire property interests, both domestically and internationally, through joint ventures with institutional investors or other third parties whose financial objectives are compatible with ours. For example, we purchased the Inter.Continental Hotel in Prague through a joint venture with an affiliate of GIC Real Estate Pte Ltd, the real estate investment arm of the Government of Singapore Investment Corporation Pte Ltd. In most cases, our partner will contribute a large portion of the capital necessary to finance the acquisition and we will asset manage the property under an arrangement that pays us both a base fee and an incentive fee based on the returns that the property generates. An advantage of this investment strategy is that it allows us to expand our portfolio, increase

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fee-based income, enhance the return on our real estate through fee and incentive income and foster closer relationships with our preferred operators at a relatively marginal additional cost. We can also gain additional diversification of our capital and higher return on investment by investing in a larger number of properties, although through a smaller investment in each property. Finally, through these relationships, we gain familiarity with respect to our joint venture properties that positions us favorably to acquire ownership of these properties if they are offered for sale.

Recycle capital for future investments through opportunistic dispositions.     We will take advantage of opportunities to sell a property, thereby freeing capital for future investment, when we believe that a disposition would be in our best interests. For example, we are likely to sell properties in circumstances where:

•	we believe that our asset management team has maximized the property’s value;

•	the proceeds of the disposition are unusually attractive;

•	the market in which the property is located is declining or static; or

•	competition in the market requires substantial capital investment which will not generate returns that meet our criteria.

Competitive Strengths

We believe that our competitive strengths, which are set out below, distinguish us from other owners of lodging properties and give us a platform to achieve our business strategy of earnings growth through comprehensive and systematic asset management and asset growth through acquisitions.

Our experienced asset management team has the ability to positively impact operating performance.     Because upper upscale and luxury hotels are management intensive and more complex to operate than hotels in other sectors of the industry, we believe that it provides the greatest opportunity for our management team to positively impact operating performance. Our management team, based on its experience and knowledge of this hotel sector and our internal comparative analytical tools, is well positioned to advise hotel operators on practices optimizing hotel operations and pursue revenue enhancement opportunities. We generally have asset managers with broader experience in hotel operations than our competitors, in large part as a result of our belief that the efficiency of our team requires in-depth knowledge of all of the components of each property. Because our properties are managed by different brands, using comparative analytical tools gives us a method of determining best practices across brands. For example, by regularly modeling detailed line-by-line expense items against revenue measures, our asset managers can determine the most effective cost controls employed by our operators. In addition, we have long-standing relationships with specialists with whom we consult or recommend to the managers of our hotels as needed in order to provide them more focused support and expertise in areas such as consumer research, purchasing, retailing, merchandising, food and beverage services, physical plant and equipment maintenance, labor systems and parking.

We have a proven track record of improving hotel operating performance through the application of value-added programs involving strategic capital deployment, consumer and market research, competitive benchmarking, technology upgrades and systems development and upgrades. For example, we have helped our operators improve hotel performance by:

•	providing research that is used to alter customer mix and pricing strategy, which has led to increases in total room revenues;

•	recommending the conversion of unused or underutilized space to new revenue-generating facilities such as meeting rooms, guestrooms and retail outlets; and

•	encouraging upgrades to more efficient heating, cooling, electric and telephone equipment, which has resulted in cost savings.

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In dealing with hotel operators, we seek to carefully monitor operations and thereby attain more favorable terms upon renewal of management contracts. For example, where possible, we negotiate management contracts that align the interests of hotel operators with those of the hotel owner by increasing the emphasis on incentive management fees, which we believe focuses the obligation of each hotel’s management to operate for the benefit of the hotel rather than for the benefit of the brand the hotel carries. In certain cases, these initiatives have included a cap on the allocation of certain chain level expenses to our hotels and, in other cases, have included persuading hotel management companies to adopt money saving labor management and food and beverage purchasing systems.

We have strong relationships with our preferred operators.     Our senior management team has long-standing relationships with executives of most major hospitality companies. With over 40 years experience in the hospitality industry, Laurence Geller, our Chairman, Chief Executive Officer and President, has developed strong relationships with hotel operators throughout the hotel industry as a senior executive, operator and consultant.

Our properties are subject to management agreements or operating leases with some of the best known upper upscale and luxury brands in the lodging industry, which are among our preferred operators.

We believe that cultivating our preferred operator relationships will provide us with:

•	opportunities to negotiate favorable management contracts, both as to fees and other terms and conditions; and

•	an expanded pipeline of acquisition opportunities.

Hotel management companies have found it necessary to make significant investments in their brands, reservation systems and operating systems to remain competitive in the global lodging industry, dedicating capital to that use instead of real estate expansion. They also are increasingly determining that the fee for services model, as opposed to the asset ownership and management model, is a more effective use of their business strengths. Consequently, as a result of their focus on building management infrastructures and not on investing in real estate, our preferred operator strategy manages this situation for the benefit of both parties. Because we provide professional, financially strong ownership and the opportunity for them to continue managing the hotels after our acquisition of the property, preferred operators are more likely to seek to involve us in acquisition and disposition opportunities. Given these circumstances, we believe we are viewed by certain preferred operators as an attractive buyer whether a preferred operator is (1) considering a sale of one or more of its owned hotels or (2) attempting to expand its brand by acquiring management contracts in respect of hotels that are not subject to management contracts. We believe that the potential for symbiosis with our preferred operators will become even more apparent as the industry recovers and hotel chains may reduce their existing property portfolios and focus on expansion in a manner that minimizes new real estate investment.

We manage internal growth through our value-added ownership systems.     We have developed value-added ownership systems with the objectives of:

•	encouraging our preferred operators to optimize property operations;

•	identifying revenue enhancement opportunities that our preferred operators might implement;

•	reducing costs through operational and financial audits; and

•	monitoring management contract compliance.

Our asset management group includes senior asset managers who oversee properties from field offices in Chicago, Orlando, San Diego, San Francisco and London. Each of our asset managers has extensive hotel experience, including working directly for leading national and international hospitality companies where they have cultivated business relationships within the executive ranks of those companies. Considerable knowledge of hotel operations is essential to comprehensive asset management.

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Our asset management group is supported by:

•	consumer-based marketing research to assess overall trends in consumer preferences and attitudes on issues such as price, brand, services, amenities and facility needs;

•	well-developed techniques for measuring and analyzing departmental and overall hotel profitability and operating trends;

•	specialized legal support for operational and contract compliance audits;

•
outside specialists who advise on focused matters such as purchasing, retailing, merchandising, food and beverage services, plant and equipment maintenance, construction, refurbishing and renovation services, labor systems and parking; and

•	operational/financial analysis and audit work.

Our asset management group (1) provides focused monitoring and advisory services with the objective of improving each hotel’s operating efficiencies and revenue potential and (2) monitors contractual obligations with our operators. Advice provided includes data-backed recommendations and practical suggestions for strategic capital deployment, revenue enhancements, productivity enhancements, expenditure controls and systems and technology upgrades. Our asset management group systematically monitors operating decisions, which are made independently by hotel operators but impact the profitability of our hotel properties, in order to serve owners’ interests and maximize returns. Additionally, our asset management group works with each of our preferred operators at their corporate level to seek to maximize the value of our properties through the operation of their internal programs and to ensure that cost allocations to each of our properties are appropriate.

Our extensive research is the foundation of our acquisition strategy.     Our extensive research provides the foundation for our acquisition strategy. This extensive research includes the following key components:

•	identifying markets where attractive fundamentals and high barriers to entry provide opportunities to acquire upper upscale and luxury hotels with strong growth potential; and

•
monitoring target and other markets to track changes in hotel demand and supply, including in-depth analysis of demographic and economic factors that drive upper upscale and luxury hotel demand as well as a thorough review of existing competitive properties and potential new developments.

As a result of our ongoing research, the selection of target markets and individual property targets is updated continuously to foster a proactive acquisition process, which includes the following steps:

•	prospective acquisition opportunities meeting our initial investment criteria are identified by our acquisitions group;

•
a thorough review of a hotel property meeting our initial investment criteria is conducted by drawing on our asset management, construction, design and refurbishing teams and property level research and financial, structural, operational, legal, life cycle and environmental analyses;

•
following satisfactory completion of this review through a due diligence process, each hotel property meeting our initial investment criteria is presented to our internal management committee for consideration; and

•	if management’s approval is obtained, each potential substantial transaction is also subject to approval of our board of directors.

We believe our acquisition process permits us to make disciplined investment decisions quickly and efficiently, offering sellers the benefit of an expedited closing and certainty of execution.

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Industry Overview

The lodging industry in the United States consists of both private and public entities, which operate in an extremely diversified market under a variety of brand names. While some industry participants own and operate hotels, it is common for a hotel to be owned or leased by one entity and operated by an independent third party pursuant to a management agreement or operating lease, and in some cases under a brand name owned by the management company or licensed from yet another entity. Many branded management companies attempt to avoid or severely limit their ownership of real property, preferring to confine their activities largely to management and/or franchising of hotels on a fee for service basis. Certain management companies franchise their brands to third party operators while others as a matter of policy do not. Where hotel operations are delegated to a hotel management company, the hotel management company will control the hotel’s day-to-day operations including setting room rates, developing budgets and marketing and human resource plans and will receive fees in return for providing management services. The owner’s ability to participate in operating decisions is typically limited. Hotel management companies often aim to generate income principally from base management fees and from incentive management fees related to the profitability of the hotels they manage. The division between ownership and management can be beneficial to both owners and managers. On one hand, managers can expand their brands by increasing the number of hotels under management without the large capital investment inherent in acquiring a hotel. Owners, on the other hand, benefit when managers efficiently and cost-effectively provide their hotels with strong brand recognition, marketing support, centralized reservation systems and management depth. However, the relationship between owners and operators can be poorly managed resulting in inefficient hotel operations. We believe that this situation creates an opportunity for owners that have an in-depth understanding of hotel operations. Those owners that can carefully monitor the performance of their managers and provide specific guidance to improve the operations of their managers can assist in improving efficiency at their properties and maximize hotel profits.

Within the lodging industry, hotel operations are generally classified as either full service or limited service. Smith Travel Research, a leading provider of lodging industry statistical data, classifies hotel chains into the following segments: deluxe, which we refer to as luxury, upper upscale, upscale, midscale with food and beverage, midscale without food and beverage, economy and independent. Most of our hotels operate in urban or resort markets in North America as upper upscale and luxury properties.

Competition in the industry is based primarily on the level of service, quality of accommodations, location and room rates. Three key performance indicators that are widely used in the lodging industry are average daily occupancy, average daily rate, or ADR, and revenue per available room, or RevPAR. RevPAR is commonly used to evaluate the revenues of a hotel, and is defined as the product of ADR and average daily occupancy. While these three indicators are useful to understand general trends, we also measure and evaluate other data specific to our hotels such as gross operating profit per room that we believe provides additional insight into the operating performance and profitability of hotels in specific markets in which we have an interest.

The U.S. lodging industry experienced nine consecutive years of improved profitability through 2000, according to Smith Travel Research. That streak ended in 2001, however, as the result of a weakening global economy compounded by the effects of the September 11, 2001 terrorist attacks. Increased supply and the fact that softer demand could no longer absorb the growth in supply that had occurred during the mid- to late-1990s also contributed to the decline in profitability. Since 2001, the operating environment for the U.S. lodging industry has continued to be difficult, primarily due to a weak economy and the delay in the return of business travel to pre-2001 levels. In addition, the industry has experienced substantial increases in certain costs such as casualty and workers’ compensation insurance. For example, our hotels have experienced a 100% increase in these costs from 2001 to 2003. This difficult environment is reflected in the chart below, which presents historical, yearly average U.S. lodging industry data as published by Smith Travel Research.

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Total U.S. Occupancy, ADR and RevPAR

The following chart depicts historical percentage changes in RevPAR, occupancy rates and Real GDP growth from 1988 through 2003 and includes a projection for RevPAR in 2004, illustrating the correlation between RevPAR, occupancy and the general economy.

Total U.S. Change in Occupancy, ADR, RevPAR and Real GDP

8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
88
89
90
91
92
93
94
95
96
97
98
99
00
01
02
03
04 (Proj)
RevPAR
Real GDP

Sources: Smith Travel Research and Bureau of Economic Analysis

As can be seen in the charts above and below for both the total U.S. industry and the luxury and upper upscale segments respectively, RevPAR declined sharply in 1991 and 2001 followed by a sustained recovery after 1991 and a nascent recovery following 2002. The following chart shows the recent improvement in the upper upscale and luxury segments.

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Change in Occupancy, ADR and RevPAR
Luxury/Upper Upscale Chains
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
88
89
90
91
92
93
94
95
96
97
98
99
00
01
02
03
Occupancy
ADR
RevPAR
Source: Smith Travel Research

Although the upper upscale and luxury segments were particularly hard hit in 2001, the following chart illustrates that growth in demand has begun to outpace growth in supply in these segments and that RevPAR growth has been improving. Increased demand drives RevPAR by allowing hotel owners and operators to increase both occupancy and ADR. We believe the recent growth in demand is primarily the result of an economic recovery and a diminishing fear of air travel, which in turn have increased business and leisure travel. In addition, supply growth in the luxury and upper upscale segments has been trending downward since 2001 as the recent drop in performance of these segments have made building new luxury or upper- upscale hotels less attractive. We believe the principal reasons that demand is able to outpace supply in the near term are the supply constraints characteristic of these segments, such as long development and entitlement lead times, and the reluctance of investors to commit to such capital-intensive projects until they believe in the sustainability of a perceived economic recovery. Should these favorable supply and demand trends continue, we expect to see continued improvement in RevPAR growth.

Growth of Supply, Demand and RevPAR
Luxury / Upper Upscale Chains
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
1999
2000
2001
2002
2003
Supply Growth
Demand Growth
RevPAR
Source: Smith Travel Research

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Following the lodging industry’s previous economic downturn in 1991, the upper upscale and luxury segments rebounded more vigorously than the industry as a whole. As illustrated in the chart below, RevPAR growth in the upper upscale and luxury segments outpaced that of the industry during each of the years between 1992 and 1997 by 1.5%. 1.7%, 3.1%, 1.9%, 3.3% and 2.8%, respectively. Based on the past performance of these segments and the supply and demand trends discussed above, we believe that the upper upscale and luxury segments will experience more rapid improvement than the lodging industry as a whole if the economy continues to recover.

RevPAR Growth
Total U.S. vs. Luxury / Upper Upscale Chains
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
1991
1992
1993
1994
1995
1996
1997
Total U.S.
Upper Upscale / Luxury
Source: Smith Travel Research

Competition

The hotel industry is highly competitive and our hotel investments are subject to competition from other hotels for guests. Competition is based on a number of factors, most notably convenience of location, brand affiliation, price, range of services and guest amenities or accommodations offered and quality of customer service. Competition is often specific to the individual markets in which our properties are located and includes competition from existing and new hotels operated under brands in the upper-upscale and luxury segments as described under “—Description of Real Estate” and “—Individual Property Data”. Increased competition could have a material adverse effect on occupancy, average daily rate and room revenue per available room of our hotels or may require us to make capital improvements that we otherwise would not have to make, which may result in decreases in our profitability. In the Chicago area, for example, our hotels have experienced significant declines in RevPAR since 2000, in part as the result of increased competition from new limited service hotels. We are also beginning to experience increased competition from new hotels in the La Jolla market.

We believe that our properties enjoy competitive advantages associated with their operations under the Embassy Suites®, Four Seasons®, Hilton®, Hyatt®, Inter.Continental®, Loews® and Marriott® hotel brand systems. The national marketing programs and reservation systems of these brands combined with the strong management systems and expertise they provide should enable our properties to continue to perform favorably in terms of both occupancy and room rates. Each of the managers of our hotels maintains national reservation systems with reservation agents that have the current status of the rooms available and rates from the properties. In addition, repeat guest business is enhanced by guest rewards programs offered by some of our brands including Hilton®, Hyatt®, Inter.Continental® and Marriott®.

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Because our hotels operate in the luxury and upper upscale segment of the market we face increased competition from providers of less expensive accommodations, such as limited service hotels or independent owner-managed hotels, during periods of economic downturn when leisure and business travelers become more sensitive to room rates. As a result, there is pressure to lower average daily rates during such periods to compete for these guests.

We believe that competition for the acquisition of hotels is highly fragmented. We face competition from institutional pension funds, private equity investors, other REITs and numerous local, regional and national owners in each of our markets. Some of these entities may have substantially greater financial resources and may be able to accept more risk than we can prudently manage. Competition may generally reduce the number of suitable investment opportunities offered to us and increase the bargaining power of property owners seeking to sell.

Offices

We lease our headquarters located at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. In addition, we also manage our properties through our regionally-based asset managers strategically located throughout our portfolio states and in London. We believe that our current facilities are adequate for our present and future operations.

Employees

At December 31, 2003, we had 29 full-time and eight part-time corporate employees. We believe that our relations with our employees are good. None of our corporate employees are unionized.

Environmental

We are not aware of any environmental liability (including asbestos related liability) that we believe would have a material adverse effect on our business, financial position, results of operations or cash flows.

Legal Proceedings

On August 20, 2002, one of our subsidiary entities, SHC Rancho, LLC, which owns the Marriott Rancho Las Palmas Resort hotel, and two of SHC LLC’s subsidiary entities, SHC Laguna Niguel I, LLC and SHC Beverly Hills II, LLC, which own the Ritz-Carlton, Laguna Niguel hotel and Loews Beverly Hills (formerly known as the Renaissance Beverly Hills) hotel, respectively, filed a lawsuit in the Superior Court of the State of California, Los Angeles County, against Marriott International, Inc., Marriott Hotel Services, Inc., The Ritz-Carlton Hotel Company, LLC and Renaissance Hotel Operating Company. The lawsuit alleges violations of the respective hotel management agreement by the relevant Marriott entities for those hotels as well as business torts. The lawsuit alleges fraudulent concealment of profits and other deceptive business practices. The factual bases for our subsidiary entities’ claims fall into three broad categories: (1) an array of charges imposed by Marriott for various centralized programs; (2) Marriott’s misuse of our confidential information for the benefit of Marriott and for the establishment of competing ventures; and (3) Marriott’s self-interested transactions with affiliates and third parties. The specific causes of action in the complaint are for breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, fraudulent concealment, unfair and deceptive business practices and unfair competition, accounting, expressed, implied and equitable indemnity, and declaratory relief. Marriott filed a counterclaim against the plaintiffs and SHC LLC alleging a breach of a covenant not to sue and seeking damages in the amount of $14 million, additional unspecified damages and attorneys’ fees. SHC LLC will continue to incur the litigation costs, which we will not share other than out of the proceeds of a settlement. However, we will share the benefits of any settlement or judicial determination with SHC LLC to the extent that the value of such settlement or judicial determination exceeds the costs incurred by SHC LLC.

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Except as set forth above, we are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us, other than routine litigation arising in the ordinary course of business, which is expected to be covered by insurance and not expected to have a material adverse effect on our business, financial condition or results of operations.

Description of Real Estate

Overview.     Set forth below is a summary of certain information related to our owned hotel properties as of December 31, 2003, on a pro forma basis giving effect to the Formation and Structuring Transactions described above under “Prospectus Summary—Summary of Formation and Structuring Transactions”. For further information regarding our hotel properties, see “—Individual Property Data” below.

Hotel	Location	Number of Rooms	Property Interest	Date Acquired

Hyatt Regency New Orleans(1)(*)	New Orleans, LA	1,184	Fee simple	9/1997
Hyatt Regency Phoenix(*)	Phoenix, AZ	712	Fee simple	1/1998
Hilton Burbank Airport and Convention Center(*)	Burbank, CA	488	Fee simple	1/1998
Marriott Rancho Las Palmas Resort(*)	Rancho Mirage, CA	444	Fee simple	1/1998
Hyatt Regency La Jolla at Aventine(*)	La Jolla, CA	419	Fee simple	7/1999
Marriott Chicago Schaumburg(*)	Schaumburg, IL	398	Fee simple	5/1998
Marriott Lincolnshire Resort(2)(*)	Lincolnshire, IL	390	Ground lease	9/1997
Inter.Continental Prague(3)(*)	Prague, Czech Republic	372	Fee simple	8/1999
Loews Santa Monica Beach Hotel(1)(*)	Santa Monica, CA	342	Fee simple	3/1998
Embassy Suites Lake Buena Vista Resort(*)	Lake Buena Vista, FL	333	Fee simple	9/1997
Marriott Hamburg(4)	Hamburg, Germany	277	Leasehold	6/2000
Four Seasons Mexico City(*)	Mexico City, Mexico	240	Fee simple	12/1997
Paris Marriott Champs Elysées(4)	Paris, France	192	Leasehold	2/1998
Four Seasons Punta Mita Resort(*)	Punta Mita, Mexico	140	Fee simple	2/2001

Total Number of Rooms		5,931

(1)
We are restricted by agreement from selling these properties other than in a transaction that will qualify as a tax deferred exchange for varying periods of time and must maintain a specific minimum level of indebtedness encumbering the Loews Santa Monica Beach Hotel until a future date.

(2)	We have a ground lease interest in this property.
(3)	We have a 35% joint venture interest in this property.
(4)
These properties were originally acquired on the dates indicated in the table, but were subsequently sold to a third party and leased back by us in transactions that are more fully described below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Trends and Events—Sales of Hotels”.

(*)	These properties are subject to mortgages as more fully described under “Mortgage Indebtedness Outstanding After This Offering”.

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Geographic Distribution and Performance.     The following table presents statistical data and certain performance information for our hotel properties, including our interests in the Marriott Hamburg, the Paris Marriott Champs Elysées and the Inter.Continental Prague hotel properties, by geographic region for 2003 and 2002. For additional information regarding business segment data such as revenues and long-lived assets, see note 16 to our consolidated financial statements included herein.

			Year Ended December 31, 2003			Year Ended December 31, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy %	RevPAR	Average Daily Rate	Average Occupancy %	RevPAR

United States
California	4	1,693	$158.30	66.7%	$105.61	$159.37	68.2%	$108.68
Louisiana (New Orleans)	1	1,184	$142.75	65.0%	$92.79	$147.02	63.2%	$92.98
Illinois	2	788	$108.50	64.9%	$70.37	$111.45	63.3%	$70.54
Florida (Orlando)	1	333	$114.92	77.1%	$88.61	$118.78	74.7%	$88.70
Arizona (Phoenix)	1	712	$136.33	59.7%	$81.34	$144.85	61.3%	$88.74
Subtotal (U.S. total)	9	4,710	$139.59	65.6%	$91.63	$143.25	65.5%	$93.88
Mexico	2	380	$337.28	65.0%	$219.12	$351.41	60.1%	$211.08
Europe	3	841	$214.50	77.2%	$165.54	$204.53	77.0%	$157.52
Total	14	5,931	$163.99	67.2%	$110.25	$164.50	66.7%	$109.65

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Individual Property Data

Hyatt Regency New Orleans

The Property.     We own a fee simple interest in the Hyatt Regency New Orleans. The hotel opened in 1976 and is comprised of 1,184 guestrooms, including 570 king rooms, 566 double/double rooms and 48 suites. Guest rooms average 450 square feet in size and are located on floors 6 through 27 of the atrium tower and on floors 6 through 11 of the Lanai wing. Approximately $15.3 million was spent on capital improvements between 1999 and 2002. Capital expenditures for 2003 were approximately $1.4 million. The hotel also purchased a new trolley and expanded its PBX switch in 2003. Capital expenditures for 2004 are expected to be approximately $3.9 million, including a model guestroom as well as design fees for the upcoming guestroom renovation. In addition, the hotel is planning a softgoods renovation of the Courtyard Restaurant and Mint Julep Lounge, the replacement or overhaul of building mechanical systems and elevator improvements in 2004. The hotel is situated on the northwestern periphery of the New Orleans central business district. The Louisiana Superdome and the New Orleans Sports Arena are situated in the immediate vicinity of the Hyatt Regency New Orleans. The hotel is also connected to the New Orleans Mall which is a 600,000-square-foot retail mall anchored by Macy’s and Lord & Taylor. Nearby attractions include the Ernest N. Morial Convention Center, the French Quarter and the Riverfront, which are located within two miles of the property.

Additional property highlights include:

Guest Rooms:

•	1,184 guestrooms, 48 of which are suites.

Meeting Space:

•	Approximately 115,000 square feet of meeting space in a variety of meeting and banquet rooms.

Food and Beverage:

•	Top of the Dome Steakhouse (revolving rooftop restaurant) – 150 Seats

•	Courtyard Restaurant – 275 Seats

•	Hyttops Sports Bar and Grill – 180 Seats

•	Mint Julep Lounge – 100 Seats

Other Amenities:

•	Outdoor Swimming Pool

•	Health Club

•	Whirlpool

•	Gift Shop

•	Business Center

•	Regency Club

Location and Access.     The Hyatt Regency New Orleans benefits from convenient access. By virtue of the building’s height and clear signage on top of the structure, the Hyatt Regency New Orleans hotel is highly visible from either direction on Poydras Street. The Hyatt Regency New Orleans is located approximately 12 miles from New Orleans International Airport.

Competition.     Competitor hotels include the Radisson Hotel New Orleans, Hilton New Orleans Riverside, Sheraton Hotel New Orleans, Marriott New Orleans, Fairmont New Orleans and Inter.Continental New Orleans.

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Operating and Occupancy History.     The following table shows certain historical information regarding the Hyatt Regency New Orleans hotel following its acquisition by us in September 1997:

	2003	2002	2001	2000	1999

Rooms	1,184	1,184	1,184	1,184	1,184
Average Occupancy	65.0%	63.2%	67.2%	66.3%	69.3%
ADR	$142.75	$147.02	$150.75	$152.95	$145.68
RevPAR	$92.79	$92.98	$101.30	$101.33	$101.02

During 2003, the realty tax rate and annual realty taxes on the Hyatt Regency New Orleans hotel were 0.18722 and $1,420,068. The adjusted tax basis for the building for the year ended December 31, 2003 was $35.2 million, which is depreciated on a straight line basis over an estimated life of 39 years.

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Hyatt Regency Phoenix

The Property.     We hold a fee simple interest in the Hyatt Regency Phoenix hotel. The Hyatt Regency Phoenix was completed in 1976 and is comprised of 712 guest rooms including 286 king rooms, 205 queen/queen rooms, 152 double/double rooms, 36 studio suites, 25 two bedroom suites, 5 hospitality suites and 3 one bedroom suites. The hotel guestrooms were refurbished in 1999. Capital expenditures for 2003 were approximately $788,000 and major projects included food and beverage equipment, guestroom thermostats and the replacement of the boiler tube and replacement of original escalator. Capital expenditures for 2004 are expected to be approximately $1.4 million, including elevator improvements at the hotel. The Hyatt Regency Phoenix is located in downtown Phoenix, Arizona. Nearby attractions include the Phoenix Downtown Civic Plaza Convention Center, local, national and multinational businesses in the downtown area, along with several entertainment and sports venues including BankOne Ballpark, America West Arena and the Dodge Theatre.

Additional property highlights include:

Guest Rooms:

•	712 guest rooms, of which 69 are suites.

Meeting Space:

•	Approximately 47,000 square feet of meeting space in a variety of meeting rooms, banquet rooms, exhibition space and outdoor meeting space.

Food and Beverage:

•	Terrace Café — 250 Seats

•	Compass — 195 Seats

•	Networks Bar & Grill — 182 Seats

•	Einstein Brothers Café — 40 Seats

Other Amenities:

•	Outdoor Swimming Pool

•	Whirlpool

•	Exercise Room

•	Gift Shops

•	Handicrafts Shop

•	Hair Salon

•	Car Rental Agency

•	Office Supply Shop

Location and Access.     The Hyatt Regency Phoenix is located in downtown Phoenix, Arizona, on the western side of Second Street between Adams Street and Monroe Street. The subject site is readily accessible to a variety of local, county, state and interstate highways, including Interstates 10 and 17. The Hyatt Regency Phoenix is located approximately six miles northwest of the Phoenix Sky Harbor International Airport.

Competition.     Competitor hotels include the Wyndham Hotels Phoenix Downtown City Center, Hilton Suites Phoenix, Wyndham Hotels Buttes, Doubletree at Phoenix, Ritz-Carlton Phoenix, Embassy Suites Phoenix and Sheraton Crescent Hotel.

Operating and Occupancy History.     The following table shows certain historical information regarding the Hyatt Regency Phoenix hotel following its acquisition by us in January 1998:

	2003	2002	2001	2000	1999

Rooms	712	712	712	712	712
Average Occupancy	59.7%	61.3%	60.2%	60.7%	62.7%
ADR	$136.33	$144.85	$146.35	$146.44	$139.33
RevPAR	$81.34	$88.74	$88.03	$88.91	$87.36

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Hilton Burbank Airport and Convention Center

The Property.     We hold a fee simple interest in the Hilton Burbank Airport and Convention Center. The first phase of the Hilton Burbank hotel was completed in 1981 and the second phase was completed in 1991. The hotel is comprised of 488 guest rooms including 224 standard doubles, 185 standard kings (including 14 parlors in the West Tower), 2 presidential suites, 35 one bedroom king suites and 42 one bedroom double suites. Guest rooms are located in one 9-story tower and one 8- story tower that are adjacent to the 42,000-square-foot convention center. Between 1998 and 2002, the hotel underwent a refurbishment of all rooms plus the corridors. In addition, all of the bathrooms in the West Tower were completely renovated soon after acquisition. Capital expenditures for 2003 were approximately $713,000 and major projects included the renovation of the junior ballroom and meeting rooms in the West Tower. The hotel is expected to spend approximately $2.3 million in 2004 including a renovation of the convention center. The hotel is located at the southeast quadrant of Hollywood Way and Thornton Avenue, directly east of the Bob Hope Airport (formerly known as the Burbank-Glendale-Pasadena Airport). The hotel has 1205 surface parking spaces and given its proximity to the Bob Hope Airport, generates overnight parking revenues from airport patrons. Nearby attractions include the movie and television studios of Warner Brothers, NBC, Walt Disney, and Universal, which are located within seven miles of the property.

Additional property highlights include:

Guest Rooms:

•	488 guest rooms, of which 79 are suites.

Meeting Space:

•	Approximately 42,000 square feet of meeting space in a variety of meeting and banquet rooms which includes the Convention Center.

Food and Beverage:

•	One restaurant, the 250-seat Daily Grill, which is independently managed for a fee by Grill Concepts.

•	Java Coast Coffee and Espresso — Lobby seating

Other Amenities:

•	Two Outdoor Pools

•	Sauna

•	Whirlpool

•	Fitness Center

•	Gift Shop

•	Rental Car Desk

•	Business Center

Location and Access.     The Hilton Burbank Airport and Convention Center is located at the southeast quadrant of the major city thoroughfares — Interstates 5 and the Ventura Freeway provide convenient access to the greater Los Angeles area. The property is located less than one mile from the Bob Hope Airport and approximately 23 miles from the Los Angeles International Airport.

Competition.     Competitor hotels include the Hilton Los Angeles Universal City, Sheraton Hotel Universal, Courtyard Los Angeles Burbank Airport, Holiday Inn Burbank Media Center, Holiday Inn Universal Studios Hollywood, Airtel Plaza Hotel and Ramada Inn Burbank Airport.

Operating and Occupancy History.     The following table shows certain historical information regarding the Hilton Burbank Airport and Convention Center following its acquisition by us in January 1998:

	2003	2002	2001	2000	1999

Rooms	488	488	488	486	486
Average Occupancy	61.1%	59.4%	66.3%	71.0%	66.4%
ADR	$112.47	$112.54	$113.04	$114.50	$105.34
RevPAR	$68.70	$66.82	$74.90	$81.25	$69.95

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Marriott Rancho Las Palmas Resort

The Property.     We hold a fee simple interest in the Marriott Rancho Las Palmas Resort hotel, which is located in Rancho Mirage, California. The Marriott Rancho Las Palmas Resort opened in 1979 and is comprised of 444 guest rooms including 219 double/double rooms, 209 king rooms and 16 suites. The Marriott Rancho Las Palmas Resort has a spa, a golf course, a man-made lake and three swimming pools. The hotel is also part of the Las Palmas Country Club development which includes some 896 free standing condominiums that pay monthly fees to the hotel for common area services and one-time payments by each condo owner at the time of sale. The Spa Las Palmas opened in 1999 and features 26 treatment rooms, a dedicated outdoor wading pool, a full-service salon, a gift shop and locker room facilities. The 27-hole championship golf course consists of three nine-hole courses. The Fiesta Ballroom is divisible into eight sections and can accommodate 1,200 people for receptions and 800 for banquets. The Starlight Terrace is located outside on the roof of the Fiesta Ballroom and can be utilized weather-permitting. Between 1998 and 2002, the resort made approximately $37 million in capital improvements which included a complete renovation of rooms, the addition of the Spa Las Palmas and outdoor wading pool, a Tortuga/water feature pool and expansion of meeting space. Capital expenditures for 2004 are anticipated to be approximately $2.3 million, including approximately $1.7 million for the renovation of the hotel’s 27,500-square-foot ballroom. The Marriott Rancho Las Palmas Resort is located in the Coachella Valley area, which has a reputation as one of the premier resort destinations in the United States. The area around the Marriott Rancho Las Palmas Resort has more than 100 golf courses and 600 tennis courts.

Additional property highlights include:

Guest Rooms:

•	444 guest rooms, including 16 suites.

Meeting Space:

•	Approximately 42,512 square feet of meeting space in a variety of meeting and banquet rooms.

Food and Beverage:

•	Pablo’s Restaurant and Tapas Bar — 155 Seats

•	Country Club Dining Room — 120 Seats

•	Casa Lounge — 68 Seats

•	Tortuga Bar & Grille — 55 Seats

•	Fresca’s Spa Creations and Coffee Bar — 42 Seats

•	Country Club Snack Bar

Other Amenities:

•	27-hole Championship Golf Course

•	25 Outdoor Tennis Courts

•	Approximately 20,000-square-foot Spa

•	3 Outdoor Swimming Pools and Whirlpools

•	Approximately 13,000-square-foot Golf Clubhouse

•	Approximately 100-foot Water Slide with Entry Pool

•	Exercise Facility

•	Business Center

Location and Access.     The Marriott Rancho Las Palmas Resort is located near Palm Springs, California, approximately five miles south of Interstate 10 and can be accessed via the Ramon Road exit off the Interstate. Interstate 10 is a major east-west highway extending from Los Angeles, California to Jacksonville, Florida. Highway 111 is located approximately one-quarter mile south of the Marriott Rancho Las Palmas Resort. The hotel is situated directly across from “The River” which

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is the largest entertainment, dining and shopping facility in the Coachella Valley. Palm Springs International Airport is approximately 11 miles northwest of the property.

Competition.     Competitor hotels include the Lodge at Rancho Mirage, Miramonte Resort, Hyatt Grand Champions Resort & Spa, Doral Desert Princess Resort and Renaissance Esmeralda Resort.

Operating and Occupancy History.     The following table shows certain historical information regarding the Marriott Rancho Las Palmas Resort following its acquisition by us in January 1998:

	2003	2002	2001	2000	1999

Rooms	444	444	444	444	444
Average Occupancy	68.0%	71.6%	63.8%	67.9%	64.2%
ADR	$143.66	$145.94	$154.26	$157.25	$152.91
RevPAR	$97.70	$104.52	$98.47	$106.70	$98.17

Hyatt Regency La Jolla at Aventine

The Property.     We own a fee simple interest in the Hyatt Regency La Jolla at Aventine. The hotel, which was completed in 1989, has 419 guest rooms including 11 suites, 233 king rooms and 175 double/double rooms. Guest rooms are located in a 16-story building. The hotel is part of a larger, mixed-use development known as the Aventine that was constructed in 1989 and includes a six-story office building with an adjacent eleven-story office tower, a three-story health club building, the 16-story Hyatt Regency La Jolla hotel, a restaurant complex housing four individual restaurants, two parking garages, an outdoor swimming pool, and two lighted tennis courts. Our ownership within the Aventine development includes the hotel facilities (including the free standing Pavillion meeting space), the hotel motor court/entrance, the swimming pool and the 30,000-square-foot health club. We lease the free-standing restaurant Japengo in the restaurant complex which is managed by Hyatt. Between 1999 and 2000, approximately $5.7 million was invested in the Hyatt Regency La Jolla at Aventine for the renovation and refurbishment of existing improvements. Capital expenditures for 2003 were approximately $3.1 million and included a major guestroom and corridor renovation at the hotel. Capital expenditures for 2004 are budgeted to be approximately $2.0 million.

Additional property highlights include:

Guest Rooms:

•	419 guest rooms, of which 11 are suites.

Meeting Space:

•	Approximately 30,500 feet of meeting and function space including a 5,850 square foot pavilion.

Food and Beverage:

•	Barcino Grill — 282 Seats

•	Café Japengo — 140 Seats

•	Michael’s Lounge — 75 Seats

•	Perks Café — N/A

Other Amenities:

•	32,000-square-foot Sporting Club and Spa, which is leased to an independent third-party operator

•	Outdoor heated Olympic size swimming pool with individual cabanas

•	Two lighted tennis courts

•	Business Center

•	VIP Lounge

•	Whirlpool

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Location and Access.     The Hyatt Regency La Jolla at Aventine is located approximately 13 miles north of the San Diego Lindbergh Field Airport within an area commonly referred to as the “Golden Triangle”, a triangular region in north San Diego that is bordered by Interstates 5 (I-5) and 805 (I-805) and State Route 52. Specifically, the hotel is located in the southeast quadrant formed by the intersection of I-5 and La Jolla Village Drive. The hotel is located in close proximity to Pacific beaches, Sea World, Del Mar Racetrack, Legoland, Qualcomm Stadium, UCSD and University Center Shopping Mall.

Competition.     Competitor hotels include the Hilton La Jolla Torrey Pines, Marriott San Diego La Jolla, Embassy Suites La Jolla and Radisson Hotel La Jolla.

Operating and Occupancy History.     The following table shows certain historical information regarding the Hyatt Regency La Jolla at Aventine following its acquisition by us in July 1999:

	2003	2002	2001	2000	1999

Rooms	419	419	419	419	419
Average Occupancy	69.0%	73.1%	69.5%	79.3%	76.6%
ADR	$155.73	$157.32	$177.34	$175.59	$165.52
RevPAR	$107.47	$114.97	$123.21	$139.22	$126.74

During 2003, the realty tax rate and annual realty taxes on the Hyatt Regency La Jolla at Aventine were 1.12718 and $993,105. The adjusted tax basis for the building for the year ended December 31, 2003 was $80.4 million, which is depreciated on a straight line basis over an estimated life of 39 years.

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Marriott Chicago Schaumburg

The Property.     We own a fee simple interest in the Marriott Chicago Schaumburg hotel. The Marriott Chicago Schaumburg was completed in 1983 and is comprised of 398 guest rooms including 2 sleeper suites, 2 hospitality suites, 204 king rooms, 179 double/double rooms and 11 handicapped accessible rooms. Guest rooms are located in a 12-story building and a 4-story building. The property underwent a full-scale room renovation in 1995. Between 1999 and 2002, the hotel spent approximately $5.9 million on capital improvements. In 2003, total capital expenditures were approximately $630,000. Capital expenditures for 2004 are expected to be approximately $1.3 million, including the $650,000 renovation of the hotel’s grand ballroom, meeting rooms and prefunction areas. The Marriott Chicago Schaumburg is situated approximately twelve miles northwest of Chicago’s O’Hare International Airport and approximately 30 miles northwest of downtown Chicago.

Additional property highlights include:

Guest Rooms:

•	398 guest rooms, of which 4 are suites.

Meeting Space:

•	Approximately 17,888 square feet of meeting space in a variety of meeting and banquet rooms.

•	The Garden Marquis Tent which can hold reception or banquet-style gatherings in a lakeside setting.

Food and Beverage:

•	Allie’s American Grill — 126 Seats

•	Bobby London Lounge — 40 Seats

Other Amenities:

•	Indoor and Outdoor Swimming Pools

•	Sauna

•	Whirlpool

•	Exercise Room

•	Gift Shop

•	Business Center

•	Jogging Path

Location and Access.     Located along Martingale Road in the Woodfield Corporate Center near the intersection of Interstate Highways 90 and 290, the hotel is highly visible from Highway 290. The Illinois highway system provides convenient access to downtown Chicago and O’Hare International Airport. The hotel is surrounded by Woodfield Office Park in Schaumburg, a corporate center, which is the source of significant individual and corporate demand. Schaumburg, with over 25 million square feet of office space, is the largest suburban office market in the Chicago area. Additionally, the Village of Schaumburg contains Woodfield Mall, located one mile north of the Marriott Chicago Schaumburg, and is one of the largest shopping facilities in the nation.

Competition.     Competitor hotels include the Hyatt Regency Woodfield, Sheraton Hotel Chicago Northwest, Wyndham Hotels Northwest Chicago, Radisson Hotel Schaumburg, Embassy Suites Chicago Schaumburg and Sheraton Hotel Suites Elk Grove O’Hare.

Operating and Occupancy History.     The following table shows certain historical information regarding the Marriott Chicago Schaumburg following its acquisition by us in May 1998:

	2003	2002	2001	2000	1999

Rooms	398	398	398	394	394
Average Occupancy	64.1%	63.1%	62.1%	75.5%	75.9%
ADR	$104.05	$106.00	$122.51	$134.00	$126.70
RevPAR	$66.72	$66.84	$76.04	$101.12	$96.18

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Marriott Lincolnshire Resort

The Property.     We hold a ground lease interest in the Marriott Lincolnshire Resort hotel. The current term of the ground lease will expire on January 1, 2021 and we have the option to extend for three additional 10-year periods. Our leasehold interests are further described under “—Lease Agreements.” The Marriott Lincolnshire Resort was completed in 1975 and is comprised of 390 guest rooms including 7 suites, 165 king rooms and 218 double/double rooms. The Marriott Lincolnshire Resort also has many amenities including the 18-Hole George Fazio PGA Gold Course and an 882-seat theatre. The case and soft-goods in the guestrooms were replaced in 1999. Between 1999 and 2002, the hotel made approximately $10.5 million in capital expenditures. The total capital expenditures for 2003 were approximately $1.6 million. Capital expenditures for 2004 are expected to be approximately $2.1 million. The hotel is located in Lincolnshire, Illinois, a northern suburb of Chicago.

Additional property highlights include:

Guest Rooms:

•	390 guest rooms, of which 7 are suites.

Meeting Space:

•	Approximately 20,033 square feet of meeting space in a variety of meeting rooms, permanent tents and ballrooms.

Food and Beverage:

•	Kings Wharf Restaurant — 300 Seats

•	Fairfield Inn Restaurant — 130 Seats

•	Mulligan’s Restaurant and Lounge — 60 Seats

•	Main Brace Lounge — 100 Seats

•	Tack Room Lounge — 65 Seats

Other Amenities:

•	882-Seat Theatre in the Round

•	18-Hole George Fazio PGA Gold Course and Gold Pro-Shop

•	Indoor and Outdoor Swimming Pools, Whirlpool and Sauna

•	Indoor Tennis Courts and Tennis Pro-Shop

•	Four Racquetball Courts

•	Volleyball Courts

•	Game Room

•	Exercise Room

•	Gift Shop

•	Picnic Tables

Location and Access.     The Marriott Lincolnshire Resort is located approximately 35 miles north of downtown Chicago, Illinois. Interstate 94 provides primary access to the hotel. Chicago O’Hare International Airport is 25 miles to the south and Midway Airport is 45 miles southeast of the Marriott Lincolnshire Resort.

Competition.     Competitor hotels include the Hilton Northbrook, Embassy Suites Deerfield North Shore, Marriott Chicago Suites Deerfield, Doubletree O’Hare North, Courtyard Chicago Lincolnshire, Hyatt Deerfield North Shore and Springhill Suites Lincolnshire.

Operating and Occupancy History.     The following table shows certain historical information regarding the Marriott Lincolnshire Resort following its acquisition by us in September 1997:

	2003	2002	2001	2000	1999

Rooms	390	390	390	390	390
Average Occupancy	65.6%	63.5%	63.3%	73.8%	70.8%
ADR	$112.95	$116.98	$133.87	$133.26	$128.65
RevPAR	$74.08	$74.31	$84.77	$98.30	$91.10

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Hotel Inter.Continental Prague

The Property.     We have a 35% ownership interest in a joint venture which holds a fee simple interest in the Hotel Inter.Continental Prague. The hotel opened in 1974 and is comprised of 372 guestrooms, including 89 suites. In addition, the property includes a 27-unit extended stay apartment building and two additional apartment buildings for long-term residential lets. The hotel underwent a $45 million renovation in 1995. Approximately $6.7 million was spent on capital improvements between 1999 and 2002. Half of the guestrooms were renovated in 2001, and the remaining half were renovated in 2002, together with an upgrade to the Lobby area. Capital expenditures for 2004 are expected to be approximately $1.6 million (we are responsible for 35% of this amount). The hotel is located in Prague’s historic Old Town with views of the Vltava River.

Additional property highlights include:

Guest Rooms:

•	372 guest rooms, including 89 suites.

Meeting Space:

•	Approximately 11,500 square feet of meeting space.

Food and Beverage:

•	Zlata Praha Restaurant — 100-120 Seats

•	Primatur Restaurant — 220 Seats

•	Duke’s Bar & Café — 95 Seats

Other Amenities:

•	Fully Equipped Gym

•	Glass-Covered Pool

•	Two Saunas

•	Three Solariums

•	Business Center

•	Car Rental Desk

•	Golf Simulator

Location and Access.     The hotel is located in Prague’s historic Old Town with views of the Vltava River.

Competition.     Competitor hotels include the Hilton Prague, Renaissance Prague Hotel, Prague Marriott Hotel, Radison SAS Alcron Hotel and Four Season Hotel Prague.

Operating and Occupancy History.     The following table shows certain historical information regarding the Hotel Inter.Continental Prague following its acquisition by us in August 1999:

	2003	2002	2001	2000	1999

Rooms	372	364	364	364	364
Average Occupancy	73.5%	67.8%	71.0%	75.7%	70.8%
ADR	$181.39	$168.44	$177.98	$178.95	$168.26
RevPAR	$133.36	$114.25	$126.36	$135.43	$119.13

Property Debt.     On June 26, 2003, the joint venture owning the Inter.Continental Prague entered into an agreement to refinance its long-term bank debt. As a result of this refinancing, the loan and all accrued interest payable to Westdeutsche Landesbank Girozentrale was fully repaid using €70.0 million ($79.1 million) of proceeds funded on July 14, 2003 obtained from a €75.0 million ($84.8 million) loan negotiated with Aareal Bank. An additional €5.0 million ($6.4 million) was funded on January 15, 2004 upon satisfaction of certain conditions, which included the registration of a first ranking mortgage. The loan bears floating interest at the three-month EURIBOR rate plus 1.5% and matures July 15, 2006. At the joint venture’s option, the maturity date may be extended to July 15, 2008. Interest and principal is payable quarterly with a final payment of €62.65 million ($70.3 million) due on July 15, 2008 (assuming the joint venture utilizes the extension options under the loan). There was €73.9 million ($93.9 million) outstanding under this arrangement at January 15, 2004.

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Loews Santa Monica Beach Hotel

The Property.     We hold a fee simple interest in the Loews Santa Monica Beach Hotel. The Loews Santa Monica Beach Hotel opened in 1989 and is comprised of 342 guest rooms including 19 suites, 150 king rooms and 173 double/double rooms. Guest rooms are located in an 8-story building. Between 1999 and 2002, the hotel made approximately $18.6 million in capital improvements. Total capital expenditures for 2003 were approximately $706,000 of which $171,000 was for a new fire alarm system at the hotel. Capital expenditures for 2004 are expected to be $1.4 million, including an approximate $300,000 restaurant renovation and $100,000 of meeting room upgrades at the hotel. The Loews Santa Monica Beach Hotel is located northwest of the intersection of Ocean Avenue and Pico Boulevard in Santa Monica, California. The hotel is located approximately 150 feet east of the Santa Monica Beach. The Third Street Promenade and the Santa Monica Pier are within walking distance of the Loews Santa Monica Beach Hotel.

Additional property highlights include:

Guest Rooms:

•	342 guest rooms, of which 19 are suites.

Meeting Space:

•	Approximately 19,000 square feet of meeting and function space.

Food and Beverage:

•	Lavande Restaurant — 160 Seats

•	Papillion Café — 51 Seats

Other Amenities:

•	Swimming Pool and Spa

•	Health Club and Spa (6,000 sq. ft.)

•	Business Center

•	Gift Shop

•	Bicycle/beach amenity shop

Location and Access.     The Loews Santa Monica Beach Hotel is proximate to the Third Street Promenade, the Santa Monica Pier, and Santa Monica Beach. It is also proximate to a variety of office buildings that house major entertainment, technology and advertising firms. Santa Monica is also five miles west of Century City and Beverly Hills, home to investment, banking, advertising and entertainment firms. The Loews Santa Monica Beach Hotel is also within 16 miles of downtown Los Angeles and 8 miles north of Los Angeles International Airport (LAX).

Competition.     Competitor hotels include the Fairmont Miramar, Ritz-Carlton Marina Del Rey, Marriott Marina Beach, Shutters On the Beach, Marriott JW Le Merigot Hotel & Spa and the Casa Del Mar.

Operating and Occupancy History.     The following table shows certain historical information regarding the Loews Santa Monica Beach Hotel following its acquisition by us in March 1998:

	2003	2002	2001	2000	1999

Rooms	342	342	340	340	340
Average Occupancy	70.3%	70.3%	63.2%	75.9%	82.3%
ADR	$236.58	$236.70	$243.54	$244.85	$237.62
RevPAR	$166.22	$166.38	$153.80	$185.87	$195.63

During 2003, the realty tax rate and annual realty taxes on the Loews Santa Monica Beach Hotel were 1.078731 and $1,324,914. The adjusted tax basis for the building for the year ended December 31, 2003 was $32.9 million, which is depreciated on a straight line basis over an estimated life of 39 years.

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Embassy Suites Lake Buena Vista Resort

The Property.     We hold a fee simple interest in the Embassy Suites Lake Buena Vista Resort, which opened in 1991. The Embassy Suites Lake Buena Vista Resort is an all-suite hotel comprised of 333 guest rooms including 209 double suites, 123 king suites and 1 two-bedroom suite. Most guest rooms are located in a six-story building and were renovated in 1999. Since then, renovations have been ongoing. An additional 53 guest suites were added to the hotel in 2000. Approximately $444,000 is budgeted for capital expenditures in 2004. The hotel is less than a mile north of Downtown Disney’s northern entrance. The Embassy Suites Lake Buena Vista Resort is also within ten miles of the Magic Kingdom, MGM-Studios, Epcot Center, Animal Kingdom, SeaWorld, Universal Studios, Islands of Adventure and the Orange County Convention Center.

Additional property highlights include:

Guest Rooms:

•	333 guest rooms, all of which are suites.

Meeting Space:

•	Approximately 8,300 square feet of meeting space in a variety of meeting and banquet rooms.

Food and Beverage:

•	Tropix Grill Restaurant — 357 Seats

•	Barnacle’s Bar — 37 Seats

Other Amenities:

•	Indoor and Outdoor Swimming Pools

•	Hot Tub

•	Gift Shop

•	Video Games Arcade

•	Exercise Room

•	Guest Laundry

•	Volleyball, Basketball and Tennis Court

•	Wireless Internet

Location and Access.     The Embassy Suites Lake Buena Vista Resort is situated along Lake Avenue near its intersection with Palm Parkway. The hotel is accessed through the Orlando International Airport and from Interstate 4, the Florida turnpike, and Interstate 95. The Embassy Suites Lake Buena Vista Resort enjoys excellent visibility from Lake Avenue and Interstate 4.

Competition.     Competitor hotels include the Sheraton Hotel Safari Lake Buena Vista, Doubletree Walt Disneyworld Village, Staybridge Suites Lake Buena Vista, Best Western Lake Buena Vista Resort Hotel, Sunspree Resorts Lake Buena Vista and Courtyard Lake Buena Vista at Vista Center.

Operating and Occupancy History.     The following table shows certain historical information regarding the Embassy Suites Lake Buena Vista Resort following its acquisition by us in September 1997:

	2003	2002	2001	2000	1999

Rooms	333	333	333	333	280
Average Occupancy	77.1%	74.7%	67.1%	77.2%	79.2%
ADR	$114.92	$118.78	$129.47	$136.74	$139.32
RevPAR	$88.61	$88.70	$86.84	$105.62	$110.32

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Hamburg Marriott

The Property.     We lease the Hamburg Marriott from Deutsche Immobilien Fonds Aktiengesellschaft under a lease agreement with an initial term expiring in 2030 and renewal options extending through 2050. Our leasehold interests are further described under “—Lease Agreements”. The hotel opened in 1988 and comprises 277 guestrooms, including 9 suites. Approximately $3.3 million was spent on capital improvements in 2001 and 2002. All of the guestrooms were renovated in 2001. Capital expenditures for 2004 are expected to be approximately $2.1 million, including approximately $756,000 of enhancements to the hotel’s main kitchen. The hotel will also replace the temperature control valves in one-third of the hotel guestrooms, budgeted at $414,000, and replace the existing mattresses and box springs in 188 king rooms and 81 double rooms, budgeted at $240,000. The Hamburg Marriott Hotel is located in the heart of the city center, in an area which has been rejuvenated over the last ten years and now accommodates the up-market retail and central business district of the city.

Additional property highlights include:

Guest Rooms:

•	277 guest rooms, including 165 king rooms, 81 double/doubles, 22 executive king rooms, 5 studios and 4 junior suites.

Meeting Space:

•	Approximately 4,500 square feet of meeting space.

Food and Beverage:

•	American Place — 100 seats

•	Piano Bar — 65 seats

•	Terrace — 86 seats

•	Lobby Lounge — 20 seats

Other Amenities:

•	Full Spa

•	Solarium

•	Health Club

•	Whirlpool

•	Sauna

•	Hair Salon/Barber

•	Gift Shop

•	Full Business Center

•	Four leased retail outlets

•	Executive Level and Lounge

Location and Access.     The Hamburg Marriott Hotel is located in the heart of the city center, in an area which has been rejuvenated over the last ten years and now accommodates the up-market retail and central business district of the city.

Competition.     Competitor hotels include the Renaissance Hamburg, Park Hyatt, Kempinski Hotel Atlantik, Elysee, Steigenberger, Inter.Continental and Dorint.

Operating and Occupancy History.     The following table shows certain information regarding the Hamburg Marriott following its acquisition by us in June 2000:

	2003	2002	2001	2000

Rooms	277	277	277	277
Average Occupancy	78.7%	77.4%	76.3%	86.0%
ADR	$133.00	$111.85	$109.04	$107.06
RevPAR	$104.63	$86.61	$83.25	$92.05

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Four Seasons Mexico City

The Property.     We hold a fee simple interest in the Four Seasons Mexico City hotel. The hotel, which opened in 1994, has 240 rooms, including 40 suites, 176 king rooms and 24 twin rooms. The hotel is constructed in the Mexican colonial style with an extensively landscaped central courtyard. Between 1999 and 2002, the hotel made approximately $4.3 million in capital expenditures. The total capital expenditures for 2003 were approximately $750,000. Capital expenditures for 2004 are expected to be approximately $1.5 million, including approximately $1.0 million for the renovation of hotel guestrooms and suites. The hotel is located on the Paseo de la Reforma, which is the location of a number of important Mexican and international corporate offices as well as other service businesses including major law and accounting firms, and is proximate to the Polanco business district and to the historical and governmental districts. The hotel is situated at the top of the Reforma between the exclusive shopping and entertainment district known as Zona Rosa and Chapultepec Park.

Additional property highlights include:

Guest Rooms:

•	240 guest rooms, including 40 suites, 176 king rooms and 24 twin rooms

Meeting Space:

•	The hotel has ten reception and function rooms totaling approximately 17,470 square feet.

Food and Beverage:

•	Reforma 500 — 132 Seats (84 inside/48 outside)

•	Café Four Seasons — 56 seats

•	El Bar — 76 Seats (54 inside/22 on terrace)

•	Lobby Lounge — 48 Seats

Other Amenities:

•	Gift Shop

•	Full Service Health Club with Outdoor Pool

Location and Access.     The hotel is located on the Paseo de la Reforma, which is the location of a number of important Mexican and international corporate offices as well as other service businesses including major law and accounting firms, and is proximate to the Polanco business district and to the historical and governmental districts. The hotel is situated at the top of the Reforma between the exclusive shopping and entertainment district known as Zona Rosa and Chapultepec Park.

Competition.     Competitor hotels include the Hotel Nikko, Presidente Inter.Continental Mexico City, Marriott JW Hotel Mexico City and Sheraton Hotel Suites Santa Fe.

Operating and Occupancy History.     The following table shows certain historical information regarding the Four Seasons Mexico City following its acquisition by us in December 1997:

	2003	2002	2001	2000	1999

Rooms	240	240	240	240	240
Average Occupancy	63.2%	60.1%	61.1%	63.5%	59.4%
ADR	$216.92	$222.45	$231.04	$236.72	$234.33
RevPAR	$137.05	$133.60	$141.18	$150.25	$139.28

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Paris Marriott Champs Elysées

The Property.     We lease the Paris Marriott Champs Elysées from Deutsche Immobilien Fonds Aktiengesellschaft under a lease agreement with an initial term expiring December 31, 2029 and renewal options extending through 2059. Our leasehold interests are further described under “—Lease Agreements”. The hotel opened in 1997 and comprises 192 guestrooms, including 18 suites. Approximately $3.3 million was spent on capital improvements in 2001 and 2002. All of the guestrooms were completely renovated in 2002. Capital expenditures for 2004 are expected to be approximately $1.5 million. The major projects included in the 2004 budget are the renovation of the existing lobby bar as well as the replacement of the existing lobby furniture, fixtures and equipment. The Paris Marriott Champs Elysées is the only hotel located on the famous Avenue des Champs Elysées. The hotel is located near the Arc de Triomphe, the Eiffel Tower, the Louvre and the La Defense business district. The hotel also adjoins approximately 6,000 square feet of high-end retailers.

Additional property highlights include:

Guest Rooms:

•	192 guest rooms, including 18 suites.

Meeting Space:

•	Approximately 5,600 square feet of meeting space.

Food and Beverage:

•	Le Pavillion — 82 seats

•	La Terrasse — a 76-seat seasonal sidewalk café

•	Lobby Lounge — 40 seats

•	Piano Bar — 23 seats

Other Amenities:

•	Full Business Center

•
The Hotel shares common area, which it does not own, with retail space consisting of approximately 6,000 square feet occupied by high-end retailers such as Sephora, Europe’s largest perfume distributor.

Location and Access.     The Hotel is proximate to the Arc de Triomphe, the Eiffel Tower, the Louvre and the La Defense business district. The Hotel also adjoins approximately 6,000 square feet of high-end retailers.

Competition.     Competitor hotels include the Hôtel Prince de Galles, Inter.Continental Hotel, Hôtel Hilton Suffren, Hôtel Warwick, Hyatt Madeleine and Hyatt Vendôme.

Operating and Occupancy History.     The following table shows certain historical information regarding the Paris Marriott Champs Elysées following its acquisition by us in February 1998:

	2003	2002	2001	2000	1999

Rooms	192	192	192	192	192
Average Occupancy	82.0%	90.0%	90.3%	92.3%	87.8%
ADR	$384.07	$359.81	$333.68	$327.27	$343.88
RevPAR	$315.12	$323.86	$301.37	$302.00	$301.95

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Four Seasons Punta Mita Resort

The Property.     We hold a fee simple interest in the Four Seasons Punta Mita Resort hotel. The resort, which opened in 1999, has 114 guestrooms and 26 suites for a total of 140 units. All units are situated in one to three story Mexican style, tile-roofed casitas. The hotel made approximately $1.5 million in capital improvements in 2001 and 2002. Total capital expenditures for 2003 were approximately $951,000. Capital expenditures for 2004 are expected to be approximately $1.4 million, including approximately $115,000 for improvements to the hotel’s existing spa facilities. The Four Seasons Punta Mita Resort is located in Punta Mita, Nayarit, Mexico, which is 25 miles northwest of Puerto Vallarta, which is one of Mexico’s most popular tourist destinations located on the Pacific coast.

Amenities.     The hotel has a three-meal restaurant, a poolside restaurant and a terrace bar. The hotel has a preferred tee time agreement with the Jack Nicklaus Championship Golf Course located in the development.

Additional property highlights include:

Guest Rooms:

•	140 guest rooms, including 26 suites.

Meeting Space:

•	Approximately 6,840 square feet of meeting space.

Food and Beverage:

•	Aramara Restaurant — 150 Seats

•	Ketsi, Pool Restaurant Bar — 80 Seats

•	Aramara Terrace Bar — 34 Seats

Other Amenities:

•	Full-service 10,000-square-foot Spa

•	Beauty Salon

•	Exercise Room

Location and Access.     The Four Seasons Punta Mita Resort is located in Punta Mita, Nayarit, Mexico, which is 25 miles northwest of Puerto Vallarta.

Competition.     Competitor hotels include Las Ventanas Al Paraiso, Inter.Continental Paraiso De La Bonita, Ritz-Carlton Cancun and the Luxury Collection Tamarindo Golf Resort.

Operating and Occupancy History.     The following table shows certain information regarding the Four Seasons Purta Mita Resort following its acquisition by us in February 2001:

	2003	2002	2001

Rooms	140	140	140
Average Occupancy	68.0%	60.1%	54.2%
ADR	$528.85	$572.38	$522.18
RevPAR	$359.83	$343.91	$282.82

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Capital Expenditures

For more information regarding our plans for the renovation, improvement or development of individual properties, please see the discussion under “— Individual Property Data” above. We plan to finance the expected 2004 capital expenditures described under “— Individual Property Data” with existing reserve funds and cash provided by operations.

Insurance

Our management believes that our properties are adequately covered by insurance, subject to the risks described under “Risk Factors” above and the following. We are responsible for arranging the insurance for most of our hotels, although in certain cases, hotel management companies assume responsibility for arranging insurance under the relevant operating agreement. Our properties are covered by blanket insurance policies which cover multiple properties. In the event that these blanket policies are drawn on to cover losses on other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover the remaining properties’ insurable risks.

Due to the catastrophic flooding that occurred in the Czech Republic in August 2002, many buildings in Prague, including the Hotel Inter.Continental Prague, experienced significant damage. The Hotel Inter.Continental Prague sustained approximately €17 million ($16.6 million) of property damage and business interruption losses due to the eleven week closure required to complete the repairs.

Since then, flood insurance for buildings in Prague has become more expensive and coverage has diminished. Our flood insurance purchased for the fiscal year ending July 1, 2004 contains a significantly higher deductible and a requirement that any claims in excess of €3.5 million ($4.4 million) and less than €10 million ($12.6 million) be self insured by the joint venture owning the hotel. In addition, any claims over €20 million ($252 million) are also self insured. To help offset this exposure, the lender, Aareal Bank, has required that a minimum balance of €2.0 million ($2.5 million) be maintained in the furniture, fixture and equipment reserve at all times until more acceptable flood insurance has been obtained. Accordingly, if the hotel were to sustain damages in an amount similar to that which was experienced in 2002, we may not have sufficient coverage to provide full reimbursement for losses. Moreover, we may have difficulty renewing our flood insurance policy upon its termination in July 2004 at the same or improved levels of coverage on commercially reasonable terms, or at all. Our share of the joint venture’s exposure is 35%.

Hotel Management Agreements

Our hotels are managed and operated by third parties pursuant to management or lease agreements with our lessee subsidiaries. The agreements generally provide for the payment of base management fees of between 2% to 4% of gross revenues, as defined in the applicable agreement. In addition, an incentive fee may be paid if certain criteria are met. The remaining terms (not including renewal options) of these management agreements range from 1 to 26 years. Our management agreements with our operators typically have the terms described below.

•
Operational services.     The managers have exclusive authority to supervise, direct and control the day-to-day operation and management of the hotels, including establishing all room rates, processing reservations, procuring inventories, supplies and services, and preparing public relations, publicity and marketing plans for the hotels. The manager receives compensation in the form of a base management fee and an incentive management fee, typically calculated as percentages of gross revenues and operating profits, respectively. In some cases, the incentive management fee is paid only after the owner has received a certain level of income.

•	Executive supervision and management services. The managers supervise all managerial and other employees for the hotels, review the operation and maintenance of the

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hotels, prepare reports, budgets and projections and provide other administrative and accounting support services to the hotel. In some cases, we maintain authority to approve the appointment of the hotel’s general manager.

•
Chain services.     The management agreements require the manager to furnish chain services that are generally made available to other hotels managed by that operator. Such services include: (1) the development and operation of computer systems and reservation services, (2) management and administrative services, (3) marketing and sales services, (4) human resources training services, and (5) such additional services as may from time to time be more efficiently performed on a national, regional or group level.

•
Working capital and fixed asset supplies.     Our management agreements typically require us to maintain working capital for each hotel and to fund the cost of fixed asset supplies such as linen and other similar items. We are also responsible for providing funds to meet the cash needs for the hotel operations of the hotels if at any time the funds available from hotel operations are insufficient to meet the financial requirements of the hotels.

•
Furniture, Fixtures and Equipment replacements.     The management agreements generally provide that once each year the manager will prepare a list of furniture, fixtures and equipment to be acquired and certain routine repairs to be performed in the next year and an estimate of the funds that are necessary therefor, subject to our review or approval. Under the agreement, we are required to provide to the manager all necessary furniture, fixtures and equipment for the operation of the hotels (including funding any required furniture, fixtures and equipment replacements). For purposes of funding the furniture, fixtures and equipment replacements, a specified percentage of the gross revenues of the hotel is deposited by the manager in an escrow account (typically 4% to 5%).

•
Building alterations, improvements and renewals.     The management agreements generally require the manager to prepare an annual estimate of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of each hotel. In addition to the foregoing, the management agreements generally provide that the manager may propose such changes, alterations and improvements to the hotel as are required by reason of laws or regulations or, in the manager’s reasonable judgment, to keep the hotel in a safe, competitive and efficient operating condition.

•
Sale of the hotel.     Most of the management agreements limit our ability to sell, lease or otherwise transfer the hotels unless the transferee is not a competitor of the manager, and unless the transferee assumes the related management agreements and meets specified other conditions.

•
Service marks.     During the term of the management agreements, the service mark, symbols and logos currently used by the manager may be used in the operation of the hotel. Any right to use the service marks, logo and symbols and related trademarks at a hotel will terminate with respect to that hotel upon termination of the management agreement with respect to such hotel.

We lease one of our hotels, the Marriott Hamburg, pursuant to a lease agreement whereby rent is paid by the lessee to us for an amount approximately equal to a specified percentage of operating profit. Otherwise, the terms of the lease are similar to the terms of the management contracts described above.

Lease Agreements

We are the tenant under leases with third-party landlords for the Marriott Lincolnshire, the Paris Marriott Champs Elysées and the Hamburg Marriott. The terms of these leases (including renewal options) range from 46 to 55 years. These lease agreements require us to make annual rental payments comprised of a minimum rental amount (subject to

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indexation) plus additional rent comprised of a percentage of hotel operating profit, less minimum rent, or the greater of a minimum rental amount and a percentage of certain revenues.

Taxable REIT Subsidiary

On January 1, 2001, the provisions of the REIT Modernization Act became effective. These provisions allow REITs, subject to certain limitations, to own, directly or indirectly, up to 100% of the stock of a taxable REIT subsidiary, or TRS, that can engage in businesses previously prohibited to a REIT. In particular, these provisions permit hotel REITs to own a TRS that leases hotels from the REIT, rather than requiring the lessee to be a separate, unaffiliated party. However, hotels leased to a TRS still must be managed by an unaffiliated third party. The TRS provisions are complex and impose several conditions on the use of TRSs, generally to assure that TRSs are subject to an appropriate level of corporate taxation. Further, no more than 20% of a REIT’s assets may consist of securities of TRSs, and no more than 25% of a REIT’s assets may consist of non-qualifying assets, including securities of TRSs and other taxable subsidiaries. In addition, the TRS legislation provides that a REIT may generally not own more than 10% of the voting power or value of a corporation that is not treated as a TRS.

We will form SHC TRS, Inc. as a wholly-owned TRS. Each of our nine domestic hotels that are subject to management agreements will be leased by our relevant property-owning subsidiary to limited liability company subsidiaries of SHC TRS, Inc. As described below, these leases will provide for a base rent plus a percentage rent. These leases must contain economic terms which are similar to a lease between unrelated parties. Otherwise, we may have to pay a 100% penalty tax. We will have a similar arrangement with respect to our foreign hotels in Mexico and the Czech Republic, but there will be a separate TRS for each such jurisdiction. The existing management agreements between the relevant property-owning subsidiary and the relevant hotel management company will be amended or assigned so that the hotel management company will have agreed to manage the properties directly with the relevant limited liability company subsidiary of one of our TRSs. In addition, in order to comply with French law and the REIT qualification rules, SanMon Services, LLC, or a subsidiary thereof, which is controlled by Laurence Geller, will sublease the Paris Marriott Champs Elysées from us in lieu of a sublease with a TRS. Mr. Geller will bear the economic risks and benefits of this arrangement.

Our TRS Leases

Each lease for the hotels will have a non-cancelable term of five years, subject to earlier termination upon the occurrence of certain contingencies such as damage or destruction that renders the hotel unsuitable for the lessee’s use and occupancy, condemnation, or our sale or disposition of the hotel.

During the term of each lease, our TRS lessees will be obligated to pay a fixed annual base rent and a percentage rent. Percentage rent will be calculated by multiplying fixed percentages by gross room revenues and other revenues for each of the hotels with certain adjustments. Percentage rent will be paid quarterly. Base rent will accrue and be paid monthly. The base rent and percentage rents will be adjusted annually for changes in the consumer price index.

Other than fixed charges, including real estate and personal property taxes, property insurance, capital expenditures and a reserve for capital expenditures, which are obligations of the lessor, the leases require our TRS lessees to pay rent, all costs and expenses and all utility and other charges incurred in the operation of the hotels. The leases also provide for rent reductions and abatements in the event of damage to, or destruction or a partial taking of, a hotel.

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MORTGAGE INDEBTEDNESS OUTSTANDING AFTER THIS OFFERING

Upon closing of this offering, we expect that our material mortgage borrowings will be as follows:

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a $220 million mortgage loan financing from German American Capital Corporation that will be secured by our Hyatt Regency New Orleans, Hyatt Regency Phoenix and Hyatt Regency La Jolla at Aventine hotel properties. The loan will mature in May 2011. Interest and principal will be payable monthly at the seven-year LIBOR swap rate plus a 0.67% spread resulting in a fixed rate to be determined, which would aggregate to approximately 4.84% at the current seven-year swap LIBOR rate. The loan will amortize on a 30-year schedule. The loan may not be prepaid voluntarily in whole or in part until three months prior to maturity. It may, however, be defeased in whole or in part after the earliest to occur of (i) three years after closing or (ii) two years after the lender sells the loan in a securitization.

•	a $200 million mortgage loan financing from German American Capital Corporation that will be secured by the following hotel properties:

•	Loews Santa Monica Beach Hotel

•	Hilton Burbank Airport and Convention Center

•	Marriott Rancho Las Palmas Resort

•	Marriott Chicago Schaumburg

•	Marriott Lincolnshire Resort

•	Embassy Suites Lake Buena Vista Resort

•	Four Seasons Mexico City

•	Four Seasons Punta Mita Resort

The loan will mature in May 2006, subject to three one-year extensions at our option. Interest will be payable monthly at 30-day LIBOR plus a spread of 1.25%. The loan may not be prepaid voluntarily in whole or in part prior to the thirteenth payment date but it may be prepaid thereafter with no penalty. The principal balance of $200 million will be due at maturity. We intend to enter into an interest rate swap to convert a portion of the loan from a floating to fixed interest rate.

•
a €73.9 million ($93.1 million) mortgage loan financing that is secured by the Hotel Inter.Continental Prague in which we have a 35% joint venture interest. This loan will mature in July 2006, subject to two one-year extensions. Interest and principal are payable quarterly. The loan bears interest at the three-month EURIBOR rate plus a spread of 1.5%. Prepayment in whole or part is permitted after July 2004 with a 1% penalty on the remaining outstanding principal balance if the loan is prepaid between July 2004 and July 2005 or a 0.75% penalty if the loan is prepaid after July 2005 and prior to July 2006.

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MANAGEMENT

Directors and Executive Officers

Upon completion of this offering, our board of directors will consist of five directors, a majority of whom will be independent directors under the rules of the New York Stock Exchange. Our directors will serve one-year terms and thus be subject to election annually. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, the successors to each of our five directors will be elected by a plurality of the votes cast at that meeting.

The following table sets forth information concerning the individuals who will be our directors and executive officers upon the consummation of the offering. Ages are as of December 31, 2003.

Name	Age	Position

Laurence S. Geller	56	Chairman, Chief Executive Officer, President and Director(1)
James H. Lyman	45	Executive Vice President and Chief Financial Officer
Robert P. Bowen	62	Director and Chairman of the Audit Committee(1)
John C. Deterding	72	Director and Chairman of the Corporate Governance and Nominating Committee(1)
Thomas A. Hassard	53	Director(1)
Robert J. Watson	53	Director and Chairman of the Compensation Committee(1)
Jayson C. Cyr	55	Senior Vice President and Principal Accounting Officer
Paula C. Maggio	35	Vice President, Secretary and General Counsel
Steven N. Kisielica	34	Senior Vice President — Acquisitions & Development
Richard J. Moreau	57	Senior Vice President — Asset Management

(1)	Mr. Geller currently serves as the sole director of Strategic Hotel Capital, Inc. Upon completion of the offering, Messrs. Bowen, Deterding, Hassard and Watson will become directors.

The following is a biographical summary of the experience of our directors and executive officers:

Laurence S. Geller is our Chairman, Chief Executive Officer, President, Director and founder. Prior to founding us in 1997, Mr. Geller was Chairman and Chief Executive Officer of Geller & Co., a gaming, tourism, and lodging advisory company he founded in 1989. Geller & Co. specialized in major hotel, corporate, and real estate development, financing, and structuring on an international scope. Previously Mr. Geller held positions as Executive Vice President and COO of Hyatt Development Corporation, Senior Vice President of Holiday Inns and a Director of Grand Metropolitan Hotels in London. Mr. Geller is a former Vice Chairman of the Commercial and Retail Council of the Urban Land Institute and the immediate past Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Motel Association (IREFAC). Mr. Geller currently serves as a director and member of the audit committee and nominating and corporate governance committee of the board of directors of Gaylord Entertainment Company, a publicly traded hospitality company. Mr. Geller also sits on the board of Children’s Memorial Hospital and serves as a member of its finance committee and facilities sub-committee. Mr. Geller is a graduate of Ealing Technical College’s school of hotel management and catering. Mr. Geller has over 40 years of experience in the lodging industry and has received numerous awards for his service to the lodging industry.

James H. Lyman is our Executive Vice President and Chief Financial Officer. Before joining us in April 2004, Mr. Lyman was Executive Vice President of Rodamco North America, a company that

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owned, managed and developed shopping malls and other real estate in the United States. As part of his responsibilities, Mr. Lyman was actively involved in the oversight and served on the board of directors of Tishman Hotel and Realty, a private company that owns, asset manages and develops hotel properties in the United States. Prior to his position with Rodamco, Mr. Lyman served as Executive Vice President and Chief Financial Officer of Urban Shopping Centers, Inc., a public REIT, which owned, managed and developed U.S. retail properties. From 1989 to 2000, Mr. Lyman was an investment banker with Merrill Lynch & Co., where his experience included initial public offerings, financings and advisory work on behalf of real estate and lodging companies, including REITs. As an investment banker, Mr. Lyman represented Prudential in its sale of hotel assets to SHC LLC in 1997. Mr. Lyman received a Bachelor of Arts in Urban Planning from the University of Illinois and a Masters of Business Administration from Columbia University.

Robert P. Bowen currently serves as a director and chairs the audit committee of the board of directors of Gaylord Entertainment Company, a publicly traded hospitality company. Mr. Bowen has also been nominated as a director of Equity Inns, Inc., a publicly traded hotel REIT. Mr. Bowen retired as a partner of Arthur Andersen LLP in 1999. From 1980 to 1998, he was partner-in-charge of the audit practice of Arthur Andersen’s Memphis and Little Rock offices. For more than 25 years he specialized in the hospitality and entertainment industry and was a member of Arthur Andersen’s worldwide hospitality industry team. Mr. Bowen joined Arthur Andersen in 1968, after receiving his MBA from Emory University.

John C. Deterding has been active as a private real estate consultant since 1993 and owns Deterding Associates, a real estate consulting company. He currently serves as director of U.S. Restaurant Properties, Inc., a publicly traded REIT, and as a trustee of Fortress Registered Investment Trust I and II. Mr. Deterding has previously served as a director of Atrium Companies (a door and window manufacturing company), Patriot American Hospitality, Inc. (a public hotel REIT and predecessor to Wyndham International, Inc.), AMRESCO Capital Trust (a mortgage REIT) and as a trustee of BAI (a registered Investment Trust). From 1975 until June 1993 Mr. Deterding served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation, or GECC. He served as a director of GECC Financial Corporation from 1986 to 1993. From November 1989 to June 1993, Mr. Deterding also served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He was formerly a trustee of the Urban Land Institute. Mr. Deterding holds a Bachelor of Science from the University of Illinois.

Thomas A. Hassard served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before retiring recently. The system is an approximately $35 billion pension fund for the benefit of Virginia public employees. The system’s real estate investment portfolio, valued at approximately $1.6 billion, encompasses a variety of investment programs, including commingled funds, separate accounts, real estate securities and various opportunistic strategies, including global initiatives. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

Robert J. Watson currently serves as a member of the board of directors of Heritage Property Investment Trust, Inc., a publicly traded REIT, and serves on its audit and compensation committees. Since 1998, Mr. Watson has been Chairman, Chief Executive Officer and principal stockholder of LPM Holding Company, a food service conglomerate that principally services the Eastern United States. From 1988 to 1998, he served as President of LPM Holding Company and its predecessor entity, The Tobin Corporation. Mr. Watson holds an MBA from Suffolk University.

Jayson C. Cyr is Senior Vice President and Principal Accounting Officer. Mr. Cyr joined us in May 1998 as Vice President-Corporate Controller. Prior to joining us, he was Vice President  —  Corporate Controller for Security Capital Group, or SCG, and served as Chief Accounting Officer from June 1994 to May 1998, including during its 1997 initial public offering.

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SCG was an international real estate research, investment and operating management company. Prior thereto, Mr. Cyr gained additional real estate experience while serving as Vice President  —  Finance of Lincoln Hotel Corporation and Vice President  —  Controller of the Dallas Region of Lincoln Property Company’s multi-family operation for seven years. Mr. Cyr also served as a senior manager in the Wichita, Kansas and Dallas, Texas offices of KPMG Peat Marwick. Mr. Cyr received a Bachelor of Science in Accounting, magna cum laude, from Kansas State University and is a Certified Public Accountant.

Paula C. Maggio is our Vice President, Secretary and General Counsel. Ms. Maggio joined us in December, 2000 as Vice President, Assistant Secretary and Associate General Counsel. Prior to joining us, Ms. Maggio practiced law as an associate with Altheimer & Gray from 1998 to 2000. Prior to her position with Altheimer, Ms. Maggio was an associate at the law firms of Kamensky and Rubenstein and McGreevy, Johnson & Williams, P.C. Ms. Maggio received a Bachelor of Arts and Juris Doctor, cum laude, from the University of Illinois.

Steven N. Kisielica is our Senior Vice President — Acquisitions & Development and was a member of our founding team. Prior to our formation in 1997, Mr. Kisielica was Director of Development at Geller & Co. where he appraised or evaluated hospitality-related investments. Prior to joining Geller & Co. in 1994, Mr. Kisielica was a Senior Hospitality Consultant at Kenneth Leventhal and Company, which was a Certified Public Accounting firm specializing in the real estate industry. Previously, he held the position of Senior Associate at Hospitality Valuation Services, which is an appraisal firm specializing in the hospitality industry. Mr. Kisielica is a graduate of Michigan State University’s School of Business with an emphasis in finance and hotel, restaurant and institutional management.

Richard J. Moreau is our Senior Vice President — Asset Management. He joined us in November 1997 and is responsible for the asset management of all our North American properties. Mr. Moreau has been in the hospitality industry for over 30 years in both property and multi-unit operation positions. From 1992 until he joined us in November 1997, Mr. Moreau was a principal in Gremor Hospitality, a hotel asset management company. From 1988 until 1992, he was a principal and Executive Vice President at Inn America Corporation, an independent hotel management company. He was responsible for the day-to-day operations of 22 full service hotels and resorts operating under franchise agreements with Hilton, Sheraton and Holiday Inn. From 1985 until 1988 he was a Vice President of Operations for Hyatt Hotels and Resorts, where he was responsible for the development and implementation of all pre-opening and operating procedures for six prototype Hyatt hotels. From 1972 to 1985, Mr. Moreau worked for The Howard Johnson Company.

Committees of the Board of Directors

Upon completion of this offering, our board of directors will have three committees — an audit committee, a compensation committee and a nominating and corporate governance committee — each of which will consist of three directors, all of whom will be independent within the meaning of the listing standards and rules of the New York Stock Exchange.

Audit Committee. Prior to completion of this offering, our board of directors will adopt an audit committee charter, which will define the audit committee’s purposes to be:

•
assisting with board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function; and

•	preparing an audit committee report as required by the Securities and Exchange Commission for inclusion in our annual meeting proxy statement.

One of the three members of the audit committee will serve as chairperson and will be an audit committee financial expert as that term is defined by applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

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Compensation Committee. We intend to adopt a compensation committee charter that will define the compensation committee’s primary duties to include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•
making recommendations to our board of directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans, including our restricted stock plan and performance share plan;

•	approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters; and

•	preparing a report on executive compensation for inclusion in our proxy statement for our annual meetings.

Nominating and Corporate Governance Committee. Prior to completion of this offering, our board of directors will adopt a nominating and corporate governance committee charter that will define the committee’s primary purpose and responsibilities to include:

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; and

•	developing and recommending to our board of directors a set of corporate governance principles, and to review those principles at least once a year.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Stuart Rothenberg and Robert Falzon were the two members of our predecessor’s compensation committee and neither was an officer or employee. One of the members of our board of directors, Mr. Geller, was our predecessor’s Chief Executive Officer and he participated in board deliberations concerning the compensation of other executive officers.

During the last completed fiscal year, none of our executive officers served as a member of the governing body or compensation committee of any entity that had one or more executive officers serving as a member of our predecessor’s board.

Upon completion of this offering, the members of the compensation committee of the board of directors will be independent directors. None of these directors, or any of our executive officers, will serve as a member of the governing body or compensation committee of any entity that has one or more executive officers serving as a member of our board.

Director Compensation

The chairman of our board of directors will be paid a director’s fee of $29,000 in addition to $31,000 of Restricted Stock Units, or RSUs, per year unless the chairman is part of our management team. Each of our independent directors who does not serve as the chairman of the nominating and corporate governance committee or the audit committee will be paid a director’s fee of $25,000 and $25,000 of RSUs per year. The independent director who serves as our nominating and corporate governance committee chairman will be paid a director’s fee of $25,800 and $26,200 of RSUs per year. The independent director who serves as our audit committee chairman will be paid a director’s fee of $27,000 and $28,000 of RSUs per year. Each independent director will also be paid a fee of $1,000 for each committee meeting that he attends. Mr. Geller, our Chairman, President and Chief Executive Officer, will not be paid a fee to serve on the board of directors or as its Chairman. In addition, we will reimburse all directors

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for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

Summary Compensation Table

The following table sets forth the compensation paid or accrued in the fiscal year ended December 31, 2003, to our chief executive officer, our four other most highly compensated executive officers who were serving as executive officers at December 31, 2003 (our “named executive officers”).

	Annual Compensation		Long-Term Compensation

Name and principal position	Salary	Bonus	Number of Unit Appreciation Rights Granted(1)	All other compensation(2)

Laurence S. Geller
Chairman, President and Chief Executive Officer	$400,000	$1,000,000	325,000	$474,438

Steven N. Kisielica
Senior Vice President— Acquisitions and Development	$200,000	$150,000	60,000	$51,869

Richard J. Moreau
Senior Vice President — Asset Management	$189,561	$120,900	40,000	$44,325

Jayson C. Cyr
Senior Vice President—Finance	$238,500	$48,000	30,000	$65,941

Patricia A. Needham(3)
Senior Vice President, Secretary and General Counsel	$224,400	$44,000	30,000	$87,213

Notes:
(1)
Upon completion of this offering, we expect to convert unexercised unit appreciation rights, or UARs, into restricted stock or restricted stock units as more fully described under “Unit Appreciation Rights Plan” below.

(2)	All other compensation is comprised of cash received from the exercise of UARs.

(3)	Ms. Needham intends to resign following the completion of this offering.

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Unit Appreciation Rights Grants in Last Fiscal Year

The table below summarizes certain information about the UARs that we granted to each named executive officer during 2003. All UARs were granted with a per unit exercise price equal to $9.78, which was calculated in accordance with our UAR plan by multiplying 8.5 times our earnings before depreciation, amortization and deferred taxes for the trailing twelve months.

Name	Number of UARs Granted	Percent of Total UARs Granted to Employees in Fiscal Year	Exercise price ($/UAR)	Expiration Date(1)

Laurence S. Geller
Chairman, President and Chief Executive Officer	325,000	31.90%	$9.78	January 1, 2010

Steven N. Kisielica
Senior Vice President— Acquisitions and Development	60,000	5.90%	$9.78	January 1, 2010

Richard J. Moreau
Senior Vice President — Asset Management	40,000	3.93%	$9.78	January 1, 2010

Jayson C. Cyr
Senior Vice President—Finance	30,000	3.00%	$9.78	January 1, 2010

Patricia A. Needham(2)
Senior Vice President, Secretary and General Counsel	30,000	3.00%	$9.78	January 1, 2010

Notes:
(1)	Upon completion of this offering, we expect to convert unexercised UARs into restricted stock or restricted stock units as more fully described under “Unit Appreciation Rights Plan” below.

(2)	Ms. Needham intends to resign following the completion of this offering.

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Aggregate Unit Appreciation Right Exercises and Year-End Values

The following table summarizes for each named executive officer the number of unexercised UARs and the value of those UARs at December 31, 2003.

	Number of Units With			No. of Unexercised UARs at December 31, 2003 (1)		Value of Unexercised In-the-money UARs at December 31, 2003
Name	Respect to UAR Exercise		Value Realized	Exercisable/ Unexercisable		Exercisable/ Unexercisable

Laurence S. Geller Chairman, President and Chief Executive Officer		412,500	$474,438		1,850,110 Total 1,387,610 (exercisable) 462,500 (unexercisable)		$0

Steven N. Kisielica Senior Vice President— Acquisitions and Development		35,875	$51,869		159,500 Total 74,625 (exercisable) 84,875 (unexercisable)		$0

Richard J. Moreau Senior Vice President — Asset Management		41,500	$44,325		92,500 Total 38,000 (exercisable) 54,500 (unexercisable)		$0

Jayson C. Cyr Senior Vice President—Finance		59,583	$65,941		115,000 Total 58,750 (exercisable) 56,250 (unexercisable)		$0

Patricia A. Needham(2) Senior Vice President, Secretary and General Counsel		80,000	$87,213		120,000 Total 63,750 (exercisable) 56,250 (unexercisable)		$0

Notes:
(1)	Upon completion of this offering, we expect to convert unexercised UARs into restricted stock or restricted stock units as more fully described under “Unit Appreciation Rights Plan” below.

(2)	Ms. Needham intends to resign following the completion of this offering.

Unit Appreciation Rights Plan

We adopted a Unit Appreciation Rights plan as of January 1, 2000. The Unit Appreciation Rights, or UARs, allow our employees to share in the appreciation of our units over a base price determined on the grant date. The UARs vest over a four- year period. All vesting is subject to accelerated vesting upon the occurrence of certain events, including a change in control. Under the plan, the value of the UAR is determined quarterly based on our earnings before depreciation, amortization and deferred taxes, for the trailing twelve months, with an adjustment for capital distributed to our members. Depending upon performance and the timing of distributions to our members, we may record a UAR plan expense or a credit in our consolidated statements of operations. UAR plan expense/(credit) amounted to $1,151,000, $29,000 and $2,553,000 for 2003, 2002 and 2001. The vested value of UARs amounted to $0, $232,000 and $261,000 as of December 31, 2003, 2002 and 2001.

Upon completion of this offering, we expect to convert unexercised UARs into restricted stock or restricted stock units issued under our long-term incentive plan described below. Under this plan,

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an employee’s existing UARs would be valued and converted into restricted stock or restricted stock units of equal value. The restricted stock or restricted stock units issued in exchange for UARs would vest in three years.

Long-Term Incentive Plan

We expect to adopt a long-term incentive plan that would become effective upon completion of this offering. The purpose of the plan is to attract and retain our directors, executive officers and employees. The long-term incentive plan would authorize the issuance of options to purchase shares of common stock and the grant of stock awards, stock appreciation rights (payable in cash or shares), deferred shares, performance shares, performance units as well as other cash-based or stock- based awards. We currently anticipate that the long-term incentive plan will initially issue (i) restricted stock and restricted stock units and (ii) performance shares to certain executive officers and employees.

Restricted Stock and Restricted Stock Units. Under the long-term incentive plan, our compensation committee may award restricted shares of our common stock and restricted stock units, or RSUs, to directors, executive officers and eligible employees, subject to conditions and restrictions determined by our compensation committee. These conditions and restrictions would include, for example, that the employee remain employed by us until a specified vesting date at which time the stock would become the employee’s property. If the conditions and restrictions are not met, the employee will forfeit his or her shares of restricted stock or RSUs. RSUs are essentially the same as restricted stock except that instead of actual shares, RSUs represent a promise to pay out shares at some future date. RSUs have a tax advantage over restricted stock because the employee is not taxed at the time of vesting (as with restricted stock) but only when the shares are actually received.

Our compensation committee will select the participants who are granted shares of restricted stock or RSUs and, consistent with the terms of the long-term incentive plan, will establish terms of each award. We anticipate that the basic terms, conditions and restrictions on our restricted stock and RSUs would include:

•	vesting at 25% per year over four years;

•	accelerated vesting upon death, disability, retirement, or change in control;

•	complete forfeiture of unvested stock/RSUs upon voluntary or involuntary termination (except as otherwise provided in an applicable employment agreement); and

•	dividends will be accrued and will be paid in cash or shares upon payout of the underlying shares.

Performance Share Awards. Our compensation committee may grant performance share awards of our common stock to eligible directors, executive officers and employees, which would entitle them to receive shares of our common stock upon the achievement of individual or company performance goals and any other conditions that our compensation committee, in conjunction with management, may designate. The performance goals may be stated with reference to measures that evaluate the performance of our company or any business unit or any combination thereof, as the compensation committee may deem appropriate, and can include measuring our performance relative to a group of competitor companies, or a published or special index that our compensation committee, in its discretion, deems appropriate.

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Our compensation committee will select the participants who are granted performance share awards and, consistent with the terms of the long-term incentive plan, will establish terms of each award. Our compensation committee may allow the deferral of the payment of performance share awards on such terms as it may set consistent with the long-term performance plan. Currently, we anticipate that the basic terms, conditions and restrictions on our performance shares would include:

•
stock would be awarded at the end of a three-year performance period (except with regard to grants at the time of our IPO, if any) if at least a minimum level of performance is met over that performance period;

•	a maximum payout of 200% of target if maximum performance is achieved;

•
pro-rata payout for death, disability or retirement; full payout at the greater of target or actual performance to date, upon a change in control; forfeiture of unearned awards upon termination for any other reason (subject to terms of any applicable employment agreement); and

•	dividends would accrue and be converted into shares and paid out upon earning of the underlying awards.

Annual Incentive Compensation Awards

We expect to pay annual incentive compensation awards based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives. The amount of the annual incentive compensation will vary (from a target of 125% for the CEO to lower amounts for other executives) depending upon the individual’s level of responsibility and impact on our overall performance. Specific individual and group objectives, reflecting the executive’s responsibilities, will be developed for each participating executive prior to the beginning of the year. Objectives for participants other than the CEO will be established for each participant by the CEO, and reviewed by the compensation committee. Individual objectives for the CEO will be established by the compensation committee. Accordingly, the compensation committee reviews the executive’s performance relative to predetermined goals and reports to the board of directors. Actual awards paid after the end of each annual performance period will vary from the target awards based on the actual versus targeted performance objectives. Awards may vary from zero percent to 200 percent of the target awards.

Financial objectives that may be used to determine performance will include but not be limited to one or more of the following business criteria: (1) total stockholder return; (2) earnings per share (actual or targeted growth); (3) net income (before or after taxes); (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) earnings before depreciation, amortization and deferred taxes; (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) operating margin; (9) return measures (including return on assets, return on capital, return on equity, return on investment, or cash-flow return measures); (10) operating earnings; (11) working capital; (12) ratio of debt to stockholders’ equity; (13) revenue measures (including revenue per available room); (14) funds from operations; (15) economic profits; (16) expense targets; and (17) any other objective business measure identified by the compensation committee.

Our compensation committee may select any business criteria that it deems appropriate to measure our performance as a whole or the performance of any business unit or subsidiary or any combination of the two, or any of the above business criteria as compared to the performance of a group of comparable companies or any published or special index (such as stock market indices).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation and Structuring Transactions

In connection with the Formation and Structuring Transactions, our operating partnership, Strategic Hotel Funding, L.L.C., has agreed to issue a total of                 membership units that are exchangeable for shares of our common stock. Assuming that the initial public offering price of our shares of common stock is the mid-point of the range of prices indicated on the front cover of this prospectus, these membership units will be allocated as follows:

•	membership units will be issued to us in exchange for the contribution of the net proceeds of this offering;

•	membership units will be issued to SHC LLC in consideration for its contribution of 12 of our 14 properties; and

•	membership units will be issued to SHC LP in consideration for its contribution of the Marriott Lincolnshire Resort and Hyatt Regency New Orleans.

None of these 14 properties were acquired within the last two years.

Also in connection with the Formation and Structuring Transactions, SHC LLC has agreed to distribute the membership units that it will receive from our operating partnership to its equity owners, including Whitehall and Prudential, on a pro rata basis. Whitehall and Prudential have agreed to exchange all the membership units they receive in this distribution for shares of our common stock. Assuming that 100% of the outstanding convertible debentures of SHC LLC and Class C units in SHC LP are redeemed for cash:

•	Whitehall will receive a total of membership units, which it will exchange for shares of our common stock; and

•	Prudential will receive a total of membership units, which it will exchange for shares of our common stock.

Before the initial filing of this registration statement, each of the parties to the Formation and Structuring Transactions irrevocably committed, pursuant to a written agreement, to these transactions. None of parties has the right to change their investment decision or to require us to deliver a greater number of membership units or shares of common stock.

For purposes of determining the amount membership units that we will deliver in exchange for these 14 properties, we have not obtained any third-party appraisals of the properties or any other independent third-party valuations or fairness opinions. As a result, the consideration given by us in the Formation and Structuring Transactions may exceed the fair market value of the properties. The value of the membership units and shares will ultimately depend on the initial public offering price of our common stock. Specifically, if the initial public offering price is greater than the mid-point of our estimated range indicated on the cover of this prospectus, then the value of the membership units and shares we will issue will be correspondingly greater, and in excess of the values we attributed to the properties.

The initial public offering price of our common stock will be determined in consultation with the representatives of the underwriters. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses. The initial public offering price does not necessarily bear any relationship to our book value or the fair market value of our hotel properties.

Asset Management Agreement for Distributed Properties

As part of the Formation and Structuring Transactions, we are entering into an asset management agreement with Strategic Hotel Capital, L.L.C., or SHC LLC, under which we will asset

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manage the seven Distributed Properties. Our services will include managing the day-to-day business of SHC LLC, implementing our standard asset management procedures, providing financial and accounting reporting and reviewing hotel operating statements.

Under the asset management agreement, we expect to receive an initial base fee of $5 million per year, subject to reduction as SHC LLC sells the Distributed Properties, for providing asset management services to SHC LLC with respect to the Distributed Properties.

Cross-Indemnification Agreement with SHC LLC

As part of the Formation and Structuring Transactions, we are entering into an indemnification agreement with SHC LLC that will govern certain indemnification obligations between us and SHC LLC. SHC LLC has guaranteed various of our obligations, including certain payment obligations of ours and our obligations under several management agreements that our subsidiaries have entered into with hotel operating companies. Under the indemnification agreement, we will agree to indemnify SHC LLC for any loss it suffers under any of these guarantees. The indemnification agreement will also govern the sharing of costs and any settlement related to the litigation described under “Business — Legal Proceedings” and the indemnity between us and SHC LLC related to any contingent obligations, including litigation of claims against us related to the Distributed Properties or against SHC LLC related to our properties.

Registration Rights

Demand Registration. Subject to the lock-up agreement with the underwriters described under “Underwriting”, prior to the first anniversary of the offering and for such additional period during which we fail to file or maintain a shelf registration statement, each of Whitehall and Prudential will have the right, subject to certain limitations, on two separate occasions, to request that we effect a registration of our shares owned by the requesting party. We may postpone the initial filing of that registration for up to 90 days if that filing would jeopardize a material financing, acquisition or similar transaction. Upon receipt of a request to register shares, we and each non-requesting party will have a 30-day option to acquire the shares sought to be registered at the then fair market value thereof as determined by our board of directors, subject to the right of the requesting party to withdraw its request for registration. If we are obligated to pursue a registration, we may be obligated to include shares of holders exercising piggy-back registration rights.

Shelf Registration. Beginning on the first anniversary of the offering, we are required to use our reasonable efforts to file and maintain a registration statement for the resale of shares owned by Whitehall, Prudential, Rockmark Corporation and certain of their affiliates, subject to certain limitations. Each shareholder eligible to have shares registered under the shelf registration statement will be entitled to resell shares pursuant to that registration statement, subject to availability. We may postpone, on one occasion only as to each shelf registration to which a party is entitled, each filing of a registration statement and each proposed sale under a shelf registration for up to 90 days if such registration would adversely affect a material financing, acquisition or similar transaction.

Piggy-back Rights. We may grant certain holders of our shares piggy-back registration rights permitting them, subject to availability, to participate in the demand and shelf registrations described above.

Expenses. The person requesting any demand or shelf registration will be responsible for paying all underwriters’ discounts, commissions or fees, fees of placement agents, expenses of printing and distributing any registration statement and prospectus and the fees and expenses of counsel for the person requesting registration. We are obligated to pay all other fees and expenses, including applicable federal and state filing fees.

Other Transactions

During the years ended December 31, 2001 and December 31, 2003, Goldman, Sachs & Co. received (a) $4,936,000 in connection with a private offering of floating rate commercial

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mortgage-backed securities in 2001, (b) $2,541,000 in connection with a private offering of floating rate commercial mortgage-backed securities in 2003, and (c) $2,287,000 in connection with the sale of certain hotels during 2003. The fees associated with the financing transactions were recorded as deferred costs. Fees associated with the sale of hotels were recorded as a reduction of the related gain on sale. In addition, we have agreed to pay Goldman, Sachs & Co. fees of $6,000,000 for financial advisory services provided in connection with the refinancings described under the heading “Formation and Structuring Transactions” above.

We have agreed to pay Prudential Financial, Inc. $1,000,000 for providing structuring advice in connection with our initial public offering.

Strategic Hotel Capital, L.L.C. has an uncollateralized note receivable from Laurence S. Geller with a principal balance of $171,226 as of December 31, 2003, 2002 and 2001. This note bears interest at 8.0% per annum. Interest receivable amounted to $13,698 as of December 31, 2003, 2002 and 2001. We will not assume this note from Strategic Hotel Capital, L.L.C.

In May 1997, in connection with its formation, Strategic Hotel Capital, L.L.C. issued a $1,060,950 note to an entity controlled by Laurence S. Geller, to acquire purchase rights on potential real estate acquisitions. The note was repaid in full upon maturity in May 2002. The note, which was unsecured, paid an interest rate of 6.65% per annum and called for monthly payments of principal and interest of $20,833. Under the terms of the note, Mr. Geller had the option to elect periodically to receive warrants to purchase units in our predecessor company in lieu of cash payments of principal and interest due on the note for a succeeding calendar year. Mr. Geller did not exercise this option during the life of the note.

During 1999, in connection with converting to an LLC, Strategic Hotel Capital, L.L.C. issued to Mr. Geller membership units valued at approximately $2.1 million as consideration for his minority interest in GH Inn, L.L.C. at cost.

For various reasons, prior to the Formation and Structuring Transactions, we held ownership interests in entities that provided the employees to several of our hotels including the Four Seasons Mexico City, the Four Seasons Punta Mita Resort, the Loews Santa Monica Beach Hotel and the Paris Marriott Champs Elysées. In order to qualify as a REIT, we cannot continue to provide employees to our hotels. Therefore, effective upon closing of this offering, we will no longer provide employees to any of our hotels. Instead, wholly-owned subsidiaries of SanMon Services, LLC, which is controlled by Laurence Geller, our Chairman, President and Chief Executive Officer, will provide the employees to the Four Seasons Mexico City, the Four Seasons Punta Mita Resort, the Loews Santa Monica Beach Hotel and the Paris Marriott Champs Elysées. These employee service companies will receive compensation in the amount of 1% above costs in the case of the Four Seasons Punta Mita Resort and 3% above costs in the case of the Four Seasons Mexico City. The employee service company will receive an annual administrative fee in the amount of $25,000 above costs with respect to providing employees to the Santa Monica Beach Hotel. These levels of compensation are consistent with the amounts that were paid for these services under previous arrangements. In addition, under applicable French law, we are not permitted to transfer the employees to the Paris Marriott Champs Elysées separately from a transfer of hotel operations. Consequently, in order to comply with French law and the REIT qualification rules, SanMon Services, LLC, or a subsidiary thereof, will sublease the hotel from us, provide the employees, pay us rent and will enter into a management agreement with Marriott. Moreover, this sublease arrangement will be in lieu of entering into a sublease with a TRS for the Paris Marriott Champs Elysées. Mr. Geller will bear the economic risks and benefits of this arrangement. See “Business — Taxable REIT Subsidiaries”. In each case, we will reimburse Mr. Geller for the initial capitalization required to form SanMon Services, LLC and its subsidiaries, but we will have no other obligation to support SanMon Services, LLC or its subsidiaries.

Two of our principal stockholders, WHSHC, L.L.C. and W9/WHSHC, L.L.C. are limited liability companies controlled by Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX, respectively, which, in turn, are controlled by affiliates of Goldman, Sachs & Co., the lead underwriter of this initial public offering. See “Principal Stockholders”.

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INVESTMENT POLICIES AND
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of directors without a vote of our stockholders. Any change to any of these policies would be made by our board, however, only after a review and analysis of that change, in light of then existing business and other circumstances, and then only if, in the exercise of their business judgment, they believe that it is advisable to do so in our and our stockholders’ best interest. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

In evaluating future acquisitions of upscale and luxury hotels in major cities and resorts throughout North America and Europe, we seek existing properties in markets with strong growth characteristics, substantial demand, reasonable barriers to entry and attractive demographics that are, or will be, managed by hotel management companies under well-known brands. We will consider future opportunities to acquire other properties on a case-by-case basis. In evaluating future acquisitions of properties other than upscale and luxury hotels, we seek properties that have unique characteristics which present a compelling case for investment. Examples might include properties which have high entry yields, properties that are outside of our target markets but are being sold as part of a portfolio package, properties that are debt-free or properties that provide substantial growth potential.

Our policy is to acquire assets primarily for current income generation and future value appreciation. In general, our investment objectives are:

•	to increase our value through increases in the cash flows and values of our properties;

•	to achieve long-term capital appreciation, and preserve and protect the value of our interest in our properties; and

•	to provide quarterly cash distributions, as well as to provide growth in distributions over time.

Under our policy, there are no limitations on the amount or percentage of our total assets that may be invested in any one property or on the number or amount of mortgages that may be placed on any one property. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

We plan to finance investments in real estate or interests in real estate with borrowings, including mortgage loans and mezzanine financings.

Investments in Real Estate Mortgages

We have not, prior to this offering, engaged in any significant investments in mortgages. Although we currently have no specific plans to do so, we may engage in mortgage investments in the future, in particular if it may lead to the acquisition of the underlying property.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we have not, prior to this offering, engaged in any significant investment activities in other entities. However, subject to the percentage of ownership limitations and gross income and asset tests necessary for REIT qualification, we may in the future invest in securities of entities engaged in real estate activities or securities of other issuers. See “U.S. Federal Income Tax Considerations”. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties, which normally would include general or limited

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partnership interests in special purpose partnerships which own properties. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies. Subject to the percentage of ownership limitations and asset test referred to above, there are no limitations on the amount or percentage of our total assets that may be invested in any one issuer. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration would be required.

We have not in the past acquired loans secured by properties and we have not engaged in trading, underwriting, agency distribution or sales of securities of other issuers. Although we currently have no specific plans to do so, we may engage in such activities in the future if we believe that they will be beneficial to our business as a whole.

Dispositions

Generally, we will consider dispositions of properties, subject to REIT qualification rules, if our management determines that a sale of a property would be in our best interests based on the price being offered for the property, the operating performance of the property, the possible tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We are more likely to sell those properties that exhibit some or all of the following characteristics:

•	the market in which the property is located is declining or static;

•	competition in the market requires substantial capital investment which will not generate returns that meet our criteria;

•	the proceeds of the disposition are unusually attractive; and

•	the property has matured to the point where we believe that our asset management skills are unlikely to result in the creation of significant additional value.

Financing Policies

As disclosed elsewhere in this prospectus, we have incurred debt since our formation in order to fund operations and acquisitions. After this offering, we expect to have total indebtedness of $425.3 million. Our board will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of our properties upon refinancing and the ability of particular properties, and our company as a whole, to generate cash flow to cover expected debt service. Our financing strategy is to maintain a prudent level of debt with limited recourse if possible, and to manage our variable interest rate exposure flexibly. We intend to finance future growth with the most advantageous source of capital available to us at the time of acquisition.

We may incur debt in the form of purchase money obligations to the sellers of properties, or in the form of publicly or privately placed debt instruments, financing from banks, institutional investors, or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. This indebtedness may be recourse, non-recourse or cross-collateralized and, if recourse, that recourse may include our general assets and, if non-recourse, may be limited to the particular property to which the indebtedness relates. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties, or may refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings for working capital, to purchase additional interests in partnerships or joint

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ventures in which we participate, to refinance existing indebtedness or to finance acquisitions, expansion, redevelopment of existing properties or development of new properties. We may also incur indebtedness for other purposes when, in the opinion of our board, it is advisable to do so. In addition, we may need to borrow to meet the taxable income distribution requirements under the Internal Revenue Code if we do not have sufficient cash available to meet those distribution requirements.

Lending Policies

We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We and our operating partnerships may make loans to joint ventures in which we or they participate or may participate in the future. We have not engaged in any significant lending activities in the past.

Equity Capital Policies

Our board has the authority, without further stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of our stock or the number of shares of any class or series of our stock and to cause us to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our stock issued in any offering, and any offering might cause a dilution of a stockholder’s investment in us. Although we have no current plans to do so, and we have not done so in the past, we may in the future issue common stock in connection with acquisitions. We also may issue partnership units in one of our operating partnerships in connection with acquisitions of property.

We may, under certain circumstances, purchase shares of our common stock in the open market or in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable Federal and state laws and the applicable requirements for qualifying as a REIT.

Conflict of Interest Policies

We have adopted policies to reduce or eliminate potential conflicts of interest. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts. Without the approval of our audit committee, we will not:

•
acquire from or sell to any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%, any assets or other property; or

•	make any loan to or borrow from any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%; or

•	engage in any other transaction with any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

Corporate Opportunities

We intend to adopt a Code of Business Conduct and Ethics, which will provide that directors, officers and employees owe a duty to the company to advance our business interests when the opportunity to do so arises. Our directors, officers and employees will be prohibited from taking (or

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directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down. More generally, our directors, officers and employees will be prohibited from using corporate property, information or position for personal gain and from competing with us.

Reporting Policies

After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See “Where You Can Find More Information”.

Regulatory Compliance

Regulatory compliance matters at our company will be overseen by one of our officers who is charged with responsibility for implementation of a corporate compliance plan that addresses employee conduct, conflict of interest, disclosure process, corporate integrity, insider trading and other applicable policies governing business ethics and regulatory compliance.

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PRINCIPAL STOCKHOLDERS

Prior to the offering, Strategic Hotel Capital, Inc. is a wholly-owned subsidiary of Strategic Hotel Capital, L.L.C., or SHC LLC, which as of the date of this prospectus owns all of our common stock. As described below, as a result of the Formation and Structuring Transactions, the shares of our common stock owned by SHC LLC will be distributed to its equity owners on a pro rata basis.

The following table sets forth information regarding the beneficial ownership of our common stock after this offering and the Formation and Structuring Transactions, with respect to (1) each person who will be a director after this offering, (2) each executive officer named in the summary compensation table, (3) all of our directors and executive officers as a group, and (4) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. In presenting the percentage interests, we have assumed that all membership units of our operating partnership are immediately exchangeable for shares of our common stock (even though the operating agreement of our operating partnership does not permit that exchange until 12 months after this offering).

Immediately after this offering, as a result of the Formation and Structuring Transactions, SHC LLC will beneficially own membership units of our operating partnership, which are exchangeable into an equal number of shares of our common stock, representing % of the shares of our common stock on a diluted basis. SHC LLC thereafter intends to send out a redemption notice to holders of its convertible debentures and Class C units in SHC LP specifying a redemption at par on a redemption date 60 days later. After 60 days, SHC LLC will use cash received from our operating partnership to redeem any unconverted debentures and Class C units and will distribute its remaining membership units in our operating partnership to converting debenture holders. Our operating partnership will use any residual cash either to satisfy other operating needs or to distribute to its equity owners on a pro rata basis. The first set of columns shows beneficial ownership assuming all convertible debentures and Class C units are redeemed. The second set of columns shows beneficial ownership assuming all convertible debentures and Class C units are converted. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The following table assumes that the underwriter’s option to purchase additional shares will not be exercised.

	Assuming All SHC LLC Convertible Debentures and Class C units are Redeemed			Assuming All SHC LLC Convertible Debentures and Class C units are Converted
Name of Beneficial Owner	Number of Shares of Common Stock	Number of Membership Units	% of Shares of Common Stock	Number of Shares of Common Stock	Number of Membership Units	% of Shares of Common Stock

Laurence S. Geller(1)			*			*
Robert P. Bowen(1)			*			*
John C. Deterding(1)			*			*
Thomas A. Hassard(1)			*			*
Robert J. Watson(1)			*			*
James H. Lyman(1)			*			*
Jayson C. Cyr(1)			*			*
Paula C. Maggio(1)			*			*
Steven N. Kisielica(1)			*			*
Richard J. Moreau(1)			*			*
All executive officers and directors as a group			*			*
Prudential Financial Inc. (2)		0			0
Whitehall Street Real Estate Funds (3)		0			0
Strategic Hotel Capital Limited Partnership (4)

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Notes:
(1)	The address of this person is c/o Strategic Hotel Capital, Inc., 77 West Wacker Drive, Suite 4600, Chicago, IL 60601.
(2)
Includes shares owned by Strategic Value Investors, LLC, shares owned by The Prudential Insurance Company of America, shares owned by Prudential Investment Management, Inc., shares owned by PIC Realty Corporation, shares owned by Prudential Assets, LLC, and shares owned by (SHC/Olayan) Redemption Vehicle LLC and shares owned by SVI (SVI/Houston) Redemption Vehicle, LLC over which Prudential Financial, Inc. or its affiliates have investment power. The address of Prudential Financial, Inc. is 8 Campus Drive, 4th Floor, Parsippany, New Jersey 07054-4493.

(3)
Includes shares owned by WHSHC, L.L.C. and shares owned by W9/WHSHC, L.L.C., which are limited liability companies controlled by Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX, respectively, which, in turn, are controlled by affiliates of The Goldman Sachs Group, Inc., the parent entity of Goldman, Sachs & Co. The address of Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX is 85 Broad Street, New York, New York 10004.

(4)
As described under “Formation and Structuring Transactions”, the general partner of Strategic Hotel Capital Limited Partnership is SHC LLC. The address of Strategic Hotel Capital Limited Partnership is 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

*
Represents less than 1% of the number of shares of our common stock and membership units of our operating partnership expected to be issued in connection with the Formation and Structuring Transactions that may, subject to limits in the operating agreement, be exchanged for cash or, at our option, shares of our common stock generally commencing 12 months after the consummation of this offering.

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DESCRIPTION OF STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock and describes certain provisions of our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

General

Our charter provides that we may issue up to 150,000,000 shares of common stock, $.01 par value per share, and 150,000,000 shares of preferred stock, $.01 par value per share. As of February 12, 2004, we had 100 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Upon completion of this offering, there will be shares of common stock issued and outstanding (or shares if the underwriters’ option to purchase additional shares is exercised in full) and no shares of preferred stock issued and outstanding.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by the board of directors. Prior to issuance of stock of each class or series, the board of directors is required by the Maryland General Corporation Law, or MGCL, and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other

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distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the NYSE. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock

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causing the violation to the Trust. Prior to this offering our board waived the ownership limit with respect to Prudential and Whitehall. Therefore, the above ownership limits do not apply to the common stock owned, directly or indirectly, by Prudential and Whitehall. Thus, there can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of our outstanding stock, thereby causing us to fail to qualify as a REIT. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

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Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Other Matters

The transfer agent and registrar for our common stock is LaSalle Bank, N.A.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following paragraphs summarize the material provisions of Maryland law applicable to us and of our charter and bylaws. For a complete description, we refer you to Maryland law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding the restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called only by a majority of the directors, our Chairman, our Chief Executive Officer or our President and must be called by the Secretary upon the written request of the holders of a majority of the shares of our common stock entitled to vote at a meeting. Only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

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Board of Directors

Upon completion of this offering our board of directors will consist of five directors and thereafter the number of directors may be established by our board. Directors are elected by a plurality of the votes cast at each annual meeting of stockholders for a term of one year and until their successors are elected and qualify. Any vacancy will be filled, including any vacancy created by an increase in the number of directors, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if 90% or more of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

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After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, we have exempted any business combinations involving the issuance of shares to Prudential and Whitehall. Accordingly, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between Prudential and Whitehall and us.

Control Share Acquisitions

With certain exceptions, the MGCL provides that “Control Shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. “Control Shares” are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the “Control Shares” in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing

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this provision in the future, except with respect to Prudential and Whitehall who will not be subject to the operation of the control shares provision of the MGCL without their prior consent in the event that our board amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) require, unless called by our chairman, our chief executive officer, our president, or the board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Subtitle 8 of the MGCL relating to the filling of vacancies on the board.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our

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right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (a) any present or former director or officer or (b) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, against any claim or liability arising from that service and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions in the section above entitled “Description of Stock — Restrictions on Ownership and Transfer” will no longer apply.

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DESCRIPTION OF THE OPERATING AGREEMENT OF STRATEGIC HOTEL FUNDING, L.L.C.

We have summarized the material terms and provisions of the Limited Liability Company Agreement of Strategic Hotel Funding, L.L.C., our operating partnership, which we refer to as the “operating agreement.” For more detail, you should refer to the operating agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” and “us” refer to Strategic Hotel Capital, Inc.

Management of SHC Funding

SHC Funding is a Delaware limited liability company that was formed on December 16, 1997. We are the sole managing member of our operating partnership and conduct substantially all of our business in or through it. As sole managing member, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause SHC Funding to enter into certain major transactions including acquisitions, dispositions and financings, subject to certain limited exceptions. The non-managing members of SHC Funding have no right to participate in or exercise control or management power over our business and affairs, except as otherwise expressly provided in the operating agreement and as required by applicable law. Certain restrictions under the operating agreement restrict our ability to engage in a business combination as more fully described in “— Termination Transactions” below.

The non-managing members of SHC Funding expressly acknowledged that we, as managing member of SHC Funding, are acting on behalf of SHC Funding and our stockholders collectively. We are under no obligation to consider the separate interests of the non-managing members in deciding whether to cause SHC Funding to take, or decline to take, any actions, which we have undertaken in good faith on behalf of SHC Funding. We are not liable under the operating agreement to SHC Funding or to any non-managing members for monetary damages for losses sustained, liabilities incurred, or benefits not derived by non-managing members in connection with such decisions, unless (i) we actually received an improper benefit in money, property or services, or (ii) our action or failure to act was the result of active and deliberate dishonesty, gross negligence or bad faith and was material to the cause of action being adjudicated.

The operating agreement provides that all our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through SHC Funding, and that SHC Funding must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

As managing member, we may not voluntarily withdraw from SHC Funding, or transfer or assign all or any portion of our interest in SHC Funding, except:

•	in the event that we purchase shares of our common stock, then we shall cause our operating partnership to purchase from us an equal number of membership units; or

•	in connection with a transaction described in “— Termination Transactions” below.

The non-managing members may transfer all or any portion of their interests without our prior written consent, provided that (i) such transfer would not require filing of a registration agreement under the Securities Act of 1933, as amended, or otherwise violate any applicable Federal or state securities laws or regulations; (ii) such transfer would not result in the sum of the percentage of interests in membership units transferred during SHC Funding’s taxable year exceeding 2% of the total membership units of SHC Funding subject to certain exceptions; and (iii) any transferee desiring to become a substituted non-managing member must furnish to us evidence of acceptance of all of the terms and conditions of the operating agreement and such other documents and instruments as we may reasonably require.

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Amendments to the Operating Agreement

Amendments to the operating agreement may be proposed by us, as managing member, or by non-managing members owning at least 25% of the membership interests held by non-managing members.

Generally, the operating agreement may be amended with the approval of us as managing member and the consent of non-managing members holding a majority of the membership units of the non-managing members. As managing member, we will have the power to unilaterally make certain amendments to the operating agreement without obtaining the consent of the non-managing members as may be required to:

•	add to our obligations as managing member or surrender any right or power granted to us as managing member for the benefit of the non-managing members;

•	set forth the rights, powers, duties, and preferences of the holders of any additional membership interests issued pursuant to the operating agreement;

•	reflect the admission, substitution, termination or withdrawal of members in accordance with the terms of the operating agreement;

•
reflect a change of an inconsequential nature that does not adversely affect the non-managing members in any material respect, or cure any ambiguity, correct or supplement any provisions of the operating agreement not inconsistent with law or with other provisions of the operating agreement;

•	satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

•	reflect changes that are reasonably necessary for us, as managing member, to maintain our status as a REIT; or

•	to modify the manner in which capital accounts are computed in order to comply with tax regulations.

Amendments that would, among other things, convert a non-managing member’s interest into a managing member’s interest, modify the limited liability of a non-managing member, alter a member’s right to receive any distributions or allocations of profits or losses, alter or modify the redemption rights described below, cause the termination of SHC Funding prior to the time set forth in the operating agreement, or amend provisions that require consent of adversely affected members must be approved by each non-managing member that would be adversely affected by such amendment.

In addition, without the written consent of two-thirds of the membership units held by non-managing members, we, as managing member, may not amend any of the provisions of the operating agreement regarding:

•	issuance of additional membership interests to us;

•	our removal;

•	limitations on our outside activities;

•	our liability;

•	transfer of our managing member’s interest;

•	when consent of an adversely affected non-managing member is required to amend the operating agreement;

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•	when consent by a majority of non-managing membership interests is required for amendment of the operating agreement; or

•	meetings of members.

Distributions to Members

The operating agreement provides that members are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their ownership of membership units, subject to distributions made to any class of additional membership interests which are entitled to a preference on the distribution of available cash.

Redemption and Exchange Rights

Non-managing members who acquire units in the Formation and Structuring Transactions have the right, commencing on or after the date which is 12 months after the consummation of this offering, to require SHC Funding to redeem part or all of their membership units for a cash amount based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption (adjusted for stock splits or combination and stock dividends or distributions of our common stock).

Alternatively, as managing member we may elect to acquire those units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits or combination and stock dividends or distributions. We presently anticipate that we will elect to issue shares of our common stock in exchange for units in connection with each redemption request, rather than having SHC Funding redeem the units for cash. With each redemption or exchange, we increase our percentage ownership interest in SHC Funding. Commencing on or after the date which is 12 months after the consummation of this offering, non-managing members who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Stock — Restrictions on Ownership and Transfer.”

Issuance of Additional Units, Common Stock or Convertible Securities

As sole managing member, we have the ability to cause SHC Funding to issue additional units representing membership interests. These additional units may include preferred membership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if (i) we cause SHC Funding to issue to us membership interests or rights, options, warrants or convertible or exchangeable securities of SHC Funding having designations, preferences and other rights, so that the economic interests of SHC Funding’s interests issued are substantially similar to the securities that we have issued; and (ii) we contribute the net proceeds from, or the property received in consideration for, the securities that we have issued to SHC Funding.

Tax Matters

We are the tax matters member of SHC Funding. We also have authority to make tax elections under the Internal Revenue Code on behalf of SHC Funding.

Allocations of Net Income and Net Losses to Members

The net income or net loss of SHC Funding will generally be allocated to the members in accordance with our respective percentage interests in SHC Funding. However, net loss will not be allocated to any non-managing member to the extent that such allocation would cause such non-managing member to have an adjusted capital account deficit at the end of a taxable year. Any net loss in access of the limitation set forth in the proceeding sentence will be allocated to the

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managing member. Net income of the following year will be allocated first to the managing member to the extent, on a cumulative basis, net loss previously allocated to the managing member pursuant to the preceding sentence exceed net income previously allocated to the managing member. The allocations described above are subject to special allocations relating to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations

The operating agreement provides that SHC Funding will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, SHC Funding.

Termination Transactions

The operating agreement provides that we may not engage in any merger, consolidation or other business combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock, which we call a termination transaction, unless as a result of the termination transaction each non-managing member thereafter remains entitled to redeem each membership unit owned by such non- managing member for an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property which such non-managing member would have received from such termination transaction if such non-managing member had exercised its redemption right immediately prior to the termination transaction; provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of units will receive the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer. Any termination transaction in which shares of our common stock are exchanged for securities of the acquiror, the non-managing members shall remain entitled to exercise their redemption rights with respect to the acquiror unless the consent of the non-managing members is obtained.

Term

SHC Funding will continue in full force and effect until dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, SHC Funding will indemnify its members, directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with claims arising from operations of SHC Funding in which any such person may be involved, or is threatened to be involved, if the person acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of SHC Funding and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

We are not liable to SHC Funding for monetary damages for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission unless:

•	we actually received an improper benefit in money, property or services (in which case, we will be liable for the amount of the benefit in money, property or services actually received); or

•	our action or failure to act was the result of active and deliberate dishonesty, gross negligence or bad faith and was material to the matter giving rise to the proceeding.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have shares of common stock outstanding, assuming no exercise of the underwriters’ option to purchase additional shares.

Of these shares, shares, or shares if the underwriters exercise their option to purchase additional shares in full, sold in this offering will be freely transferable without restriction or registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our existing “affiliates”, as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock, and any shares purchased by affiliates in the offering, will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 of the Securities Act. As a result of the contractual lock-up periods described below and the provisions of Rule 144, these restricted shares will become available for sale in the public market at various times after one year from the date of this prospectus (subject, in some cases, to volume limitations and applicable holding periods).

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after this offering, a person, or persons whose shares are aggregated, who owns shares that were purchased from us or any affiliate at least one year previous to such date, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of our then-outstanding shares of common stock, or approximately shares immediately after this offering; or

•	the average weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the filing of a notice of the sale on Form 144.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us or any affiliate at least two years previous to such date, would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

Lock-up Agreements

We, Whitehall, Prudential and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not without the prior written consent of the representatives, dispose of or hedge any of the shares of our common stock or any securities convertible into or exchangeable for our common stock, subject to limited exceptions. Goldman, Sachs & Co. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Registration Rights

For a description of the registration rights granted to certain holders of shares of our common stock, see “Certain Relationships and Related Transactions — Registration Rights”.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes our taxation and the material Federal income tax consequences to stockholders of their ownership of common stock. The tax treatment of stockholders will vary depending upon the stockholder’s particular situation, and this discussion addresses only stockholders that hold common stock as a capital asset and does not deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of stockholders to which special provisions of the Federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks;

•	tax-exempt organizations;

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold common stock as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction; and

•	stockholders whose functional currency is not the U.S. dollar.

This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

We urge you to consult with your own tax advisor regarding the tax consequences to you of acquiring, owning and selling common stock including the Federal, state, local and foreign tax consequences of acquiring, owning and selling common stock in your particular circumstances and potential changes in applicable laws.

Taxation of the Company as a REIT

In the opinion of Sullivan & Cromwell LLP, commencing with our taxable year ending December 31, 2004, we will have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court.

In providing its opinion, Sullivan & Cromwell LLP is relying as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP by us.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Sullivan & Cromwell LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis.

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The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes the material aspects of relevant sections of the Internal Revenue Code.

As a REIT, we generally will not have to pay Federal corporate income taxes on net income that we currently distribute to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a regular corporation. Our dividends, however, will generally not be eligible for (i) the reduced tax rates applicable to dividends received by individuals or (ii) the corporate dividends received deduction. In addition, our domestic taxable REIT subsidiary will be subject to Federal, state and local corporate income tax.

Foreign countries impose taxes on our hotels and our operations within their jurisdictions. To the extent possible, we will structure our acquisitions of foreign properties and activities to minimize our foreign tax liability. However, there can be no complete assurance that we will be able to eliminate our foreign tax liability or to reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those taxes.

Certain of our subsidiaries will be required to indemnify certain of their members if such members are not allocated a certain minimum level of debt for U.S. Federal income tax purposes. Although we expect to maintain a sufficient amount of debt to allocate to such members so as to not trigger such indemnification obligation, it is possible that an indemnity payment will have to be made by us to members of such subsidiaries if the amount of debt allocated to such members is reduced beyond a certain minimum amount.

Moreover, we will have to pay Federal income tax as follows:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

•
Third, if we have (a) net income from the sale or other disposition of “foreclosure property”, as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

•
Fourth, if we have net income from “prohibited transactions”, as defined in the Internal Revenue Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel (or other property) constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We and our subsidiaries intend to hold the interests in our hotels for investment with a view to long-term appreciation, to engage in the business of acquiring and owning hotels and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•
Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “— Income Tests”, but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 90% of our gross

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income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•
Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

•
Seventh, if we acquire any asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. A “C corporation” means generally a corporation that has to pay full corporate-level tax.

•
Eighth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “— Asset Tests”), we will be subject to a 100% tax on the amount of our non-arm’s length income.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•
during the last half of each taxable year, not more than 50% in value of the outstanding stock of that is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities; and

•	that meets certain other tests, described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through sixth bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our common stock. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the second preceding paragraph. The ownership and transfer restrictions pertaining to the common stock are described in this prospectus under the heading “Description of Stock — Restrictions on Ownership and Transfer”. Our board of directors will require an IRS ruling or an opinion of counsel before granting any request for an exemption from such ownership limitations in circumstances where it is unable to satisfy itself that the ownership limitations would not be violated.

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We own indirect interests in a number of corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary (as defined below), a wholly owned corporate subsidiary of a REIT which is a “qualified REIT subsidiary”, as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, our qualified REIT subsidiaries, if any, will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of ours. Because our principal and probably only asset will be an interest in SHC Funding, we do not intend to have any wholly-owned corporate subsidiaries.

If, as in our case, a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets, liabilities and items of income of SHC Funding, which will be our principal and probably only asset, will be treated as assets, liabilities and items of income of ours for purposes of applying the requirements described in this section. In addition, actions taken by SHC Funding or any other entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships such as SHC Funding, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. (See the fourth bullet point under the section “—Taxation of the Company as a REIT” for a discussion of prohibited transactions.) Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of SHC Funding or any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership for U.S. Federal income tax purposes in which we maintain an interest through multiple tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our TRSs will also be subject to tax, either (i) to us if we do not pay the dividends received to our stockholders as dividends, or (ii) to our stockholders if we do pay out the dividends received to our stockholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. Although we expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets, we cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility as more fully described below in the section entitled “—Income Tests”, a TRS may generally engage in any

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business including the provision of customary or non-customary services to tenants of the parent REIT.

As described below, income we receive from operating or managing hotels is not qualified income for either the 75% or 95% income tests described more fully below in the section entitled “—Income Tests”. Accordingly, the entity through which we hold an interest in the hotels will generally lease the hotels to a TRS (or an entity that is treated as a branch of the TRS for tax purposes), and the TRS will engage independent third parties to operate the hotels. Currently, our hotels are operated and managed by hotel management companies, and thus in general, the only change is that the management contract will be with the TRS (or an entity that is treated as a branch of the TRS for tax purposes) rather than with us. For purposes of the discussion below, the term “TRS” shall include any entity that is treated as a branch of the TRS for U.S. Federal income tax purposes. We will not lease the Paris Marriott Champs Elysées to a TRS. In order to comply with French law and the REIT qualification rules, SanMon Services, LLC, or a subsidiary thereof, an entity controlled by Laurence Geller, will sublease the hotel from us, pay us rent and enter into a management agreement with the property manager. Mr. Geller will bear the economic risks and benefits of this arrangement.

A TRS is not permitted to directly or indirectly operate or manage a hotel but a TRS can lease a hotel provided that the TRS meets the following conditions:

•
First, the hotel must be a qualified lodging facility. A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we will not be permitted to have gambling or wagering activity on the premises of any of our hotels or to earn income from gambling or wagering activities.

•
Second, the manager must be an eligible independent contractor. An eligible independent contractor is a hotel operator that is not related to the REIT or the TRS and that, at the time the management contract is entered into, is in the trade or business of managing hotels for persons not related to the REIT or the TRS. For this purpose, a contractor is not related to the REIT or the TRS if such person does not own (taking into account relevant attribution rules) more than 35% of the stock of the REIT or TRS and no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of the REIT or TRS owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor, and the REIT or TRS does not directly or indirectly derive any income from such person. Accordingly, our TRSs will not directly operate or manage the hotels. Rather, our TRSs will enter into management contracts with hotel management companies which already operate and manage the hotels. To the best of our knowledge and belief, the hotel management companies are not related to us or the TRSs. The TRSs are permitted to bear the expenses of the eligible independent contractor of operating the hotel pursuant to the management contract.

Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income requirements:

•
First, we must derive at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property”, as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include our expenses that are paid or reimbursed by tenants.

•
Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends (including dividends from a TRS), interest and gain from the sale or disposition of stock or securities, or from any combination of these types of source.

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Rents that we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions:

•
First, the amount of rent must not be based in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales. Accordingly, the leases of our hotels to the TRSs will be based on the gross receipts of the TRSs from the hotels.

•
Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a TRS under certain circumstances qualify as rents from real property even if we own more than a 10% interest in the subsidiary. We refer to a tenant in which we own a 10% or greater interest as a “related party tenant”. As described above, it is our business plan that most of our rental income will be from the leases to our TRSs.

•
Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•
Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS. However, we may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property. In addition, as described more fully below, rent paid by a TRS to a REIT pursuant to a lease of a qualified lodging facility that is managed and operated by an eligible independent contractor can qualify as rents from real property.

Each of our domestic hotels is leased to a separate limited liability company owned directly by our domestic TRS. The use of limited liability companies below a single TRS allows the losses of one limited liability company that leases a hotel to be offset against the profits of the other limited liability companies. If a TRS has an overall net loss, that loss cannot be used to offset our taxable income. Rather, the TRS can carry the loss back or forward pursuant to IRS rules. In the case of certain of our foreign hotels, a separate TRS will be set up in the foreign jurisdiction in which the hotel is located and the foreign TRS will lease the hotel from us. With respect to other foreign hotels and certain other foreign assets, we will hold our interest through a TRS which will pay us dividends from its profits, except in the case of the Paris Marriott Champs Elysées, where we will sublease our interest to an affiliate of Laurence Geller.

These leases will provide for a base rent plus a fixed percentage of the gross revenues from the operation of the hotel. Each lease must be a true lease. If our leases are not respected as true leases we could be disqualified as a REIT. While we intend that each lease will be respected as a true lease, the determination of whether a lease is a true lease is inherently a question of fact and circumstances and we can give no assurance that the IRS will not successfully assert that the leases should not be respected as true leases.

Except as described above with respect to a TRS, we do not expect to derive significant rents from related party tenants. We also do not intend to derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

We believe that each of the leases with our TRSs will conform with normal business practice, contain arm’s length terms and that the rent payable under those leases will be treated as rents from real property for purposes of the 75% and 95% gross income tests. However, there can be no assurance that the IRS will not successfully assert a contrary position or that a change in

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circumstances will not cause a portion of the rent payable under the leases to fail to qualify as “rents from real property”. If such failures were in sufficient amounts, we might not be able to satisfy either of the 75% or 95% gross income tests and could lose our REIT status. In addition, if the IRS successfully reapportions or reallocates items of income, deduction, and credit among and between us and our TRS under the leases or any intercompany transaction because it determines that doing so is necessary to prevent the evasion of taxes or to clearly reflect income, we could be subject to a 100% excise tax on those amounts.

While we will monitor the activities of the eligible independent contractor to maximize the value of our hotel investments, neither we nor any of our TRSs will directly or indirectly manage our hotels. Similarly, while our tenants may benefit from the services we will provide related to monitoring and, when appropriate, advising the eligible independent contractor regarding the management of the hotel for the purpose of maximizing the value of our investments, we do not believe that these activities will cause gross income attributable to the leases with our TRSs to fail to be treated as rents from real property.

Other than as described in the preceding paragraph, we do not expect to perform any services for our tenants. If we were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by us for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by us with respect to the property will not qualify as rents from real property, even if we provide the impermissible services to some, but not all, of the tenants of the property.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we satisfy the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our Federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point under the section “—Taxation of the Company as a REIT”, even if these relief provisions apply, we would have to pay a tax on the excess income.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy three tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, including (a) real estate assets held by our qualified REIT subsidiaries, our allocable share of

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real estate assets held by partnerships in which we own an interest and stock issued by another REIT, (b) for a period of one year from the date of our receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

•	Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•
Third, not more than 20% of our total assets may constitute securities issued by one or more TRSs and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than securities issued by another REIT or by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of the vote or value of any one issuer’s outstanding securities, except in the case of a TRS as described above. As a consequence, if the IRS would successfully challenge the partnership status of any of the partnerships in which we maintain an interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation we could lose our REIT status.

Annual Distribution Requirement

We are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (1) the sum of (a) 90% of our “real estate investment trust taxable income”, computed without regard to the dividends paid deduction, and our net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We intend to satisfy the annual distribution requirements.

From time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when we actually receive income and when we actually pay deductible expenses and (b) when we include the income and deducts the expenses in arriving at our taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long- term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

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Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will have to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor will we be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to the stockholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Tax Basis of Assets

Our share of SHC Funding’s basis in its assets will not be adjusted in connection with this offering and will generally be substantially less than the fair market value of the hotels as of the date of this offering. Furthermore, we intend to generally use the “traditional” method for making allocations under Section 704(c) of the Internal Revenue Code as opposed to the “curative” or “remedial” method for making such allocations. Consequently, our depreciation deductions with respect to our hotels will likely be substantially less than the depreciation deductions that would have been available to us had our tax basis been equal to the fair market value of the hotels as of the date of this offering.

Taxation of Stockholders

U.S. Stockholders

As used in this section, the term “U.S. stockholder” means a holder of common stock who, for United States Federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States Federal income taxation regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Distributions.     As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. Under law enacted in 2003, individual U.S. stockholders will generally not be entitled to the new lower tax rate applicable to certain types of dividends except that individual U.S. stockholders may be eligible for the lower tax rate with respect to the portion of any distribution (a) that represents income from dividends we received from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rate on dividends if paid by the corporation to its individual shareholders) or (b) that is equal to our real estate investment trust taxable income (taking into account the dividends paid deduction available to us) and less any taxes paid by us on these items during our previous taxable year. Individual U.S. stockholders should consult their own tax advisors to determine the impact of this new legislation. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net

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capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. Thus, these distributions will reduce the adjusted basis which the U.S. stockholder has in his common stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder’s adjusted basis in his common stock will be taxable as capital gains, provided that the common stock have been held as a capital asset.

Dividends authorized by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. stockholders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. stockholders will increase their basis in their common stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Distributions made by us and gain arising from a U.S. stockholder’s sale or exchange of our common stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

Sales of Common Stock.     When a U.S. stockholder sells or otherwise disposes of our common stock, the stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition and (b) the holder’s adjusted basis in the common stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the common stock as a capital asset. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the common stock for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of our common stock that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from us which were required to be treated as long-term capital gains.

Backup Withholding.     We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a stockholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does

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not provide us with his correct taxpayer identification number. A stockholder may credit any amount paid as backup withholding against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Stockholders.     The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its common stock as “debt financed property” within the meaning of the Internal Revenue Code and (iii) does not hold its common stock in a trade or business, the dividend income received by such stockholder with respect to the common stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of common stock will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the common stock as “debt financed property” within the meaning of the Internal Revenue Code or has used the common stock in a trade or business.

Income from an investment in our common stock will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its common stock. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Internal Revenue Code;

•	is tax-exempt under Section 501(a) of the Internal Revenue Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts”. A REIT is a “pension-held REIT” if:

•
it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•
either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT.

The rules described above under the heading “—Taxation of Stockholders—U.S. Stockholders—Distributions” concerning the inclusion of our designated undistributed net capital

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gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Stockholders

The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis who own common stock, which we call “non-U.S. stockholders”, are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in the common stock, including any reporting requirements.

Ordinary Dividends.     Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the common stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business.

Distributions to a non-U.S. stockholder that are designated by us at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

Return of Capital.     Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder’s common stock. Distributions of this kind will instead reduce the adjusted basis of the common stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. stockholder’s common stock, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends.     For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of

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1980, as amended. Under this statute, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. We are required by applicable Treasury regulations under this statute to withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against its U.S. tax liability.

Sales of Common Stock.     Gain recognized by a non-U.S. stockholder upon a sale or exchange of our common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT”, defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of our common stock. However, gain to which this statute does not apply will be taxable to a non-U.S. stockholder if investment in the common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non- U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we do not qualify as a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. stockholder’s sale of common stock only if the selling non-U.S. stockholder owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding and Information Reporting.     If you are a non-U.S. stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•	the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

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•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in

U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Other Tax Consequences

State or local taxation may apply to us and our stockholders in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

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ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code. The following is merely a summary, however, and should not be construed as legal advice or as complete in all relevant respects. All investors are urged to consult their legal advisors before investing assets of an employee plan in our company and to make their own independent decisions.

A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan’s particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the “plan assets” of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

ERISA and the Code do not define “plan assets”. However, regulations promulgated under ERISA by the United States Department of Labor, or the DOL Plan Asset Regulations, generally provide that when an employee plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan’s assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company”, in each case as defined in the DOL Plan Asset Regulations.

Under the DOL Plan Asset Regulations, a security is a “publicly-offered security” if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. “Widely-held” for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. “Freely transferable”, again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for Federal tax purposes.

For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not significant if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

The definition of “operating company” in the DOL Plan Asset Regulations includes, among other things, a “real estate operating company”, or a REOC, and a “venture capital operating company”, or a VCOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets

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valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. Similarly, in general, an entity may qualify as a VCOC if (a) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors, are invested in “operating companies”, other than other VCOCs, and with respect to which the entity has or obtains direct contractual management rights and (b) such entity in the ordinary course of its business actually exercises such management rights with respect to one or more of the operating companies in which it invests.

If our assets were deemed to be “plan assets” of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA’s prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute “prohibited transactions” under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the “party in interest”, as defined in ERISA, or “disqualified person”, as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

Historically, we have not treated the requirements of Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code as applying to our investments. Our stock has not been previously publicly-offered, nor are we an investment company under the 1940 Act. However, we believe that we have qualified since our formation as an operating company as that term is defined under the DOL Plan Asset Regulations. Further, subject to the following, we believe that after this offering, our stock should qualify as a “publicly offered security” under the DOL Plan Asset Regulations.

While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be “freely transferable” within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws and from contractual arrangements with the underwriters in connection with this offering should not result in the failure of our stock to be “freely transferable”. Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

Assuming that our stock is “widely held” within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered “publicly offered securities” after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

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UNDERWRITING

Strategic Hotel Capital, Inc. and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Shares

Goldman, Sachs & Co.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional shares from Strategic Hotel Capital, Inc. to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount and commissions to be paid to the underwriters by Strategic Hotel Capital, Inc. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares.

Paid by Strategic Hotel Capital, Inc.

	No Exercise	Full Exercise

Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $ per share from the initial public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $           per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms.

Strategic Hotel Capital, Inc. has agreed with the underwriters not to dispose of or hedge any of its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representative. This agreement does not apply to any existing employee benefit plans. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.

Prior to the offering, there has been no public market for the shares. The initial public offering price will be negotiated between Strategic Hotel Capital, Inc. and the representative. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be Strategic Hotel Capital, Inc.’s historical performance, estimates of the business potential and earnings prospects of Strategic Hotel Capital, Inc., an assessment of Strategic Hotel Capital, Inc.’s management and the consideration of the above factors in relation to the market valuation of companies in related businesses.

An application will be made to list the common stock on the New York Stock Exchange under the symbol “SLH”. In order to meet one of the requirements for listing the common stock on the

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New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Each underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in The Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

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The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the shares to the public in Singapore.

Each underwriter has acknowledged and agreed that the shares have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

Strategic Hotel Capital, Inc. estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $               .

Strategic Hotel Capital, Inc. has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Strategic Hotel Capital, Inc., for which they received or will receive customary fees and expenses. Two of Strategic Hotel Capital, Inc.’s principal stockholders, WHSHC, L.L.C. and W9/WHSHC, L.L.C., are limited liability companies controlled by Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX, respectively, which, in turn, are controlled by affiliates of The Goldman Sachs Group, Inc., the parent entity of Goldman, Sachs & Co., the lead underwriter of this initial public offering. See “Principal Stockholders” and “Certain Relationships and Related Transactions — Other Transactions”.

EXPERTS

The financial statements included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 133, 142 and 144) appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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VALIDITY OF SECURITIES

The validity of our shares of common stock has been passed upon for us by Venable LLP. Sullivan and Cromwell LLP is providing an opinion relating to tax consequences. Certain legal matters are being passed upon for the underwriters by Willkie Farr & Gallagher LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 under the Securities Act with the Securities and Exchange Commission that registers the shares of our common stock to be sold in this offering. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, you should refer to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

Strategic Hotel Capital, Inc. currently does not file reports with the SEC. On the closing of this offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, may be inspected, without charge, at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Such materials can also be inspected on the SEC’s website at www.sec.gov.

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INDEPENDENT AUDITORS’ REPORT

To the Board of Managers and Members of
Strategic Hotel Capital, L.L.C.
Chicago, Illinois

We have audited the accompanying consolidated balance sheets of Strategic Hotel Capital, L.L.C. and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Strategic Hotel Capital, L.L.C. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative instruments to adopt Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended. As also described in Note 2, in 2002 the Company changed its method of accounting for goodwill and intangible assets upon adoption of SFAS No. 142, “Goodwill and Other Intangible Assets”. As described in Note 4, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, on December 31, 2001.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 31, 2004

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2003 and 2002
(In Thousands)

	2003	2002

Assets
Property and equipment	$1,881,840	$1,978,443
Less accumulated depreciation	(472,645)	(406,502)

Net property and equipment	1,409,195	1,571,941

Goodwill	259,150	266,912
Assets of discontinued operations	80,519	83,828
Investment in hotel joint ventures	23,392	24,065
Cash and cash equivalents	107,437	163,151
Restricted cash and cash equivalents	85,697	91,656
Accounts receivable (net of allowance for doubtful accounts of $772 and $761)	31,030	31,626
Deferred costs (net of accumulated amortization of $8,609 and $22,287)	29,247	20,437
Other assets	53,854	16,041

Total assets	$2,079,521	$2,269,657

Liabilities and Members’ Equity
Liabilities:
Accounts payable and accrued expenses	$124,422	$89,219
Mortgages and other debt payable	1,505,984	1,251,768
Convertible debt	122,030	497,407
Liabilities of discontinued operations	68,153	69,405
Deferred interest on convertible debentures	—	13,384
Deferred fees on management contracts	12,256	13,081

Total liabilities	1,832,845	1,934,264
Minority Interests	107,608	217,778
Members’ Equity:
Members’ capital: 250,000 units authorized; 81,622 and 44,508 outstanding at December 31, 2003 and 2002, respectively	875,767	539,457
Distributions to members	(439,377)	(177,953)
Accumulated deficit	(285,206)	(229,012)
Accumulated other comprehensive loss	(12,116)	(14,877)

Total members’ equity	139,068	117,615

Total liabilities and members’ equity	$2,079,521	$2,269,657

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2003, 2002 and 2001
(In Thousands, Except Per Unit Data)

	2003	2002	2001

Revenues:
Rooms	$317,978	$329,322	$345,568
Food and beverage	164,358	167,691	174,284
Other hotel operating revenue	55,580	58,738	67,228

	537,916	555,751	587,080
Lease revenue	27,638	35,134	45,286

Total revenues	565,554	590,885	632,366

Operating Costs and Expenses:
Rooms	82,245	81,950	83,983
Food and beverage	127,751	128,167	132,254
Other departmental expenses	148,595	147,506	153,625
Management fees	19,295	19,481	20,920
Other property level expenses	36,903	34,977	34,047
Depreciation and amortization	82,661	104,302	118,690
Impairment losses on goodwill and hotel properties	-	5,435	53,185
Corporate expenses	21,912	15,854	18,428

Total operating costs and expenses	519,362	537,672	615,132

Gain on sale of assets	—	—	(21,531)

Operating income	46,192	53,213	38,765
Interest expense	107,391	101,075	128,875
Interest income	(2,643)	(2,929)	(5,434)
Loss on early extinguishment of debt	13,761	-	13,868
Other expenses (income), net	7,581	(875)	(1,304)

Loss before income taxes, minority interests, discontinued operations, and change in accounting principle	(79,898)	(44,058)	(97,240)
Income tax (benefit) expense	(552)	3,215	2,299
Minority interests	2,895	10,264	10,812

Loss from continuing operations	(82,241)	(57,537)	(110,351)
Income from discontinued operations	26,047	7,234	1,668

Loss before change in accounting principle	(56,194)	(50,303)	(108,683)
Cumulative effect of change in accounting principle (net of $181 of discontinued operations)	—	—	7,976

Net Loss	$(56,194)	$(50,303)	$(116,659)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (Continued)
Years Ended December 31, 2003, 2002 and 2001
(In Thousands, Except Per Unit Data)

	2003	2002	2001

Basic and Diluted Loss Per Unit:
Loss from continuing operations	$(1.14)	$(1.29)	$ (2.49)
Income from discontinued operations	0.36	0.16	0.03

Loss before change in accounting principle	(0.78)	(1.13)	(2.46)
Cumulative effect of change in accounting principle	—	—	(0.18)

Net loss	$(0.78)	$(1.13)	$(2.64)

Weighted-average common units outstanding—basic and diluted	72,452	44,508	44,271

Effect of Adoption of SFAS No. 142:
Basic and diluted net loss per unit as reported	$(0.78)	$(1.13)	$(2.64)
Goodwill amortization (see note 2)	—	—	0.52

Adjusted basic and diluted net loss per unit	$(0.78)	$(1.13)	$(2.12)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
Years Ended December 31, 2001, 2002 and 2003
(In Thousands)

	Membership Units Outstanding	Members’ Capital	Distributions to Members	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Members’ Equity

Balances at December 31, 2000	43,995	$532,807	$(309)	$(62,050)	$(9,740)	$460,708
Net Loss		—	—	(116,659)	—	(116,659)
Currency translation adjustments		—	—	—	(1,338)	(1,338)
Mark to market of derivatives: Cumulative effect of change in accounting principle		—	—	—	(1,468)	(1,468)
Current period activity		—	—	—	(1,630)	(1,630)

Comprehensive loss		—	—	—	—	(121,095)

Issuance of membership units: Conversion of 6.5% subordinated debentures	473	6,250	—	—	—	6,250
Other	40	400	—	—	—	400
Distributions to members		—	(177,533)	—	—	(177,533)

Balances at December 31, 2001	44,508	$539,457	$(177,842)	$(178,709)	$(14,176)	$168,730

Net loss		—	—	(50,303)	—	(50,303)
Currency translation adjustments		—	—	—	4,330	4,330
Mark to market of derivatives		—	—	—	(5,031)	(5,031)

Comprehensive loss		—	—	—	—	(51,004)

Distributions to member		—	(111)	—	—	(111)

Balances at December 31, 2002	44,508	$539,457	$(177,953)	$(229.012)	$(14,877)	$117,615

Net loss		—	—	(56,194)	—	(56,194)
Currency translation adjustments		—	—	—	(3,226)	(3,226)
Mark to market of derivatives		—	—	—	5,987	5,987

Comprehensive loss						(53,433)

Issuance of membership units:
Conversion of 6.5% subordinated debentures, net of deferred costs of $1,318	12,372	120,295	—	—	—	120,295
Conversion of 7.5% subordinated debentures	22,083	191,015	—	—	—	191,015
Conversion of 8.5% mortgage note	2,659	25,000	—	—	—	25,000
Distributions to members	—	—	(261,424)	—	—	(261,424)

Balances at December 31, 2003	81,622	$875,767	$(439,377)	$(285,206)	$(12,116)	$139,068

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2003, 2002 and 2001
(In Thousands)

	2003	2002	2001

Operating Activities:
Net loss	$(56,194)	$(50,303)	$(116,659)
Adjustments to reconcile net loss to net cash provided by operating activities:
Minority interests	2,895	10,264	10,812
Depreciation and amortization	88,174	117,685	130,591
Amortization of deferred financing costs	6,896	10,230	9,128
Impairment losses on goodwill and hotel properties	—	5,435	60,988
Equity in loss (earnings) of hotel joint ventures	544	(1,857)	(1,838)
Deferred income tax (benefit) expense	(32,238)	177	—
Mark to market of derivatives included in interest expense	3,618	374	(448)
Mark to market of derivatives included in other expenses (income), net	7,060	2,051	—
Cumulative effect of change in accounting principle	—	—	8,157
Gain on sale of assets	(21,072)	—	(21,531)
Loss on early extinguishment of debt	14,847	—	13,868
(Increase) decrease in accounts receivable	(903)	1,761	16,322
(Increase) decrease in other assets	(5,021)	(96)	2,655
Increase (decrease) in accounts payable and accrued expenses	28,032	(2,574)	(13,303)
Increase in deferred interest on convertible debentures	—	9,084	9,034

Net cash provided by operating activities	36,638	102,231	107,776

Investment Activities:
Proceeds from sale of assets	154,549	—	156,970
Acquisition of hotels	—	—	(38,960)
Capital expenditures	(28,367)	(30,805)	(47,816)
Payment on note receivable from hotel joint venture	5,775	—	—
(Increase) decrease in restricted cash and cash equivalents	(2,991)	(1,013)	1,695

Net cash provided by (used in) investing activities	128,966	(31,818)	71,889

Financing Activities:
Proceeds from revolving bank loan	—	—	84,801
Payments on revolving bank loan	—	(74,800)	(10,001)
Payments on bank term loan	—	—	(351,250)
Proceeds from mortgage debt	1,170,000	28,024	693,434
Payments on mortgage debt	(1,130,170)	(16,402)	(147,598)
Proceeds from financing obligation	184,255	—	—
Purchase and redemption of convertible mortgage notes	(37,750)	—	—
Redemption of limited partnership units	(25,068)	—	—
Financing costs paid	(30,733)	(3,143)	(21,806)
Payment of deferred interest on convertible debentures	(13,384)	—	(33,800)
Distributions to minority interest holders	(87,997)	(5,511)	(75,306)
Distributions to members	(261,424)	(111)	(177,533)
Decrease (increase) in restricted cash and cash equivalents	7,637	(31,983)	(12,945)

Net cash used in financing activities	(224,634)	(103,926)	(52,004)

Effect of translation adjustment on cash	3,316	4,545	(2,618)

Net change in cash and cash equivalents	(55,714)	(28,968)	125,043
Cash and cash equivalents, beginning of year	163,151	192,119	67,076

Cash and cash equivalents, end of year	$107,437	$163,151	$192,119

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
Years Ended December 31, 2003, 2002 and 2001
(In Thousands)

	2003	2002	2001

Supplemental Schedule of Noncash Investing and Financing Activities:
Issuance of units to employee	$—	$—	$400

Assumption of existing mortgage debt in conjunction with acquisition of hotel	$—	$—	$11,000

Conversion of debentures and mortgage note to membership units:
– 6.5% debentures, net of deferred costs of $1,318 in 2003	$(120,295)	$—	$(6,250)

– 7.5% debentures	$(191,015)	$—	$—

– 8.5% mortgage note	$(25,000)	$—	$—

Members’ capital	$336,310	$—	$6,250

Mark to market of derivative instruments
– To accumulated other comprehensive loss	$(5,987)	$5,031	$1,630

Cash Paid For:
Interest	$(120,067)	$(91,961)	$(159,369)

Taxes, net of refunds	$(3,444)	$(291)	$(4,248)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2003, 2002 and 2001

1.	General

Strategic Hotel Capital, L.L.C. (SHC or the Company) acquires and operates luxury and upper upscale full-service hotels that are subject to long-term management contracts. SHC’s portfolio includes 20 full-service hotels located in urban and resort markets in the United States; Paris, France; and Mexico City and Punta Mita, Nayarit, Mexico. At December 31, 2003, SHC also has joint venture interests in two hotels located in Hamburg, Germany and Prague, Czech Republic. See note 19 for information on the sale of hotels subsequent to December 31, 2003.

A Limited Liability Company (LLC) is a pass-through entity for federal and certain state income tax purposes. SHC is required by its Amended and Restated Limited Liability Company Agreement to distribute cash to its members in an amount intended to approximate their likely liability for U.S. Federal and state income taxes attributable to their LLC units.

2.	Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying consolidated financial statements include the financial position and the results of operations of SHC, its subsidiaries and its majority-owned and controlled partnerships. SHC owns 35% of two hotel joint ventures, which are accounted for using the equity method of accounting (note 5). The effects of material intercompany transactions have been eliminated in consolidation. Certain amounts included in the consolidated financial statements for prior years have been reclassified to conform with the current financial statement presentation.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property, Equipment and Depreciation:

Property and Equipment consists of land, buildings, site improvements and associated furniture, fixtures and equipment.

Costs directly related to the acquisition of real estate are capitalized. The Company expenses any internal costs related to the pursuit of hotel acquisitions. Any third party costs capitalized in connection with the pursuit of unsuccessful acquisitions are expensed at the time the pursuit is abandoned. Repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the following useful lives:

Leasehold interest	Life of lease (1 to 47 years)
Buildings	39 years
Building improvements	5 years
Site improvements	15 years
Furniture, fixtures & equipment	3-5 years

Hotel improvements in progress include amounts paid for capital projects for hotels that are in the process of being renovated or expanded. Completed renovations and improvements are capitalized and depreciated over their estimated useful lives.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS No. 144 established new rules for the recognition, measurement and reporting of long-lived assets which are impaired and either held for sale or in use within the Company. During the fourth quarter of 2001, SHC adopted SFAS No. 144. In accordance with SFAS No. 144, the Company is now required to classify the operations of hotels sold or to be sold after the adoption as discontinued operations (note 4).

Goodwill:

Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS 142 eliminated the periodic amortization of goodwill in favor of an accounting model that is based upon impairment tests. Goodwill is reviewed for impairment using a variety of methods at least annually, and impairments, if any, are charged to the results of continuing operations. Goodwill was tested for impairment upon adoption of SFAS No. 142, with no impairment noted. Impairment testing is conducted using the specific guidance and criteria set forth in SFAS No. 142. For the years ended December 31, 2003 and 2002, SHC recognized impairment losses on goodwill of $0 and $5,435,000 (see note 3).

Had SFAS No. 142 been adopted by the Company on January 1, 2001, SHC’s depreciation and amortization for the year ended December 31, 2001 would have been reduced by $22,908,000 to $107,683,000, resulting in an adjusted net loss of ($93,751,000). A portion of SHC’s depreciation and amortization is reflected in “Income from discontinued operations” on the consolidated statements of operations.

Deferred Costs:

Deferred costs consist of costs incurred in connection with obtaining various loans. The deferred loan costs have been capitalized and are being amortized to interest expense over the life of the underlying loan using the straight-line method which approximates the effective interest method.

Deferred Fees on Management Contracts:

In connection with the negotiation of new management contracts on four hotels, certain management companies paid $16,500,000 to the Company. The amounts received have been recorded in the accompanying consolidated balance sheets as deferred fees on management contracts and are being amortized against management fees over the life of the management contracts using the straight-line method. Early termination of the management contracts may require repayment of a portion of the original amount received, not in excess of any unamortized balance.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventories:

Inventories located at the hotel properties consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver. These items are stated at the lower of cost, as determined by an average cost method, or market and are included in other assets on the accompanying consolidated balance sheets.

Cash and Cash Equivalents:

The Company considers all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2003 and 2002, restricted cash and cash equivalents includes $27,393,000 and $25,715,000, respectively, that will be used for property and equipment replacement in accordance with each hotel’s management or lease agreement. At December 31, 2003 and 2002, cash reserves (restricted cash) of $58,304,000 and $65,941,000, respectively, required by a guarantee agreement (note 3) and loan agreements (note 7) are also included in restricted cash and cash equivalents.

Foreign Currency:

Foreign currency-denominated assets and liabilities, where the functional currency is the local currency, are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Income and expense items are translated at the average exchange rates during the respective periods. Gains and losses from foreign currency translation, where the functional currency is the local currency, are recorded as a separate component of members’ equity. Foreign currency gains or losses on the hedges of long-term investments are recorded in the currency translation adjustment component of accumulated other comprehensive loss, within members’ equity or other expenses (income) net, as appropriate. Gains and losses on hedges of short-term investments or working capital are recorded currently in the consolidated statement of operations.

Revenue Recognition:

Revenues include room, food and beverage and other hotel operating revenue such as long-distance telephone service and space rentals. These revenues are recognized as the related services are delivered. Three hotels are leased to the respective hotel managers. Lease revenues are based on a percentage of adjusted operating profit, as defined in the lease agreements. Lease revenues are recognized on an accrual basis pursuant to the terms of each lease. The revenue recognized does not exceed the minimum percentage ascribed to the level of adjusted operating profit per the lease agreement.

Minority Interests:

Minority interests represent the limited partners’ interest in limited partnerships that are controlled by SHC. The carrying value of the minority interest has been increased by the minority interests’ share of partnership earnings and reduced by their semi-annual partnership cash distributions as well as return of capital distributions (see note 8). SHC’s LLC units issued upon exchange of the limited partnership units will be accounted for at the cost of the minority interest surrendered.

Income Taxes:

The Company operates as an LLC and has elected partnership status for U.S. Federal and state income tax purposes. The Company is not liable for U.S. Federal income taxes as its

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

members recognize their proportionate share of income or loss in their tax returns. Accordingly, no provision for U.S. Federal income taxes is recorded. The Company is subject to income taxes in certain states, foreign income taxes and various state franchise taxes.

Per Unit Data:

In accordance with SFAS No. 128, “Earnings Per Share,“ basic earnings (loss) per unit is computed based on the weighted average common units outstanding during the period. Diluted earnings (loss) per unit is computed based on the weighted average common units outstanding during the period plus the weighted average common units that would be outstanding assuming the conversion of convertible debt (note 7) and limited partners’ units (note 8). Because the effect of convertible debt and limited partners’ units are each anti-dilutive, they are not included in the determination of diluted loss per unit for any period presented.

Comprehensive Loss:

Comprehensive loss is a measure of all changes in equity of an enterprise that result from transactions or other economic events during the period other than transactions with members. This information is reported in SHC’s consolidated statements of members’ equity. SHC’s accumulated other comprehensive loss results from unrealized gains (losses) on foreign currency translation adjustments (CTA), the hedging of certain foreign debt, and the mark to market of certain derivative financial instruments. The accumulated amount of these adjustments were $9,974,000 for CTA and $2,142,000 for derivative activities as of December 31, 2003.

Derivative Instruments and Hedging Activities:

Effective January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as subsequently amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149 (collectively referred to as SFAS No. 133). These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

The adoption of this statement on January 1, 2001, resulted in a cumulative effect of a change in an accounting principle of $8,157,000 in the consolidated statement of operations for the year ended December 31, 2001 relating to interest rate cap agreements.

New Accounting Standards

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” (FIN 46). This interpretation requires an existing unconsolidated variable interest entity to be consolidated by its primary beneficiary if the entity does not effectively disperse risk among all parties involved or if the entity does not have significant capital to finance its activities without additional subordinated financial support. The primary beneficiary is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity. FIN 46 was revised in December 2003 (FIN 46(R)) which effectively replaces FIN 46. While retaining a majority of the provisions and concepts of FIN 46, FIN46(R) provides additional scope exceptions and clarifies the description of variable interests. Public companies are required to apply FIN 46(R) no later than the end of the first reporting period that ends after March 15, 2004. Absent other circumstances, SHC believes that this interpretation will not require it to consolidate SHC’s equity interest in the Hamburg Marriott and Inter-Continental Prague joint ventures. For more detail on SHC’s ownership interest in these joint ventures, see Note 5 to the consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. The provisions of SFAS No. 149 are effective for contracts entered into after June 30, 2003. SHC’s adoption of SFAS No. 149 did not have a material effect on its financial statements.

In May 2003, the FASB issued FASB No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability or an asset in some circumstances. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003. SHC’s adoption of SFAS No. 150 did not have a material effect on its financial statements.

3.	Investments in Hotels

The following summarizes SHC’s investment in property and equipment, excluding joint venture hotels (dollar amounts in thousands):

	December 31,
	2003	2002

Land	$250,803	$267,091
Leasehold interests	11,633	11,633
Buildings	1,160,668	1,244,863
Building improvements	105,766	109,776
Site improvements	25,716	27,120
Furniture, fixtures and equipment	314,921	309,055
Improvements in progress	12,333	8,905

Total property and equipment	1,881,840	1,978,443
Less accumulated depreciation	(472,645)	(406,502)

Net property and equipment	$1,409,195	$1,571,941

Hotel properties	19	24
Hotel rooms	8,733	9,787

The above amounts exclude assets of discontinued operations.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SHC’s portfolio includes full-service hotels located in urban and resort markets in the United States; Paris, France; and Mexico City and Punta Mita, Nayarit, Mexico. The table below demonstrates the geographic distribution of the Company’s portfolio based on its undepreciated carrying value.

	December 31,
	2003	2002

Southern California	26.7%	25.1%
New York, NY	21.9	20.8
Northern California	18.3	19.3
New Orleans, LA	7.9	7.5
Washington, D.C.	5.5	6.7
Chicago, IL	4.6	4.7
Phoenix, AZ	3.4	3.2
Orlando, FL	1.7	2.1
Miami, FL	—	2.0

	90.0	91.4
Mexico	5.2	4.8
Paris, France	4.8	3.8

Total	100.0%	100.0%

Prior to the fourth quarter of 2001, SHC had certain hotels reported as “Held for Sale”. Depreciation expense was not recorded for the hotels while they were classified as Held for Sale. Due to uncertainty surrounding their sale, the assets were reclassified to “Held and Used” as of December 31, 2001. Under SFAS No. 144, upon reclassification, each hotel was measured individually at the lower of its (a) carrying amount before the hotel was classified as Held for Sale, adjusted for depreciation and amortization that would have been recognized had the hotel been continuously reported as Held and Used or (b) estimated fair value as of the reclassification date. Also, as required under SFAS No. 144, SHC reviewed its other hotels for impairment. For the year ended December 31, 2001, SHC’s impairment loss applicable to the reclassification of assets Held for Sale and the impairment tests of its other hotels aggregated $60,988,000. Such amount includes $28,088,000 of depreciation and amortization for 2001 applicable to the hotels reclassified as Held and Used. A portion of these impairment losses are a component of income from discontinued operations. Under SFAS No. 144, a new cost basis is determined for those hotels that are written down to estimated fair value. Accordingly, in connection with recording the 2001 impairment loss, the properties’ cost and accumulated depreciation and amortization were reduced by $122,689,000. For the years ended December 31, 2003 and 2002 in conjunction with the annual SFAS No. 142 impairment test, SHC recognized impairment losses on goodwill of $0 and $5,435,000, respectively. The 2002 impairment loss pertained to goodwill applicable to one hotel property in California.

SHC’s Miami, Florida and London, England properties were sold on September 6, 2001 and January 19, 2001, respectively. Net sales proceeds exceeded the recorded carrying values by $21,531,000. On February 20, 2003, certain subsidiaries of SHC sold four hotels located in Coral Gables, Florida (Miami), Orlando, Florida, Santa Clara, California (Northern California), and Crystal City, Virginia (Washington, D.C.). Net sales proceeds exceeded the properties’ carrying value (including goodwill of $11,439,000) by $15,362,000. On June 18, 2003, SHC sold a hotel located in Chicago, Illinois. Net sales proceeds exceeded the property’s carrying value (including goodwill of $956,000) by $5,710,000.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consistent with SFAS No. 144, the results of operations for these five hotels sold during 2003 have been reclassified on the statements of operations as discontinued operations for the years ended December 31, 2003, 2002 and 2001. Additionally, on February 6, 2004, the Hyatt Regency Capitol Hill in Washington D.C. was sold (see note 19). The results of this hotel have also been reclassified on the statements of operations as discontinued operations for the years ended December 31, 2003, 2002 and 2001 and the long-lived assets and mortgage debt payable were reclassified as “Assets held of discontinued operations” and “Liabilities of discontinued operations”, respectively, on the consolidated balance sheets at December 31, 2003 and 2002.

On July 11, 2003, a wholly owned subsidiary of SHC sold the real estate (building and land) applicable to the Paris Marriott Champs Elysees Hotel (Paris Marriott) to Deutsche Immobilien Fonds Aktiengesellschaft (DIFA) for €163,000,000 ($185,820,000) cash. DIFA then leased this real estate to another wholly owned subsidiary of SHC (the Tenant) that continues to operate the hotel for an initial term expiring December 31, 2029. Under the terms of the lease, the Tenant makes monthly minimum rent payments aggregating €10,250,000 ($11,685,000) (indexed yearly based on France’s National Index for the Cost of Construction) and pays additional rent based on the performance of the hotel. The Tenant has guaranteed a portion of the minimum rent. A guarantee (Bank Guarantee) issued in favor of the Tenant and DIFA by Barclays Bank (Barclays) secures this guarantee. In connection with entering into the Bank Guarantee, the Tenant entered into a Guarantee Issuance Facility (GIF) with Barclays. Under the GIF, the Tenant made an initial cash deposit with Barclays of €5,000,000 ($5,700,000) and will make additional semi-annual cash deposits of €500,000 ($570,000) until the cash collateral equals the lesser of €14,600,000 ($16,644,000) or the outstanding amount of the guarantee. Such deposits are included in restricted cash and cash equivalents in the accompanying December 31, 2003 consolidated balance sheet. SHC entered into a foreign currency forward contract for a notional amount of €7,000,000 ($7,980,000) to mitigate the risk of change in the US dollar equivalent value of this cash collateral. This contract does not qualify for hedge accounting under SFAS 133 and changes in its fair value are recorded in Other expenses (income), net on the accompanying consolidated statement of operations. The Tenant’s performance under the GIF is guaranteed by Strategic Hotel Funding (Funding), a wholly owned subsidiary of SHC. SHC has guaranteed the Tenant’s performance by a corporate guarantee to DIFA limited to €5,250,000 ($5,985,000). As a result of provisions in the lease agreement that provide for continuing involvement (as defined by SFAS No. 98 and SFAS No. 66) by the Tenant, SHC has accounted for the sale and leaseback of the Paris Marriott as a finance obligation. SHC will maintain the Paris Marriott on its consolidated balance sheet and continue its depreciation. Based on the effective interest method, a portion of the monthly lease payments will be reported as a reduction of the finance obligation with the remainder charged to interest expense. As of December 31, 2003, the finance obligation amounted to €162,330,000 ($204,189,000) and is included in Mortgages and Other Debt payable on the consolidated balance sheets.

After retiring mortgage debt of €99,092,000 ($112,964,880) due upon sale of the hotel, terminating the related interest rate swap, paying transaction costs and reserving cash for the French income taxes due on the above-described sale, the net proceeds from this transaction were repatriated to the United States.

4.	Discontinued Operations

Under SFAS No. 144, the results of operations of hotels sold or held for sale after its adoption have been classified as discontinued operations and segregated in the statements of operations for all periods presented. SHC employs a strategy to acquire hotels and utilize its expertise in asset management to increase hotel value. Once a hotel has been fully optimized, or is no longer deemed strategic, SHC will divest the property and re-deploy the capital in line with its current corporate priorities. Consistent with this strategy, on February 20, 2003, certain subsidiaries of SHC sold four

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

hotels located in Coral Gables, Florida (Miami), Orlando, Florida, Santa Clara, California (Northern California), and Crystal City, Virginia (Washington, D.C.). On June 18, 2003, a subsidiary of SHC sold one hotel located in Chicago, Illinois. Net sales proceeds aggregated $154,549,000 and were used to partially fund the distributions discussed in note 9 and for other general corporate purposes. Additionally, on February 6, 2004 a hotel located in Washington D.C. was sold (see note 19) and was held for sale as of December 31, 2003. The following is a summary of income from discontinued operations for the years ended December 31, 2003, 2002 and 2001 (in thousands):

	2003	2002	2001

Hotel operating revenues	$9,261	$50,538	$56,156
Lease Revenue	15,349	16,108	15,787

Total revenues	24,610	66,646	71,943
Operating costs and expenses	6,722	35,239	37,791
Impairment loss on goodwill and hotel properties	—	—	7,803
Depreciation and amortization	5,513	13,383	11,901

Total operating costs and expenses	12,235	48,622	57,495
Operating income	12,375	18,024	14,448
Interest expense	(6,352)	(10,856)	(12,666)
Interest Income	38	66	67
Loss on early extinguishment of debt	(1,086)	—	—
Gain on sale of assets	21,072	—	—
Change in accounting principle	—	—	(181)

Income from discontinued operations	$26,047	$7,234	$1,668

5.	Investment in Hotel Joint Ventures

In August 1999, a subsidiary of SHC and an affiliate of GIC Real Estate Pte Ltd (“GIC RE”), the real estate investment arm of the Government of Singapore Investment Corporation Pte Ltd, collectively the Investors, entered into an Investment Agreement (Agreement) for the purpose of acquiring hotels in certain European markets. The Agreement provides for capital commitments from the Investors in amounts that result in SHC and GIC RE effectively owning 35% and 65%, respectively, of hotels acquired. Concurrent with the execution of the Agreement, the Investors entered into an Asset Management Agreement with a subsidiary of SHC (the Manager). The Agreement has since expired while the Asset Management Agreement remains in effect. The Manager provides various services with respect to acquiring and financing hotels, negotiating third-party management contracts and reviewing hotel operations. Annual management fees are based upon each hotel’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). The Manager can also earn an incentive fee upon the occurrence of certain events such as the sale or refinancing of a hotel. However, no incentive fees are payable unless the Investors have received proceeds equal to their capital contributions and a specified investment return.

Under the above-described agreements, the Investors formed joint ventures that acquired the 277-room Hamburg Marriott in June 2000 and the 364-room Inter.Continental Prague in August 1999. At December 31, 2003 and 2002, SHC’s investment in these hotels totaled $23,392,000 and $24,065,000, respectively. SHC accounts for these investments under the equity method of accounting. SHC’s equity in (loss) earnings of hotel joint ventures amounted to ($544,000), $1,857,000, and $1,838,000 for the years ended December 31, 2003, 2002 and 2001, respectively, and is included in Other Expenses (Income), net in the accompanying consolidated statements of operations. See Note 19 for information on the sale of the Hamburg Marriott.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In August 2002, SHC entered into two foreign currency forward contracts for a combined notional amount of $50,000,000 to eliminate the risk of change in the U.S. dollar equivalent value of forecasted Czech Koruna proceeds on the future sale of the Inter.Continental Prague Hotel. The forward contracts expire in August 2004. The above contracts have been designated as hedges of a net investment in a foreign operation under SFAS No. 133. As prescribed by SFAS No. 133, a portion of these contracts in excess of carrying value of the net investment has been deemed ineffective and as such do not qualify for hedge accounting. Accordingly, changes in the value of the forward contracts are recorded in Accumulated Other Comprehensive Loss (to the extent deemed effective) and Other Expenses (Income), net (to the extent deemed ineffective) with an offsetting entry to Accounts Payable and Accrued Expenses. For the years ended December 31, 2003 and 2002, the charge to Accumulated Other Comprehensive Loss amounted to $2,927,000 and $787,000 and the charge to Other Expenses (Income), net amounted to $6,505,000 and $2,051,000.

6.	Management and Operating Lease Agreements

Most of the Company’s hotels are subject to management agreements that SHC assumed upon acquisition of the hotels. These agreements generally provide for the payment of base management fees of 1.25% to 4% of Gross Revenues (as defined in the agreements). In addition, an incentive fee may be paid if certain criteria are met. The terms of these agreements generally require management of the hotels to furnish the hotels with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed. For the year end periods presented, management fees in the consolidated statements of operations are net of amortization for deferred fees on management contracts of $825,000.

Three of SHC’s hotels are subject to lease agreements whereby the Lessee pays rent to SHC for an amount approximately equal to 80% of Operating Profit as defined in the lease agreements. One of these hotels has been classified as Net assets held for sale at December 31, 2003 and 2002. Its results are reported as discontinued operations in the Consolidated Statement of Operations for all years presented. For the years ended December 31, 2003, 2002 and 2001, SHC recorded revenue (exclusive of net assets held for sale) of $27,638,000, $35,134,000, and $45,286,000, respectively, from these lease arrangements.

At December 31, 2003, the remaining terms (not including renewal options) of these management and lease agreements range from 1 to 47 years and average 15 years.

7.	Indebtedness

Bank Credit Facility

On April 20, 2001, Funding entered into a new bank credit agreement with a group of lenders led by Bank of America and Credit Lyonnais. This agreement replaced the previous bank credit facility and provided for a $100,000,000 revolving loan. Funding and SHC pledged three hotels as collateral for this loan and SHC guaranteed the loan. As described below, this credit agreement was cancelled January 29, 2003 when two of the hotels pledged under this agreement were included in a refinancing transaction involving fifteen of SHC’s hotels.

At December 31, 2002, the revolving loan outstanding amounted to $0. For the years ended December 31, 2002 and 2001, the weighted average interest rate for the revolving loan, including unused commitment fees and excluding amortization of deferred loan costs, was 6.99%, and

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.16%, respectively, and the weighted average daily borrowings were $19,691,000, and $21,656,000, respectively.

Mortgage and Other Debt

Mortgage and other debt (excluding debt with respect to a property classified as held for sale) as of December 31, 2003 and 2002 is summarized as follows (in thousands):

	2003	2002

Commercial Mortgage-Backed Securities	$1,170,000	$957,307
Other Mortgage Debt:
U.S. dollar denominated	118,877	175,054
Euro denominated	—	106,045
Finance Obligation — Euro denominated	204,189	—
Other Debt	12,918	13,362

	$1,505,984	$1,251,768

Commercial Mortgage-Backed Securities

On January 29, 2003, subsidiaries of SHC (the Borrowers) completed a mortgage and mezzanine loan financing with certain affiliates of Deutsche Bank, Goldman Sachs Mortgage Company (GSMC), two life insurance companies and a commercial bank. Aggregate proceeds from this financing amounted to $1,170,000,000, consisting of senior loans totaling $910,000,000 and a mezzanine loan of $260,000,000. The senior loans are secured by mortgages on fifteen hotels (carrying value of $1,387,645,000 at December 31, 2003) owned by the Borrowers and the mezzanine loan is secured by the Borrowers’ equity interests in the fifteen hotels. Effective February 20, 2003, the holders of the “investment grade” portion ($700,000,000) of the senior loans assigned their loans to a group led by Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (GS&Co.) who then sold this portion of the senior loans in a private offering of Floating Rate Commercial Mortgage-Backed Securities (CMBS 2003). GSMC and GS&Co. are affiliates of certain SHC unitholders. After retiring the CMBS 1999 and CMBS 2001 loans (net of cash reserves held by the Trustee), mezzanine debt and other mortgage debt with principal balances totaling $1,010,525,000, paying loan closing costs and funding cash reserves required under the senior loan agreement, net proceeds of approximately $150,660,000 were available for distribution to SHC’s members and other corporate purposes. The loans mature February 9, 2005, subject to three one-year extensions at the Borrowers’ option. Interest is payable monthly at LIBOR plus a blended spread of 4.30%. The interest rate at December 31, 2003 was 5.47%. As required by the loan agreements, the Borrowers have purchased interest rate cap agreements with LIBOR strike prices of 5.0% for both the senior and mezzanine loans. These caps expire in February 2005. The senior loan agreement requires various cash reserve accounts. At December 31, 2003, these cash reserves aggregate $47,809,000 and are included in “Restricted cash and cash equivalents” in the accompanying consolidated balance sheet. Additional cash reserves are required when the net operating income (NOI) of the hotels drops below certain levels. Based on NOI for the twelve months ended September 30, 2003, the hotels have entered a “Low NOI Period”, as defined in the loan agreement, and additional cash reserves were funded beginning in November 2003. These additional cash reserves ($3,000,000 at December 31, 2003) are equal to a percentage of the amount by which the hotels’ monthly NOI exceeds interest expense. When NOI returns to prescribed levels, these cash reserves will be returned to the Borrowers. In addition, the loan agreements require monthly, quarterly and annual financial reporting.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As described above, on January 29, 2003, SHC cancelled its bank credit facility and retired the CMBS 1999 and CMBS 2001 loans as well as certain mezzanine debt. In connection with these transactions, SHC wrote off the unamortized deferred financing costs applicable to issuing this debt. This write off, which amounted to $12,637,000, has been reported as “Loss on early extinguishment of debt” ($11,551,000) and included in “Income from discontinued operations” ($1,086,000) in the accompanying consolidated statement of operations for the year ended December 31, 2003. In addition, in connection with the Paris Marriott transaction described in note 3, SHC retired the mortgage debt applicable to the Paris Marriott and wrote off unamortized deferred financing costs of $2,210,000. This write off is also included in “Loss on early extinguishment of debt”.

On April 12, 2001, certain subsidiaries of SHC (the borrowers) completed a mortgage loan financing with Goldman Sachs Mortgage Company (GSMC), Bank of America and Archon Capital (Archon). GSMC and Archon are affiliates of Goldman, Sachs & Co. and certain SHC unitholders. Aggregate proceeds from this financing amounted to $575,000,000, consisting of a senior loan of $455,000,000 and a mezzanine loan of $120,000,000. The senior loan was secured by mortgages on ten hotels ($740,377,000 carrying value at December 31, 2002) owned by the borrowers with the mezzanine loan secured by the borrowers’ equity interests in the ten hotels. Effective May 7, 2001, the senior loan was assigned to another affiliate of Goldman, Sachs & Co. who then sold the senior loan in a private offering of Floating Rate Commercial Mortgage-Backed Securities (CMBS 2001). After retiring a bank term loan, net loan proceeds of approximately $193,000,000 were available for distribution to SHC’s members and other corporate purposes. The loan matures April 13, 2004, subject to two one-year extensions at the Company’s option. As of December 31, 2002 and 2001, the outstanding loan balances were $573,800,000 due to a $1,200,000 principal pay down funded by the sale of an asset associated with one of the pledged hotels. Interest was payable monthly at LIBOR plus a blended spread of 2.35%. The interest rate at December 31, 2002 and 2001 was 3.77% and 4.25%, respectively. As required by the loan agreements, the borrowers purchased interest rate cap agreements with LIBOR strike prices of 8.02% and 8.65% for the senior and mezzanine loans, respectively. As described above, these loans were retired on January 29, 2003.

On September 10, 1999, certain subsidiaries of SHC (the borrowers) completed a $422,000,000 Mortgage Loan financing with an affiliate of Goldman, Sachs & Co. (an affiliate of certain SHC unitholders). Effective October 21, 1999, the lender assigned this Mortgage Loan to another affiliate of Goldman, Sachs & Co. who then sold the Mortgage Loan in a private offering of Floating Rate Commercial Mortgage-Backed Securities (CMBS 1999). As of December 31, 2002 and 2001, the outstanding loan balance was $383,507,000 due to a $38,493,000 principal pay down in the third quarter of 2001 related to the sale of one of the pledged hotels. This loan was secured by mortgages on six hotels ($598,103,000 carrying value at December 31, 2002). The loan matures on September 5, 2004 when all principal is due. Interest was payable monthly and was based on LIBOR plus a blended spread of 1.62%. The interest rate at December 31, 2002 and 2001 was 3.06% and 3.67%, respectively. As required by the Loan Agreement, the borrowers purchased an interest rate cap agreement with a LIBOR strike price of 8.42%. As described above, these loans were retired on January 29, 2003.

The loan agreements applicable to the CMBS 1999 and CMBS 2001 loans required various cash reserve accounts including a Cash Management Deposit Account, Cash Collateral Account, Maintenance Reserve Accounts, Tax and Insurance Reserve Accounts and additional cash reserves when the net operating income of the pledged hotels dropped below certain levels. In addition, the loan agreements contained provisions regarding permitted capital expenditures and quarterly and annual financial reporting.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The terrorist attacks of September 11, 2001 and soft economic conditions caused significant reductions in the hotels’ net operating income. As a result, “Seasonality Reserves” and “Low NOI Reserves” were funded during 2002 as required by the CMBS 2001 and CMBS 1999 loan agreements. These additional reserves totaled $31,557,000 at December 31, 2002. As of December 31, 2002, cash reserves applicable to the CMBS 2001 and CMBS 1999 loans aggregate $62,304,000 and are included in Restricted cash and cash equivalents in the accompanying consolidated balance sheet. The Trustee returned the cash reserves to the borrowers when the CMBS 2001 and CMBS 1999 loans were retired on January 29, 2003.

Other Mortgage Debt

As of December 31, 2003, the U.S. dollar denominated mortgage debt is secured by two (three at December 31, 2002) domestic hotels (fixed rate loans) and SHC’s two Mexican hotels (variable rate loans). The carrying value of these hotels aggregates $275,121,000 and $355,814,000 as of December 31, 2003 and 2002, respectively. The fixed rate debt bears interest at rates ranging from 8.02% to 9.25% (weighted average rate of 8.63% and 8.49% as of December 31, 2003 and 2002, respectively). These loans mature in April and July of 2004 and require monthly interest and principal payments.

In connection with acquiring the Four Seasons Punta Mita Resort property on February 23, 2001, a subsidiary of SHC assumed an $11,000,000 variable rate mortgage loan. This loan was refinanced on July 25, 2002 and replaced with a $27,000,000 floating rate loan with Banco Bilbao Vizcaya (BBVA Bancomer). The loan is secured by the resort and Funding’s $10,000,000 guarantee, and bears interest at LIBOR plus 3.80% (4.96% and 5.18% at December 31, 2003 and 2002, respectively). Interest is payable monthly. Principal is payable quarterly with the final payment ($10,000,000) due upon the loan’s maturity in July 2010.

On December 11, 2001, the subsidiary that owns the Four Seasons Mexico City property entered into a $27,000,000 floating rate loan with JPMorgan Chase Bank. The loan was subsequently modified on March 24, 2002. Subsequent to the modification, the loan was securitized. The loan is secured by the property and bears interest at LIBOR plus 3.50% until the first anniversary and LIBOR plus 3.35% for years two through five (4.47% and 4.73% at December 31, 2003 and 2002, respectively). Monthly payments are interest only until maturity, December 10, 2006, when the loan balance becomes due. The borrower entered into an interest rate cap agreement for a notional amount of $27,000,000 with a LIBOR strike price of 5.0%. The cap agreement was effective December 11, 2001 and expires on December 10, 2004.

In connection with the sale and leaseback transaction described in note 3, in July 2003, certain French subsidiaries of SHC (the borrowers) retired the Paris Marriott mortgage loan for its outstanding principal balance of €99,092,000 ($112,965,000). This mortgage loan, which was closed in June 2001 with an initial principal balance of €106,714,312 ($90,707,165), required semiannual principal and interest payments with interest at Euribor plus a margin of 1.15% to 1.45% depending on the interest coverage ratio. The principal balance outstanding as of December 31, 2003 and 2002 was €0 and €100,997,000 ($106,047,000), respectively. In June 2001, the borrowers entered into an interest rate swap agreement for a notional amount that fluctuated with the loan’s outstanding principal balance. This swap agreement had an expiration date of July 2004 and a Euribor strike price of 4.6%. Payments under the swap agreement were recorded as an adjustment to interest expense. In July 2003, in connection with retiring this mortgage loan, the borrowers paid a swap termination fee of €2,545,000 ($2,901,000) which is included in interest expense in the consolidated statements of operations.

As discussed in Note 3, as a result of provisions in the lease agreement that provide for continuing involvement by the Tenant, SHC will account for the sale and lease back of the Paris

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Marriott Hotel as a finance obligation (initially €163,000,000 ($185,820,000)) in its consolidated financial statements. The lease, which expires December 31, 2029, requires monthly lease payments of €10,250,000 ($11,685,000) annually. A portion of the lease payments will be recorded as a reduction of the finance obligation with the remainder charged to interest expense.

Other Debt

A subsidiary of SHC has a loan payable to an affiliate of one of SHC’s hotel managers. Loan proceeds were used to acquire certain furniture, fixtures and equipment (FF&E). The principal balance outstanding at December 31, 2003 and 2002 is $6,918,000 and $7,362,000, respectively. Interest accrues at 7% per annum and is payable quarterly. Principal payments are based on available FF&E reserves with all unpaid principal and interest due December 31, 2009. Amounts payable under this loan agreement are guaranteed by SHC.

In connection with acquiring a hotel in 1998, SHC assumed a note payable to the Redevelopment Agency for the City of Burbank, California (the City). Under the terms of certain agreements, the City agreed to finance “Ascribed Operating Deficits”, as defined in the agreements. At December 31, 2003 and 2002, this loan had a principal balance of $6,000,000. Interest accrues at 8% per annum. As defined in the note, principal and interest are payable (a) annually if net cash flow of the hotel exceeds a minimum return to the owner, (b) if refinancing proceeds exceed a defined amount or (c) upon sale of the hotel. This note was retired in the first quarter of 2004 (see note 19).

The April 12, 2001 financing described above required SHC to fund cash reserves applicable to the loan. At December 31, 2002, this cash reserve balance was $5,664,000. The January 29, 2003 financing described above required SHC to fund cash reserves applicable to the loan and accrued interest payable to the City of Burbank. At December 31, 2003 this cash reserve balance was $9,682,000 and is included in Restricted cash and cash equivalents in the accompanying consolidated balance sheet.

The following table (excluding debt with respect to a property classified as held for sale) summarizes the aggregate maturities for all Mortgage and Other Debt and the Finance Obligation as of December 31, 2003 (in thousands):

	Mortgage and Other Debt	Finance Obligation (in Euros)	Euro based Finance Obligation (Translated to US $)

Years ended December 31,
2004	$69,277	€1,496	$1,882
2005	2,400	1,614	2,030
2006	29,400	1,740	2,189
2007	2,400	1,876	2,360
2008	2,400	2,023	2,544
Thereafter	1,195,918	153,581	193,184

Total	$1,301,795	€162,330	$204,189

The finance obligation is shown in its actual currency and as translated to U.S. dollars.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Convertible Debt

SHC’s convertible debt as of December 31, 2003 and 2002 is summarized as follows (in thousands):

	2003	2002

7.5% Debentures	$92	$191,107
6.5% Debentures	121,938	243,550
8.5% Mortgage Notes	—	62,750

	$122,030	$497,407

The principal amount of this debt is convertible into SHC’s membership units. Under certain circumstances, to prevent dilution, the 7.5% and 6.5% subordinated debenture agreements as well as the 8.5% mortgage notes require a reduction of their respective conversion prices. SHC’s October 24, 2003, March 31, 2003 and June 29, 2001 cash distributions (see note 9) to the holders of its membership units cause such reductions.

In connection with SHC’s October 24, 2003 cash distribution to its members, holders of 6.5% debentures aggregating $4,462,500 converted their debentures into 574,324 membership units on October 20, 2003. On March 28, 2003, in connection with SHC’s March 31, 2003 cash distribution to its members, holders of SHC’s convertible debt elected to convert the following principal amounts to membership units: 7.5% debentures ($191,015,000); 6.5% debentures ($117,150,000); and 8.5% mortgage notes ($25,000,000). These conversions increased SHC’s outstanding membership units by 36,539,816 units. On June 25, 2001, in connection with SHC’s June 29, 2001 cash distribution to its members, holders of $6,250,000 of 6.5% debentures converted to membership units. These conversions increased SHC’s outstanding membership units by 473,485 units.

7.5% Subordinated Debentures (Debentures)

SHC’s Debentures accrue interest at an annual rate of 7.5% and require a semi-annual cash interest payment at a minimum rate of 3.0% per annum. Interest above the minimum pay rate may be paid currently or deferred at SHC’s option. Any deferred interest accrues interest at 7.5% and is due upon maturity, redemption or conversion of the debentures. SHC may redeem the Debentures, in whole or in part, at any time at 100% of the outstanding principal amount plus accrued and unpaid interest to the redemption date. The Debentures mature in 2017 and 2018 (twenty years from their issuance date). In conjunction with the March 31, 2003 and June 29, 2001 cash distributions, SHC paid all interest due to the holders of the Debentures (see note 9).

6.5% Subordinated Debentures (2008 Debentures)

These debentures mature in 2008, bear interest at an annual rate of 6.5% and require semi-annual interest payments. SHC may redeem the 2008 Debentures, in whole or in part, at their outstanding principal amount plus accrued and unpaid interest to the redemption date.

Mortgage Notes (Notes)

The Notes accrue interest at an annual rate of 8.5% and require semi-annual interest payments.

In order to include the two hotels that served as collateral on these Notes in the CMBS 2003 financing transaction described above, it was necessary to eliminate the holders’ ability to record the second mortgages associated with these properties. SHC’s negotiations with the parties holding

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

these Notes resulted in one of the parties selling their Notes to SHC at their aggregate principal amount of $25,000,000 plus accrued interest on January 29, 2003. All Note holders released their second-mortgage rights on January 29, 2003. On March 28, 2003, in connection with the Company’s March 31, 2003 distribution to members, another holder elected to convert its $25,000,000 principal amount of Notes into SHC membership units. On April 21, 2003, SHC redeemed the remaining Notes at their principal amount ($12,750,000) plus accrued interest.

Interest Expense

For the years ended December 31, 2003, 2002 and 2001, interest expense was $107,391,000, $101,075,000, and $128,875,000, respectively. In addition, SHC incurred interest expense of $6,352,000, $10,856,000, and $12,666,000 for the years ended December 31, 2003, 2002 and 2001, respectively, that is included in “Income from discontinued operations” in the accompanying consolidated statements of operations. Total amortization of deferred financing costs included in interest expense and Income from discontinued operations was $6,896,000, $10,230,000, and $9,128,000 for the same periods. The Company paid $120,067,000, $91,961,000, and $159,369,000 in cash interest on its outstanding debt for the years ended December 31, 2003, 2002 and 2001, respectively. Such payments include interest on a note to an affiliate (see note 14) and unused commitment fees on the bank credit facility.

8.	Minority Interests

Funding is the sole general partner of two limited partnerships formed to acquire hotel properties. The limited partnership interests consist of various classes of “LP Units.” Upon the occurrence of certain events, the LP Units can be either redeemed for cash or converted into SHC’s LLC units based upon an adjusted conversion rate (see note 9). The LP “A” and “C” units approximate the terms of the Notes and Debentures described in note 7 and are mandatorily redeemable twenty years after their issuance date for cash. The LP “C” units have a portion of their semi-annual distributions deferred in the same manner as interest is deferred on the Debentures. Payment of these deferred distributions was required in connection with SHC’s October 24, 2003, March 31, 2003 and June 29, 2001 cash distributions to members (note 9). The LP “B” units have certain rights that allow them to participate in cash distributions as if they held SHC’s membership units. On March 28, 2003, holders of LP “A” and “C” units totaling $95,399,829 converted to LP “B” units to participate in SHC’s March 31, 2003 cash distribution. The LP “C” and “B” unitholders’ share of SHC’s March 31, 2003 and June 29, 2001 cash distributions totaled $59,515,000 and $69,425,000, respectively, and are included in “Distributions to minority interest holders” in the accompanying consolidated statements of cash flows. The conversion prices of the LP “A” and “C” units are the same as the Notes and Debentures.

On April 21, 2003, SHC redeemed the remaining LP “A” units at their cost ($25,068,000) plus accrued partnership distributions.

SHC also formed two limited liability companies (LLCs) in connection with acquiring hotel properties. During 1999, in connection with converting to an LLC, SHC issued 186,152 units to acquire the minority interest in one of these LLCs (GH Inn, L.L.C.) at cost. This minority interest was held by SHC’s Chief Executive Officer, Laurence S. Geller. The minority interests in the other LLC are exchangeable for SHC’s common units, at the option of SHC.

9.	Cash Distributions and Payments to Holders of 7.5% Debentures and LP “C” Units

On October 24, 2003, SHC paid a $110,000,000 cash distribution to holders of its membership units ($84,835,000) and convertible LP “B”/LLC units ($25,165,000). The distribution per unit amounted to $1.039. The record date was October 20, 2003. As of October 24, 2003, using the

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

formula outlined in the debenture agreements, SHC adjusted the conversion prices as follows: (a) 7.5% debentures and LP “C” units—$5.87 (formerly $6.77); and (b) 6.5% debentures—$6.73 (formerly $7.77). On March 31, 2003, SHC paid a $229,118,000 cash distribution to holders of its membership units ($176,431,000) and convertible LP “B”/ LLC units ($52,687,000). The distribution per unit amounted to $2.177. The record date was March 28, 2003. On June 29, 2001, SHC paid a $230,000,000 cash distribution to holders of its membership units ($177,470,000) and convertible LP “B” units ($52,530,000). The distribution per unit amounted to $3.987. The record date was June 25, 2001. Under the terms of SHC’s convertible debt agreements (note 7), the holders of such debt and the holders of the minority interests (note 8) have the right to convert their debt and/or minority interests to membership units or LP “B” units and participate in a cash distribution. Notes 7 and 8 summarize the conversion activity that occurred in connection with these cash distributions.

Prior to the June 2001 cash distribution, the holders of the 7.5% convertible debentures agreed to waive certain covenants in the debenture agreement pertaining to distributions to SHC’s members. In exchange for this waiver, in connection with the 2001 and 2003 cash distributions, SHC agreed to pay all deferred interest due to these debenture holders. Payment of this deferred interest requires payment of deferred distributions applicable to the LP “C” units.

10.	Derivatives

SHC and its subsidiaries use interest rate caps and swaps to manage their exposure to changing interest rates. SHC also uses forward currency contracts as hedges against its exposure to variability in exchange rates on its investments in foreign subsidiaries.

SHC enters into derivative financial instruments with high credit quality counterparties and diversifies its positions among such counterparties in order to reduce its exposure to credit losses. SHC has not experienced any credit losses on derivatives during the three year period ended December 31, 2003.

The Company manages its interest rate risk by varying its exposure to fixed and variable rates while attempting to minimize its interest costs. SHC principally manages its fixed interest rate and variable interest rate risk through the use of interest rate caps and swaps. The caps limit the Company’s exposure on its variable rate debt that would result from an increase in interest rates. The Company’s lenders, as stipulated in the respective loan agreements, generally require such caps. SHC uses interest rate swaps to convert portions of its variable rate debt to fixed rate debt. The Company’s caps and swaps are designated as cash flow hedges, are recorded in Accumulated other comprehensive loss and are subsequently reclassified to Interest expense to the extent related to consolidated debt or Other expenses (income), net to the extent related to the debt of unconsolidated subsidiaries in the accompanying consolidated financial statements. The amount recorded in Interest expense was $3,618,000 and $374,000 for the years ended December 31, 2003 and 2002, respectively. The amount recorded in Other expenses (income), net was $2,467,000 and $0 for the years ended December 31, 2003 and 2002, respectively.

SHC designates certain forward currency contracts as hedges against the Company’s exposure to variability in exchange rates on investments in foreign subsidiaries. To the extent effective, changes in the fair value of these instruments are deferred in Accumulated other comprehensive loss and when settled will subsequently be reclassified to Other expenses (income), net in the accompanying consolidated financial statements. To the extent ineffective, changes in the fair value of these instruments are recorded in Other expenses (income), net. The amount recorded in Accumulated other comprehensive loss was $2,926,000 and $788,000 for the years ended December 31, 2003 and 2002, respectively. The amount recorded in Other expenses (income), net was $6,505,000 and $2,051,000 for the years ended December 31, 2003 and 2002, respectively.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SHC also uses forward currency contracts to manage its risk in the variability of exchange rates where its strategy does not qualify for hedge accounting under the provisions of SFAS No. 133. In such instances, SHC hedges current or anticipated restricted cash deposits denominated in foreign currencies and records the changes in fair value in Other expenses (income), net. The amount recorded in Other expenses (income), net was $555,000 and $0 for the years ended December 31, 2003 and 2002, respectively.

The following table provides the detailed components of Accumulated other comprehensive loss (in thousands):

	Other Comprehensive Loss	Currency Translation Adjustment	Accumulated Other Comprehensive Loss

Balance at January 1, 2002	$3,098	$11,078	$14,176
Mark to market of derivative instruments	5,405	788	6,193
Reclass to earnings:
Interest expense	(374)	—	(374)
Other CTA activity (non-derivative)	—	(5,118)	(5,118)

Balance at December 31, 2002	$8,129	$6,748	$14,877
Mark to market of derivative instruments	98	2,926	3,024
Reclass to earnings:
Interest expense	(3,618)	—	(3,618)
Other expenses (income), net	(2,467)	—	(2,467)
Other CTA activity (non-derivative)	—	300	300

Balance at December 31, 2003	$2,142	$9,974	$12,116

11. Unit Appreciation Rights Plan and Other Employee Benefits

SHC has a Unit Appreciation Rights Plan for certain employees. A Unit Appreciation Right (UAR) is earnings based so that it allows eligible employees to share in SHC’s success. The non-equity based UAR plan is accounted for under FASB Interpretation No. 28 “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans” (FIN 28). The UAR’s vest 25 percent per year over a four-year period and are exercisable at any time upon vesting. Under the Plan, the value of UARs is determined quarterly based on SHC’s EBDADT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the trailing twelve months, with an adjustment for capital distributed to SHC’s members. Depending on EBDADT performance and the timing of distributions to members, SHC may record UAR Plan expense or credit in its consolidated statement of operations. For the years ended December 31, 2003, 2002, and 2001 UAR Plan expense amounted to $1,151,000, $29,000, and $2,553,000, respectively. The vested value of UARs amounted to $0 and $232,000 December 31, 2003 and 2002, respectively.

The Company has a defined contribution plan that covers employees meeting eligibility requirements. The Company will match 50% of the first 6% of compensation that an employee elects to defer and this amount vests at 20% per year of service. Contributions by the Company were $91,000, $104,000, and $107,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12. Operating Leases

Minimum future rental payments due under non-cancelable operating leases, related to office space and hotel ground leases, having remaining terms in excess of one year as of December 31, 2003 are as follows (in thousands):

Years Ended December 31,
2004	$1,001
2005	1,018
2006	1,035
2007	1,003
2008	480
Thereafter	13,707

$18,244

In connection with acquiring hotel properties, SHC assumed two existing ground leases. Under the leases, SHC is committed to minimum annual rentals of $480,000 through April 2035 and $80,000 thereafter through August 2048. Minimum commitments under these ground leases are included in the table above. Additional rental payments are required based on a percentage of certain revenues of these hotels. For the years ended December 31, 2003, 2002 and 2001, SHC incurred $2,175,000, $2,007,000, and $2,718,000, respectively, in rental expense for these ground leases. These amounts were included in other property level expenses in the consolidated statements of operations.

13. Income Taxes

SHC operates as an LLC and has elected partnership status for U.S. Federal and state income taxes. Accordingly, the consolidated financial statements do not include a provision for U.S. Federal income taxes. However, SHC is subject to certain state income and franchise taxes and foreign income taxes payable by its foreign subsidiaries.

Income tax expense (benefit) is summarized as follows:

	Years ended December 31,
	2003	2002	2001

Current
– State	$250	$294	$13
– Foreign	31,436	2,744	748

	31,686	3,038	761

Deferred
– State	–	–	–
– Foreign	(32,238)	177	1,538

	(32,238)	177	1,538

	$(552)	$3,215	$2,299

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net deferred tax assets are included in other assets and net deferred tax liabilities are included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. Deferred income taxes consist of the following (in thousands):

	December 31,
	2003	2002

Deferred tax assets (liabilities):
Paris sale / financing	$34,113	$—
Property & equipment	(6,364)	(7,104)
Asset tax carry forwards	4,286	3,434
Net operating loss carry forwards	1,684	2,945
Advanced deposits	1,228	929
Deferred financing costs	(172)	(1,051)
Other	1	(170)

Net deferred tax asset (liability):	$34,776	$(1,017)

The transaction involving the Paris Marriott (see note 3) was treated as a sale for French income tax purposes and a financing for financial reporting purposes. As a result, SHC has incurred a significant current tax liability and deferred tax asset. The deferred tax asset is reduced monthly through the lease payment associated with the finance obligation.

For the years ended December 31, 2003, 2002 and 2001, the Company made net tax payments including state and foreign taxes of $3,444,000, $291,000, and $4,248,000, respectively.

14. Related Party Transactions

During the years ended December 31, 2001 and 2003, Goldman, Sachs, & Co. received (a) $4,936,000 in connection with a private offering of floating rate commercial mortgage-backed securities in 2001, (b) $2,541,000 in connection with a private offering of floating rate commercial mortgage-backed securities in 2003, and (c) $2,287,000 in connection with the sale of certain hotels in 2003. The fees associated with the financing transactions were recorded as deferred costs. Fees associated with the sale of hotels were recorded as a reduction of the related gain on sale. There were no fees paid to Goldman, Sachs & Co. in 2002.

The Company has an uncollateralized note receivable from Laurence S. Geller with a principal balance of $171,226 as of December 31, 2003 and 2002. This note bears interest at 8% per annum. Interest receivable amounted to $13,698 as of December 31, 2003 and 2002.

See note 8 regarding SHC’s acquisition of an LLC minority interest held by Laurence S. Geller.

15. Commitments and Contingencies

Environmental Matters

All of the properties acquired by SHC have been subjected to environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments have revealed, nor is SHC aware of any environmental liability (including asbestos related liability) that SHC believes would have a material adverse effect on SHC’s business or financial statements.

Litigation

SHC is party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, SHC does not believe that the results of these claims and

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

16. Fair Value of Financial Instruments

As of December 31, 2003 and 2002, the carrying amounts of certain financial instruments employed by SHC, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. Since the Company’s mortgage and other debt has relatively current issuance dates and a significant portion of this debt has interest rates that fluctuate based on published market rates, management believes the carrying value of the mortgage debt is a reasonable estimation of its fair value as of December 31, 2003 and 2002. Interest rate swap and cap agreements have been recorded at their estimated fair values.

17. Geographic and Business Segment Information

SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, requires the disclosure of selected information about operating segments. SHC operates in one business segment, hotel ownership. As of December 31, 2003, SHC’s foreign operations consisted of two Mexican hotel properties, a 35% interest in two European hotel joint ventures and a leasehold interest in a French hotel property. The following table presents revenues and long-lived assets for the geographical areas in which SHC operates (in thousands):

	Year ended December 31,
	2003	2002	2001

Revenues:
United States	$485,990	$512,831	$563,069
International	79,564	78,054	69,297

Total	$565,554	$590,885	$632,366

Long-lived Assets:
United States	$1,559,579	$1,753,424	$1,841,783
International	189,285	169,257	160,002

Total	$1,748,864	$1,922,681	$2,001,785

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18. Quarterly Operating Results (Unaudited)

The Company’s unaudited consolidated quarterly operating data for the years ended December 31, 2003 and 2002 (in thousands, except per share data) follows. Certain 2003 and 2002 items have been reclassified to conform to the current presentation of discontinued operations. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management’s opinion, however, that quarterly operating data for hotel enterprises are not indicative of results to be achieved in succeeding quarters or years.

	Year ended December 31, 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$143,069	$138,270	$130,502	$153,713

Loss from continuing operations	$(28,939)	$(12,280)	$(26,865)	$(14,157)
Income from discontinued operations	15,932	9,017	774	324

Net loss	$(13,007)	$(3,263)	$(26,091)	$(13,833)

Earnings per weighted average common unit outstanding — basic and diluted
Loss from continuing operations	$(0.63)	$(0.15)	$(0.33)	$(0.17)
Income from discontinued operations	.35	.11	.01	.00

Net loss	$(0.28)	$(0.04)	$(0.32)	$(0.17)

Weighted average common units outstanding:
basic and diluted	45,726	81,048	81,048	81,497

	Year ended December 31, 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$152,281	$153,664	$125,743	$159,197

Loss from continuing operations (a)	$(6,984)	$(7,309)	$(28,993)	$(14,251)
Income (loss) from discontinued operations	2,253	4,762	(26)	245

Net loss (a)	$(4,731)	$(2,547)	$(29,019)	$(14,006)

Earnings per weighted average common unit outstanding — basic and diluted
Loss from continuing operations	$(0.16)	$(0.16)	$(0.65)	$(0.32)
Income (loss) from discontinued operations	.05	.10	.00	.01

Net loss	$(0.11)	$(0.06)	$(0.65)	$(0.31)

Weighted average common units outstanding:
basic and diluted	44,508	44,508	44,508	44,508

(a)	Includes impairment loss on a hotel property of $5.4 million in the fourth quarter.

The Marriott domestic hotels report their results of operations using a fiscal year consisting of thirteen four-week periods. As a result, for SHC’s five domestic Marriott branded properties, for all years presented, the first three quarters consist of 12 weeks each and the fourth quarter includes 16 weeks.

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STRATEGIC HOTEL CAPITAL, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19. Subsequent Events

Using cash reserves held by the CMBS 2003 loan Trustee, on January 30, 2004, SHC paid off the note and accrued interest payable to the City of Burbank for $6,000,000. As described in note 7, SHC had funded cash reserves of $9,682,000 applicable to the City of Burbank loan. The Trustee has returned the excess cash reserves ($3,682,000) to SHC.

On February 6, 2004, SHC sold the Hyatt Regency Capitol Hill in Washington, D.C. Net sales proceeds amounted to approximately $157,000,000 and exceed the property’s carrying value by approximately $76,000,000. After retiring the mortgage debt of $68,010,468 applicable to this property on February 6, 2004, SHC has approximately $89,000,000 available for working capital and other corporate purposes.

In February, 2004, the joint venture that owns the Hamburg Marriott sold its interest in the hotel to DIFA for €50,000,000 ($62,000,000) cash. Mortgage debt of €27,800,000 ($34,472,000) was retired by the joint venture upon the sale of the hotel. DIFA has leased the hotel back to the joint venture (Bohus). The lease’s initial term runs through June 14, 2030 and is subject to extension. Under the terms of the lease, Bohus will make monthly minimum rent payments aggregating €3,325,000 ($4,123,000) per year (increasing by an index formula) and pay additional rent based upon the performance of the hotel. Bohus has guaranteed a portion of the minimum rent. A guarantee (Guarantee) issued in favor of Bohus and DIFA by Barclays Bank (Barclays) secures this guarantee. In connection with entering into the Bank Guarantee, Bohus entered into a Guarantee Issuance Facility (GIF2004) with Barclays. Under the GIF2004, Bohus made an initial cash deposit with Barclays of €2,500,000 ($3,100,000) and will make additional semi-annual cash deposits of €500,000 ($620,000) until the cash collateral equals the lesser of €5,000,000 ($6,200,000) or the outstanding amount of the guarantee. SHC has guaranteed Bohus’s performance by a corporate guarantee to DIFA limited to €1,700,000 ($2,108,000).

Subsequent to the sale, on March 1, 2004 a subsidiary of SHC acquired the remaining 65% of Bohus it did not previously own.

On February 13, 2004, Strategic Hotel Capital, Inc. (SHCI), incorporated in January 2004, filed Form S-11 with the Securities and Exchange Commission for an initial public offering (IPO) of its common stock. As further described in the S-11, upon the IPO’s closing, SHC plans to contribute a significant portion of its hotel portfolio to an entity controlled by SHCI in exchange for an ownership interest in this entity.

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE I — CONDENSED FINANCIAL INFORMATION
Balance Sheets (Unconsolidated)
December 31, 2003 and 2002
(In Thousands)

Assets	2003	2002

Investments in and advances to subsidiary	$266,505	$623,398
Property and equipment	—	6,600
Less accumulated depreciation	—	(431)

Net property and equipment	—	6,169

Goodwill	—	956
Deferred costs, net	1,213	2,873
Cash and cash equivalents	—	572
Restricted cash and cash equivalents	—	89
Accounts receivable and other assets (net of allowance for doubtful accounts of $0 and $7)	3	198

Total assets	$267,721	$634,255

Liabilities and Members’ Equity
Liabilities:
Accounts payable and accrued expenses	$6,623	$5,849
Convertible debt	122,030	497,407
Deferred interest on convertible debentures	—	13,384

Total liabilities	128,653	516,640

Members’ Equity:
Members’ capital; 250,000 units authorized; 81,622 and 44,508 outstanding at December 31, 2003 and 2002, respectively	875,767	539,457
Distributions to members	(439,377)	(177,953)
Accumulated deficit	(285,206)	(229,012)
Accumulated other comprehensive loss	(12,116)	(14,877)

Total members’ equity	139,068	117,615

Total liabilities and members’ equity	$267,721	$634,255

See notes to consolidated financial statements and accompanying notes.

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE I — CONDENSED FINANCIAL INFORMATION
Statements of Operations (Unconsolidated)
(In Thousands)

	Years Ended December 31,
	2003	2002	2001

Revenues:
Equity in (loss) earnings of subsidiary	$(25,045)	$1,433	$(61,790)

Operating Costs and Expenses:
Corporate expenses	22,162	16,002	18,658

Operating loss	(47,207)	(14,569)	(80,448)

Interest expense	14,903	36,516	36,613

Loss from continuing operations	(62,110)	(51,085)	(117,061)

Income from discontinued operations	5,916	782	402

Net Loss	$(56,194)	$(50,303)	$(116,659)

See notes to consolidated financial statements and accompanying notes.

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE I — CONDENSED FINANCIAL INFORMATION
Statements of Cash Flows (Unconsolidated)
(In Thousands)

	Years Ended December 31,
	2003	2002	2001

Operating Activities:
Net loss	$(56,194)	$(50,303)	$(116,659)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Equity in loss (earnings) of subsidiary	25,045	(1,433)	61,790
Depreciation and amortization	117	431	—
Amortization of deferred financing costs	342	534	534
Impairment loss on hotel property	—	—	1,025
Gain on sale of hotel property	(5,710)	—	—
Decrease in accounts receivable and other assets	64	51	166
Increase (decrease) in accounts payable and accrued expenses	1,113	(4,079)	(6,844)
Increase in deferred interest on convertible debentures	—	9,084	9,034

Net cash flows used in operating activities	(35,223)	(45,715)	(50,954)

Investing Activities:
Distributions from subsidiary	334,611	46,258	262,677
Proceeds from sale of assets	12,544	—	—
Capital expenditures	(35)	(363)	(312)
Decrease (increase) in restricted cash	89	122	(3)

Net cash flows provided by investing activities	347,209	46,017	262,362

Financing Activities:
Distributions to members	(261,425)	(111)	(177,533)
Purchase and redemption of convertible mortgage notes	(37,750)	—	—
Payment of deferred interest on convertible debentures	(13,383)	—	(33,800)

Net cash flows used in financing activities	(312,558)	(111)	(211,333)

Net change in cash and cash equivalents	(572)	191	75

Cash and cash equivalents, beginning of year	572	381	306

Cash and cash equivalents, end of year	$—	$572	$381

See notes to consolidated financial statements and accompanying notes.

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE I — CONDENSED FINANCIAL INFORMATION
Statements of Cash Flows — Continued (Unconsolidated)
(In Thousands)

	Years Ended December 31,
	2003	2002	2001

Supplemental Schedule of Non-cash Financing Activities:
Issuance of units to employee	$—	$—	$400

Conversion of convertible debentures and mortgage note to membership units:
— 6.5% debentures, net of deferred costs of $1,318 in 2003	$(120,295)	$—	$(6,250)

— 7.5% debentures	$(191,015)	$—	$—

— 8.5% mortgage note	$(25,000)	$—	$—

Members’ capital	$336,310	$—	$6,250

See notes to consolidated financial statements and accompanying notes.

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE I — CONDENSED FINANCIAL INFORMATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNCONSOLIDATED)

1.	Investments in Subsidiaries

Strategic Hotel Capital, L.L.C. (SHC) has an investment in Strategic Hotel Funding (Funding) and owned a 114-room hotel located in Chicago, Illinois. Funding, a wholly-owned subsidiary of SHC, acquires and operates luxury and upscale full-service hotels that are subject to long-term management contracts. On June 18, 2003, SHC sold the Chicago, Illinois hotel.

2.	Tax Status

SHC operates as an LLC and has elected partnership status for U.S. federal and state income tax purposes. Accordingly, the condensed financial statements do not include a provision for U.S. federal income taxes. However, SHC is subject to certain state franchise taxes which are included in corporate expenses on the Statements of Operations.

3.	Discontinued Operations

Under SFAS No. 144, the results of operations of hotels sold or held for sale after its adoption have been classified as discontinued operations and segregated in the statements of operations for all periods presented. SHC employs a strategy to acquire hotels and utilize its expertise in asset management to increase hotel value. Once a hotel has been fully optimized, or is no longer deemed strategic, SHC will divest the property and re-deploy the capital in line with its current corporate priorities. Consistent with this strategy, on June 18, 2003, SHC sold its hotel located in Chicago, Illinois. Net sales proceeds amounted to $12,544,000. The following is a summary of income from discontinued operations for the years ended December 31, 2003, 2002 and 2001 (in thousands):

	2003	2002	2001

Revenues	$2,417	$6,101	$6,383
Hotel operating expenses	2,094	4,888	4,956
Depreciation and amortization	117	431	—
Impairment loss on hotel Property	—	—	1,025

Operating income	206	782	402
Gain on sale of assets	5,710	—	—

Income from discontinued operations	$5,916	$782	$402

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STRATEGIC HOTEL CAPITAL, L.L.C.
SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2003
(In Thousands)

		Initial Costs				Gross Amount at December 31, 2003
Description	Debt	Land	Building & Improvements	Subsequent Costs Capitalized		Land	Building & Improvements	Total	Accumulated Depreciation	Date of Completion of Construction	Date Acquired	Depreciation Life

The Ritz Carlton Laguna Niguel	$163,000	$30,539	$118,497	$39		$30,539	$118,536	$149,075	$(35,936)	—	1997	39
Hyatt Regency New Orleans	136,500	17,662	121,401	1,433		17,662	122,834	140,496	(33,717)	—	1997	39
Marriott Lincolnshire Resort	31,000	—	47,248	108		—	47,356	47,356	(12,791)	—	1997	39
Embassy Suites Lake Buena Vista	29,500	6,609	28,646	(1,004	)*	6,497	27,754	34,251	(1,701)	—	1997	39
Hyatt Regency Washington D.C.	68,153	11,242	78,042	3,093		11,242	81,135	92,377	(25,125)	—	1997	39
Four Seasons Mexico City	27,000	18,454	31,365	—		18,454	31,365	49,819	(4,891)	—	1997	39
Hyatt Regency Phoenix	79,000	1,815	77,177	(12,010	)*	1,814	65,168	66,982	(3,885)	—	1998	39
Marriott Rancho Las Palmas	38,918	7,688	42,262	(10,846	)*	4,706	34,398	39,104	(2,092)	—	1998	39
Hilton Burbank Airport	51,000	6,813	49,595	(7,020	)*	6,813	42,575	49,388	(2,619)	—	1998	39
Marriott Paris Champs Elysees	204,189	39,567	35,610	11,101	*	45,410	40,868	86,278	(17,494)	—	1998	39
Hyatt Regency San Francisco	133,500	27,279	102,727	6,982		27,279	109,709	136,988	(28,178)	—	1998	39
Loews Santa Monica	76,000	5,833	91,717	—		5,833	91,717	97,550	(17,297)	—	1998	39
Marriott East Side	123,000	30,468	104,918	—		30,468	104,918	135,386	(21,044)	—	1998	39
Park Hyatt San Francisco	55,000	5,719	80,196	—		5,719	80,196	85,915	(18,004)	—	1998	39
Marriott Schaumburg	24,500	3,231	34,334	(4,735	)*	3,231	29,599	32,830	(1,812)	—	1998	39
Loews Beverly Hills	4,500	2,293	19,487	(2,837	)*	2,293	16,650	18,943	(1,045)	—	1998	39
The Essex House, A Westin Hotel	165,000	25,380	165,106	(1,641	)*	25,133	163,712	188,845	(32,629)	—	1999	39
Hyatt Regency La Jolla	72,500	13,093	66,260	—		13,093	66,260	79,353	(7,643)	—	1999	39
Westin Santa Clara	66,877	—	65,041	—		—	65,041	65,041	(6,807)	—	1999	39
Four Seasons Punta Mita	25,000	4,359	44,950	1,500		5,859	44,950	50,809	(3,329)	—	2001	39

Totals	$1,574,137	$258,044	$1,404,579	$(15,837)		$262,045	$1,384,741	$1,646,786	$(278,039)

*	Includes dispositions, impairment writedown and other items totaling $62,324.

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STRATEGIC HOTEL CAPITAL, L.L.C.
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2003
(In Thousands)

Notes:

(A)	The change in total cost of properties for the years ended December 31, 2003, 2002 and 2001 is as follows:

Balance at December 31, 2000	$1,888,610
Additions:
Acquisition of property	49,031
Capital expenditures and transfers from construction-in-progress	112
Deductions:
Dispositions and other:	(116,478)
Impairment charges and reclass of assets from “Held for Sale” to “Held and Used”	(76,291)
Currency translation adjustment	(3,401)

Balance at December 31, 2001	1,741,583
Additions:
Capital expenditures and transfers from construction-in-progress	278
Currency translation adjustment	10,822

Balance at December 31, 2002	$1,752,683
Additions:
Acquisition of property	1,500
Capital expenditures and transfers from construction-in-progress	3
Currency translation adjustment	13,526
Deductions:
Dispositions and other:	(120,926)

Balance at December 31, 2003	$1,646,786

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STRATEGIC HOTEL CAPITAL, L.L.C.
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2003
(In Thousands)

Notes:

(B)	The change in accumulated depreciation and amortization of real estate assets for the years ended December 31, 2003, 2002, and 2001 is as follows:

Balance at December 31, 2000	$195,765
Depreciation and amortization	54,243
Dispositions	(13,027)
Reclass of assets from “Held for Sale” to “Held and Used”	(36,936)
Impairment writedown	(8,928)

Balance at December 31, 2001	191,117
Depreciation and amortization	57,359

Balance at December 31, 2002	248,476
Depreciation and amortization	40,876
Dispositions	(11,313)

Balance at December 31, 2003	$278,039

(C)	The aggregate cost of properties for Federal tax income tax purposes is approximately $1,154,185,000 at December 31, 2003.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Through and including, 2004 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                     Shares

Strategic Hotel Capital, Inc.

Common Stock

Goldman, Sachs & Co.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts shown are estimates except the SEC registration fee, the NASD filing fee and the NYSE listing fee.

Amount to be Paid
SEC registration fee	41,178
NASD filing fee	30,500
NYSE listing fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses	*
Transfer agent and registrar fees	*
Environmental and engineering expenses	*
Miscellaneous	*

Total	*

*	To be filed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES

See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

Upon our formation, Strategic Hotel Capital, L.L.C. was issued 100 shares of our common stock at a par value of $0.01 per share for a total consideration of $1 in cash in order to provide our initial capitalization. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

In connection with the Formation and Structuring Transactions and pursuant to the terms of the Structuring and Contribution Agreement filed as an exhibit herewith, Strategic Hotel Funding, L.L.C., which we call SHC Funding, will issue membership units that are exchangeable for shares of our common stock to Strategic Hotel Capital, L.L.C. Strategic Hotel Capital, L.L.C. and SHC Funding committed to this issuance prior to the filing of this registration statement. Thesemembership units will represent % of the total number of SHC Funding membership units outstanding. The issuance of such units will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

In connection with the Formation and Structuring Transactions and pursuant to the terms of the Structuring and Contribution Agreement filed as an exhibit herewith, SHC Funding will issuemembership units that are exchangeable for shares of our common stock to Strategic Hotel Capital Limited Partnership in an amount equal to 26.6% of the SHC Funding membership units held by Strategic Hotel Capital, L.L.C. after our contribution of the net proceeds of this offering in consideration for the transfer of Strategic Hotel Capital Limited Partnership’s interests in the Lincolnshire Marriott Resort and New Orleans Hyatt to SHC Funding. Strategic Hotel Capital Limited Partnership and SHC Funding committed to the transfer of such interest and the issuance of such units prior to the filing of this registration statement. These membership units will represent % of the total number of SHC Funding membership units outstanding. The issuance of such units will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

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In connection with the Formation and Structuring Transactions and pursuant to the terms of the Structuring and Contribution Agreement filed as an exhibit herewith, we agreed to amend the operating agreement of SHCI Santa Monica Beach Hotel, L.L.C., our subsidiary that owns our Loews Santa Monica Beach Hotel, to allow the non-managing member, Santa Monica Hotel Associates, LLC, to exchange its interests in that subsidiary into membership units of SHC Funding with a value of $1.2 million based on the IPO price, which are exchangeable for shares of our common stock. Santa Monica Hotel Associates, LLC and SHC Funding committed to such amendment prior to the filing of this Registration Statement. The issuance of such units, if any, will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

In connection with the Formation and Structuring Transactions and pursuant to the terms of the Structuring and Contribution Agreement filed as an exhibit herewith, Whitehall and Prudential have agreed to exchange all the membership units of SHC Funding that they will receive in the pro rata distribution by Strategic Hotel Capital, L.L.C. for an equal number of shares of our common stock. The exact number of membership units (and hence shares of our common stock) to be received by Whitehall and by Prudential will only be determined following the redemption of SHC LLC’s convertible debentures and the Class C units in SHC LP. Assuming that all convertible debentures and Class C units are converted, Whitehall will receive shares of our common stock and Prudential will receive shares of our common stock. Assuming that all convertible debentures and Class C units are redeemed, Whitehall will receive shares of our common stock and Prudential will receive shares of our common stock. Whitehall, Prudential and SHC Funding committed to such exchange prior to the filing of this Registration Statement. The issuance of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

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Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements. See page F-1 for an index of the financial statements included in this registration statement.

(b)	Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

1	*	Form of Underwriting Agreement between Strategic Hotel Capital, Inc. and the underwriters named therein.
3.1	**	Form of Charter of Strategic Hotel Capital, Inc.
3.2	**	Bylaws of Strategic Hotel Capital, Inc.
4	*	Specimen Certificate of Common Stock.
5		Form of Opinion of Venable LLP.
8		Form of Tax Opinion of Sullivan & Cromwell LLP.
10.1	*	Limited Liability Company Agreement of Strategic Hotel Funding, L.L.C.
10.2		Structuring and Contribution Agreement, dated as of February 13, 2004, by and among Strategic Hotel Funding, L.L.C., Strategic Hotel Capital, L.L.C. and the other parties thereto.
10.3		Form of TRS Lease.
10.4		Form of Hotel Management Agreement.
10.5	*	Asset Management Agreement between Strategic Hotel Capital, L.L.C. and Strategic Hotel Capital, Inc.
10.6	*	Cross-Indemnification Agreement between Strategic Hotel Capital, L.L.C. and Strategic Hotel Capital, Inc.
10.7	*	Form of Loan Agreement with respect to $200,000,000 in mortgage loan financing between the borrowers and operating lessees named therein and German American Capital Corporation, as Lender.
10.8	*	Form of Loan Agreement with respect to $220,000,000 in mortgage loan financing between the borrowers and operating lessees named therein and German American Capital Corporation, as Lender.

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10.9	*	Form of $100 Million Revolving Credit Facility with Deutsche Bank Trust Company Americas.
10.10	*	Fifth Amended and Restated Agreement of Limited Partnership of Strategic Hotel Capital Limited Partnership.
10.11		Form of Registration Rights Agreement between Strategic Hotel Capital, Inc. and Rockmark Corporation.
10.12		Form of Registration Rights Agreement among Strategic Hotel Capital, Inc., WHSHC, L.L.C., W9/WHSHC, L.L.C., The Prudential Insurance Company of America, PIC Realty Corporation and Strategic Value Investors, LLC.
10.13	*	Second Amended and Restated Operating Agreement of SHCI Santa Monica Beach Hotel, L.L.C.
21	*	Subsidiaries of Strategic Hotel Capital, Inc.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Venable LLP (included as part of Exhibit 5).
23.3		Consent of Sullivan & Cromwell LLP (included in Exhibit 8).
24		Power of Attorney (included on the signature page at page II-5 hereof).
99.1		Consent of Mr. Robert P. Bowen to be named as a proposed director.
99.2		Consent of Mr. John C. Deterding to be named as a proposed director.
99.3		Consent of Mr. Thomas A. Hassard to be named as a proposed director.
99.4		Consent of Mr. Robert J. Watson to be named as a proposed director.
99.5		Consent of Smith Travel Research.

* To be filed by amendment.

** Previously filed.

ITEM 37. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant further hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this eighth day of April, 2004.

By:	/s/ Laurence S. Geller

Laurence S. Geller Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Laurence S. Geller his true and lawful attorney-in-fact and agent, with the full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated as on the dates indicated.

Signature	Title	Date

/s/ Laurence S. Geller Laurence S. Geller	Chairman, Chief Executive Officer and President	April 8, 2004

/s/ James H. Lyman James H. Lyman	Executive Vice President and Chief Financial Officer	April 8, 2004

/s/ Jayson C. Cyr Jayson C. Cyr	Senior Vice President and Principal Accounting Officer	April 8, 2004

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INDEX TO EXHIBITS

1	*	Form of Underwriting Agreement between Strategic Hotel Capital, Inc. and the underwriters named therein.
3.1	**	Form of Charter of Strategic Hotel Capital, Inc.
3.2	**	Bylaws of Strategic Hotel Capital, Inc.
4	*	Specimen Certificate of Common Stock.
5		Form of Opinion of Venable LLP.
8		Form of Tax Opinion of Sullivan & Cromwell LLP.
10.1	*	Limited Liability Company Agreement of Strategic Hotel Funding, L.L.C.
10.2		Structuring and Contribution Agreement, dated as of February 13, 2004, by and among Strategic Hotel Funding, L.L.C., Strategic Hotel Capital, L.L.C. and the other parties thereto.
10.3		Form of TRS Lease.
10.4		Form of Hotel Management Agreement.
10.5	*	Asset Management Agreement between Strategic Hotel Capital, L.L.C. and Strategic Hotel Capital, Inc.
10.6	*	Co-Indemnification Agreement between Strategic Hotel Capital, L.L.C. and Strategic Hotel Capital, Inc.
10.7	*	Form of Loan Agreement with respect to $200,000,000 in mortgage loan financing between the borrowers and operating lessees named therein and German American Capital Corporation, as Lender.
10.8	*	Form of Loan Agreement with respect to $220,000,000 in mortgage loan financing between the borrowers and operating lessees named therein and German American Capital Corporation, as Lender.
10.9	*	Form of $100 Million Revolving Credit Facility with Deutsche Bank Trust Company Americas.
10.10	*	Fifth Amended and Restated Agreement of Limited Partnership of Strategic Hotel Capital Limited Partnership.
10.11		Form of Registration Rights Agreement between Strategic Hotel Capital, Inc. and Rockmark Corporation.
10.12		Form of Registration Rights Agreement among Strategic Hotel Capital, Inc., WHSHC, L.L.C., W9/WHSHC, L.L.C., The Prudential Insurance Company of America, PIC Realty Corporation and Strategic Value Investors, LLC.
10.13	*	Second Amended and Restated Operating Agreement of SHCI Santa Monica Beach Hotel, L.L.C.
21	*	Subsidiaries of Strategic Hotel Capital, Inc.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Venable LLP (included as part of Exhibit 5).
23.3		Consent of Sullivan & Cromwell LLP (included in Exhibit 8).
24		Power of Attorney (included on the signature page at page II-5 hereof).
99.1		Consent of Mr. Robert P. Bowen to be named as a proposed director.
99.2		Consent of Mr. John C. Deterding to be named as a proposed director.
99.3		Consent of Mr. Thomas A. Hassard to be named as a proposed director.
99.4		Consent of Mr. Robert J. Watson to be named as a proposed director.
99.5		Consent of Smith Travel Research.

*	To be filed by amendment.

**	Previously filed.